                           SCHEDULE 14A INFORMATION

  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF
                                     1934

Filed by the Registrants [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

                                          [_]CONFIDENTIAL, FOR USE OF THE
[_]Preliminary Proxy Statement               COMMISSION ONLY (AS PERMITTED BY
                                             RULE 14A-6(E)(2))

[X]Definitive Proxy Statement

[_]Definitive Additional Materials

[_]Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12

                               Joint filing by:

             Comverse Technology, Inc. and Boston Technology, Inc.
             -----------------------------------------------------
             (Name of Each Registrant as Specified in Its Charter)


             Comverse Technology, Inc. and Boston Technology, Inc.
             -----------------------------------------------------
                  (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[_]No fee required.

[_]Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

  (1) Title of each class of securities to which transaction applies: Boston Technology, Inc. common stock, par value $0.001 per share ("BTI Common Stock")

  (2) Aggregate number of securities to which transaction applies: 27,378,299 shares of BTI Common Stock

  (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): The per unit price of each share of BTI Common Stock is $30.04 (the average of the high and low prices per share of BTI Common Stock on September 19,
      1997). The filing fee of $164,489 has been calculated in accordance with Rule 0-11 under the Exchange Act and is equal to 1/50 of 1% of the product of 27,378,299 (the number of shares of BTI Common Stock known to be outstanding on September 22, 1997) and $30.04.

  (4) Proposed maximum aggregate value of transaction: $822,444,102

  (5) Total fee paid: $164,489 (Fee paid by wire transfer on September 26, 1997. Comverse's account number for fees is 0000803014.)

[X]Fee paid previously with preliminary materials.

[_]Check box if any part of the fee is offset as provided by Exchange Act Rule
   0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

  (1) Amount previously paid:

  (2) Form, Schedule or Registration Statement No.:

  (3) Filing party:

  (4) Date filed:

                             [COMVERSE LETTERHEAD]

                                                          December 1, 1997

Dear Comverse Technology, Inc. Shareholder,

  You are cordially invited to attend our 1997 Annual Meeting at 10:00 a.m. (local time) on Tuesday, January 13, 1998 at the Huntington Hilton, 598 Broadhollow Road (at Route 110), Melville, New York. At our annual meeting, you will be asked to vote on proposals to adopt the merger agreement between Comverse and Boston Technology, Inc. ("BTI"), the 1997 Stock Incentive Compensation Plan, the 1997 Employee Stock Purchase Plan and certain other matters.

  We believe that the combined company following the merger will be a leading supplier of enhanced services platforms to telecommunications network operators throughout the world. We further believe that the combination of our companies and our complementary businesses will enable the combined company to provide our customers with increased engineering resources and a wider range of enhanced products and services and will enable us to capitalize on new growth opportunities domestically and internationally. For a discussion of potential risks associated with the merger, see pages 13-17.

  In the merger, each outstanding share of BTI common stock will be converted into 0.65 of a share of Comverse common stock. Each of your shares of Comverse common stock will remain outstanding and will represent one share of the larger combined company.

  COMVERSE'S BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS FAIR TO YOU AND IN YOUR BEST INTERESTS, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

  YOUR VOTE IS IMPORTANT. Approval of the merger requires an affirmative vote of holders of two-thirds of the outstanding shares of Comverse common stock. Thus, please complete, date and sign the accompanying proxy and return it in the enclosed postage-paid envelope. If you have any questions about the meeting or the merger, please call D.F. King & Co., Inc., our proxy solicitation agent, toll free at (800) 290-6432 or collect at (212) 269-5550.

  Thank you and I look forward to seeing you at the annual meeting.

                                Sincerely,

                                LOGO
                                Kobi Alexander
                                Chairman, President and Chief Executive
                                Officer


 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY
 STATE SECURITIES REGULATORS HAVE APPROVED THE MERGER
 DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR THE
 COMVERSE COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE
 MERGER, NOR HAVE THEY DETERMINED IF THIS JOINT PROXY
 STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. FURTHERMORE,
 THE SECURITIES AND EXCHANGE COMMISSION HAS NOT DETERMINED
 THE FAIRNESS OR MERITS OF THE MERGER. ANY REPRESENTATION
 TO THE CONTRARY IS A CRIMINAL OFFENSE.

  This Joint Proxy Statement/Prospectus is dated December 1, 1997 and is first being mailed to shareholders on or about December 1, 1997.

                           COMVERSE TECHNOLOGY, INC.
                           170 CROSSWAYS PARK DRIVE
                           WOODBURY, NEW YORK 11797

                               ----------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 TO BE HELD ON

                        TUESDAY, JANUARY 13, 1998

                                                          December 1, 1997

To the Shareholders of
 Comverse Technology, Inc.:

  The 1997 Annual Meeting of Shareholders of Comverse Technology, Inc., a New York corporation ("Comverse"), will be held at 10:00 a.m. (local time), on Tuesday, January 13, 1998 at the Huntington Hilton, 598 Broadhollow Road (at Route 110), Melville, New York (the "Comverse Annual Meeting"), for the following purposes:

    1. To consider and vote upon a proposal to elect seven directors to serve until the next annual meeting of shareholders of Comverse and their successors are elected and qualify.

    2. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger (the "Merger Agreement") dated as of August 20, 1997, between Comverse and Boston Technology, Inc., a Delaware corporation ("BTI"), a copy of which is attached as Annex I to the Joint Proxy Statement/Prospectus that accompanies this notice (the "Joint Proxy Statement/Prospectus"). The Merger Agreement provides for the merger of BTI with and into Comverse (the "Merger"). If the Merger Agreement is adopted and the Merger is consummated, each issued and outstanding share of BTI common stock, par value $0.001 per share, other than shares owned by Comverse, BTI or their respective subsidiaries, will be converted into the right to receive 0.65 of a fully paid and nonassessable share of Comverse common stock, par value $0.10 per share ("Comverse Common Stock").

    3. To consider and vote upon a proposal to ratify the appointment of Deloitte & Touche LLP as Comverse's independent auditors for the fiscal year ending December 31, 1997.

    4. To consider and vote upon a proposal to approve the 1997 Stock Incentive Compensation Plan under which up to 2.5 million shares of Comverse Common Stock may be issued as equity-based compensation to employees and directors.

    5. To consider and vote upon a proposal to approve the 1997 Employee Stock Purchase Plan under which up to 250,000 shares of Comverse Common Stock may be issued.

    6. To consider and transact such other business as may properly come before the Comverse Annual Meeting or any adjournments or postponements thereof.

  Holders of record of Comverse Common Stock at the close of business on November 25, 1997 will be entitled to vote at the Comverse Annual Meeting or any adjournments or postponements thereof.

  THE BOARD OF DIRECTORS OF COMVERSE HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE SHAREHOLDERS OF COMVERSE, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT COMVERSE SHAREHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT AT THE COMVERSE ANNUAL MEETING.

  THE BOARD OF DIRECTORS OF COMVERSE HAS ALSO UNANIMOUSLY APPROVED EACH OF THE OTHER PROPOSALS TO BE CONSIDERED AT THE COMVERSE ANNUAL MEETING AND UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE FOR EACH SUCH PROPOSAL.

  Detailed information concerning the Merger Agreement and the Merger and the other items to be voted on at the Comverse Annual Meeting is contained in the attached Joint Proxy Statement/Prospectus. Please read it carefully.

  WHETHER OR NOT YOU EXPECT TO ATTEND THE COMVERSE ANNUAL MEETING IN PERSON, PLEASE COMPLETE, SIGN AND RETURN THE PROXY CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE. A SHAREHOLDER WHO EXECUTES A PROXY MAY REVOKE IT AT ANY TIME BEFORE IT IS EXERCISED BY GIVING WRITTEN NOTICE OF REVOCATION TO THE GENERAL COUNSEL AND SECRETARY OF COMVERSE, BY SUBSEQUENTLY FILING ANOTHER PROXY OR BY ATTENDING THE COMVERSE ANNUAL MEETING AND VOTING IN PERSON.

                                          By Order of the Board of Directors,

                                          LOGO
                                          William F. Sorin
                                          Corporate Secretary

                            YOUR VOTE IS IMPORTANT.

              PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.
                    HOLDERS OF COMVERSE COMMON STOCK SHOULD
              NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                        [BOSTON TECHNOLOGY LETTERHEAD]

                                                          December 1, 1997

Dear Boston Technology, Inc. Stockholder:

  As most of you are aware, Boston Technology, Inc. ("BTI") has entered into an agreement to combine with Comverse Technology, Inc. ("Comverse"). At a Special Meeting of Stockholders to be held on Tuesday, January 13, 1998 at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts commencing at 9:00 a.m. (local time), you will be asked to consider and adopt the merger agreement between BTI and Comverse.

  We believe that the combined company following the merger will be a leading supplier of enhanced services platforms to telecommunications network operators throughout the world. We further believe that the combination of our companies and our complementary businesses will enable the combined company to provide our customers with increased engineering resources and a wider range of enhanced products and services and will enable us to capitalize on new growth opportunities domestically and internationally. For a discussion of potential risks associated with the merger, see pages 13-17.

  BTI'S BOARD OF DIRECTORS HAS DETERMINED THAT THE MERGER IS FAIR TO YOU AND IN YOUR BEST INTERESTS, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ADOPTION OF THE MERGER AGREEMENT.

  All stockholders are cordially invited to attend the special meeting in person. However, whether or not you plan to attend the special meeting, please complete, sign and date the accompanying proxy card and return it promptly in the enclosed postage-prepaid envelope. If you attend the special meeting, you may vote in person if you wish, even though you have previously returned your proxy. It is very important that your shares be represented and voted at the special meeting. Your prompt cooperation will be greatly appreciated.

                                          Sincerely,

                                          Francis E. Girard
                                          President and Chief Executive
                                          Officer

                            YOUR VOTE IS IMPORTANT.
              PLEASE COMPLETE, SIGN, DATE AND RETURN YOUR PROXY.


 NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATORS HAVE APPROVED THE MERGER DESCRIBED IN THIS JOINT PROXY STATEMENT/PROSPECTUS OR THE COMVERSE COMMON STOCK TO BE ISSUED IN CONNECTION WITH THE MERGER, NOR HAVE THEY DETERMINED IF THIS JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE OR ADEQUATE. FURTHERMORE, THE SECURITIES AND EXCHANGE COMMISSION HAS NOT DETERMINED THE FAIRNESS OR MERITS OF THE MERGER. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

 This Joint Proxy Statement/Prospectus is dated December 1, 1997 and is first being mailed to stockholders on or about December 1, 1997.

                            BOSTON TECHNOLOGY, INC.
                           100 QUANNAPOWITT PARKWAY
                        WAKEFIELD, MASSACHUSETTS 01880

                               ----------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

                                 TO BE HELD ON

                        TUESDAY, JANUARY 13, 1998

To the Stockholders of
 Boston Technology, Inc.:

  NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "BTI Special Meeting") of Boston Technology, Inc., a Delaware corporation ("BTI"), will be held on Tuesday, January 13, 1998, at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, commencing at 9:00 a.m. (local time) for the following purposes:

    1. To consider and vote upon a proposal to adopt the Agreement and Plan of Merger (the "Merger Agreement") dated as of August 20, 1997, between Comverse Technology, Inc., a New York corporation ("Comverse"), and BTI, pursuant to which, among other things, (a) BTI will be merged with and into Comverse, which will be the surviving corporation (the "Merger"), and (b) each outstanding share of BTI common stock, par value $0.001 per share ("BTI Common Stock"), will be converted into the right to receive 0.65 of a fully paid and nonassessable share of Comverse common stock, par value $0.10 per share; and

    2. To consider and transact such other business as may properly come before the BTI Special Meeting or any adjournments or postponements thereof.

  Stockholders of record of BTI Common Stock at the close of business on November 25, 1997, are entitled to notice of and to vote at the BTI Special Meeting and any adjournments or postponements thereof.

  THE BOARD OF DIRECTORS OF BTI HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF BTI, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT BTI STOCKHOLDERS VOTE FOR ADOPTION OF THE MERGER AGREEMENT AT THE BTI SPECIAL MEETING.

  Detailed information concerning the Merger Agreement, the Merger and the items to be voted on at the BTI Special Meeting is contained in the attached Joint Proxy Statement/Prospectus; please read it carefully.

  All stockholders are cordially invited to attend the BTI Special Meeting in person. However, to ensure your representation at the BTI Special Meeting, you are urged to complete and sign the enclosed proxy card and return it as promptly as possible in the enclosed postage-prepaid envelope.

                                          By Order of the Board of Directors,


                                          Carol B. Langer

                                          Corporate Secretary

December 1, 1997

  WHETHER OR NOT YOU PLAN TO ATTEND THE BTI SPECIAL MEETING, PLEASE COMPLETE, SIGN AND DATE YOUR PROXY CARD AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. DO NOT SEND ANY STOCK CERTIFICATES WITH THE ENCLOSED PROXY CARD.

                               TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE MERGER.....................................   1
SUMMARY....................................................................   4
RISK FACTORS...............................................................  13
 Fixed Merger Consideration Despite Potential Changes in Stock Prices......  13
 Unpredictability of Trading Price of Combined Company's Shares............  13
 Integration of Operations.................................................  13
 Risks Inherent in the Telecommunications Industry.........................  14
 Emphasis on Large System Installations....................................  14
 Operations in Israel; Reduced Government Subsidies........................  15
 Increased Costs of Operations.............................................  16
 International Operations..................................................  16
 Risks of Government Business..............................................  16
 Patents and Proprietary Rights............................................  17
 Forward-Looking Statements May Prove Inaccurate...........................  17
THE STOCKHOLDERS' MEETINGS.................................................  18
 Date, Times and Places....................................................  18
 Matters to be Considered at the Stockholders' Meetings....................  18
 Record Date; Stock Entitled to Vote; Quorum...............................  18
 Votes Required............................................................  19
 Share Ownership of Management and Certain Stockholders....................  19
 Voting of Proxies.........................................................  19
 Revocability of Proxies...................................................  20
 Solicitation of Proxies...................................................  20
THE MERGER.................................................................  21
 Background to the Merger..................................................  21
 Reasons for the Merger and Board Recommendations..........................  22
 Opinion of the Financial Advisor to the Comverse Board....................  25
 Opinion of the Financial Advisor to the BTI Board.........................  29
 Accounting Treatment......................................................  33
 Form of the Merger........................................................  33
 Merger Consideration......................................................  33
 Conversion of Shares; Procedures for Exchange of Certificates; Fractional
  Shares...................................................................  34
 Effective Time............................................................  35
 Approval for Trading of Comverse Common Stock.............................  35
 Federal Income Tax Considerations.........................................  35
 Effect on Awards Outstanding Under BTI Stock Plans........................  36

 Regulatory Matters and Third Party Approvals...............................  37
 Certain Transactions; Conflicts of Interest................................  37
 Appraisal and Dissenters' Rights...........................................  39
 Delisting and Deregistration of BTI Common Stock...........................  39
 Resale of Comverse Stock...................................................  39
CERTAIN PROVISIONS OF THE MERGER AGREEMENT..................................  40
 General....................................................................  40
 Conditions to the Consummation of the Merger...............................  40
 No Solicitation............................................................  41
 Right of Boards to Withdraw Recommendation.................................  42
 Termination................................................................  42
 Termination Fees and Expenses..............................................  43
 Conduct of Business Pending the Merger.....................................  43
 Amendment to BTI Rights Plan...............................................  45
 Assumption of BTI Stock Plans..............................................  45
 Amendment and Waiver.......................................................  45
 Expenses...................................................................  46
 Representations and Warranties.............................................  46
THE COMPANIES...............................................................  47
 Comverse...................................................................  47
 BTI........................................................................  47
COMPARATIVE PER SHARE MARKET PRICE INFORMATION..............................  48
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION................  49
DIRECTORS OF COMVERSE FOLLOWING THE MERGER..................................  57
 Directors..................................................................  57
 Committees of the Comverse Board...........................................  58
 Stock Ownership of Directors and Executive Officers........................  59
DESCRIPTION OF COMVERSE CAPITAL STOCK.......................................  60
 Authorized Capital Stock...................................................  60
 Comverse Common Stock......................................................  60
 Comverse Preferred Stock...................................................  60
COMPARISON OF RIGHTS OF COMVERSE AND BTI STOCKHOLDERS.......................  61
 Authorized Capital Stock...................................................  61
 Directors..................................................................  61
 Amendments to Certificate of Incorporation.................................  61
 Amendments to By-laws......................................................  61

 Cumulative Voting.........................................................  61
 Removal of Directors......................................................  62
 Filling Vacancies on the Board of Directors...............................  62
 Classification of Board of Directors......................................  62
 Dividends.................................................................  62
 Holding Company Reorganization............................................  62
 Stockholders' Meetings and Notice Provisions..............................  62
 Quorum....................................................................  63
 Voting by Stockholders....................................................  63
 Stockholder Action Without a Meeting......................................  64
 Right to Examine Stockholder List.........................................  64
 Indemnification and Limitation of Liability...............................  64
 Business Combination Statutes.............................................  66
 Appraisal and Dissenters' Rights..........................................  66
 Interested Director Transactions..........................................  67
 Rights Plan...............................................................  67
OTHER INFORMATION FOR COMVERSE ANNUAL MEETING..............................  69
PROPOSAL--ELECTION OF DIRECTORS............................................  69
 Nominees for Election as Comverse Directors...............................  69
 Committees and Meetings of the Comverse Board.............................  69
 Director Compensation.....................................................  69
EXECUTIVE COMPENSATION.....................................................  71
 Summary Compensation Table................................................  71
 Stock Option Grants and Exercises.........................................  71
 Employment Agreements.....................................................  73
 Remuneration and Stock Option Committee Report Concerning Executive
  Compensation.............................................................  74
 Compensation of the Chief Executive Officer...............................  75
 Stock Performance Graph...................................................  76

CERTAIN TRANSACTIONS........................................................  76
BENEFICIAL OWNERSHIP OF COMVERSE COMMON STOCK...............................  77
PROPOSAL--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS...............  78
PROPOSAL--APPROVAL OF THE 1997 STOCK INCENTIVE COMPENSATION PLAN............  78
 General....................................................................  78
 Summary of the Incentive Plan..............................................  78
 Certain Federal Income Tax Consequences....................................  81
PROPOSAL--APPROVAL OF THE 1997 EMPLOYEE STOCK PURCHASE PLAN.................  83
 General....................................................................  83
 Summary of the Stock Purchase Plan.........................................  83
 Certain Federal Income Tax Consequences....................................  84
LEGAL MATTERS...............................................................  85
EXPERTS.....................................................................  85
FUTURE STOCKHOLDER PROPOSALS................................................  85
WHERE YOU CAN FIND MORE INFORMATION.........................................  86
LIST OF DEFINED TERMS.......................................................  88

                          ANNEXES TO THE JOINT PROXY
                             STATEMENT/PROSPECTUS

 Annex I   Agreement and Plan of Merger
 Annex II  Opinion of Salomon Brothers Inc
 Annex III Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated
 Annex IV  The 1997 Stock Incentive Compensation Plan
 Annex V   The 1997 Employee Stock Purchase Plan

                     QUESTIONS AND ANSWERS ABOUT THE MERGER

Q: WHY ARE THE TWO COMPANIES PROPOSING TO MERGE? HOW WILL I BENEFIT?

A: We believe that the merger, by combining our highly complementary businesses, customer bases and geographic focuses, will position our combined company as a leading supplier of enhanced services platforms to telecommunications services providers worldwide. In addition, we believe that the merger will provide our combined company with substantially greater resources necessary to compete effectively in the rapidly growing and changing global telecommunications equipment business, to offer a comprehensive range of products, services and technical solutions for our customers and to cultivate a more diverse customer base with broader geographic coverage. We also believe that the merger will allow us to achieve economies of scale that are currently beyond the independent capability of either Comverse or BTI and, particularly in the case of BTI, access to a broader customer base, resulting in less revenue volatility and reduced dependence on specific customers. To review the background and reasons for the merger in greater detail, see pages 21 through 25. However, there are certain risks associated with the proposed merger including, but not limited to, the risk that the benefits sought under the proposed merger will not be realized. To review the risk factors associated with the proposed merger in greater detail, see pages 13-17.

Q: WHAT IS THE NAME OF THE COMBINED COMPANY?

A: The combined company will retain the name of "Comverse Technology, Inc."

Q: WHAT DO I NEED TO DO NOW?

A: Just indicate on your proxy card how you want to vote, and sign and mail it in the enclosed return envelope as soon as possible, so that your shares may be represented at your stockholders' meeting. If you sign and send in your proxy and do not indicate how you want to vote, your proxy will be counted as a vote in favor of the merger. IF YOU DO NOT VOTE OR YOU ABSTAIN, IT WILL HAVE THE EFFECT OF A VOTE AGAINST THE MERGER.

  The Comverse annual meeting and the BTI special meeting will each take place on Tuesday, January 13, 1998. You may attend your stockholders' meeting and vote your shares in person, rather than signing and mailing your proxy card. In addition, you may take back your proxy up to and including the day of your stockholders' meeting by following the directions on page 20 and either change your vote or attend your stockholders' meeting and vote in person.

  THE BOARDS OF DIRECTORS OF COMVERSE AND BTI UNANIMOUSLY RECOMMEND VOTING FOR ADOPTION OF THE MERGER AGREEMENT.

Q: IF MY SHARES ARE HELD IN "STREET NAME" BY MY BROKER, WILL MY BROKER VOTE MY
   SHARES FOR ME?

A: Your broker will vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares, following the directions provided by your broker. Without instructions, your shares will not be voted.

Q: SHOULD I SEND IN MY STOCK CERTIFICATES NOW?

A: No. After the merger is completed, we will send BTI stockholders written in-structions for exchanging their share certificates. Comverse shareholders will keep their certificates.

Q: WHAT WILL I RECEIVE IN THE MERGER?

A: If the merger is completed, BTI stockholders will have the right to receive
   0.65 of a share of Comverse common stock in exchange for each share of BTI common stock they own and each previously issued share of Comverse common stock will remain outstanding and unchanged.

  We will not issue fractional shares. Instead, BTI stockholders will receive cash for any fractional share of Comverse common stock owed to them based on the market value on a date close to the date the merger occurs.

  Examples:
    .If you currently own 100 shares of BTI common stock, then after the merger you will receive 65 shares of Comverse common stock.

    .If you currently own 2 shares of BTI common stock, then after the merger you will receive 1 share of Comverse common stock and a check for the market value of the 0.3 fractional share.

    .If you currently own 100 shares of Comverse common stock, those shares will remain outstanding.

Q: AS A COMVERSE SHAREHOLDER, HOW WILL THE MERGER AFFECT ME?

A: Following the merger, each Comverse share will remain outstanding and, based on the current number of outstanding shares, the shareholders of Comverse prior to the merger will own approximately 58% of the common stock of the larger combined company.

Q: WHEN DO YOU EXPECT THE MERGER TO BE COMPLETED?

A: We are working toward completing the merger as quickly as possible. We hope to complete the merger during January of 1998.

Q: WHAT ARE THE TAX CONSEQUENCES OF THE MERGER TO ME?

A: The exchange of shares by BTI stockholders will be tax-free to BTI stock-holders for federal income tax purposes. However, BTI stockholders will have to pay taxes on cash received for fractional shares and may have to pay taxes as a result of the payment by Comverse on their behalf of certain transfer taxes. The merger will be tax-free to Comverse shareholders for federal income tax purposes. To review the tax consequences to stockholders in greater detail, see pages 35 through 36.

                       WHO CAN HELP ANSWER YOUR QUESTIONS

        If you have more questions about the merger you should contact:

                             COMVERSE SHAREHOLDERS

                           Comverse Technology, Inc.
                            170 Crossways Park Drive
                            Woodbury, New York 11797
                         Attention: Investor Relations
                          Phone Number: (516) 677-7200

                                BTI STOCKHOLDERS

                            Boston Technology, Inc.
                            100 Quannapowitt Parkway
                         Wakefield, Massachusetts 01880
                         Attention: Investor Relations
                          Phone Number: (781) 246-9000

  If you would like additional copies of the Joint Proxy Statement/Prospectus, or if you have questions about the merger, you should contact:

                             COMVERSE SHAREHOLDERS

                             D. F. King & Co., Inc.
                                77 Water Street
                            New York, New York 10005
                    Phone Number: (800) 290-6432 (toll free)
                                       or
                            (212) 269-5550 (collect)

                                BTI STOCKHOLDERS

                               Morrow & Co., Inc.
                                908 Third Avenue
                            New York, New York 10022
                          Phone Number: (212) 754-8000

                                    SUMMARY

  THIS SUMMARY HIGHLIGHTS SELECTED INFORMATION FROM THIS DOCUMENT AND DOES NOT CONTAIN ALL OF THE INFORMATION THAT IS IMPORTANT TO YOU. TO UNDERSTAND THE MERGER FULLY AND FOR A MORE COMPLETE DESCRIPTION OF THE LEGAL TERMS OF THE MERGER, YOU SHOULD READ CAREFULLY THIS ENTIRE DOCUMENT AND THE DOCUMENTS TO WHICH WE HAVE REFERRED YOU. SEE "WHERE YOU CAN FIND MORE INFORMATION" (PAGE
86). WE HAVE INCLUDED PAGE REFERENCES PARENTHETICALLY TO DIRECT YOU TO A MORE COMPLETE DESCRIPTION OF THE TOPICS PRESENTED IN THIS SUMMARY.

THE COMPANIES (PAGE 47)

COMVERSE TECHNOLOGY, INC.
170 Crossways Park Drive
Woodbury, New York 11797
(516) 677-7200

  Comverse designs, develops, manufactures, markets and supports computer and telecommunications systems and software for multimedia communications and information processing applications. Comverse's systems are used in a broad range of applications by fixed and wireless telephone network operators, government agencies, call centers, financial institutions and other public and commercial organizations worldwide.

  Comverse has developed three main product lines: the TRILOGUE family of multimedia enhanced services platforms, which enable wireless and wireline telecommunications network operators to offer a range of advanced revenue-generating services to their customers; the AUDIODISK family of multiple channel, multimedia digital monitoring systems, which support the monitoring, recording, surveillance, and information gathering and analysis activities of law enforcement and intelligence agencies; and the ULTRA Series of digital recording systems, which support the voice/fax/data recording and analysis activities of a variety of organizations including call centers, financial institutions, emergency (e.g., "911") service providers, correctional institutions, and public safety (e.g., air traffic control) operations. Comverse's products incorporate advanced technologies in the areas of digital signal processing, facsimile protocols, telephony interfaces, mass storage, digital networking, multiprocessor computer architecture and real-time software design.

BOSTON TECHNOLOGY, INC.
100 Quannapowitt Parkway
Wakefield, Massachusetts 01880
(617) 246-9000

  BTI is a leading worldwide provider of communications and information processing systems and applications that enable telecommunications carriers to provide their residential, business, wireless and cable subscribers with enhanced services, such as call answering, voice messaging, fax processing, pager notification and other multimedia capabilities. Enhanced services allow subscribers to improve their communications through the recording, storage, access and distribution of messages and other information. BTI develops, manufactures, markets and supports standard and customized enhanced systems platforms and software applications. BTI's products are used in wireline, cable wireline and wireless networks, operating with existing network switching equipment to deliver services accessible through commonly available telephones, fax machines, pagers and personal computers.

OUR REASONS FOR THE MERGER (PAGE 22)

  We believe that the merger, by combining our highly complementary businesses, customer bases and geographic focuses, will position our combined company as a leading supplier of enhanced services platforms to telecommunications services providers worldwide. In addition, we believe that the merger will provide our combined company with substantially greater resources necessary to compete effectively in the rapidly growing and changing global telecommunications equipment business, to offer a comprehensive range of products, services and technical solutions for our customers and to cultivate a more diverse customer base with broader geographic coverage. We also believe that the merger will allow us to achieve economies of scale that are currently beyond the independent capability of either Comverse or BTI and, particularly in the case of BTI, access to a broader customer base, resulting in less revenue volatility and reduced dependence on specific customers. To review the background and reasons for the merger in greater detail, see pages 21 through 25.

THE STOCKHOLDERS' MEETINGS (PAGE 18)

  The Comverse annual meeting will be held at the Huntington Hilton, 598 Broadhollow Road (at Route

110), Melville, New York, on Tuesday, January 13, 1998, commencing at 10:00 a.m. (local time) for the following purposes:

 . to elect seven directors;
 . to adopt the merger agreement;

 . to ratify the appointment of Deloitte & Touche LLP as Comverse's independent auditors;
 . to approve the 1997 Stock Incentive Compensation Plan; and
 . to approve the 1997 Employee Stock Purchase Plan.

  The BTI special meeting will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on Tuesday, January 13, 1998, commencing at 9:00 a.m. (local time). At the BTI special meeting, BTI stockholders will be asked to adopt the merger agreement.

OUR RECOMMENDATIONS TO STOCKHOLDERS (PAGE 25)

To the Comverse Shareholders:

  The Board of Directors of Comverse believes that the merger is fair to you and in your best interests and unanimously recommends that you vote "for" adoption of the merger agreement. The Comverse Board also unanimously recommends that you vote "for" the other proposals to be considered at the Comverse annual meeting.

To the BTI Stockholders:

  The Board of Directors of BTI believes that the merger is fair to you and in your best interests and unanimously recommends that you vote "for" adoption of the merger agreement.

RECORD DATE; VOTING POWER (PAGE 18)

  You are entitled to vote at your stockholders' meeting if you owned shares as of the close of business on November 25, 1997, the Record Date.

  On the Record Date, there were 25,211,007 shares of Comverse common stock allowed to vote at the Comverse annual meeting. Comverse shareholders will have one vote at the annual meeting for each share of Comverse common stock they owned on the Record Date for each of the proposals described above.

  On the Record Date, there were 27,829,040 shares of BTI common stock allowed to vote at the BTI special meeting. BTI stockholders will have one vote at the special meeting for each share of BTI common stock they owned on the Record Date for the proposal to adopt the merger agreement.

VOTES REQUIRED (PAGE 19)

  Holders of two-thirds of the shares of Comverse common stock outstanding on the Record Date must vote to adopt the merger agreement. Holders of a majority of the shares of Comverse common stock present and allowed to vote at the Comverse annual meeting must vote to ratify the appointment of Deloitte & Touche LLP and to approve the 1997 Stock Incentive Compensation Plan and the 1997 Employee Stock Purchase Plan. The seven nominees receiving the greatest number of votes cast shall be elected directors at the Comverse annual meeting.

  Holders of a majority of the shares of BTI common stock outstanding on the Record Date must vote in favor of the adoption of the merger agreement.

SHARE OWNERSHIP OF MANAGEMENT (PAGE 19)

  On the Record Date, directors and executive officers of Comverse and their affiliates beneficially owned 1,195,500 shares of Comverse common stock, of which 106,000 shares of Comverse common stock, or approximately 0.4% of the shares of Comverse common stock outstanding on the Record Date, are eligible to be voted.

  On the Record Date, directors and executive officers of BTI and their affiliates beneficially owned 3,380,439 shares of BTI common stock, of which 2,751,813 shares of BTI common stock, or approximately 9.9% of the shares of BTI common stock outstanding on the Record Date, are eligible to be voted.

  The directors and executive officers of each company have indicated that they intend to vote the Comverse common stock or BTI common stock owned by them "for" the proposals described above.

THE MERGER (PAGE 21)

  The merger agreement is attached as ANNEX I to this document. We encourage you to read the merger agreement. It is the legal document governing the merger.

WHAT STOCKHOLDERS WILL RECEIVE IN THE MERGER (PAGE 33)


  If the Merger is approved, holders of BTI common stock will have the right to receive 0.65 of a share of Comverse common stock for each share of BTI common stock they own. Comverse will not issue fractional shares of Comverse common stock. BTI stockholders will instead be paid cash for any fractional shares of Comverse common stock.

  After the merger, each share of Comverse common stock will remain outstanding and unchanged.

  HOLDERS OF BTI COMMON STOCK SHOULD NOT SEND IN THEIR STOCK CERTIFICATES UNTIL INSTRUCTED TO DO SO AFTER THE MERGER IS COMPLETED.

FEDERAL INCOME TAX CONSIDERATIONS (PAGE 35)

  We each must receive an opinion from our outside counsel that, as a general matter, BTI stockholders will not be taxed as a result of the exchange of BTI common stock in the merger, except to the extent they receive cash for fractional shares.

  Comverse shareholders will not be taxed as a result of the merger.

  TAX MATTERS ARE VERY COMPLICATED AND THE TAX CONSEQUENCES OF THE MERGER TO BTI STOCKHOLDERS WILL DEPEND ON THE FACTS OF EACH BTI STOCKHOLDER'S INDIVIDUAL SITUATION. BTI STOCKHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISORS FOR A FULL UNDERSTANDING OF THE TAX CONSEQUENCES OF THE MERGER TO THEM.

FAIRNESS OPINIONS OF FINANCIAL ADVISORS (PAGE 25)

  In deciding to approve the merger, the Comverse Board considered the opinion of its financial advisor as to the fairness of the Exchange Ratio to its shareholders from a financial point of view, and the BTI Board considered the opinion of its financial advisor as to the fairness of the Exchange Ratio to its stockholders from a financial point of view. Comverse received an opinion from its financial advisor, Salomon Brothers Inc, and BTI received an opinion from its financial advisor, Merrill Lynch, Pierce, Fenner & Smith Incorporated. These opinions are attached as Annexes II and III, respectively, to this Joint Proxy Statement/ Prospectus. WE ENCOURAGE YOU TO READ THESE OPINIONS CAREFULLY.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (PAGE 37)

  Our stockholders should note that several directors and executive officers of Comverse and BTI have interests in the merger as employees and/or directors that are different from, or in addition to, yours as a stockholder. If we complete the merger, two directors of BTI will be designated as members of the Comverse Board. In addition, Mr. Francis E. Girard, President and Chief Executive Officer of BTI, will become President and Chief Executive Officer of the Comverse Network Systems Division, the headquarters of which will be relocated to Wakefield, Massachusetts, following the merger. Also, certain indemnification arrangements for existing directors and officers of Comverse and BTI will be continued. Please refer to pages 37 and 38 for more information concerning these interests.

OWNERSHIP OF COMVERSE FOLLOWING THE MERGER (PAGE 33)

  Based on the current number of outstanding shares of BTI common stock, we anticipate that BTI stockholders, in the aggregate, will receive approximately 18,088,876 shares of Comverse common stock in the merger. Based on that number, following the merger, existing Comverse shareholders will own approximately 58%, and former BTI stockholders will own approximately 42%, of the outstanding Comverse common stock.

DIRECTORS OF COMVERSE FOLLOWING THE MERGER (PAGE 57)

  The following current directors of Comverse are standing for re-election at the Comverse annual meeting:

  . Kobi Alexander (Chairman of the Board, President and Chief Executive
    Officer)

  .  Carmel Vernia (Chief Operating Officer)

  .  William F. Sorin (General Counsel and Corporate Secretary)

  .  Zvi Alexander

  .  John H. Friedman

  .  Sam Oolie

  .  Shaula A. Yemini, Ph.D.

  If the merger is completed, the Comverse Board will be increased to nine directors and the following two individuals will become directors of Comverse in addition to the seven directors listed above:

  .  Greg C. Carr (Chairman of the Board of BTI)

  .  Francis E. Girard (President and Chief Executive Officer of BTI)

LISTING OF COMVERSE COMMON STOCK (PAGE 35)

  Comverse plans to continue listing the Comverse common stock (including shares issued to BTI stockholders in connection with the merger) on the Nasdaq National Market (the "Nasdaq"). The trading symbol for Comverse common stock is "CMVT." If we complete the merger, BTI stockholders will be able to trade the shares of Comverse common stock received in the merger. BTI stockholders will no longer be able to trade BTI common stock because BTI common stock will no longer be listed on the New York Stock Exchange, Inc. (the "NYSE") and will represent only the right to receive the corresponding amount of Comverse common stock.

  Comverse shareholders will continue to be able to trade their shares of Comverse common stock following the Merger.

CONDITIONS TO THE MERGER (PAGE 40)

  We will complete the merger only if we satisfy or (in some cases) waive several conditions, including the following:

  . holders of two-thirds of Comverse common stock and holders of a majority of BTI common stock adopt the merger agreement;

  . the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, has expired (which occurred on October 12, 1997);

  . no legal restraints or prohibitions exist which prevent the consummation of the merger, limit the ownership or conduct of a material portion of the businesses or assets of Comverse or BTI, or are reasonably likely to have a material adverse effect on Comverse or BTI;

  . there is no Material Adverse Change (as defined on page 41) since August 20, 1997 with respect to the other company;

  . our counsel deliver opinions in respect of certain federal income tax consequences of the merger; and

  . our independent accountants deliver letters stating that the merger will qualify for pooling of interests accounting treatment.

TERMINATION OF THE MERGER AGREEMENT (PAGE 42)

  The Comverse Board and the BTI Board can jointly agree to terminate the merger agreement at any time without completing the merger. Either company can terminate the merger agreement if:

  (1)the merger is not completed by February 28, 1998;

  (2)the Comverse shareholders or the BTI stockholders do not adopt the merger agreement;

  (3)a governmental authority or legal action permanently prohibits the merger, limits the ownership or conduct of a material portion of the businesses or assets of either company, or is reasonably likely to have a material adverse effect on either company;

  (4)the other party breaches or materially fails to comply with any of the representations or warranties it made or obligations it has under the merger agreement, resulting in the inability to satisfy a condition to the completion of the merger and such breach is incapable of being cured or is not cured within 30 days of notice thereof; or

  (5)the company's board of directors determines, prior to obtaining stockholder approval and after consultation with outside counsel, that it is necessary to terminate the merger agreement in order to comply with the board's fiduciary duties to its stockholders. A company may only terminate the merger agreement pursuant to this provision if that company has received a proposal to acquire a majority of the company's outstanding voting power or a substantial portion of its assets and its board determines that such proposed transaction is viable from a financial and regulatory standpoint and more favorable to the company's stockholders than the merger.

TERMINATION FEES AND EXPENSES (PAGE 43)

  If either of us receives a takeover proposal and that party or the other party then terminates the merger agreement as described in the first, second or fifth reasons above, and, in the case of the first or second reasons, if the party receiving the takeover proposal agrees to or effects a takeover transaction within 12 months, that party must pay the other a termination fee of $50 million and costs and expenses not to exceed $5 million.

REGULATORY APPROVALS (PAGE 37)

  We are prohibited by United States antitrust laws from completing the merger until after we have furnished certain information and materials to the Antitrust Division of the Department of Justice and the Federal Trade Commission and a required waiting period has ended. We have each filed the required notification and report forms with the Federal Trade Commission and the Antitrust Division. The waiting period expired on October 12, 1997.

APPRAISAL AND DISSENTERS' RIGHTS (PAGE 39)

  Neither Comverse shareholders nor BTI stockholders will have the right to an appraisal of the value of their shares in connection with the merger.

ACCOUNTING TREATMENT (PAGE 33)

  It is a condition to the merger that it be accounted for as a pooling of interests, which means that we will treat Comverse and BTI as if they had always been combined for accounting and financial reporting purposes. We will each obtain from our independent accountants letters stating that the merger will qualify for pooling of interests accounting treatment.

FORWARD-LOOKING STATEMENTS MAY PROVE INACCURATE (PAGE 17)

  We have each made forward-looking statements in this document (and in documents that are incorporated by reference) that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of Comverse and BTI. Also, when we use words such as "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Stockholders should note that many factors, some of which are discussed elsewhere in this document, including under the caption "Risk Factors," and in the documents which we incorporate by reference, could affect the future financial results of Comverse and BTI and could cause those results to differ materially from those expressed in our forward-looking statements contained or incorporated by reference in this document. These factors include the following:

  .  operating, legal and regulatory risks;

  .  economic, political and competitive forces affecting our businesses; and

  . the risk that our analyses of these risks and forces could be incorrect and/or that the strategies developed to address them could be unsuccessful.

                      COMPARATIVE MARKET PRICE INFORMATION

  The principal trading market for the Comverse common stock is the Nasdaq. The principal trading market for the BTI common stock is the NYSE. The following table sets forth the closing sale prices for the Comverse common stock on the Nasdaq and BTI common stock on the NYSE Composite Transaction Tape, as reported by The Wall Street Journal, on August 20, 1997 and November 25, 1997, as well as the equivalent pro forma prices of the BTI common stock on such dates, as determined by multiplying the applicable closing sale price of the Comverse common stock by the Exchange Ratio of 0.65. August 20, 1997 was the last full trading day prior to the announcement of the signing of the merger agreement. November 25, 1997 was the last practicable trading day for which information was available prior to the date of this Joint Proxy Statement/Prospectus. The trading symbol for the Comverse common stock is "CMVT" and the trading symbol for the BTI common stock is "BSN." You should read the information presented below in conjunction with "Comparative Per Share Market Price Information" on page 48.

                                                                     BTI
                              COMVERSE             BTI            PRO FORMA
                            COMMON STOCK      COMMON STOCK       EQUIVALENT
                          DOLLARS PER SHARE DOLLARS PER SHARE DOLLARS PER SHARE
                          ----------------- ----------------- -----------------
      August 20, 1997....        48 1/2            31 5/8            31 17/32
      November 25, 1997..        32 5/16           20 15/16           21

  The average closing sale price per share of Comverse common stock during the period of August 1, 1997 through August 20, 1997 was $49 1/8 and the average closing sale price per share of BTI common stock during the period of August 1, 1997 through August 20, 1997 was $27 17/32.

  The market prices of shares of Comverse common stock and BTI common stock fluctuate. As a result, we urge you to obtain current market quotations.

  On the Record Date, there were approximately 1,513 holders of record of Comverse common stock and approximately 1,616 holders of record of BTI common stock.

  Historically, Comverse and BTI have not paid dividends on their common stock. Comverse does not anticipate that it will pay any dividends on the Comverse common stock following the merger.

       SELECTED HISTORICAL AND SELECTED PRO FORMA COMBINED FINANCIAL DATA

  The following selected historical annual financial information of Comverse and BTI has been derived from their respective audited historical financial statements and should be read in conjunction with such consolidated financial statements and notes thereto. The consolidated financial statements for Comverse for the three fiscal years ended December 31, 1996 and for BTI for the three fiscal years ended January 31, 1997 are incorporated by reference in this Joint Proxy Statement/Prospectus. The selected historical financial information for Comverse as of September 30, 1997, and for the nine-month periods ended September 30, 1996 and 1997 has been derived from the unaudited consolidated interim financial information of Comverse and, in the opinion of Comverse's management, reflects all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this unaudited interim financial information. The selected historical financial information for BTI as of October 31, 1997, and for the nine-month periods ended October 31, 1996 and 1997 has been derived from the unaudited consolidated interim financial information of BTI and, in the opinion of BTI's management, reflects all adjustments (consisting solely of normal recurring adjustments) necessary for the fair presentation of this unaudited interim financial information. The results of operations for those interim periods are not necessarily indicative of the results to be expected for the entire year. The selected pro forma combined financial information is derived from the unaudited pro forma combined condensed financial information, and should be read in conjunction with such unaudited pro forma financial information and the notes thereto included in this Joint Proxy Statement/Prospectus. For purposes of the pro forma operating data, Comverse's consolidated financial statements for each of the three fiscal years in the period ended December 31, 1996 and for the nine-month periods ended September 30, 1996 and 1997 have been combined with BTI's consolidated financial statements for each of the three fiscal years in the period ended January 31, 1997 and the nine-month periods ended October 31, 1996 and 1997. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the Merger had been consummated at the beginning of the periods indicated, nor is it necessarily indicative of future operating results or financial position. See "Unaudited Pro Forma Condensed Combined Financial Information" on page 49.

               COMVERSE SELECTED HISTORICAL FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                   NINE MONTHS
                                  FISCAL YEAR ENDED DECEMBER 31,               ENDED SEPTEMBER 30,
                          -----------------------------------------------      ------------------------
                          1992(/1/) 1993(/1/) 1994(/1/)   1995     1996          1996           1997
                          --------- --------- --------- -------- --------      ---------      ---------
HISTORICAL CONSOLIDATED
 STATEMENT
 OF OPERATIONS DATA:
 Net sales..............   $50,956   $81,388  $108,150  $137,149 $197,181      $ 138,931      $ 202,681
 Income before gain on
  issuance of subsidiary
  shares, tax provision
  and extraordinary
  items.................     6,859    14,486    13,881    19,107   30,811         21,346         35,220
 Net income.............     5,860    13,465    12,098    17,050   27,988(/2/)    19,593(/2/)    31,695
 Earnings per share--
 fully diluted..........      0.36      0.65      0.55      0.75     1.15           0.82           1.17
 Shares used in
  computing earnings per
  share--fully diluted..    16,449    20,756    21,868    22,709   26,572         26,486         27,188

                                           DECEMBER 31,
                          ----------------------------------------------- SEPTEMBER 30,
                          1992(/3/) 1993(/3/) 1994(/3/)   1995     1996       1997
                          --------- --------- --------- -------- -------- -------------
HISTORICAL CONSOLIDATED
 BALANCE SHEET DATA:
 Working capital........   $24,354  $138,149  $141,344  $155,064 $292,249   $321,538
 Total assets...........    55,245   174,468   192,502   221,454  390,901    445,898
 Long-term obligations..     4,114    63,742    62,441    64,502  120,115    121,879
 Stockholders' equity...    32,576    91,608   101,613   121,766  212,058    248,355

--------
(1) Includes results for Dale, Gesek, McWilliams & Sheridan ("DGM&S") for its fiscal year ended September 30. The acquisition of DGM&S in August 1995 was accounted for as a pooling of interests.
(2) Includes a $535,000 gain on issuance of subsidiary shares.
(3) Includes amounts for DGM&S as of its fiscal year ended September 30.

                 BTI SELECTED HISTORICAL FINANCIAL INFORMATION

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                          NINE MONTHS ENDED
                                FISCAL YEAR ENDED JANUARY 31,                OCTOBER 31,
                          ----------------------------------------------- -----------------
                           1993    1994    1995     1996           1997     1996     1997
                          ------- ------- ------- --------       -------- -------- --------
HISTORICAL CONSOLIDATED
 STATEMENT OF OPERATIONS
 DATA:
 Net sales..............  $49,451 $70,315 $89,056 $105,267       $192,458 $130,024 $198,342
 Income (loss) before
 income tax provision...    3,997   9,295  18,471  (14,785)(/1/)   20,961   13,526   30,447
 Net income (loss)......    3,070   6,697  12,944  (14,890)(/1/)   14,149    8,792   23,765(/2/)
 Earnings per share--
 fully diluted..........     0.13    0.27    0.50    (0.60)          0.51     0.32     0.84
 Shares used in
  computing earnings per
  share--
  fully diluted.........   23,475  25,107  25,751   24,859         27,585   27,823   28,373

                                          JANUARY 31,
                            ----------------------------------------
                                                                     OCTOBER 31,
                             1993    1994    1995    1996     1997      1997
                            ------- ------- ------- ------- -------- -----------
HISTORICAL CONSOLIDATED
 BALANCE SHEET DATA:
 Working capital..........  $22,326 $31,284 $44,316 $38,629 $ 40,411  $ 85,438
 Total assets.............   41,270  65,274  80,289  84,661  128,173   188,679
 Long-term obligations....      934   1,717   1,169     417    1,193    15,507
 Stockholders' equity.....   31,643  40,841  56,792  54,314   76,492   115,074

                    SELECTED PRO FORMA COMBINED INFORMATION

                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                          NINE MONTHS ENDED
                           YEAR ENDED DECEMBER 31,          SEPTEMBER 30,
                          ------------------------------- -----------------
                            1994     1995          1996     1996     1997
                          -------- --------      -------- -------- --------
PRO FORMA COMBINED
STATEMENT OF OPERATIONS
DATA:
 Net sales..............  $197,206 $242,416      $389,639 $268,955 $400,187
 Income before gain on
  issuance of subsidiary
  shares,
  income tax provision
  and extraordinary
  items.................    32,352    4,322(/1/)   51,772   34,872   64,973
 Net income.............    25,042    2,160(/1/)   42,137   28,385   54,766(/2/)
 Earnings per share--
 fully diluted..........      0.65     0.06          1.00     0.68     1.20
 Shares used in
 computing earnings per
 share--fully diluted...    38,606   38,867        44,502   44,571   45,630

                                                              SEPTEMBER 30, 1997
                                                              ------------------
PRO FORMA COMBINED BALANCE SHEET DATA:
 Working capital.............................................      $396,976
 Total assets................................................       633,883
 Long-term obligations.......................................       137,386
 Stockholders' equity........................................       352,735

--------
(1) Includes a $21.0 million charge relating to a customer contract, primarily for warrants issued to the customer.
(2) Includes a one-time tax benefit of $4.0 million associated with the exercise of warrants by a customer.

                 COMPARATIVE PER SHARE DATA OF COMVERSE AND BTI

  The following tables set forth certain earnings, dividend and book value per share data for Comverse and BTI on historical and pro forma bases. The pro forma operating income data are derived from the Unaudited Pro Forma Combined Statements of Income appearing on pages 51 through 55, which give effect to the merger as a pooling of interests as if the merger had been consummated at the beginning of the earliest period presented. Book value data for all pro forma presentations are based upon the number of outstanding shares of Comverse common stock, adjusted to include the shares of Comverse common stock to be issued in the merger. The information set forth below should be read in conjunction with the historical consolidated financial statements of Comverse and BTI and the unaudited pro forma combined financial information, including the notes thereto, incorporated by reference or appearing elsewhere in this Joint Proxy Statement/Prospectus. See "Unaudited Pro Forma Condensed Combined Financial Information" on pages 49 through 56 and "Where You Can Find More Information" on page 86.

  The pro forma data do not reflect any costs associated with the integration and consolidation of the companies anticipated by Comverse management as a result of the merger.

                                                                    NINE MONTHS ENDED
                         FISCAL YEAR ENDED DECEMBER 31,(/1/)       SEPTEMBER 30,(/2/)
                         ----------------------------------------- -------------------
                            1994        1995              1996       1996      1997
                         ----------- -----------       ----------- --------- ---------
COMVERSE HISTORICAL
  Earnings per share--
  fully diluted......... $      0.55 $      0.75       $      1.15 $    0.82 $    1.17
  Cash dividends paid
  per share.............         --          --                --        --        --
BTI HISTORICAL
  Earnings (loss) per
  share--fully diluted..        0.50       (0.60)(/3/)        0.51      0.32      0.84(/4/)
  Cash dividends
  declared per share....         --          --                --        --        --
COMVERSE UNAUDITED PRO FORMA
  Earnings per share--
  fully diluted.........        0.65        0.06              1.00      0.68      1.20
  Cash dividends paid
  per share.............         --          --                --        --        --
BTI UNAUDITED PRO FORMA EQUIVALENT(/5/)
  Earnings per share--
  fully diluted.........        0.42        0.04              0.65      0.44      0.78
  Cash dividends paid
  per share.............         --          --                --        --        --

--------
(1) Information for BTI is for its fiscal years ended January 31, 1995, 1996 and 1997, respectively.

(2) Information for BTI is for the nine months ended October 31, 1996 and 1997, respectively.

(3) Includes a $21.0 million charge relating to a customer contract, primarily for warrants issued to the customer.

(4) Includes a one-time tax benefit of $4.0 million associated with the exercise of warrants by a customer.

(5) The BTI unaudited pro forma equivalent per share amounts are calculated by multiplying the Comverse unaudited pro forma amounts by the Exchange Ratio of 0.65.

                                 DECEMBER 31, 1996(/1/) SEPTEMBER 30, 1997(/2/)
                                 ---------------------- -----------------------
BOOK VALUE PER SHARE
  Comverse Historical...........         $8.57                   $9.87
  BTI Historical................          3.00                    4.20
  Comverse Unaudited Pro Forma..          6.98                    8.21
  BTI Unaudited Pro Forma
   Equivalent(/3/)..............          4.54                    5.34

--------
(1) Information for BTI is as of January 31, 1997.

(2) Information for BTI is as of October 31, 1997.

(3) The BTI unaudited pro forma equivalent per share amounts are calculated by multiplying the Comverse unaudited pro forma amounts by the Exchange Ratio of 0.65.

                                 RISK FACTORS

  SHAREHOLDERS OF COMVERSE TECHNOLOGY, INC. ("COMVERSE") AND STOCKHOLDERS OF BOSTON TECHNOLOGY, INC. ("BTI" AND, TOGETHER WITH COMVERSE, THE "COMPANIES") SHOULD CONSIDER THE FOLLOWING MATTERS IN DETERMINING WHETHER TO VOTE FOR ADOPTION OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF AUGUST 20, 1997 (THE "MERGER AGREEMENT"), BETWEEN COMVERSE AND BTI, A COPY OF WHICH IS ATTACHED HERETO AS ANNEX I, PURSUANT TO WHICH BTI WILL BE MERGED WITH AND INTO COMVERSE (THE "MERGER"). THESE MATTERS SHOULD BE CONSIDERED IN CONJUNCTION WITH THE OTHER INFORMATION INCLUDED AND INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS (THIS "JOINT PROXY STATEMENT/PROSPECTUS").

 Fixed Merger Consideration Despite Potential Changes in Stock Prices

  Each share of common stock, par value $0.001 per share, of BTI (together with the associated BTI Right issued pursuant to the BTI Rights Agreement (as such terms are defined on page 67), "BTI Common Stock"), will be converted at such time as a certificate of merger (the "Certificate of Merger") is duly filed with the Secretary of State of the State of New York and the State of Delaware, or at such time as Comverse and BTI agree and specify in the Certificate of Merger (the "Effective Time"), into the right to receive 0.65 of a fully paid and nonassessable share (the "Exchange Ratio") of common stock, par value $0.10 per share, of Comverse ("Comverse Common Stock") (the "Merger Consideration"). The Exchange Ratio is a fixed number and will not be adjusted in the event of any increases or decreases in the price of either Comverse Common Stock or BTI Common Stock. The prices of Comverse Common Stock and BTI Common Stock at the Effective Time may vary from their respective prices at the date of this Joint Proxy Statement/Prospectus and at the date of the Comverse 1997 Annual Meeting of Shareholders and the BTI Special Meeting of Stockholders, each to be held on Tuesday, January 13, 1998 (the "Comverse Annual Meeting" and the "BTI Special Meeting," respectively, and, together, the "Stockholders' Meetings"). Such variations may be the result of changes in the business, operations or prospects of Comverse or BTI, market assessments of the likelihood that the Merger will be consummated, the timing thereof, the prospects of the Merger and post-Merger operations, regulatory considerations and general market and economic conditions. Because the Effective Time may occur at a date later than the Stockholders' Meetings, there can be no assurance that the prices of Comverse Common Stock and BTI Common Stock on the date of the Stockholders' Meetings will be indicative of their respective prices at the Effective Time. Shareholders of Comverse and stockholders of BTI are urged to obtain current market quotations for Comverse Common Stock and BTI Common Stock.

 Unpredictability of Trading Price of Combined Company's Shares

  The trading price of the combined company's shares may be affected by the risk factors set forth herein as well as prevailing economic and financial trends and conditions in the public securities markets. During recent periods, share prices of companies in technology and government contracting businesses, and particularly smaller and medium-sized publicly traded companies such as the combined company will be, have exhibited a high degree of volatility. Shortfalls in revenues or earnings from the levels anticipated by the public markets could have an immediate and significant effect on the trading price of the combined company's shares in any given period. Such shortfalls may result from events that are beyond the combined company's immediate control, can be unpredictable and, since a significant proportion of the combined company's sales during each fiscal quarter may tend to occur in the latter stages of the quarter, may not be discernible until the end of a financial reporting period, which may contribute to the volatility of the trading value of the combined company's shares regardless of its long-term prospects. The combined company's revenues and earnings may be more volatile than that of Comverse historically as a result of the concentration of BTI's business on a limited number of large customers. The trading price of the combined company's shares may also be affected by developments, including reported financial results and fluctuations in trading prices of the shares of other publicly-held companies in the computer and telecommunications industries generally, and in the voice processing industry in particular, which may not have any direct relationship with the combined company's business or prospects.

 Integration of Operations

  The Merger involves the integration of two companies that have previously operated independently. No assurance can be given that the combined company will be able to integrate the respective operations of

Comverse and BTI without encountering difficulties or experiencing the loss of key Comverse or BTI personnel or that the benefits expected from such integration will be realized. The integration of two companies across geographically dispersed operations can create the risk of disruption in operations of the combined company, and neither Company's management has substantial experience in managing such integration or the operations of an entity the size of the combined company. Furthermore, there can be no certainty that the Merger will not adversely affect the relationships with key customers or key vendors of either Company. In addition, the Merger may cause market uncertainties with respect to the combined company's future product plans resulting in delays or reductions in customer procurements pending completion of the Merger and potential duplication of distributors.

 Risks Inherent in the Telecommunications Industry

  The telecommunications industry is subject to rapid technological change. The combined company's revenue stream will depend on its ability to enhance Comverse's and BTI's existing products and to introduce new products on a timely and cost-effective basis. This includes any customer-requested custom software enhancements required in the normal course of product delivery and customer demands for the technological convergence of the Companies' respective products. Comverse's and BTI's products involve sophisticated hardware and software technology that performs critical functions to highly demanding standards. There can be no assurance the combined company's current or future products will not develop operational problems, which could have a material adverse effect on the combined company. In addition, if the combined company were to delay the introduction of new products, or to delay the delivery of specific custom software enhancements, the combined company's operating results could be adversely affected.

  Comverse and BTI sell a majority of their products to companies in the telecommunications industry. This industry is undergoing significant change as a result of deregulation and privatization worldwide, reducing restrictions on competition in the industry. Unforeseen changes in the regulatory environment may have an impact on the combined company's revenues and/or costs in any given part of the world. The worldwide enhanced services systems industry is already highly competitive and Comverse and BTI expect competition to intensify. Comverse and BTI believe that existing competitors will continue to present substantial competition, and that other companies, many with considerably greater financial, marketing and sales resources than the combined company, may enter the enhanced services systems markets. A recent business combination involving a competitor of the Companies may intensify the competitive environment in the telecommunications industry, and there can be no assurance that similar business combinations or industry consolidation will not occur in the future.

  The voice processing and message management industry has experienced a continuing evolution of product offerings and alternatives for delivery of services. These trends have affected and may be expected to have a significant continuing influence on conditions in the industry, although the impact on the industry generally and on the combined company's position in the industry cannot be predicted with assurance. Rapid and significant change in the industry makes planning decisions more difficult and increases the risk inherent in the planning process.

 Emphasis on Large System Installations

  Comverse and BTI, on a combined basis, have historically derived a significant portion of sales and operating profit from contracts for large system installations with customers in both the commercial and government sectors. While the growth of the Companies' businesses has reduced their dependence on any specific customers, each Company continues to emphasize large capacity systems in its product development and marketing strategies. Contracts for large installations typically involve a lengthy and complex bidding and selection process, and the ability of the combined company to obtain particular contracts is inherently difficult to predict. In addition, users of large-scale systems, such as telephone companies, typically require systems that provide an exceptionally high level of reliability. Such systems are typically more costly to design, build and support.

  Although the Companies believe that opportunities for large installations will continue to grow in both the commercial and government sectors, and the combined company intends to expand its research and development, manufacturing, sales and marketing and product support capabilities in anticipation of such growth, such growth may in fact not take place. In addition, the timing and scope of these opportunities and the pricing and margins associated with any eventual contract award are difficult to forecast, and may vary substantially from transaction to transaction. The degree of dependence by the combined company on large orders, and the investment required to enable the combined company to perform such orders, without assurance of continuing order flow from the same customers and predictability of gross margins on any future orders, increase the risk associated with its business.

 Operations in Israel; Reduced Government Subsidies

  A significant portion of Comverse's research and development and manufacturing operations is located in Israel and may be affected by regulatory, political, military and economic conditions in that country. Comverse's historical operating results reflect substantial benefits from programs sponsored by the Israeli government for the support of research and development, as well as favorable tax rates available to "Approved Enterprises" in Israel. The Israeli government has indicated its intention to re-examine certain of its policies in these areas. It recently acted to increase, from between 2% and 3% of associated product sales to between 3% and 5% of associated product revenues (including service and other related revenues), the annual rate of royalties to be applied to repayment of benefits under a conditional grant program administered by the Office of the Chief Scientist of the Ministry of Industry and Trade, a program in which Comverse has regularly participated and under which it continues to receive significant benefits through reimbursement of qualified research and development expenditures. Comverse's repayment of amounts received under the program will be accelerated through these higher royalty rates until repayment is completed. The Israeli authorities have also indicated that this funding program will be further reduced in the future, particularly for larger companies such as Comverse. The Israeli government has also shortened the period of the tax moratorium applicable to "Approved Enterprises" from four years to two years. Although this change has not affected the tax status of most of Comverse's current projects, it will apply to any future "Approved Enterprises" of the combined company.

  If further changes in the law or government policies regarding those programs were to result in their termination or adverse modification, or if the combined company were to become unable to participate in or take advantage of those programs, the cost to the combined company of its operations in Israel would materially increase and there would be an adverse effect on the results of the combined company's operations as a whole. To the extent the combined company increases its activities outside Israel, which could result from, among other things, future acquisitions (such as the Merger), such increased activities will not be eligible for programs sponsored by Israel. The combined company's research and development and manufacturing operations attributable to BTI are expected to continue to be located in the United States and thus will not be eligible for the benefits of those programs. Accordingly, the effective cost to the combined company of its future research and development activities in particular, and its operations in general, could significantly increase relative to that of Comverse, historically.

  In addition, because the development of several of Comverse's products was financed under programs supported by the government of Israel, those products may not be manufactured, nor may the technology embodied in the products be transferred, outside of Israel without appropriate governmental approvals. Under recent regulations, such approval, if granted, may be conditioned upon, among other things, significantly higher royalty payments to the Israeli government.

  Although Comverse's operations have not been adversely affected by political or military conditions in Israel, a disruption of Comverse's operations in Israel due to political, military or other conditions could have a material adverse effect on the combined company.

  Finally, general inflation in Israel and increases in the cost of attracting and retaining qualified scientific, engineering and technical personnel in Israel, where the demand for such personnel is growing rapidly with the expansion of high technology industries, have increased Comverse's cost of operations in Israel. These increases have not been offset by proportional devaluations of the Israeli shekel relative to the U.S. dollar and, as a result, have had a negative impact on Comverse's overall results of operations. Continued increases in the combined company's shekel-denominated costs without corresponding devaluation will have an adverse effect on the combined company's operating results.

 Increased Costs of Operations

  Both Comverse and BTI have significantly increased expenditures in all areas of operations during recent periods, including the areas of research and development and marketing and sales, and the combined company may significantly increase these expenditures during future periods.

  The short-term and long-term competitiveness of the combined company's product offerings and the combined company's ability to take advantage of future growth opportunities in both the commercial and government sectors will depend upon its ability to enhance the range of features and capabilities of its existing product lines, develop new generations of its products and expand its marketing, sales and product support capabilities in a number of world markets. In many instances, the combined company will have to make large expenditures for research and development and product marketing in anticipation of future market requirements that are uncertain and may undergo significant change prior to product introduction. The success of the combined company will depend, to a considerable extent, on its ability to anticipate successfully future market requirements and implement corresponding research and development and marketing programs.

 International Operations

  Comverse and BTI, on a combined basis, derive a significant portion of their sales from customers outside of the United States. International transactions involve particular risks, including political decisions affecting tariffs and trade conditions, rapid and unforeseen changes in economic conditions in individual countries, turbulence in foreign currency and credit markets, and increased costs resulting from lack of proximity to the customer. Certain international customers may require longer payment terms resulting in greater difficulty in accounts receivable collection. In addition, since the combined company's products are designed to meet the regulatory standards of foreign markets, any inability to obtain foreign regulatory approvals or to meet other required standards on a timely basis could have a material adverse effect on the combined company's operating results.

  Volatility in international currency exchange rates may also have a significant impact on the combined company's operating results. Since the combined company will hedge the exchange rate risks associated with long-term contracts denominated in foreign currencies only to a limited extent, operating results can be affected by the impact of currency fluctuations as well as the cost of such hedging.

 Risks of Government Business

  Comverse derives a significant portion of its sales from the supply of systems under government contracts. Government contracts are, in general, subject to special risks, such as delays in funding; termination of contracts or subcontracts for the convenience of the government; termination, reduction or modification of contracts or subcontracts in the event of changes in the government's policies or as a result of budgetary constraints; obligations of performance guarantees and restrictions on the draw-down of funds subject to achievement of performance milestones; requirements to obtain and maintain security clearances for operating subsidiaries and key personnel; and increased or unexpected costs resulting in losses or reduced profits under fixed price contracts. The special risks associated with government contracts could have an adverse effect on the combined company.

  The market for telecommunications monitoring systems is also in a period of significant transition. Budgetary constraints, uncertainties resulting from the introduction of new technologies in the telecommunications industry and shifts in the pattern of government expenditures resulting from geopolitical events have increased uncertainties in this sector, resulting in certain instances in the attenuation of government procurement programs beyond their originally expected performance periods and an increased incidence of delay, cancellation or reduction of planned projects. Competitive conditions in this sector have also been affected by the increasing use by certain potential government customers of their own internal development resources rather than outside vendors to provide certain technical solutions, and by the efforts of government contractors, particularly developers and integrators of technology products, to redirect their marketing strategies and product plans in reaction to cutbacks in their traditional areas of focus, resulting in an increase in the number of competitors and the range of products offered in response to particular requests for proposals. The lack of predictability in the timing and scope of government procurements has similarly made planning decisions more difficult and has increased the associated risks.

 Patents and Proprietary Rights

  Although Comverse and BTI use what they believe to be customary and appropriate measures to protect their technology, these measures may not be successful, and competitors of the combined company may be able to develop similar technology independently. Comverse currently holds three U.S. patents, two of which apply to the integration of voice and image (facsimile) technologies utilized by Comverse in certain of its products; and BTI currently holds 13 United States patents, two Australian patents, two New Zealand patents, two Canadian patents and one European Patent Convention patent. The Companies have filed other patent applications; however, no assurance can be given that patents will be issued on the basis of such applications or that, if patents are issued, the claims allowed will be sufficiently broad to protect the combined company's technology. In addition, no assurance can be given that any patents issued to the combined company will not be challenged, invalidated or circumvented or that the rights granted under the patents will provide significant benefits to the combined company.

  The Companies and their customers from time to time receive communications from third parties, including some of the Companies' competitors, alleging infringement by Comverse or BTI, as the case may be, of such parties' patent rights, and BTI is currently involved in litigation regarding such a claim. Although such communications are common in the computer and telecommunications industries and the Companies have in the past been able to obtain any necessary licenses on commercially reasonable terms, there can be no assurance that the combined company would prevail in any litigation to enjoin the combined company from selling certain of its products on the basis of such alleged infringement, or that the combined company would be able to license any valid patents on reasonable terms.

 Forward-Looking Statements May Prove Inaccurate

  Comverse and BTI have made forward-looking statements in this document (including documents that are incorporated by reference herein) that are subject to risks and uncertainties. Forward-looking statements include the information concerning possible or assumed future results of operations of Comverse, BTI or the combined company set forth under "The Merger--Reasons for the Merger and Board Recommendations," "The Merger--Opinions of Financial Advisors" and "The Companies" and those preceded by, followed by or that include the words "believes," "expects," "anticipates" or similar expressions. Such forward-looking statements are based on the beliefs of Comverse, the Board of Directors of Comverse (the "Comverse Board"), BTI and the Board of Directors of BTI (the "BTI Board" and, together with the Comverse Board, the "Boards") in which they attempt to analyze the Companies' competitive positions in their respective industries and the factors affecting their respective businesses. Holders of Comverse Common Stock and BTI Common Stock should understand that each of the foregoing risk factors, in addition to those discussed elsewhere in this document and in the documents which are incorporated by reference herein, could affect the future results of the combined company, Comverse or BTI, and could cause those results to differ materially from those expressed in the forward-looking statements contained or incorporated by reference herein. In addition, there can be no assurance that
(i) Comverse, BTI and their respective Boards have correctly identified and assessed all of the factors affecting the Companies' businesses; (ii) the publicly available and other information with respect to these factors on which Comverse, BTI and their Boards have based their analyses is complete or correct; (iii) Comverse's, BTI's and their respective Boards' analyses are correct; or (iv) the combined company's strategy, which is based in part on these analyses, will be successful.

                          THE STOCKHOLDERS' MEETINGS

 Date, Times and Places

  Comverse. The Comverse Annual Meeting will be held at the Huntington Hilton, 598 Broadhollow Road (Route 110), Melville, New York, on Tuesday, January 13, 1998, commencing at 10:00 a.m. (local time).

  BTI. The BTI Special Meeting will be held at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts, on Tuesday, January 13, 1998, commencing at 9:00 a.m. (local time).

 Matters to be Considered at the Stockholders' Meetings

  Comverse. At the Comverse Annual Meeting, holders of Comverse Common Stock are being asked to (i) elect seven members to the Comverse Board to hold office until the next annual meeting of shareholders and their successors are elected and qualify, (ii) adopt the Merger Agreement (including the issuance of Comverse Common Stock pursuant to the Merger as described herein), (iii) ratify the appointment of Deloitte & Touche LLP as Comverse's independent auditors for the fiscal year ending December 31, 1997, (iv) approve the 1997 Stock Incentive Compensation Plan (the "Incentive Plan") and (v) approve the 1997 Employee Stock Purchase Plan (the "Stock Purchase Plan" and, together with the Incentive Plan, the "Stock Plans"). THE COMVERSE BOARD HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE SHAREHOLDERS OF COMVERSE, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT COMVERSE SHAREHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT. IN ADDITION, THE COMVERSE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE COMVERSE BOARD NOMINEES DESCRIBED HEREIN, A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS COMVERSE'S INDEPENDENT AUDITORS AND A VOTE "FOR" APPROVAL OF EACH OF THE STOCK PLANS. See "The Merger," "Certain Provisions of the Merger Agreement" and "Other Information for Comverse Annual Meeting."

  BTI. At the BTI Special Meeting, holders of BTI Common Stock are being asked to adopt the Merger Agreement. THE BTI BOARD HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF THE STOCKHOLDERS OF BTI, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT BTI STOCKHOLDERS VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT. See "The Merger" and "Certain Provisions of the Merger Agreement."

 Record Date; Stock Entitled to Vote; Quorum

  Comverse. Only holders of record of Comverse Common Stock at the close of business on November 25, 1997 (the "Record Date") are entitled to receive notice of and to vote at the Comverse Annual Meeting. On the Record Date, 25,211,007 shares of Comverse Common Stock were issued and outstanding and held by approximately 1,513 holders of record. A majority of the shares of Comverse Common Stock issued and outstanding and entitled to vote on the Record Date must be represented in person or by proxy at the Comverse Annual Meeting in order for a quorum to be present for purposes of transacting business at the Comverse Annual Meeting, including voting on the adoption of the Merger Agreement. In the event that a quorum is not present at the Comverse Annual Meeting, it is expected that such meeting will be adjourned or postponed to solicit additional proxies. Holders of record of Comverse Common Stock on the Record Date are each entitled to one vote per share on each matter to be voted on at the Comverse Annual Meeting.

  BTI. Only holders of record of BTI Common Stock at the close of business on the Record Date are entitled to receive notice of and to vote at the BTI Special Meeting. On the Record Date, 27,829,040 shares of BTI Common Stock were issued and outstanding and held by approximately 1,616 holders of record. One-third of the shares of BTI Common Stock issued and outstanding and entitled to vote on the Record Date must be represented in person or by proxy at the BTI Special Meeting in order for a quorum to be present for purposes of voting on the adoption of the Merger Agreement. In the event that a quorum is not present at the BTI Special Meeting, it is expected that such meeting will be adjourned or postponed to solicit additional proxies. Holders of record of BTI Common Stock on the Record Date are each entitled to one vote per share on each matter to be voted on at the BTI Special Meeting.

 Votes Required

  Comverse. The adoption of the Merger Agreement requires the affirmative vote of the holders of record of two-thirds of the shares of Comverse Common Stock outstanding on the Record Date. The election of directors requires a plurality of the votes cast, and each of the ratification of the appointment of Deloitte & Touche LLP as Comverse's independent auditors for the fiscal year ending December 31, 1997 and the approval of each of the Stock Plans requires the affirmative vote of a majority of the votes cast in respect of shares of Comverse Common Stock present, in person or by proxy, and entitled to vote at the Comverse Annual Meeting. AN ABSTENTION FROM VOTING OR BROKER NON-VOTE (AS DEFINED BELOW) WITH RESPECT TO THE PROPOSAL TO ADOPT THE MERGER AGREEMENT WILL HAVE THE SAME EFFECT AS A VOTE AGAINST SUCH PROPOSAL, BUT WILL HAVE NO EFFECT ON ANY OTHER PROPOSAL. WITH REGARD TO THE ELECTION OF DIRECTORS AT THE COMVERSE ANNUAL MEETING, VOTES MAY BE CAST IN FAVOR OF OR WITHHELD WITH RESPECT TO ANY OR ALL NOMINEES; VOTES THAT ARE WITHHELD WILL BE EXCLUDED ENTIRELY FROM THE VOTE AND WILL HAVE NO EFFECT.

  BTI. The adoption of the Merger Agreement requires the affirmative vote of the holders of record of a majority of the shares of BTI Common Stock outstanding on the Record Date. AN ABSTENTION FROM VOTING OR A BROKER NON-VOTE WILL HAVE THE SAME EFFECT AS A VOTE AGAINST ADOPTION OF THE MERGER AGREEMENT.

 Share Ownership of Management and Certain Stockholders

  Comverse. At the close of business on the Record Date, directors and executive officers of Comverse and their affiliates beneficially owned 1,195,500 shares of Comverse Common Stock, of which 106,000 shares of Comverse Common Stock, or approximately 0.4% of the shares of Comverse Common Stock outstanding on such date, are eligible to be voted at the Comverse Annual Meeting. Each such director and executive officer has indicated his or her present intention to vote, or cause to be voted, the Comverse Common Stock owned, and entitled to be voted, by him or her for adoption of the Merger Agreement and the other proposals to be considered at the Comverse Annual Meeting.

  BTI. At the close of business on the Record Date, directors and executive officers of BTI and their affiliates beneficially owned 3,380,439 shares of BTI Common Stock, of which 2,751,813 shares of BTI Common Stock, or approximately 9.9% of the shares of BTI Common Stock outstanding on such date, are eligible to be voted at the BTI Special Meeting. Each such director and executive officer has indicated his or her present intention to vote, or cause to be voted, the BTI Common Stock owned, and entitled to be voted, by him or her for adoption of the Merger Agreement.

 Voting of Proxies

  Shares represented by all properly executed proxies received in time for the Stockholders' Meetings will be voted at such Stockholders' Meetings in the manner specified by the holders thereof. Properly executed proxies that do not contain voting instructions will be voted in favor of adoption of the Merger Agreement and, in connection with the Comverse Annual Meeting, in favor of (i) the election of each nominee to the Comverse Board, (ii) the ratification of the appointment of Deloitte & Touche LLP as Comverse's independent auditors for the fiscal year ending December 31, 1997 and (iii) the approval of each of the Stock Plans.

  Abstentions may be specified on all proposals except, in connection with the Comverse Annual Meeting, the election of directors. Shares of BTI Common Stock or Comverse Common Stock represented at the applicable Stockholders' Meeting but not voting, including shares of BTI Common Stock or Comverse Common Stock, as the case may be, for which proxies have been received, but with respect to which holders of shares have abstained on any matter, will be treated as present at the applicable Stockholders' Meeting for purposes of determining the presence or absence of a quorum for the transaction of all business.

  For voting purposes at the Stockholders' Meetings, only shares affirmatively voted in favor of a proposal (including properly executed proxies not containing voting instructions) will be counted as favorable votes for such proposal. The failure to submit a proxy (or to vote in person) or the abstention from voting will have the same effect as a vote against adoption of the Merger Agreement, but will have no effect on any of the other proposals. With regard to the election of Directors at the Comverse Annual Meeting, votes may be cast in favor of or withheld with respect to any or all nominees; votes that are withheld will be excluded entirely from the vote and will have no effect. In addition, under the applicable rules of the NYSE and the Nasdaq, brokers who hold shares in street name for customers who are the beneficial owners of such shares are prohibited from giving a proxy to vote such customers' shares with respect to the proposals to be considered at the Comverse Annual Meeting and the BTI Special Meeting in the absence of specific instructions from such customers ("broker non-votes"). Broker non-votes will have the same effect as votes against adopting the Merger Agreement but will have no effect on any other matter.

  The persons named as proxies by a Comverse shareholder or BTI stockholder may propose and vote for one or more adjournments of the applicable Stockholders' Meeting, including, without limitation, adjournments to permit further solicitations of proxies in favor of any proposal; provided, however, that no proxy that is voted against the proposal to adopt the Merger Agreement will be voted in favor of any such adjournment or postponement.

 Revocability of Proxies

  The grant of a proxy on the enclosed Comverse or BTI proxy card does not preclude a stockholder from voting in person. A stockholder may revoke a proxy at any time prior to its exercise by filing with the Secretary of BTI (in the case of a BTI stockholder) or the Corporate Secretary of Comverse (in the case of a Comverse shareholder) a duly executed revocation of proxy, by submitting a duly executed proxy bearing a later date or by appearing at the applicable Stockholders' Meeting and voting in person at such Stockholders' Meeting. Attendance at the relevant Stockholders' Meeting will not, in and of itself, constitute revocation of a proxy.

 Solicitation of Proxies

  Each of Comverse and BTI will bear the cost of the solicitation of proxies from its own stockholders, except that Comverse and BTI will share equally the cost of printing this Joint Proxy Statement/Prospectus and the applicable fees associated with the filing of this Joint Proxy Statement/Prospectus with the Securities and Exchange Commission (the "Commission"). In addition to solicitation by mail, the directors, officers and employees of each of Comverse and BTI and its subsidiaries may solicit proxies from stockholders of such company by telephone or telegram or in person. Arrangements will also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and Comverse and BTI will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in connection therewith.

  D. F. King & Co., Inc. ("D. F. King") will assist in the solicitation of proxies by Comverse, and Morrow & Co., Inc. ("Morrow") will assist in the solicitation of proxies by BTI. Comverse will pay D. F. King a fee of $15,000, plus reimbursement of certain out-of-pocket expenses, and has agreed to indemnify D. F. King against losses arising out of D. F. King's proxy soliciting services on behalf of Comverse. BTI will pay Morrow a fee of $5,500, plus reimbursement of certain out-of-pocket expenses, and has agreed to indemnify Morrow against losses arising out of Morrow's proxy soliciting services on behalf of BTI.

  Neither the Comverse Board nor the BTI Board is aware of any matter other than those set forth in this Joint Proxy Statement/Prospectus which will be brought before the Comverse Annual Meeting or the BTI Special Meeting, respectively. If, however, other matters are presented at either Stockholders' Meeting, proxies will be voted in accordance with the discretion of the holders of such proxies.

    STOCKHOLDERS SHOULD NOT SEND STOCK CERTIFICATES WITH THEIR PROXY CARDS.

                                  THE MERGER

  THE DISCUSSION IN THIS JOINT PROXY STATEMENT/PROSPECTUS OF THE MERGER AND THE PRINCIPAL TERMS OF THE MERGER AGREEMENT IS SUBJECT TO, AND QUALIFIED IN ITS ENTIRETY BY REFERENCE TO, THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED TO THIS JOINT PROXY STATEMENT/PROSPECTUS AS ANNEX I AND IS INCORPORATED HEREIN BY REFERENCE.

 Background to the Merger

  On April 7, 1997, Mr. Francis E. Girard, President and Chief Executive Officer of BTI, called Mr. Kobi Alexander, Chairman, President and Chief Executive Officer of Comverse, to discuss a possible strategic transaction involving Comverse and BTI. On April 8, 1997, Mr. Alexander and Mr. William F. Sorin, General Counsel and Corporate Secretary of Comverse, met with Mr. Greg
C. Carr, Chairman of the BTI Board, and Mr. Girard to discuss the potential benefits and risks, and certain other issues in connection with a potential business combination between Comverse and BTI. During the period from mid April until late May 1997, Comverse and BTI periodically conducted internal management discussions regarding a possible strategic transaction involving Comverse and BTI. On May 27, 1997, Messrs. Alexander and Carr met for dinner and agreed to continue their discussions. During the period from June 3, 1997 until June 17, 1997, representatives of Comverse, including Messrs. Alexander, Sorin, Carmel Vernia, Chief Operating Officer of Comverse, Itsik Danzinger, President of the Comverse Network Systems Division ("Network Systems"), Sachi Gerlitz, Executive Vice President of Network Systems, and representatives of BTI, including Messrs. Carr, Girard, George J. Matz, Vice President of World Sales of BTI, Robert J. Slezak, Executive Vice President of Technology and Marketing of BTI, John M. Weaver, Senior Vice President of Operations and Customer Support of BTI, A.K. Wnorowski, Senior Vice President of Strategic Alliances and General Counsel of BTI, Ms. Carol B. Langer, Senior Vice President of Finance, Chief Financial Officer, Treasurer and Corporate Secretary of BTI and Ms. Valerie H. Gilman, Vice President of Human Resources of BTI, and Comverse's and BTI's respective financial advisors met together and conducted various analyses of their respective businesses and merger alternatives. On June 17, 1997, Messrs. Carr and Alexander agreed to terminate discussions regarding a potential merger, having been unable to reach agreement over price and other material terms of such a transaction.

  In mid-July 1997, Messrs. Alexander and Girard had a brief conversation about recommencing their discussions of a possible business combination between Comverse and BTI, in light of the complementary nature of their businesses and strategic objectives. During dinner on July 29, 1997 and in a telephone conversation on July 31, 1997, Messrs. Alexander and Carr discussed certain preliminary issues concerning a potential merger and certain significant terms of a potential merger, including, among others, the 0.65 exchange ratio, the participation of BTI representatives on the Comverse Board following completion of a merger and the senior management role of Mr. Girard. They agreed to instruct their senior management teams and their legal and financial advisors to continue their work analyzing the proposed combination and conducting due diligence reviews and to exchange drafts of a merger agreement and related documents and schedules. On August 1, 1997, representatives of Comverse and BTI began their due diligence with an exchange of information.

  On August 2, 1997, the BTI Board held a telephone conference to discuss the potential merger, at which time the BTI Board authorized the BTI management to move forward with negotiations.

  During the first two weeks of August 1997, the Comverse management team (including, in addition to the above mentioned Comverse representatives, Brian
D. Wiltshire, President of Network Systems--U.S. Headquarters, David Kreinberg, Vice President of Finance and Treasurer of Comverse, and Paul D. Baker, Vice President of Corporate and Marketing Communications of Comverse) and the BTI management team (including, in addition to the above mentioned BTI representatives, David Beauregard, Assistant Vice President and Corporate Controller of BTI), together with their respective legal and financial advisors who served as advisors to the management teams and their respective boards, held numerous meetings and teleconferences to discuss and review the Comverse and BTI businesses, their respective due diligence investigations, the terms and conditions of the merger agreement and various other legal, financial and regulatory issues, including, among other things, the tax and accounting treatment of the proposed transaction.

  On August 7, 1997, the Comverse Board met to consider generally the discussions between Comverse and BTI. Management and its legal and financial advisors reviewed the status of these discussions and their ongoing due diligence investigations. Outside counsel also discussed the Comverse Board's fiduciary duties and other relevant aspects of applicable law.

  On August 11, 1997, the BTI Board met to consider generally the discussions between BTI and Comverse. Management and its legal and financial advisors reviewed the status of these discussions and their ongoing due diligence investigations. Outside counsel also discussed the BTI Board's fiduciary duties and other relevant aspects of applicable law.

  During the period from August 15 through August 20, 1997, the Comverse and BTI management teams, together with their legal and financial advisors, continued to discuss various issues relating to the proposed merger and the terms of the related merger agreement.

  On August 16, 1997, the BTI Board met again to review the terms and conditions of the proposed merger. At that meeting, members of management and BTI's legal advisors made detailed presentations concerning the proposed merger and BTI's financial advisors discussed their preliminary analysis, including certain comparative financial models and the fairness of the Exchange Ratio, from a financial point of view, to the BTI stockholders. Outside counsel also reviewed certain legal matters, including a detailed review of the terms of the proposed merger agreement. Similar meetings were held (via conference calls) on August 18 and 19, 1997, at which the BTI Board was advised of the status of the Merger discussions.

  During the afternoon of August 19, 1997, the Comverse Board met again to review the terms and conditions of the proposed merger. At that meeting, members of management and its legal advisors made detailed presentations concerning the proposed merger. Outside counsel also reviewed certain legal matters, including a detailed review of the terms of the proposed merger agreement. The financial advisors made presentations regarding the fairness of the Exchange Ratio to Comverse shareholders from a financial point of view.

  During the afternoon on August 20, 1997, the Comverse Board met again to continue their discussion. Following a summary of the developments over the last day, the Comverse Board received the oral opinion (subsequently confirmed in writing as of such date) of Salomon Brothers Inc ("Salomon Brothers") that, as of such date, the Exchange Ratio was fair from a financial point of view to holders of shares of Comverse Common Stock. See "--Opinions of Financial Advisors--Opinion of the Financial Advisor to the Comverse Board." Following further discussion, the Comverse Board then determined that the Merger was fair to and in the best interests of the shareholders of Comverse, unanimously approved the Merger Agreement and the Merger and unanimously resolved to recommend that the shareholders of Comverse vote for adoption of the Merger Agreement.

  On August 20, 1997, the BTI Board met at a special meeting. Senior management members and Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") made presentations to the BTI Board concerning the proposed merger and the terms and conditions of the Merger Agreement. Following such presentations, the BTI Board received the oral opinion (subsequently confirmed in writing) of Merrill Lynch that, as of such date, the Exchange Ratio was fair, from a financial point of view, to the holders of BTI Common Stock (other than Comverse and its affiliates). See "--Opinions of Financial Advisors." After hearing such reports and after receiving Merrill Lynch's oral opinion, the BTI Board determined that the Merger was fair to and in the best interests of the stockholders of BTI, unanimously approved the Merger Agreement and the Merger and unanimously resolved to recommend that the stockholders of BTI vote for adoption of the Merger Agreement.

  The Merger Agreement was signed by both parties on the night of August 20, 1997. On the morning of August 21, 1997, prior to the commencement of trading on the NYSE and the Nasdaq, the Companies issued a joint press release announcing the execution of the Merger Agreement.

 Reasons for the Merger and Board Recommendations

  Reasons for the Merger

  Background. The market for network-based enhanced services platforms ("ESPs") has grown rapidly over the past several years. This market includes international network operators, United States Regional Bell Operating Companies ("RBOCs"), wireless and PCS operators, independent telephone company and wireless operators, cable companies, long distance carriers, competitive access providers and Post Telegraph and Telephone organizations around the world. A number of factors have contributed to this growth, including the heightened emphasis among wireless and wireline telecommunications network operators on offering new services to increase revenue and for competitive differentiation, the increasing public awareness and acceptance of multi-media messaging services resulting from the growing installed base of systems in the business community, the expanding availability from major telephone companies of call answering services, and the growing use of wireless telephone services, which typically offer a network-based call answering service.

  As the demand for enhanced services has increased, a number of companies have introduced products to meet rapidly evolving industry requirements, including BTI and Comverse. Both Companies have enjoyed significant success in increasing their market share and establishing a significant customer base, but have historically done so by addressing the needs and requirements of different customers and geographic markets.

  Historically, Comverse's primary focus has been on supplying large-capacity, high availability ESPs to service provider organizations, including fixed and wireless telephone network operators and other telecommunications service providers worldwide, building upon the services provided by its TRILOGUE system, such as call answering and voice and fax messaging. Driven by the demand for enhanced services and the capability of its platform, an increasing percentage of Comverse's overall revenues has been derived from the TRILOGUE system. Historically, Comverse has established a leading market position in Europe and other important areas, and has experienced particularly strong sales to digital wireless operators.

  With its CO ACCESS and Access NP Network Services Platform, BTI has concentrated on addressing the requirements of network-based telecommunications service providers, particularly in the wireline market. These providers generally require a large-capacity platform that is scaleable and reliable while meeting stringent engineering requirements. Consequently, BTI has established a significant market position with large RBOCs, including Bell Atlantic Corporation, BellSouth Corporation and SBC Corporation, as well as AT&T Corp. and other large subscriber services providers. In addition to its strength in the United States market, BTI has also established a significant presence in Asia, particularly in Japan, including Nippon Telegraph and Telephone Corporation, and in Latin America, particularly in Mexico and Brazil.

  Joint Reasons for the Merger. The BTI Board and Comverse Board believe that the Merger, by combining the complementary businesses, customer bases and geographic focuses of the Companies, will position the combined company as a leading supplier of enhanced services platforms to telecommunications services providers worldwide. The Boards believe that the Merger will provide the combined company with substantially greater resources necessary to compete effectively in the rapidly growing and changing global telecommunications equipment business, to offer a comprehensive range of products, services and technical solutions for its customers and to cultivate a more diverse customer base with broader geographic coverage. The Boards also believe that the Merger will also provide the combined company with the ability to achieve economies of scale that are currently beyond the independent capability of either Company and, particularly in the case of BTI, access to a broader customer base, resulting in less revenue volatility and reduced dependence on specific customers.

  The Boards have identified various potential joint benefits of the Merger which they believe will contribute to the success of the combined company, including the following:

  . Enhanced capability to compete worldwide. The Merger will provide the combined company with substantially greater resources necessary to compete effectively in the rapidly growing and changing global telecommunications equipment business. This rapid worldwide growth and changes in the regulatory and competitive environment involving factors such as increased privatization of service providers, consolidation of vendors, emerging technologies and alternatives for delivery of services, require equipment vendors to have the resources necessary to respond rapidly to changing market conditions, to develop and market new products in response to changing market needs and to provide global service and support to customers. The Merger will facilitate the combined company's ability to compete effectively throughout the world.

  . Ability to provide full range of products and technical solutions for customers. The Boards believe that the Merger will enable the combined company to offer a broader range of products, product features and technical solutions for customers, enhancing the competitive strength of the combined company and increasing its ability to satisfy the requirements of existing and new customers in a cost-effective manner.

  . More diverse customer base. There are differences in the customer bases of the two Companies and the allocation of their respective sales and marketing resources, with BTI's primary focus comprising major wireline service companies in the United States, as well as in Japan and parts of Latin America, and Comverse's primary focus and customer base located in Europe, Asia and the Far East, including a significantly greater proportion of wireless service providers. The Boards believe that the Merger will combine the highly complementary customer bases of the two Companies, resulting in more diverse and stronger revenue sources and an enhanced ability to market new products to the existing customer bases of the respective Companies.

  . Broader geographic coverage. The combined company will have significantly greater geographic coverage than either Comverse or BTI individually, with sales, marketing and support infrastructure in major markets around the world, leaving it well positioned to respond to customers' requirements and to stimulate new market opportunities worldwide.

  . Deeper management. The combined company will benefit from the combination of the management resources of Comverse and BTI and access to the experience, knowledge and established customer relationships of management personnel at both Companies.

  . Economies of scale. The Boards believe that the Merger should enable the combined company to achieve long-term economies of scale, particularly in the future growth of its worldwide operations, that would not have been available to either Company separately.

  . Research and development efficiencies. The Boards believe that the Merger will position the combined company to leverage its research and development activities and resources, thus permitting it to market and sell products of both Companies without disproportionate costs.

  . Enhanced services. The Boards believe that the Merger has the potential to improve the combined company's competitive position in the enhanced services sector, which they believe will be characterized by increasing consolidation and by large companies seeking to meet customer needs through an increasingly comprehensive set of product offerings.

  The BTI Board further believes that the combined company will be less subject to material quarterly fluctuations and the uncertainties associated with the dependence upon a limited number of customers, because the customer base of the combined company will be more diverse than that of BTI standing alone.

  Other Factors Considered. The Boards also considered negative factors relating to the Merger, including (i) the risk that the benefits sought in the Merger would not be fully achieved, (ii) the risk that the Merger would not be consummated and the effect of the public announcement of the Merger on each Company's sales and operating results, (iii) the impact of the proposed Merger on certain key customer relationships and (iv) all of the other factors listed above under "Risk Factors." Each Board concluded that these factors were outweighed by the potential benefits to be gained by the Merger.

  In the course of its deliberations during Board meetings referred to under "--Background to the Merger," each Board reviewed with its respective management a number of additional factors relevant to the Merger, including the strategic overview and prospects for its respective Company. Each Board also considered, among other factors, (i) information concerning BTI's and Comverse's respective operations, technology, management and competitive position; (ii) the financial condition, results of operations and prospects of the respective businesses of BTI and Comverse before, and after, giving effect to the Merger and (iii) current financial market conditions and historical market prices, volatility and trading information with respect to BTI Common Stock and Comverse Common Stock. In addition, each Board reviewed the Exchange Ratio and the other principal terms of the Merger Agreement and related agreements. Each Board considered the financial analyses prepared by their respective financial advisors. See "--Opinions of Financial Advisors." The BTI Board also took into account that, following the Merger, its Chairman of the Board and President and Chief Executive Officer, Messrs. Carr and Girard, would be appointed to the Comverse Board, Mr. Carr would be appointed to the Remuneration and Stock Option Committee of the Comverse Board (the "Remuneration Committee"), and Mr. Girard would be President and Chief Executive Officer of Network Systems.

  In view of the wide variety of factors, both positive and negative, considered by each Board, neither Board found it practical to, nor did it in fact, quantify or otherwise assign relative weights to the specific factors considered.

  Board Recommendations. EACH OF THE COMVERSE BOARD AND THE BTI BOARD HAS DETERMINED THAT THE MERGER IS FAIR TO AND IN THE BEST INTERESTS OF ITS RESPECTIVE STOCKHOLDERS, HAS UNANIMOUSLY APPROVED THE MERGER AGREEMENT AND THE MERGER AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF ITS COMPANY VOTE "FOR" ADOPTION OF THE MERGER AGREEMENT.

 Opinion of the Financial Advisor to the Comverse Board

   Background. Comverse retained Salomon Brothers to act as its financial advisor in connection with the Merger. On August 19, 1997, Salomon Brothers presented its financial analyses to the Comverse Board regarding the fairness of the Exchange Ratio to the Comverse shareholders. On August 20, 1997, Salomon Brothers gave its oral opinion, which opinion was subsequently confirmed in writing as of such date and is described below, to the effect that, based upon and subject to certain assumptions, factors and limitations set forth in such written opinion, as of such date, the Exchange Ratio was fair, from a financial point of view, to the holders of Comverse Common Stock.

  THE FULL TEXT OF SALOMON BROTHERS' WRITTEN OPINION DATED AUGUST 20, 1997, WHICH SETS FORTH THE ASSUMPTIONS MADE, PROCEDURES FOLLOWED AND MATTERS CONSIDERED BY SALOMON BROTHERS, IS ATTACHED AS APPENDIX II TO THIS JOINT PROXY STATEMENT/PROSPECTUS AND IS INCORPORATED HEREIN BY REFERENCE. SALOMON BROTHERS' OPINION DELIVERED TO THE COMVERSE BOARD WAS DIRECTED ONLY TO THE FAIRNESS OF THE EXCHANGE RATIO, FROM A FINANCIAL POINT OF VIEW, TO THE HOLDERS OF COMVERSE COMMON STOCK, AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY COMVERSE SHAREHOLDER AS TO HOW SUCH SHAREHOLDER SHOULD VOTE AT THE COMVERSE ANNUAL MEETING. THE SUMMARY OF THE SALOMON BROTHERS OPINION SET FORTH IN THIS JOINT PROXY STATEMENT/PROSPECTUS IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION. COMVERSE SHAREHOLDERS ARE URGED TO READ THE ENTIRE OPINION CAREFULLY.

  In connection with rendering its opinion, Salomon Brothers reviewed and analyzed, among other things: (i) the Merger Agreement; (ii) certain publicly available information concerning BTI; (iii) certain other internal information, primarily financial in nature, concerning the business, operations and prospects of BTI furnished to Salomon Brothers by BTI for purposes Salomon Brothers' analysis; (iv) certain publicly available information concerning the trading of, and the trading market for, BTI Common Stock; (v) certain publicly available information concerning Comverse; (vi) certain other internal information, primarily financial in nature, concerning the business, operations and prospects of Comverse furnished to Salomon Brothers by Comverse for purposes of Salomon Brothers' analysis; (vii) certain publicly available information concerning the trading of, and the trading market for, Comverse Common Stock; (viii) certain publicly available information with respect to certain other companies that Salomon Brothers believed to be comparable to BTI or Comverse and the trading markets for certain of such other companies' securities; and (ix) certain publicly available information concerning the nature and terms of certain other transactions that Salomon Brothers considered relevant to its inquiry. Salomon Brothers also conducted discussions with certain officers and employees of BTI and Comverse and with the independent accountants of BTI and Comverse to discuss the foregoing as well as other matters that Salomon Brothers believed relevant to its inquiry.

  In its review and analysis and in arriving at its opinion, Salomon Brothers assumed and relied upon the accuracy and completeness of all of the financial and other information provided to it by BTI and Comverse or publicly available and has neither attempted independently to verify nor assumed responsibility for verifying any of such information. Salomon Brothers also assumed and relied upon the fact that the financial statements of BTI and Comverse complied with applicable accounting requirements and the published rules and regulations of the Commission, were prepared in accordance with United States generally accepted accounting principles and fairly presented the consolidated financial position of BTI and Comverse and their respective consolidated subsidiaries as of the date of the opinion. Salomon Brothers did not conduct any physical inspection of any of the properties or facilities of BTI or Comverse, nor did it make or obtain or assume any responsibility for making or obtaining any independent evaluations or appraisals of any of such properties or facilities. With respect to the prospects of BTI and Comverse, Salomon Brothers assumed that they were consistent with the best currently available estimates and judgments of the management of BTI and Comverse, respectively, and Salomon Brothers expressed no view with respect to such prospects.

  In conducting its analysis and in arriving at its opinion, Salomon Brothers considered such financial and other factors as it deemed appropriate under the circumstances including, among others, the following: (i) the historical and current financial position and results of operations of BTI and Comverse; (ii) the business prospects of BTI and Comverse; (iii) the historical and current market for BTI Common Stock, for Comverse Common Stock and for the equity securities of certain other companies that Salomon Brothers believed to be comparable to BTI or Comverse; and (iv) the nature and terms of certain other transactions that Salomon Brothers believed to be relevant. Salomon Brothers also took into account its assessment of general economic, market and financial conditions and its knowledge of BTI's and Comverse's industry as well as its experience in connection with similar transactions and securities valuation generally.

  Salomon Brothers' opinion was necessarily based upon conditions as they existed and could be evaluated on the date of its opinion and it assumed no responsibility to update or revise its opinion based upon circumstances or events occurring after the date of its opinion. Salomon Brothers' opinion was limited to the fairness, from a financial point of view, of the Exchange Ratio and did not address Comverse's underlying business decision to effect the Merger or constitute a recommendation to any holder of Comverse Common Stock as to how such holder should vote with respect to the Merger.

  Set forth below is a brief summary of the material financial analyses which Salomon Brothers provided to the Comverse Board at its August 19, 1997 meeting in connection with its opinion and does not purport to be a complete description of analyses performed by Salomon Brothers. As described above, Salomon Brothers' opinion and presentation to the Comverse Board was one of many factors taken into consideration by the Comverse Board in making its decision to approve the Merger Agreement. The following quantitative information, to the extent it is based on market data, is based on market data as it existed at August 18, 1997, and is not necessarily indicative of current market conditions.

  Summary of Analyses

   Public Comparables Trading Analysis. Salomon Brothers compared selected financial data of BTI with certain financial data from publicly traded communications equipment companies considered by Salomon Brothers to be comparable in some respect to BTI. The comparison group was divided into two subgroups of companies--the primary group of the more comparable companies (consisting of BTI, Comverse, Brite Voice Systems, Inc., Centigram Communications Corp., Glenayre Technologies, Inc. and Octel Communications Corp. (the "Primary Comparable Companies")) and a secondary group of somewhat (but less) comparable companies (consisting of ADC Telecommunications, Inc., DSC Communications Corp., ERICSSON LM Tel. Co. Ad., Lucent Technologies Inc., Northern Telecom Ltd. and Tellabs, Inc. (the "Secondary Comparable Companies" and, together with the Primary Comparable Companies, the "Comparable Companies")).

  Salomon Brothers compared the firm value (defined as equity value (share price times all fully diluted shares at the stock price less any option proceeds) plus straight debt, minority interest, straight preferred stock, all out-of-the-money convertible instruments, less investments in unconsolidated affiliates and excess cash) as multiples of latest twelve months ("LTM") revenues, LTM earnings before interest, taxes, depreciation and amortization ("EBITDA") and LTM earnings before interest and taxes ("EBIT") for each of the Comparable Companies. Salomon Brothers' analysis indicated multiples of LTM revenues which ranged from a high of 4.7x to a low of 0.4x with a median of 2.6x and mean of 2.4x for the Primary Comparable Companies and a high of 10.2x to a low of 1.9x with a median of 2.5x and a mean of 4.0x for the Secondary Comparable Companies. The ratios of firm value to LTM EBITDA indicated multiples which ranged from a high of 25.3x to a low of 6.2x with a median of 12.1x and mean of 13.5x for the Primary Comparable Companies and from a high of 31.1x to a low of 14.4x with a median of 19.5x and mean of 20.3x for the Secondary Comparable Companies. The ratios of firm value to LTM EBIT indicated multiples which ranged from a high of 31.9x to a low of 9.1x with a median of 22.4x and a mean of 20.0x for the Primary Comparable Companies and a high of 36.2x to a low of 21.7x with a median of 28.9x and a mean of 28.8x for the Secondary Comparable Companies.

  Salomon Brothers also considered for each Comparable Company the ratios of current stock prices to LTM earnings per share ("EPS") and projected EPS for the current (1997) and next (1998) fiscal years (based on First Call Corporation ("First Call") Composite estimates as of August 18, 1997). The ratios of current stock prices to LTM EPS ranged from a high of 36.5x to a low of 13.8x with a median of 31.6x and mean of 26.7x for the Primary Comparable Companies and a high of 59.6x to a low of 36.9x with a median of 40.1x and mean of 44.2x for the Secondary Comparable Companies. The ratios of current stock prices to projected 1997 EPS ranged from a high of 51.6x to a low of 19.4x with a median of 28.9x and mean of 31.7x for the Primary Comparable Companies and a high of 45.6x to a low of 31.5x with a median of 33.2x and mean of 34.9x for the Secondary Comparable Companies. The ratios of current stock prices to projected 1998 EPS ranged from a high of 24.2x to a low of 16.0x with a median of 19.6x and mean of 19.9x for the Primary Comparable Companies and a high of 35.4x to a low of 20.1x with a median of 26.4x and mean of 26.7x for the Secondary Comparable Companies. The estimated five-year EPS growth ranged from a high of 30.0% to a low of 20.0% with a median of 23.5% and a mean of 23.7% for the Primary Comparable Companies and a high of 30.0% to a low of 17.0% with a median of 20.0% and a mean of 22.0% for the Secondary Comparable Companies.

  Based on the foregoing, Salomon Brothers established (i) various firm value multiple ranges to LTM sales, EBITDA and EBIT and (ii) equity value multiple ranges to LTM net income, estimated 1997 net income and estimated 1998 net income as follows: a multiple range of 2.5x to 3.5x LTM sales, a multiple range of 14.0x to 18.0x LTM EBITDA, a multiple range of 22.0x to 25.0x LTM EBIT, a multiple range of 32.0x to 37.0x LTM net income, a multiple range of 28.0x to 31.0x estimated 1997 net income and a multiple range of 20.0x to 25.0x estimated 1998 net income. These multiple ranges implied per share values of BTI Common Stock (based on fully diluted shares outstanding under the Treasury Stock method) of $20.93 to $28.99, $21.75 to $27.74, $25.51 to
$28.89, $23.21 to $26.84, $25.76 to $28.52 and $26.00 to $32.50, respectively.

  Based on the foregoing, Salomon Brothers determined an implied per share trading valuation range for BTI of $25 to $30 per share of BTI Common Stock. Salomon Brothers noted that the price of BTI Common Stock ($28.88 at August 18, 1997) was within this range and that the implied acquisition price (the Exchange Ratio multiplied by the price of Comverse Common Stock at August 18,
1997) was $29.90, which was at the top of the foregoing price range. Salomon Brothers also applied a range of 15% to 30% premium to the $27.50 midpoint of the above trading valuation range, and calculated a range of approximately $32 to $36 per share. Salomon noted that the implied acquisition price of $29.90 was below this range of BTI Common Stock.

   Precedent Transactions Analysis. Salomon Brothers reviewed the following eleven selected merger and acquisition transactions (the "Precedent Transactions") in the communications equipment industry since 1993: (i) 3Com Corp. acquisition of U.S. Robotics Corp.; (ii) Cisco Systems, Inc. acquisition of StrataCom, Inc.; (iii) Ascend Communications, Inc. acquisition of Cascade Communications Corp.; (iv) Lucent Technologies, Inc. acquisition of Octel Communications Corp.; (v) KLA Instruments Corp. acquisition of Tencor Instruments; (vi) Wellfleet Communications, Inc. acquisition of Synoptics Communications, Inc.; (vii) FORE Systems, Inc. acquisition of Alantec Corp.;
(viii) National Semiconductor Corp. acquisition of Cyrix Corp.; (ix) ECI Telecom LTD acquisition of Telematics Systems LTD; (x) U.S. Robotics Corp. acquisition of Megahertz Corp.; and (xi) Octel Communications Corp. acquisition of VMX, Inc. Except for the Lucent Technologies, Inc. acquisition of Octel Communications Corp., each of the other Precedent Transactions was a stock-for-stock merger and a pooling of interests transaction (as is the Merger). Salomon Brothers compared the firm value of the acquired company as multiples of LTM revenues, LTM EBITDA and LTM EBIT. Salomon Brothers' analysis of the Precedent Transactions indicated multiples of LTM revenues ranging from a high of 14.6x to a low of 1.5x with a median of 2.8x and mean of 5.0x. The ratios of firm value to LTM EBITDA for each of the Precedent Transactions indicated multiples ranging from a high of 62.3x to a low of 7.9x with a median of 14.9x and mean of 23.3x. The ratios of firm value to LTM EBIT for each of the Precedent Transactions indicated multiples which ranged from a high of 68.3x to a low of 10.0x with a median of 19.6x and a mean of 27.3x.

  Salomon Brothers also considered the premiums offered relative to the acquired company's stock price one day and thirty days, respectively, prior to the announcement of the Precedent Transactions and the ratio of purchase price to the acquired company's LTM earnings and its projected next year earnings (based on Institutional Broker Estimate Systems' ("IBES") estimates at the time of the Precedent Transactions) for the Precedent Transactions. The premium offered in these Precedent Transactions ranged from a high of 33.1% to a low of 5.4% with a median of 23.2% and a mean of 22.0% based on the stock price one day prior to announcement and a high of 59.2% to a low of negative 9.7% with a median of 37.0% and a mean of 32.8% based on the stock price 30 days prior to announcement. An analysis of the purchase price to LTM earnings yielded multiples ranging from a high of 71.4x to a low of 19.1x and had a median of 29.1x and a mean of 37.3x. An analysis of the multiples of purchase price to estimated next year earnings yielded multiples ranging from a high of 55.5x to a low of 16.x with a median of 28.6x and a mean of 30.2x. The estimated five-year EPS growth for the Precedent Transactions ranged from a high of 50.0% to a low of 20.0% with a median of 25.0% and a mean of 29.8%.

  Based on the foregoing, Salomon Brothers established (i) various firm value multiple ranges to LTM sales, EBITDA and EBIT and (ii) equity value multiple ranges to LTM net income, estimated 1997 net income and estimated 1998 net income as follows: a multiple range of 3.0x to 4.0x LTM sales, 15.0x to 22.0x LTM EBITDA, 18.0x to 25.0x LTM EBIT, 35.0x to 40.0x LTM net income and 28.0x to 33.0x 1997 estimated net income and 25.0% to 30.0% and 35.0% to 45.0% for one-day and thirty-day premiums, respectively. These multiples ranges implied per share values of BTI Common Stock (based on fully diluted shares outstanding under the Treasury Stock method) of $24.96 to $33.03, $23.25 to $33.74, $21.01 to $28.89, $25.39 to $29.01, $25.76 to $30.36, $36.09 to $37.54
and $39.83 to $42.78, respectively.

  Based on the foregoing, Salomon Brothers determined an implied per share precedent transaction valuation range of $26 to $33 per share of BTI Common Stock. Salomon Brothers noted that the price of BTI Common Stock ($28.88 at August 18, 1997) was within this range and that the implied acquisition price (the Exchange Ratio multiplied by Comverse Common Stock price at August 18,
1997) was $29.90, which was also within this range.

   Contribution Analysis. Salomon Brothers calculated the percentage contribution by Comverse to the pro forma combined company with respect to various financial statistics. This analysis showed that Comverse would contribute 59% of equity value, 50% of LTM sales, 49% of LTM EBITDA, 51% of LTM EBIT, 62% of LTM net income, 61% of 1997 estimated net income, 57% of 1998 estimated net income, 69% of book equity and 70% of total assets of the pro forma combined company. By comparison, based on the Exchange Ratio, Comverse shareholders would hold approximately 60% of the pro forma equity (using the Treasury Stock method and assuming conversion of convertible debt).

   Historical Exchange Ratio Analysis. Salomon Brothers also reviewed the daily closing price and volume of BTI Common Stock and Comverse Common Stock during the period from August 19, 1996 through August 18, 1997 and the implied historical exchange ratios determined by dividing the price per share of BTI Common Stock by the price per share of Comverse Common Stock (the "Historical Exchange Ratio") over such period. Salomon Brothers calculated that during this period the Historical Exchange Ratio ranged from a high of 0.7976 to a low of 0.3233 with an average of 0.5500 and a ratio on August 18, 1997 of
0.6277 and had a three-month and six-month average of 0.5920 and 0.5600, respectively. Such ratios were compared to the Exchange Ratio in the Merger, which is 0.65.

   Earnings Accretion/Dilution Analysis. Salomon Brothers calculated the implied accretion/dilution based on stand-alone earnings per share projections (based on IBES estimates as of August 18, 1997) and the pro forma impact of the Merger on such projections for 1997 pro forma and projected 1998. Based on such estimates, Salomon Brothers calculated 5.6% earnings dilution in 1997 and 1.3% earnings accretion in 1998 for Comverse shareholders as a result of the Merger. For BTI projected fiscal years 1998 and 1999, Salomon Brothers calculated earnings accretion of 6.0% and earnings dilution of 3.7%, respectively. These results exclude any potential impact from Merger synergies. Salomon Brothers also did a sensitivity analysis assuming various other potential projected 1998 stand-alone earnings for each of BTI and Comverse.

  General

  The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to summary description. Furthermore, in arriving at its fairness opinion, Salomon Brothers did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Salomon Brothers believes that its analyses must be considered as a whole and that considering any portions of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the opinion. Salomon Brothers did not quantify the effect of each factor upon its valuation. In its analyses, Salomon Brothers made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, some of which are beyond the control of BTI and Comverse. Any estimates contained in Salomon Brothers' analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than as set forth therein. No company or transaction used in the above analyses as a comparison is directly comparable to BTI or Comverse or the contemplated Merger. The analyses performed were prepared solely as part of Salomon Brothers' analysis of the fairness, from a financial point of view, of the Exchange Ratio to the holders of Comverse Common Stock in connection with the delivery of Salomon Brothers' opinion. The Exchange Ratio was determined on the basis of negotiations between BTI and Comverse. Because such analyses are inherently subject to uncertainty, none of Comverse, the Comverse Board or management, Salomon Brothers or any other person assumes responsibility if future events do not conform to judgments reflected in the opinion of Salomon Brothers.

  Engagement of Salomon Brothers

  Salomon Brothers was retained by Comverse based on its experience and expertise as financial advisor in connection with mergers and acquisitions. Salomon Brothers is an internationally recognized investment banking firm that provides financial services in connection with a wide range of business transactions. As part of its business, Salomon Brothers regularly engages in the valuation of companies and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and for other purposes.

  Comverse agreed to pay Salomon Brothers a fee of $500,000 upon the rendering of its fairness opinion relating to the Exchange Ratio and the execution of the Merger Agreement. Comverse also agreed to pay Salomon Brothers an additional fee of $1,000,000, such fee being payable upon consummation of the Merger. The fees paid or payable to Salomon Brothers are not contingent upon the contents of the fairness opinion delivered. Comverse also agreed to reimburse Salomon Brothers for its reasonable out-of-pocket expenses and to indemnify Salomon Brothers and certain related persons against certain liabilities, including liabilities under the federal securities laws.

 Opinion of the Financial Advisor to the BTI Board

   Background; Qualification of Opinion. BTI retained Merrill Lynch to render financial advisory services with respect to BTI's proposed business combination with Comverse.

  At the meeting of BTI's Board on August 20, 1997, Merrill Lynch rendered its oral opinion, such opinion subsequently confirmed in writing on such date (the "Merrill Lynch Opinion"), to the effect that, as of August 20, 1997, and based upon the assumptions made, matters considered and limits of review, as set forth in such opinion, the Exchange Ratio was fair from a financial point of view to the holders of BTI Common Stock. All of Merrill Lynch's analyses were based on closing common stock prices of both BTI and Comverse as of August 13, 1997.

  A copy of the Merrill Lynch Opinion dated August 20, 1997, which sets forth the assumptions made, matters considered and certain limitation on the scope of review undertaken by Merrill Lynch, is attached as Annex III to this Joint Proxy Statement/Prospectus and is incorporated herein by reference. The description of the Merrill Lynch Opinion set forth herein is qualified in its entirety by reference to the full text of the Merrill Lynch Opinion. Stockholders of BTI are urged to, and should, read the Merrill Lynch Opinion carefully and in its entirety. The Merrill Lynch Opinion is addressed to the BTI Board and addresses only the fairness from a financial point of view of the Exchange Ratio as of the date of the opinion. The Exchange Ratio was determined on the basis of negotiations between BTI and Comverse. The Merrill Lynch Opinion does not constitute a recommendation to any BTI stockholder as to how such stockholder should vote at the BTI Special Meeting.

  In arriving at its opinion, set forth in the Merrill Lynch Opinion, Merrill Lynch, among other things: (i) reviewed BTI's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended January 31, 1995, 1996 and 1997, BTI's Form 10-Q and the related unaudited financial information for the quarterly period ended April 30, 1997 and BTI's draft Form 10-Q and the related unaudited financial information for the quarterly period ended July 31, 1997; (ii) reviewed Comverse's Annual Reports, Forms 10-K and related financial information for the three fiscal years ended December 31, 1994, 1995 and 1996 and Comverse's Forms 10-Q and the related unaudited financial information for the quarterly periods ended March 31, 1997 and June 30, 1997; (iii) reviewed certain information relating to the business, earnings, cash flow, assets, liabilities and prospects of BTI and Comverse furnished to Merrill Lynch by BTI and Comverse, respectively; (iv) conducted due diligence discussions with members of senior management of BTI and Comverse and discussed with members of senior management of BTI and Comverse their views regarding their respective businesses before and after giving effect to the Merger; (v) reviewed the market prices and valuation multiples for BTI Common Stock and Comverse Common Stock and compared them with those of certain publicly traded companies which Merrill Lynch deemed to be relevant;
(vi) compared the results of operations of BTI and Comverse with those of certain companies which Merrill Lynch deemed to be relevant; (vii) compared the proposed financial terms of the Merger with the financial terms of certain other mergers and acquisitions which Merrill Lynch deemed to be relevant;
(viii) participated in certain discussions and negotiations among representatives of BTI and Comverse and their financial and legal advisors;
(ix) reviewed the potential pro forma impact of the Merger; (x) reviewed the Merger Agreement; and (xi) reviewed such other financial studies and analyses and performed and took into account such other matters as Merrill Lynch deemed necessary, including its assessment of general economic, market and monetary conditions.

  In preparing the Merrill Lynch Opinion, Merrill Lynch relied on the accuracy and completeness of all information supplied or otherwise made available to it, discussed with or reviewed by or for it, or publicly available, and did not assume responsibility for independent verification of such information. Merrill Lynch did not assume responsibility for undertaking an independent evaluation or appraisal of the assets or liabilities of BTI or Comverse and no such evaluation or appraisal was provided to it. Merrill Lynch relied upon the assessment by the managements of BTI and Comverse of their ability to retain key employees of both BTI and Comverse. Merrill Lynch also relied upon, without independent verification, the assessment by the managements of both BTI and Comverse of the strategic and other benefits expected to result from the Merger. Merrill Lynch also relied upon, without independent verification, the assessment by BTI's management of both BTI's and Comverse's technologies and products, the timing and risks associated with the integration of BTI and Comverse, and the validity of, and risks associated with BTI's and Comverse's existing and future products and technologies. With respect to any estimates furnished to or discussed with Merrill Lynch by BTI or Comverse, Merrill Lynch assumed that such information had been reasonably prepared and reflected the best then-available estimates and judgments of BTI's or Comverse's management. In addition, Merrill Lynch assumed that the Merger would qualify for pooling of interests accounting treatment in accordance with generally accepted accounting principles and as a tax-free reorganization within the meaning of
Section 368(a) of the Code. Merrill Lynch assumed that the Merger would be consummated on the terms set forth in the Merger Agreement without waiver or amendment of any of the terms or conditions thereof. The Merrill Lynch Opinion was necessarily based upon market, economic, financial and other conditions as they existed and could be evaluated as of the date of such opinion. In rendering such opinion, Merrill Lynch observed that it was not expressing any opinion as to the price at which BTI Common Stock would actually trade at any time.

  The matters considered by Merrill Lynch in arriving at its opinion are based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions, many of which are beyond the control of BTI and Comverse, and involve the application of complex methodologies and educated judgment. Any estimates incorporated in the analyses performed by Merrill Lynch are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future. The Merrill Lynch Opinion does not present a discussion of the relative merits of the Merger as compared with any other business plan or opportunity that might be presented to BTI, or the effect of any other arrangement in which BTI might engage.

  At the meetings of the BTI Board held on August 16 and August 20, 1997, Merrill Lynch presented certain financial analyses accompanied by written materials in connection with the delivery of its oral opinion. The following is a summary of the material financial and comparative analyses performed by Merrill Lynch in arriving at the Merrill Lynch Opinion, which was delivered on August 20, 1997.

  Summary of Analyses

   Exchange Ratio Analysis. Merrill Lynch reviewed the historical trading prices for BTI Common Stock and Comverse Common Stock, separately, and in comparison to each other. Merrill Lynch also reviewed the ratios of the daily closing prices of Comverse to BTI over various periods, starting as far back as August 4, 1994 and ending August 13, 1997 and computed the premium represented by the Exchange Ratio of 0.65 over the average of these ratios over various periods of time ending August 13, 1997. The average of the ratios of the daily closing prices of Comverse to BTI for the various periods ending on August 13, 1997 were 0.588 for the previous two years; 0.548 for the previous one year; 0.545 for the previous 30 days; and 0.549 for the previous one week. The Exchange Ratio of 0.65 represented a premium of 10.6%, 18.7%, 19.2% and 18.5%, respectively, over the aforementioned average ratios of Comverse to BTI stock prices.

   Analysis of Selected Comparable Publicly Traded Companies. Using publicly available information and estimates of future financial results published by First Call, Merrill Lynch compared certain financial and operating information and ratios for both BTI and Comverse with the corresponding financial and operating information for a group of five publicly traded companies engaged primarily in businesses which Merrill Lynch deemed to be relevant for the purpose of its analysis, including Brite Voice Systems Inc., Centigram Communications Corp., Glenayre Technologies Inc., Nice Systems Ltd. and Octel Communications Corp. (the "Merrill Comparable Companies").

  Merrill Lynch's calculations resulted in the following relevant ranges for the Merrill Comparable Companies: total enterprise value (defined as market value of common equity plus book value of total debt and preferred stock less cash) as a multiple of LTM revenue of 2.5x to 4.5x for BTI and 3.0x to 5.0x for Comverse (with BTI at 3.2x and Comverse at 5.1x); and total market value as a multiple of projected calendar 1998 net income (based on earnings per share estimated from First Call) of 17.7x to 23.8x for BTI and 22.1x to 26.8x for Comverse (with BTI at 20.8x and Comverse at 25.9x). Applying the ranges of multiples derived from the Merrill Comparable Companies' information analyzed by Merrill Lynch, Merrill Lynch calculated implied per share equity values of BTI ranging from $23.00 to $31.00, and Comverse ranging from $42.00 to $51.00.

  None of the companies utilized in the above analysis for comparative purposes is, of course, identical to BTI or Comverse. Accordingly, a complete analysis of the results of the foregoing calculations cannot be limited to a quantitative review of such results and involves complex considerations and judgments concerning differences in financial and operating characteristics of the Merrill Comparable Companies and other factors that could affect the public trading value of the Merrill Comparable Companies.

   Discounted Cash Flow Analysis. Merrill Lynch also performed discounted cash flow analyses (i.e., an analysis of the present value for the projected unlevered free cash flows and terminal value for the periods and at the discount rates indicated) of both BTI and Comverse for the years 1997 through 2002, inclusive, using discount rates reflecting a weighted average cost of capital ranging from 13.0% to 17.0% and terminal value multiples of fiscal year ended January 31, 2003 and December 31, 2002 for BTI and Comverse, respectively, of unlevered earnings (before interest and after taxes) ranging from 17.0x to 21.0x.

  Applying the results of such discounted cash flow analysis, and assuming no synergies arising out of the Merger, Merrill Lynch calculated the implied per share equity values of BTI ranging from $31.00 to $42.00 and of Comverse ranging from $59.00 to $79.00.

   Implied Exchange Ratio Analysis. Merrill Lynch derived implied exchange ratios by dividing the low, midpoint and high per share equity values of BTI by the low, midpoint and high per share equity values of Comverse, respectively. Based on this analysis, Merrill Lynch calculated implied exchange ratios of (i) 0.63, 0.41 and 0.52 for the comparison of the 52-week stock price trading ranges, (ii) 0.61, 0.55 and 0.58 for the comparison of values determined by the Analysis of Selected Comparable Publicly Traded Companies and (iii) 0.53, 0.53 and 0.53 for the comparison of values determined by the Discounted Cash Flow Analysis.

   Comparable Acquisition Analysis. Merrill Lynch reviewed the financial terms of the proposed acquisition of Octel Communications Corp. by Lucent Technologies Inc. ("Lucent/Octel"). Merrill Lynch then analyzed enterprise value and equity value multiples implied by the price paid in the Lucent/Octel transaction and compared it to the implied multiples paid in the Merger. Merrill Lynch calculated the enterprise value as a multiple to LTM revenue, LTM EBITDA and LTM EBIT and the equity value as multiple of LTM net income and calendar year 1998 estimated earnings (based on earnings per share estimates from First Call). The analysis resulted in the following multiples: enterprise value as a multiple to LTM revenue, LTM EBITDA, LTM EBIT of 2.5x, 12.1x and 20.7x for Lucent/Octel and 3.9x, 21.8x and 28.4x for the Merger, respectively, and equity value as a multiple of LTM net income and calendar year 1998 estimated earnings of 31.6x and 22.1x for Lucent/Octel and 37.7x and 25.2x for the Merger, respectively.

  The Lucent/Octel transaction reviewed in the comparable acquisition analysis was not identical to the Merger. Accordingly, an analysis of the results of the foregoing is not purely mathematical. Rather, it involves complex considerations and judgements concerning differences in financial and operating characteristics of the companies included in the comparable acquisition transaction analysis and other factors that could affect the offer enterprise and equity values.

   Pro Forma Earnings Analysis. Merrill Lynch analyzed certain pro forma earnings (based on First Call estimates) effects resulting from the Merger without assumed pre-tax annual synergies beginning in the fiscal year ending December 31, 1998. In its analyses, Merrill Lynch assumed that the Merger was treated as a pooling of interest business combination for accounting purposes and excluded any one-time restructuring charges that may result from the Merger. The analysis Merrill Lynch performed was based on ranges of earnings per share projections for both BTI and Comverse based on analyst consensus estimates for both companies.

  The analyses described in the preceding sentence indicated that, (i) based on the Exchange Ratio, (ii) based on analysis before synergies and (iii) based on a range of earnings around First Call estimates for both BTI and Comverse, the Merger would impact earnings per share for Comverse stockholders ranging from 7.7% accretion to 9.4% dilution for the calendar year ending 1998 and 7.5% accretion to 6.7% dilution for the calendar year ending 1999. Based on the earnings per share estimates from First Call for both BTI and Comverse and based on analysis before synergies, the Merger would result in earnings per share accretion for Comverse stockholders of 1.6% and 0.8% for the calendar years ending 1998 and 1999, respectively.

   Contribution Analysis. Merrill Lynch calculated that, after giving effect to the issuance of Comverse Common Stock in the Merger, BTI stockholders would hold 42.0% of the market value of a combined entity following the Merger (based on the fully diluted shares outstanding under the Treasury Method) and that BTI would have contributed 41.9% to the net income of a combined entity.

  Merrill Lynch also calculated that, after giving effect to the issuance of Comverse Common Stock in the Merger, BTI stockholders would represent 43.9% of the enterprise value of the combined entity following the Merger (based on the fully diluted shares outstanding under the Treasury Method) and that BTI would have contributed 50.4% and 49.3% to the revenue and EBIT of the combined entity, respectively.

  General

  The summary set forth above does not purport to be a complete description of the analyses performed by Merrill Lynch in arriving at its opinion. The preparation of a fairness opinion is a complex process and not necessarily susceptible to partial or summary description. In arriving at its opinion, Merrill Lynch did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Merrill Lynch believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all factors and analyses, could create a misleading view of the processes underlying its analyses set forth in its opinion.

  Engagement of Merrill Lynch

  The BTI Board selected Merrill Lynch to render a fairness opinion because Merrill Lynch is an internationally recognized investment banking firm with substantial experience in transactions similar to the Merger. Merrill Lynch is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions and for other purposes and has substantial experience in transactions similar to the Merger.

  Pursuant to a letter agreement, BTI has agreed to pay Merrill Lynch (i) a $100,000 retainer fee on the date of the letter agreement and (ii) if the Merger is consummated, a transaction fee of 0.4% of the aggregate purchase price paid in the Merger upon consummation of the Merger. The amount referred to in the preceding clause (i) would be credited against the payment under clause (ii). The fees paid or payable to Merrill Lynch are not contingent upon the contents of the opinion delivered. In addition, BTI has agreed to reimburse Merrill Lynch for its reasonable out-of-pocket expenses (including reasonable fees and expenses of its legal counsel) incurred in connection with its engagement, and to indemnify Merrill Lynch and certain related persons against certain liabilities arising out of or in conjunction with its rendering of services under its engagement, including certain liabilities under the federal securities laws.

  In the ordinary course of its business, Merrill Lynch may actively trade the securities of BTI and Comverse for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

 Accounting Treatment

  The Merger is expected to qualify as a "pooling of interests" for financial reporting purposes. Under this method of accounting, the recorded assets and liabilities of Comverse and BTI will be carried forward to the combined corporation at their recorded amounts, subject to any adjustments required to conform the accounting policies of the two Companies, and the reported income of the separate Companies for prior periods will be combined and restated as income of the combined corporation.

 Form of the Merger

  Subject to the terms and conditions of the Merger Agreement and in accordance with the New York Business Corporation Law (the "NYBCL") and the Delaware General Corporation Law (the "DGCL"), at the Effective Time, BTI will be merged with and into Comverse. Comverse will be the surviving corporation in the Merger and will continue its corporate existence under New York law under the name "Comverse Technology, Inc." The certificate of incorporation of Comverse (the "Comverse Certificate"), as in effect immediately prior to the Effective Time, will be the certificate of incorporation of Comverse, as the surviving corporation, and the by-laws of Comverse (the "Comverse By-Laws"), as in effect immediately prior to the Effective Time, will be the by-laws of Comverse, as the surviving corporation.

 Merger Consideration

  At the Effective Time, each outstanding share of BTI Common Stock, other than shares owned by Comverse, BTI or their respective subsidiaries, will be converted into the right to receive the Exchange Ratio of 0.65 of a fully paid and nonassessable share of Comverse Common Stock (except that cash will be paid in lieu of fractional shares as described under "Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares" below). As of the Effective Time, all such shares of BTI Common Stock will no longer be outstanding and will automatically be canceled and will cease to exist and each holder of a certificate representing any shares of BTI Common Stock will cease to have any rights in respect thereof. See "--Conversion of Shares; Procedures for Exchange of Certificates; Fractional Shares." The Exchange Ratio was determined through arm's-length negotiations between Comverse and BTI.

  Based on the current number of outstanding shares of BTI Common Stock, BTI stockholders, in the aggregate, will receive approximately 18,088,876 shares of Comverse Common Stock in the Merger. Based on that number, following the Merger, existing Comverse shareholders will own approximately 58%, and former BTI stockholders will own approximately 42%, of the outstanding Comverse Common Stock.

 Conversion of Shares; Procedures for Exchange of Certificates; Fractional
Shares

  The conversion of BTI Common Stock into the right to receive Comverse Common Stock will occur automatically at the Effective Time. As soon as practicable after the Effective Time, American Stock Transfer & Trust Company, in its capacity as Exchange Agent (the "Exchange Agent"), will send a transmittal letter to each former BTI stockholder. The transmittal letter will contain instructions with respect to obtaining shares of Comverse Common Stock in exchange for shares of BTI Common Stock.

  COMVERSE SHAREHOLDERS AND BTI STOCKHOLDERS SHOULD NOT RETURN STOCK CERTIFICATES WITH THE ENCLOSED PROXY.

  After the Effective Time, each certificate that previously represented shares of BTI Common Stock will represent only the right to receive the Comverse Common Stock into which such shares were converted in the Merger and the right to receive cash in lieu of fractional shares of Comverse Common Stock as described below. Holders of certificates previously representing BTI Common Stock will not be paid dividends or distributions on the Comverse Common Stock into which such shares have been converted with a record date after the Effective Time, and will not be paid cash in lieu of fractional shares of Comverse Common Stock, until such certificates are surrendered to the Exchange Agent for exchange. When such certificates are surrendered, any unpaid dividends and any cash in lieu of fractional shares of Comverse Common Stock payable as described below will be paid without interest.

  In the event of a transfer of ownership of BTI Common Stock which is not registered in the records of BTI's transfer agent, a certificate representing the proper number of shares of Comverse Common Stock may be issued to a person other than the person in whose name the certificate so surrendered is registered if such certificate is properly endorsed or is otherwise in proper form for transfer and the person requesting such issuance will pay any transfer or other taxes required by reason of the issuance of shares of Comverse Common Stock to a person other than the registered holder of such certificate or establish to the satisfaction of Comverse that such tax has been paid or is not applicable.

  All shares of Comverse Common Stock issued upon conversion of shares of BTI Common Stock (including any cash paid in lieu of any fractional shares of Comverse Common Stock) will be deemed to have been issued in full satisfaction of all rights pertaining to such shares of BTI Common Stock, subject, however, to Comverse's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time that may have been declared or made by BTI on such shares of BTI Common Stock in accordance with the Merger Agreement on or prior to the Effective Time and which remain unpaid at the Effective Time.

  No fractional shares of Comverse Common Stock will be issued to any BTI stockholder upon surrender of certificates previously representing BTI Common Stock. As promptly as practicable after the Effective Time, the Exchange Agent will determine the excess of (i) the number of whole shares of Comverse Common Stock delivered to the Exchange Agent by Comverse over (ii) the aggregate number of whole shares of Comverse Common Stock to be distributed to former holders of BTI Common Stock (such excess being the "Excess Shares"). The Exchange Agent will sell the Excess Shares on the Nasdaq in accordance with the terms of the Merger Agreement and will hold the proceeds in trust for the former holders of BTI Common Stock (the "Common Shares Trust"). The Exchange Agent will make available to each former holder of BTI Common Stock the amount, if any, determined by multiplying the amount comprising the Common Shares Trust by a fraction the numerator of which is the fractional share interest to which such holder would otherwise be entitled and the denominator of which is the aggregate amount of fractional share interests to which all former holders of BTI Common Stock are entitled. Alternatively, Comverse may elect, for each fractional share that would otherwise be issued, to make available to such former stockholders an amount in cash equal to the product obtained by multiplying the fractional share interest to which such holder would otherwise be entitled by the closing price for a share of Comverse Common Stock on the Nasdaq (as reported in The Wall Street Journal) on the date on which the Merger is completed (the "Closing Date").

 Effective Time

  The Effective Time will be the time of the filing of the Certificate of Merger with the Secretary of State of the State of New York and the State of Delaware or such later time as is agreed upon by BTI and Comverse and specified in the Certificate of Merger.

 Approval for Trading of Comverse Common Stock

  It is a condition to the consummation of the Merger that the Comverse Common Stock issued pursuant to the Merger be approved for trading on the Nasdaq, subject to official notice of issuance. Such approval has been granted by the Nasdaq, subject to official notice of issuance.

 Federal Income Tax Considerations

  The following discussion summarizes all the material United States federal income tax consequences of the Merger assuming that it is consummated as contemplated by this Joint Proxy Statement/Prospectus. This discussion is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, judicial decisions and administrative rulings as of the date hereof, all of which are subject to change, including changes with retroactive effect. The discussion below does not address any state, local or foreign tax consequences of the Merger. The tax treatment of a stockholder may vary depending upon the stockholder's particular situation, and certain stockholders (including individuals who hold options or warrants in respect of BTI Common Stock, insurance companies, tax-exempt organizations, financial institutions or broker-dealers, and persons who are neither citizens nor residents of the United States or that are foreign corporations, foreign partnerships or foreign estates or trusts as to the United States) may be subject to special rules not discussed below. Neither Comverse nor BTI has requested or will request an advance ruling from the Internal Revenue Service (the "Service") as to the tax consequences of the Merger.

  EACH BTI STOCKHOLDER IS URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR AS TO THE PARTICULAR TAX CONSEQUENCES TO HIM, HER OR IT OF THE MERGER, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL OR FOREIGN LAWS, AND OF CHANGES IN APPLICABLE TAX LAWS.

  Federal Income Tax Consequences of the Merger. Consummation of the Merger is conditioned upon the receipt of opinions of Hale and Dorr LLP, counsel to BTI, and Cravath, Swaine & Moore, counsel to Comverse, as to the qualification of the Merger as a tax-free reorganization under Section 368(a) of the Code. These opinions state that:

    (i) The Merger will qualify as a reorganization under Section 368(a) of the Code and each of Comverse and BTI will be a party to that reorganization within the meaning of Section 368(b) of the Code.

    (ii) Except for any cash received in lieu of fractional shares and to the extent that any payment by Comverse of transfer taxes is treated as taxable consideration received by the BTI stockholders, a stockholder will not recognize any income, gain or loss as a result of the receipt of Comverse Common Stock.

    (iii) A BTI stockholder's tax basis for the shares of Comverse Common Stock, including any fractional share interest for which cash is received, will equal such stockholder's tax basis in shares of BTI Common Stock held immediately before the Merger.

    (iv) A BTI stockholder's holding period for the Comverse Common Stock, including any fractional share interest for which cash is received, will include the period during which the shares of BTI Common

  Stock were held; provided that the shares of BTI Common Stock were held as capital assets at the Effective Time.

    (v) Cash received by a BTI stockholder in lieu of a fractional share interest of Comverse Common Stock will be treated as having been received in exchange for the fractional share interest of Comverse Common Stock that the stockholder would otherwise have been entitled to receive. This receipt of cash will result in gain or loss measured by the difference between the tax basis allocable to the fractional share interest and the amount of cash received. The gain or loss will be capital gain or loss to the stockholder; provided that the BTI Common Stock was a capital asset in the stockholder's hands at the Effective Time.

  Copies of the opinions issued by Hale and Dorr LLP and Cravath, Swaine & Moore have been filed as exhibits to the Registration Statement on Form S-4 (together with any amendments thereto, the "Registration Statement") of which this Joint Proxy Statement/Prospectus is a part.

  An opinion of counsel is not binding on the Service or the courts. Further, the opinions of Hale and Dorr LLP and Cravath, Swaine & Moore referred to above are based on, among other things, current law and certain representations as to factual matters made by, among others, BTI and Comverse which, if incorrect in certain material respects, would jeopardize the conclusions reached by counsel in their opinions. Neither BTI nor Comverse is currently aware of any facts or circumstances that would cause any representations made by it to Hale and Dorr LLP and Cravath, Swaine & Moore to be untrue or incorrect in any material respect.

  Comverse and BTI do not believe that any significant transfer taxes will be payable as a consequence of the Merger. Comverse's payment of any transfer taxes that, to the knowledge of Comverse and BTI, may be payable as a consequence of the Merger should not be treated as taxable consideration ("boot") received by BTI stockholders in the Merger. If the payment of any such taxes were treated as boot, the BTI stockholders would recognize income or gain in an amount not in excess of the amount of the boot.

  Comverse shareholders will not be taxed as a result of the Merger.

  Backup Withholding. Under the backup withholding rules, a holder of Comverse Common Stock may be subject to backup withholding at the rate of 31% with respect to cash received in exchange for the fractional share interest unless the stockholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact or (ii) provides a taxpayer identification number and certifies that the taxpayer identification number is correct and the taxpayer is not subject to backup withholding for specified reasons, and otherwise complies with applicable requirements of the backup withholding rules. Any amount withheld under the rules will be credited against the stockholder's federal income tax liability.

 Effect on Awards Outstanding Under BTI Stock Plans

  BTI has outstanding (i) options (each a "BTI Stock Option"), granted under the BTI 1989 Incentive Stock Option Plan, the BTI 1992 Directors' Stock Option Plan, the BTI 1994 Stock Incentive Plan, the BTI 1995 Director Stock Option Plan, the BTI 1996 Stock Incentive Plan and the Nonstatutory Stock Option Agreement dated as of December 1991, between BTI and Herman B. Leonard (such plans or agreements, as amended to the date of the Merger Agreement, collectively, the "BTI Stock Plans"), and (ii) warrants, issued pursuant to the Memorandum of Agreement dated November 22, 1995, between BTI and AT&T Corp. (the "Warrants"), to purchase shares of BTI Common Stock. Each BTI Stock Option and Warrant, whether vested or unvested, which is outstanding immediately prior to the Effective Time will, at the Effective Time, be amended and converted into an option to acquire, on the same terms and conditions as were applicable under such BTI Stock Option or such Warrant, the same number of shares of Comverse Common Stock as the holder of such BTI Stock Option or such Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such BTI Stock Option or such Warrant in full immediately prior to the Effective Time (rounding down to the nearest whole share), at a price per share of Comverse Common Stock equal to (A) the aggregate exercise price for the shares of BTI Common Stock otherwise purchasable pursuant to such BTI Stock Option or such Warrant divided by (B) the aggregate number of shares of Comverse Common Stock deemed purchasable pursuant to such BTI Stock Option (each, as so adjusted, an "Adjusted Option") or such Warrant; provided that such exercise price shall be rounded up to the nearest whole cent; and, provided further, that the adjustments provided for with respect to any BTI Stock Options which are "incentive stock options" as defined in Section 422 of the Code will be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code. See "Certain Provisions of the Merger Agreement-- Assumption of BTI Stock Plans."

 Regulatory Matters and Third Party Approvals

  Pursuant to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), Comverse and BTI have each filed a Notification and Report Form for review under the HSR Act with the Federal Trade Commission and the Antitrust Division of the United States Department of Justice. The HSR Act waiting period expired on October 12, 1997.

  Comverse and BTI are parties to certain credit facilities, guarantees, licensing agreements, and other similar agreements. Consummation of the Merger may require the consent of, or waivers from, the other parties to certain of such agreements and may constitute a default resulting in termination, cancellation or acceleration thereunder if such consents or waivers are not obtained. Pursuant to the Merger Agreement, Comverse and BTI have agreed to use best efforts to take all actions, to do, and to assist and cooperate with the other party in doing all things, necessary, proper or advisable to obtain all consents, approvals or waivers from third parties necessary for the consummation of the Merger. It is not a condition to either party's obligation to consummate the Merger, however, that such third-party consents, approvals or waivers have been obtained.

  Consummation of the Merger is conditioned upon, among other things, (i) the expiration of the waiting period under the HSR Act and (ii) the absence of any judgment, order, decree, statute, law, ordinance, rule or regulation enacted, entered, promulgated, enforced or issued by any court or other governmental authority of competent jurisdiction or other legal restraint or prohibition which prohibits or restricts the consummation of the Merger or the ownership or operation of a material portion of the businesses or assets of Comverse or BTI. Comverse and BTI believe that all material filings and approvals have been made or obtained, or will be made or obtained, as the case may be.

 Certain Transactions; Conflicts of Interest

  In considering the respective recommendations of the Comverse Board and the BTI Board with respect to the Merger, shareholders of Comverse and stockholders of BTI should be aware that certain members of the Boards of Directors and management of Comverse and BTI have interests in the Merger that are different from, or in addition to, the interests of shareholders of Comverse or stockholders of BTI. Such interests relate to or arise from, among other things, (i) the Merger Agreement providing for the Comverse Board to be increased to nine directors at the Effective Time, with two directors of BTI, Messrs. Carr and Girard, to become directors of Comverse, (ii) a consulting agreement between Comverse and Mr. Carr, (iii) an employment agreement amendment between Comverse and Mr. Girard and (iv) the indemnification of existing directors and officers of Comverse and BTI. All such additional interests are described below, to the extent material, and except as described below such persons have, to the knowledge of Comverse and BTI, no material interest in the Merger apart from those of stockholders generally. The Comverse Board and the BTI Board were each aware of, and considered the interests of, their respective directors and officers in approving the Merger Agreement and the Merger.

  Comverse Board. Seven current directors of Comverse are standing for re-election at the Comverse Annual Meeting. Pursuant to the Merger Agreement, if the Merger is consummated, the Comverse Board, as of the Effective Time, will be increased to nine directors and Mr. Carr and Mr. Girard will be appointed to the Comverse Board and Mr. Carr will be appointed to the Remuneration Committee. Under an agreement entered into by Comverse, Mr. Alexander and Mr. Carr on August 20, 1997, for a period of five years following the Effective Time, (i) Comverse has agreed to use its best efforts to have Mr. Carr reelected as a director by the

Comverse shareholders and (ii) Mr. Alexander, in his personal capacity and not as a director, has agreed to recommend to the Comverse Board that Mr. Carr (a) be nominated for reelection as a director, (b) be recommended to the Comverse shareholders for reelection as a director and (c) serve on the Remuneration Committee. There can be no assurance that the Comverse Board will nominate Mr. Carr for reelection or to serve on the Remuneration Committee, or, if so nominated, that Mr. Carr will be so reelected. See "Directors of Comverse Following the Merger."

  Consulting Agreement. Comverse and Mr. Carr have entered into a Consulting Agreement dated August 20, 1997 (the "Consulting Agreement") for the five-year period commencing at the Effective Time. Pursuant to the Consulting Agreement, Mr. Carr will be paid an annual consulting fee starting at $100,000 and declining to $50,000 for providing consulting, advisory and related services to Comverse in connection with strategic planning, customer relations and the integration of BTI and Comverse. Mr. Carr also will be reimbursed for reasonable expenses incurred in performing his obligations under the Consulting Agreement.

  Employment Agreement. Comverse and Mr. Girard have entered into an Amendment to an Employment Agreement dated August 20, 1997 (the "Employment Amendment"), pursuant to which, at the Effective Time, (i) Comverse has agreed to assume the obligations of BTI under a Restated Employment Agreement dated June 3, 1996, between BTI and Mr. Girard (the "BTI Employment Agreement"), (ii) Mr. Girard has agreed to be employed by Comverse as President and Chief Executive Officer of Network Systems and (iii) Comverse and Mr. Girard have agreed to amend the BTI Employment Agreement as described below. Among the obligations which Comverse has agreed to assume is the obligation to pay Mr. Girard a payment equal to one year of his base salary (plus accrued bonuses) in the event that Mr. Girard is terminated without cause.

  The Employment Amendment provides that Comverse will hire Mr. Girard for the three-year period commencing at the Effective Time as the President and Chief Executive Officer of Network Systems on the same terms as under the BTI Employment Agreement. Comverse will pay Mr. Girard an annual base salary of $385,000, subject to review by the Remuneration Committee, a bonus which is to be based on goals for Mr. Girard and Network Systems, such bonus not to exceed Mr. Girard's annual base salary, and an expense stipend and generally available Comverse fringe benefits.

  BTI Severance Plan. Pursuant to the Employee Severance Benefit Plan adopted by BTI on May 9, 1991 (the "BTI Severance Plan"), each full-time BTI employee who has been employed by BTI for at least 90 days as of the Effective Time will be entitled to certain benefits as a result of the Merger (which constitutes a "change in control" under the BTI Severance Plan) if such employee's employment is terminated within 12 months of the Effective Time by
(i) Comverse other than for "cause" or "disability" or (ii) the employee for "good reason" (as such terms are defined in the BTI Severance Plan). The benefits under the BTI Severance Plan generally include (i) a one-time payment of 50% of such employee's annual salary if he or she was employed by BTI for less than one year or 100% if he or she was employed by BTI for one year or more, (ii) one year of life, disability, accident and health insurance and
(iii) the right to immediately exercise all outstanding BTI Stock Options granted to such employee, notwithstanding any vesting schedule normally applicable to such BTI Stock Options. Such benefits are subject to reduction to the extent they would not be deductible in whole or in part by Comverse as a result of Section 280G of the Code. Pursuant to the Merger Agreement, Comverse will expressly assume BTI's obligations under the BTI Severance Plan at the Effective Time.

  Indemnification and Insurance. The Merger Agreement provides that all rights of indemnification and exculpation from liabilities existing in favor of the current and former directors or officers of BTI and its subsidiaries as provided in their respective certificates of incorporation and by-laws (or comparable organizational documents) will survive the Merger and continue in full force and effect in accordance with their terms. Comverse also has agreed to assume the obligations under certain indemnification agreements entered into between BTI and certain officers and directors of BTI. Such indemnification agreements, entered into substantially concurrently with the date of the Merger Agreement, provide, in substance, indemnification for actions taken prior to the Effective Time arising out of the Merger Agreement or the transactions contemplated thereby. In addition, directors and officers of BTI who become directors and officers of Comverse will be entitled to the same indemnification rights and liability insurance as are afforded to other directors and officers of Comverse. The Merger Agreement provides that for five years after the Effective Time, Comverse will maintain directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who were, as of the date of the Merger Agreement, covered by BTI's directors' and officers' liability insurance policy, on terms with respect to such coverage and amount no less favorable than those in effect on the date of the Merger Agreement. In addition, the Comverse By-Laws provide that Comverse will indemnify and advance the expenses of each person in the corporation to the full extent permitted by the NYBCL.

 Appraisal and Dissenters' Rights

  Because outstanding shares of Comverse Common Stock will not be exchanged by Comverse shareholders in the Merger, holders of Comverse Common Stock are not entitled to appraisal or dissenters' rights with respect to the Merger or any of the other actions to be taken at the Comverse Annual Meeting.

  Under the DGCL, holders of BTI Common Stock are not entitled to appraisal or dissenters' rights with respect to the Merger because the BTI Common Stock is listed on a national securities exchange and the consideration which such holders will be entitled to receive under the Merger Agreement will consist solely of Comverse Common Stock, which is quoted on the Nasdaq, and cash in lieu of fractional shares.

 Delisting and Deregistration of BTI Common Stock

  If the Merger is consummated, the shares of BTI Common Stock will be delisted from the NYSE and will be deregistered under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

 Resale of Comverse Stock

  The Comverse Common Stock issued pursuant to the Merger will not be subject to any restrictions on transfer arising under the Securities Act of 1933, as amended (the "Securities Act"), except for shares issued to any BTI stockholder who may be deemed to be an "affiliate" of BTI for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment. It is expected that each such affiliate will agree not to transfer any Comverse Common Stock received in the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of counsel to Comverse or as described in a "no-action" or interpretive letter from the Staff of the Commission specifically issued with respect to a transaction to be engaged in by a particular affiliate of BTI, is not required to be registered under the Securities Act. In addition, it is expected that each such affiliate will agree not to make any such disposition within the 30 days prior to the Effective Time nor until after such time as financial results covering at least 30 days of post-Merger combined operations of Comverse and BTI have been published. Comverse has agreed to publish such financial results as promptly as possible following such 30-day period. The Merger Agreement requires BTI to use best efforts to cause its affiliates to enter into such agreements, and Comverse has agreed to use best efforts to cause its affiliates (for purposes of qualifying the Merger for pooling of interests accounting treatment) to comply with the transfer restrictions referred to in the preceding sentence. This Joint Proxy Statement/Prospectus does not cover resales of Comverse Common Stock received by any person upon consummation of the Merger, and no person is authorized to make any use of this Joint Proxy Statement/Prospectus in connection with any such resale.

                  CERTAIN PROVISIONS OF THE MERGER AGREEMENT

 General

  The BTI Board and the Comverse Board have each approved the Merger Agreement which provides for the Merger to occur at the Effective Time, with Comverse continuing as the surviving corporation. This section of the Joint Proxy Statement/Prospectus describes certain aspects of the proposed Merger, including certain provisions of the Merger Agreement. THE DESCRIPTION OF THE MERGER AGREEMENT CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE MERGER AGREEMENT, A COPY OF WHICH IS ATTACHED HERETO AS ANNEX I AND WHICH IS INCORPORATED HEREIN BY REFERENCE. ALL STOCKHOLDERS OF BTI AND SHAREHOLDERS OF COMVERSE ARE URGED TO READ CAREFULLY THE MERGER AGREEMENT IN ITS ENTIRETY.

 Conditions to the Consummation of the Merger

  Each party's obligation to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of various conditions which include, in addition to other customary closing conditions, the following:

    (i) the BTI stockholders and the Comverse shareholders having each adopted the Merger Agreement;

    (ii) the waiting period with respect to the Merger under the HSR Act having expired or been terminated (which occurred on October 12, 1997);

    (iii) no judgment, order, decree, statute, law, ordinance, rule or regulation enacted, entered, promulgated, enforced or issued by any court or other governmental entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") being in effect (a) preventing the consummation of the Merger, (b) prohibiting or limiting the ownership or operation by BTI or Comverse and their respective subsidiaries of any material portion of the businesses or assets of BTI or Comverse and their respective subsidiaries taken as a whole, or compelling BTI or Comverse and their respective subsidiaries to dispose of or hold separate any material portion of the businesses or assets of BTI or Comverse and their respective subsidiaries taken as a whole, as a result of the Merger or any of the other transactions contemplated by the Merger Agreement or
  (c) which otherwise is reasonably likely to have a Material Adverse Effect (as defined below) on BTI or Comverse; provided that each of the parties is required to use its best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered;

    (iv) the Registration Statement, of which this Joint Proxy
  Statement/Prospectus is a part, having become effective under the Securities Act and not being the subject of any stop order or proceedings seeking a stop order;

    (v) the shares of Comverse Common Stock issuable to BTI's stockholders pursuant to the Merger Agreement having been approved for trading on the Nasdaq, subject to official notice of issuance; and

    (vi) BTI and Comverse each having received letters dated as of the Closing Date from each of Coopers & Lybrand L.L.P. and Deloitte & Touche LLP (the independent accountants of BTI and Comverse, respectively) to the effect that they know of no reason why the Merger will not qualify for pooling of interests accounting treatment.

  In addition, each party's obligation to effect the Merger is subject to the satisfaction or waiver of the following additional conditions:

    (i) the representations and warranties of the other party to the Merger Agreement set forth in the Merger Agreement that are qualified as to materiality being true and correct, and those not so qualified being true and correct in all material respects, in each case, as of the date of the Merger Agreement and as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties expressly related to an earlier date, in which case as of such date);

    (ii) the other party to the Merger Agreement having performed in all material respects all obligations required to be performed by it under the Merger Agreement at or prior to the Closing Date;

    (iii) such party having received from its counsel on the Closing Date, an opinion dated as of such date and stating that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of
  Section 368(a) of the Code and that BTI and Comverse will each be a party to that reorganization within the meaning of Section 368(b) of the Code. See "The Merger--Federal Income Tax Considerations--Federal Income Tax Consequences of the Merger;" and

    (iv) at any time after the date of the Merger Agreement any Material Adverse Change relating to the other party not having occurred.

  A "Material Adverse Change" or "Material Adverse Effect" means, when used in connection with BTI or Comverse, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business, financial condition or results of operations of BTI or Comverse and its respective subsidiaries taken as a whole, as the case may be, other than any change, effect, event or occurrence relating to (i) the economy or securities markets in general, (ii) any outbreak or escalation of hostilities in the Middle East, (iii) the Merger Agreement or the transactions contemplated thereby or the announcement thereof (including any impact on employees, vendors or customers resulting therefrom) or (iv) the telecommunications systems and equipment industry in general, and not specifically relating to BTI or Comverse or their respective subsidiaries, and the terms "material" and "materially" have correlative meanings.

 No Solicitation

  The Merger Agreement provides that BTI and Comverse will not, nor will they permit any of their respective subsidiaries to, nor will they authorize or permit any of their respective officers, directors or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by them or any of their respective subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any Takeover Proposal; provided, however, that if, at any time prior to the date of the BTI Special Meeting or the Comverse Annual Meeting, the BTI Board or the Comverse Board, as the case may be, determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to its stockholders under applicable law, BTI or Comverse, as the case may be, may, in response to a Superior Proposal (as defined below) which was not solicited by it or which did not otherwise result from a breach of the provisions of the Merger Agreement described in this section, and subject to providing prior written notice of its decision to do so to the other party,
(a) furnish information with respect to it and its subsidiaries to any person making a Superior Proposal pursuant to a customary confidentiality agreement and (b) participate in discussions or negotiations regarding such Superior Proposal. A "Takeover Proposal" is any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of a party and its subsidiaries, taken as a whole, or 15% or more of any class of equity securities of such party or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of such party or any of its subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving such party or any of its subsidiaries, other than the transactions contemplated by the Merger Agreement. A "Superior Proposal" is any proposal made by a third party (i) to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of the party then outstanding or all or substantially all of the assets of the party, (ii) that is otherwise on terms that the board of directors of the party subject to the proposal determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to its stockholders than the Merger, (iii) for which financing, to the extent required, is then committed or which, in the good faith judgment of the board of directors of the party subject to the proposal, is reasonably capable of being obtained by such party and (iv) for which, in the good faith judgment of the board of directors of the party subject to the proposal, no regulatory approvals are required, including antitrust approvals, that could not reasonably be expected to be obtained.

 Right of Boards to Withdraw Recommendation

  Except as expressly permitted by the Merger Agreement, neither the BTI Board nor the Comverse Board, nor any committee thereof, will (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the other party, the approval or recommendation by such board of directors or such committee of the Merger or the Merger Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any Takeover Proposal or (iii) cause such party to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each an "Acquisition Agreement") related to any Takeover Proposal. Notwithstanding the foregoing, in the event that prior to the date of the BTI Special Meeting or the Comverse Annual Meeting, the BTI Board or the Comverse Board, as the case may be, determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties under applicable law, the board of directors of such party may terminate the Merger Agreement, but only at a time that is after the later of (a) the third business day following the other party's receipt of written notice advising such other party that the board of directors of the party subject to the proposal is prepared to accept a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal, or (b) in the event of any amendment to the price or material term of such Superior Proposal, one business day following the other party's receipt of written notice containing the material terms of such amendment, including any change in price (it being understood between the parties that each further amendment to the price or any material terms of the Superior Proposal will require an additional one business day period prior to which a party can take such action). In such event, the terminating party must pay a fee in the amount of $50 million (the "Termination Fee") plus an amount equal to the lesser of (1) all documented out-of-pocket expenses and fees (including fees and expenses payable to all legal, accounting, financial, public relations and other professional advisors) arising out of, in connection with, or related to the Merger Agreement and (2) $5 million (the "Out-of-Pocket Expenses") to the non-terminating party upon such termination. See "--Termination" and "--Termination Fee and Expenses."

 Termination

  The Merger Agreement may be terminated at any time prior to the Effective Time (by written notice by the terminating party to the non-terminating party), whether before or after adoption thereof by the stockholders of BTI or the shareholders of Comverse:

    (i) by mutual written consent of BTI and Comverse;

    (ii) by either party thereto, if the Merger has not been consummated by February 28, 1998; provided, however, that such right to terminate the Merger Agreement will not be available to either party whose failure to perform any of its obligations under the Merger Agreement has resulted in the failure of the Merger to be consummated by that date;

    (iii) by either party thereto, if the BTI stockholders or the Comverse shareholders have not adopted the Merger Agreement at their respective Stockholders' Meeting;

    (iv) by either party thereto, if any Restraints are in effect and have become final and nonappealable (a) preventing the consummation of the Merger, (b) prohibiting or limiting the ownership or operation by BTI or Comverse and their respective subsidiaries of any material portion of the businesses or assets of BTI or Comverse and their respective subsidiaries taken as a whole, or compelling BTI or Comverse and their respective subsidiaries to dispose of or hold separate any material portion of the businesses or assets of BTI or Comverse and their respective subsidiaries taken as a whole, as a result of the Merger or any of the other transactions contemplated by the Merger Agreement or (c) which otherwise is reasonably likely to have a

  Material Adverse Effect on BTI or Comverse; provided that the party seeking to exercise this right to terminate the Merger Agreement has used best efforts to prevent the entry of and to remove such Restraint;

    (v) by either BTI, on the one hand, or Comverse, on the other hand, if the other party has breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in the Merger Agreement, which breach or failure to perform would give rise to the failure of a condition to the Merger and is incapable of being cured or is not cured within 30 days of notice of such breach or failure; or

    (vi) by either BTI, on the one hand, or Comverse, on the other hand, if prior to the date of its Stockholders' Meeting, its board of directors determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties under applicable law and if such terminating party has complied with certain notice requirements and the provisions relating to the payment of the Termination Fee and Out-of-Pocket Expenses.

 Termination Fees and Expenses

  The Merger Agreement provides that if a Takeover Proposal has been made directly to a party's stockholders generally or shall have otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make a Takeover Proposal and thereafter the Merger Agreement is terminated pursuant to the provisions described in clause
(ii) or (iii) under "--Termination" above, then, if within 12 months of the termination the party that was the subject of the Takeover Proposal, or any of its subsidiaries, enters into an Acquisition Agreement, or consummates a Takeover Proposal (as defined below solely for this purpose), the party that was the subject of the Takeover Proposal must then pay the other party the Termination Fee and the Out-of-Pocket Expenses. If the Merger Agreement is terminated pursuant to the provisions described in clause (vi) under "-- Termination" above, then the terminating party must pay the non-terminating party the Termination Fee and Out-of-Pocket Expenses upon such termination. A "Takeover Proposal" for the sole purpose of the provision of the Merger Agreement described in this paragraph means the same as that described under "--No Solicitation," except that the references to 15% are deemed to be references to 35% and, with respect to each party, will only be deemed to refer to a transaction involving such party, or with respect to assets (including the shares of any subsidiary), such party and its subsidiaries, taken as a whole, and not any of its subsidiaries alone.

  The Merger Agreement further provides that if one party should fail to pay any Termination Fee or Out-of-Pocket Expenses due, such party must pay the costs and expenses in connection with any action taken to collect payment, together with interest on the amount of the Termination Fee and Out-of-Pocket Expenses.

 Conduct of Business Pending the Merger

  Pursuant to the Merger Agreement, BTI and Comverse have each agreed to carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with applicable laws and regulations and, to the extent consistent therewith, to use reasonable efforts to preserve intact their current business organizations, to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them and their goodwill and ongoing businesses. In addition, BTI and Comverse have each agreed that, among other things and subject to certain exceptions, neither it nor any of its subsidiaries may, without the prior consent of the other party, such consent not to be unreasonably withheld or delayed:

    (i) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or purchase, redeem or otherwise acquire any shares of its capital stock or its subsidiaries' capital stock or any other securities or any rights, warrants or options to acquire any shares or other securities other than dividends and distributions (including liquidation distributions) by a direct or indirect wholly owned subsidiary to its parent, or by a subsidiary that is partially owned by BTI or Comverse, as the case may be, or any of their respective subsidiaries, provided that BTI or Comverse, as the case may be, or any such subsidiary receives or is to receive its proportional share thereof;

    (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any lien any shares of capital stock, any other voting securities or any securities convertible into or any rights, warrants or options to acquire any such shares, other than pursuant to (a) existing employee stock options in accordance with their present terms, (b) with respect to BTI, upon the exercise of the Warrants in accordance with their present terms, (c) with respect to Comverse, upon the conversion of the Convertible Debentures (as defined on page 60) in accordance with their present terms or (d) in accordance with the BTI Rights Agreement or any Comverse rights agreement that might be adopted, as applicable;

    (iii) except as contemplated by the Merger Agreement, amend its certificate of incorporation, by-laws or other comparable organizational documents;

    (iv) solely with respect to BTI, acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof, except for purchases of inventory, supplies and other similar items in the ordinary course of business consistent with past practice;

    (v) solely with respect to BTI, sell, lease, license, mortgage or otherwise encumber, subject to any lien or otherwise dispose of any properties or assets (including securitization), other than in the ordinary course of business consistent with past practice;

    (vi) solely with respect to Comverse, (a) sell, lease, license, mortgage or otherwise encumber or subject to any lien or otherwise dispose of any of its properties or assets (including securitization), other than in the ordinary course of business consistent with past practice, or (b) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof, except for purchases of inventory, supplies and other similar items in the ordinary course of business consistent with past practice, in either case only to the extent such transaction referred to in clause (a) or (b) above would
  (1) be within the business operations of Network Systems or (2) (x) be in excess of $70 million per transaction (or series of related transactions) or $100 million in the aggregate or (y) materially delay the consummation of the Merger;

    (vii) (a) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of BTI or Comverse, as the case may be, or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except with respect to Comverse for short-term borrowings incurred in the ordinary course of business consistent with past practice and not in excess of $25 million at any one time outstanding and with respect to BTI, for borrowings incurred in the ordinary course of business consistent with past practice and not in excess of $25 million at any one time outstanding, or
  (b) make any loans, advances or capital contributions to, or investments in, any other person, other than to the other party or any direct or indirect subsidiary of the other party or to BTI's or Comverse's, as the case may be, or any of its subsidiaries' officers and employees for travel, business or relocation expenses in the ordinary course of business;

    (viii) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of such party included in such party's documents that have been previously filed with the Commission, incurred since the date of such financial statements in the ordinary course of business consistent with past practice or which do not individually or in the aggregate have a material adverse effect on such party;

    (ix) solely with respect to BTI, make or agree to make any capital expenditure or capital expenditures in excess of $7 million in the aggregate in any 90-day period after the date of the Merger Agreement;

    (x) except in the ordinary course of business or except as would not individually or in the aggregate have a material adverse effect on such party, modify, amend or terminate any material contract or agreement to which such party or any of its subsidiaries is a party or waive, release or assign any material rights or claims thereunder; or

    (xi) authorize, or commit or agree to take, any of the foregoing actions.

 Amendment to BTI Rights Plan

  BTI has amended the BTI Rights Agreement to provide that neither the approval, execution or delivery of the Merger Agreement nor the consummation of the transactions contemplated by the Merger Agreement will cause the BTI Rights issued thereunder to become exercisable. The form of the amendment is attached as Exhibit A to the Merger Agreement. See "Comparison of Rights of Comverse and BTI Stockholders--Rights Plan."

 Assumption of BTI Stock Plans

  Each BTI Stock Option and Warrant, whether vested or unvested, which is outstanding immediately prior to the Effective Time will, at the Effective Time, be amended and converted into an option to acquire, on the same terms and conditions as were applicable under such BTI Stock Option or such Warrant, the same number of shares of Comverse Common Stock as the holder of such BTI Stock Option or such Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such BTI Stock Option or such Warrant in full immediately prior to the Effective Time (rounding down to the nearest whole share), at a price per share of Comverse Common Stock equal to (A) the aggregate exercise price for the shares of BTI Common Stock otherwise purchasable pursuant to such BTI Stock Option or such Warrant divided by (B) the aggregate number of shares of Comverse Common Stock deemed purchasable pursuant to such BTI Stock Option or such Warrant; provided that such exercise price shall be rounded up to the nearest whole cent; and, provided further, that the adjustments provided for with respect to any BTI Stock Options which are "incentive stock options" as defined in Section 422 of the Code will be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code. Pursuant to the Merger Agreement, Comverse has agreed that at the Effective Time it will assume the BTI Stock Plans and the Warrants, with the result that all obligations of BTI under the BTI Stock Plans and the Warrants will be the obligations of Comverse following the Effective Time. Comverse also has agreed to take all corporate action necessary to reserve for issuance a sufficient number of shares of Comverse Common Stock for delivery under the Adjusted Options and the Warrants.

 Amendment and Waiver

  The Merger Agreement may be amended by the parties at any time before or after the BTI stockholders or the Comverse shareholders, as applicable, have adopted the Merger Agreement; provided, however, that after such adoption by the BTI stockholders or the Comverse shareholders, as the case may be, no amendment may be made that by law requires further approval by the stockholders of BTI or the shareholders of Comverse, as the case may be, without the further approval of such stockholders.

  At any time prior to the Effective Time, a party may (i) extend the time for performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other party, or (iii) subject to the proviso of the previous paragraph, waive compliance by the other party with any of the agreements or conditions contained in the Merger Agreement.

 Expenses

  Whether or not the Merger is consummated, all fees and expenses incurred in connection with the Merger Agreement and the transactions contemplated thereby will be paid by the party incurring such fees or expenses, except as otherwise provided in the Merger Agreement and except that BTI and Comverse will share equally the expenses incurred in connection with filing, printing and mailing this Joint Proxy Statement/Prospectus and the Registration Statement of which it is a part and with the filings of the Notification and Report Form under the HSR Act (including filing fees). Comverse will file any return with respect to, and will pay, any state or local taxes (including any penalties or interest with respect thereto), if any, which are attributable to the transfer of the beneficial ownership of BTI's real property as a result of the Merger.

 Representations and Warranties

  The Merger Agreement contains customary mutual representations and warranties relating to, among other things, (i) corporate organization and similar corporate matters; (ii) subsidiaries; (iii) the capital structures of each of BTI and Comverse; (iv) authorization, execution, delivery, performance and enforceability of, and required consents, approvals, orders and authorizations of governmental authorities relating to, the Merger Agreement and related matters; (v) documents filed by each of BTI and Comverse with the Commission, the accuracy of information contained therein and the absence of undisclosed liabilities of each of BTI and Comverse; (vi) the accuracy of information supplied by each of BTI and Comverse in connection with this Joint Proxy Statement/Prospectus and the Registration Statement of which it is a part; (vii) absence of material changes or events with respect to each of BTI and Comverse; (viii) compliance with applicable laws; (ix) absence of changes in benefit plans; (x) matters relating to the Employee Retirement Income Security Act of 1974, as amended; (xi) filing of tax returns and payment of taxes; (xii) required stockholder votes; (xiii) the satisfaction of certain state takeover statutes' requirements; (xiv) the absence of actions that would prevent using the pooling of interests method to account for the Merger; (xv) engagement and payment of fees of brokers, investment bankers, finders and financial advisors; (xvi) receipt of fairness opinions; (xvii) ownership by BTI of Comverse Common Stock and by Comverse of BTI Common Stock; (xviii) litigation matters; (xix) environmental matters; (xx) the inapplicability of the BTI Rights Agreement to the Merger Agreement; (xxi) material contracts;
(xxii) intellectual property matters; and (xxiii) customers.

                                 THE COMPANIES

 Comverse

  Comverse, a New York corporation, designs, develops, manufactures, markets and supports computer and telecommunications systems and software for multimedia communications and information processing applications. Comverse's systems are used in a broad range of applications by wireline and wireless telephone network operators, government agencies, call centers, financial institutions and other public and commercial organizations worldwide.

  Comverse has developed three main product lines: the TRILOGUE family of multimedia enhanced service platforms; the AUDIODISK family of multiple channel, multiple media digital monitoring systems; and the ULTRA Series of digital recording systems. The TRILOGUE systems enable many simultaneous users to access a broad range of enhanced services, such as call answering, voice and fax messaging and information services, personal number and other "personal assistant" services. Comverse markets TRILOGUE throughout the world, and is a market-share leader in providing large capacity messaging systems to international telephone network operators. Comverse's AUDIODISK systems enable many simultaneous users to monitor, record and process voice, image (facsimile) and data communications from multiple channels in a variety of analog and digital formats. AUDIODISK systems also provide for the archiving of large volumes of recorded information. The systems have been sold to law enforcement, military, and intelligence agencies. The ULTRA product line is a family of digital recording systems, designed to address the growing need for recording and playback operations in a variety of public and private markets. The ULTRA Series is comprised of six products, each designed to meet the specific needs of targeted market segments (inbound and outbound call centers, "911" emergency service providers, correctional facilities, public health and safety organizations and financial institutions). Comverse's products incorporate advanced technologies in the areas of digital signal processing, facsimile protocols, telephony interfaces, mass storage, digital networking, multiprocessor computer architecture and real-time software design.

  Comverse's principal executive offices are located, and after the Merger will remain located, at 170 Crossways Park Drive, Woodbury, New York 11797; Comverse's telephone number is (516) 677-7200.

 BTI

  BTI, a Delaware corporation, is a leading worldwide provider of communications and information processing systems and applications that enable telecommunications carriers to provide their residential, business, wireless and cable subscribers with enhanced services, such as call answering, voice messaging, fax processing, pager notification and other multimedia capabilities. Enhanced services allow subscribers to improve their communications through the recording, storage, access and distribution of messages and other information. BTI develops, manufactures, markets and supports standard and customized solutions comprising enhanced systems platforms and software applications. BTI's products are used in wireline, cable wireline and wireless networks, operating with existing network switching equipment to deliver services accessible through commonly available telephones, fax machines, pagers and personal computers. BTI's customers include approximately half of the world's twenty largest telephone companies.

  BTI enhanced services platforms are its Access NP, first shipped in October 1995, and its CO ACCESS Network Services Platform, first shipped in November 1988. BTI's platforms employ a distributed system architecture and modular design in order to achieve the high capacity, scalability and reliability needed by telecommunications carriers to deploy enhanced services on a mass scale. BTI's AccessMax Application Software Environment, an object-oriented software environment designed to facilitate development of applications for its Access NP and CO ACCESS platforms, allows telecommunications carrier and third-party developer customers to create and adapt service offerings to meet changing market needs and introduce new services.

  BTI's principal executive offices are located at 100 Quannapowitt Parkway, Wakefield, Massachusetts 01880; BTI's telephone number is (781) 246-9000.

                COMPARATIVE PER SHARE MARKET PRICE INFORMATION

  On the Record Date, there were approximately 1,513 holders of record of Comverse Common Stock and approximately 1,616 holders of record of BTI Common Stock.

  The principal trading market for Comverse Common Stock is the Nasdaq. The principal trading market for BTI Common Stock is the NYSE. Prior to January 13, 1997, BTI Common Stock was traded on the Nasdaq. The following tables set forth, for the periods indicated, the high and low closing sale prices of Comverse Common Stock on the Nasdaq and BTI Common Stock on the NYSE Composite Transaction Tape or the Nasdaq, as the case may be, as reported by The Wall Street Journal. The trading symbol for Comverse Common Stock is "CMVT," and the trading symbol for BTI Common Stock is "BSN." The trading symbol for BTI Common Stock while trading on the Nasdaq was "BSTN."

                                                                   COMVERSE
                                                                 COMMON STOCK
                                                               DOLLARS PER SHARE
                                                               -----------------
                                                                 HIGH     LOW
                                                               -------- --------
        FISCAL YEAR END
        December 31, 1995:
          First Quarter....................................... 14 5/8   11
          Second Quarter...................................... 18 1/4   13 1/4
          Third Quarter....................................... 23 3/8   17 9/64
          Fourth Quarter...................................... 25 11/16 19 15/16
        December 31, 1996:
          First Quarter....................................... 25 1/8   16 5/8
          Second Quarter...................................... 31 3/16  23 3/8
          Third Quarter....................................... 41 3/8   23 3/4
          Fourth Quarter...................................... 38 1/8   32 9/16
        December 31, 1997:
          First Quarter....................................... 46 3/8   36 7/8
          Second Quarter...................................... 52       36 1/2
          Third Quarter....................................... 54 3/8   45
          Fourth Quarter (through November 25)................ 54 3/16  32 5/16
                                                               BTI COMMON STOCK
                                                               DOLLARS PER SHARE
                                                               -----------------
                                                                 HIGH     LOW
                                                               -------- --------
        FISCAL YEAR END
        January 31, 1996:
          First Quarter....................................... 16 3/4   12 1/8
          Second Quarter...................................... 20 5/8   13 1/2
          Third Quarter....................................... 19 1/8   12 1/4
          Fourth Quarter...................................... 15 5/8   11
        January 31, 1997:
          First Quarter....................................... 17 3/8   12
          Second Quarter...................................... 18 7/8   13 1/2
          Third Quarter....................................... 17 1/8   12 3/4
          Fourth Quarter...................................... 30 7/8   16 7/8
        January 31, 1998:
          First Quarter....................................... 33 1/2   17 3/8
          Second Quarter...................................... 31       20 3/8
          Third Quarter....................................... 35 1/2   24 1/2
          Fourth Quarter (through November 25)................ 26 7/8   20 15/16

  On August 20, 1997, the last trading day prior to the announcement of the signing of the Merger Agreement, the closing sale price per share of Comverse Common Stock on the Nasdaq was $48 1/2 and the closing sale price per share of BTI Common Stock on the NYSE Composite Transaction Tape was $31 5/8. On November 25, 1997, the last practicable trading day for which information was available prior to the date of this Joint Proxy Statement/Prospectus, the closing sale price per share of Comverse Common Stock on the Nasdaq was $32 5/16 and the closing sale price per share of BTI Common Stock on the NYSE Composite Transaction Tape was $20 15/16. Historically, Comverse and BTI have not paid dividends on their common stock. Comverse does not anticipate that it will pay any dividends on Comverse Common Stock following the Merger.

                         UNAUDITED PRO FORMA CONDENSED
                        COMBINED FINANCIAL INFORMATION

  The following unaudited pro forma condensed combined balance sheet as of September 30, 1997 combines the unaudited historical balance sheets of Comverse as of September 30, 1997 and BTI as of October 31, 1997, giving effect to the Merger as though it had been consummated as of September 30, 1997. The following unaudited pro forma condensed combined statements of income for each of the three years in the period ended December 31, 1996 combine the historical consolidated statements of income of Comverse for each of the three years in the period ended December 31, 1996 and BTI for each of the three years in the period ended January 31, 1997, giving effect to the Merger as though it had been consummated at the beginning of each period presented. The following unaudited pro forma condensed combined statements of income for each of the nine-month periods ended September 30, 1997 and 1996 combine the unaudited historical consolidated statements of income of Comverse for each of the nine-month periods ended September 30, 1997 and 1996 and BTI for each of the nine-month periods ended October 31, 1997 and 1996, giving effect to the Merger as though it had been consummated at the beginning of each period presented. The Merger is intended to be accounted for as a pooling of interests. This information should be read in conjunction with the (i) audited consolidated financial statements and other financial information included in Comverse's audited consolidated financial statements which are included in Comverse's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, including the notes thereto, (ii) Comverse's unaudited consolidated interim financial information which is included in Comverse's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997, including the notes thereto, (iii) the audited consolidated financial statements and other financial information contained in BTI's Annual Report on Form 10-K for the fiscal year ended January 31, 1997, including the notes thereto, and (iv) BTI's unaudited consolidated interim financial information which is included in BTI's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1997, including the notes thereto, and in each case incorporated by reference herein. This unaudited pro forma condensed combined financial information is not necessarily indicative of the operating results and financial position that might have been achieved had the Merger occurred as of the beginning of the earliest period presented, nor are they necessarily indicative of operating results and financial position which may occur in the future.

  The pro forma data do not reflect any costs associated with the integration and consolidation of the Companies anticipated by Comverse management as a result of the Merger.

             UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEETS

                            SEPTEMBER 30, 1997
                                 (IN THOUSANDS)

                            COMVERSE        BTI
                          SEPTEMBER 30, OCTOBER 31,                    PRO FORMA
                              1997         1997     ADJUSTMENTS      COMBINED(/1/)
                          ------------- ----------- -----------      -------------
ASSETS
Current assets:
  Cash and cash
  equivalents...........    $149,074     $ 15,934                      $165,008
  Bank time deposits and
  short-term
  investments...........     113,600          --                        113,600
  Accounts receivable,
  net...................      79,233       89,386                       168,619
  Inventories...........      35,030       26,893                        61,923
  Prepaid expenses and
  other current assets..      20,265       11,323                        31,588
                            --------     --------                      --------
    Total current
    assets..............     397,202      143,536                       540,738
Long-term receivables,
net.....................         860          --                            860
Property and equipment,
net.....................      22,716       36,999        (694)(/2/)      59,021
Investments.............       6,473          --                          6,473
Software development
costs, net..............      12,028          --                         12,028
Deferred costs and other
assets, net.............       6,619        8,144                        14,763
                            --------     --------    --------          --------
                            $445,898     $188,679    $   (694)         $633,883
                            ========     ========    ========          ========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable and
  accrued expenses......    $ 48,586     $ 38,716    $ 10,000 (/3/)    $ 97,302
  Bank loans............      16,916        2,644                        19,560
  Advance payments from
  customers.............       9,247       16,738                        25,985
  Other current
  liabilities...........         915          --                            915
                            --------     --------    --------          --------
    Total current
    liabilities.........      75,664       58,098      10,000           143,762
Convertible subordinated
debentures..............     115,000          --                        115,000
Long-term debt and other
liabilities.............       6,879       15,507                        22,386
                            --------     --------    --------          --------
    Total liabilities...     197,543       73,605      10,000           281,148
Stockholders' equity:
  Common stock..........       2,515           27       1,755 (/4/)       4,297
  Additional paid-in
  capital...............     139,806       74,909      (1,755)(/4/)     212,960
  Cumulative translation
  adjustment............         (43)         488                           445
  Unrealized gain on
   available for sale
   securities, net of
   tax..................       3,026          --                          3,026
  Retained earnings.....                                 (694)(/2/)
                             103,051       39,650     (10,000)(/3/)     132,007
                            --------     --------    --------          --------
    Total stockholders'
    equity..............     248,355      115,074     (10,694)          352,735
                            --------     --------    --------          --------
                            $445,898     $188,679    $   (694)         $633,883
                            ========     ========    ========          ========

   See Notes to Unaudited Pro Forma Condensed Combined Financial Information

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                        FOR YEAR ENDED DECEMBER 31, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                               COMVERSE               BTI
                          TWELVE MONTHS ENDED TWELVE MONTHS ENDED
                           DECEMBER 31, 1996   JANUARY 31, 1997     PRO FORMA
                              HISTORICAL          HISTORICAL      COMBINED(/1/)
                          ------------------- ------------------- -------------
Revenues:
  Sales..................      $197,181            $192,458         $389,639
  Interest and other
  income.................        10,130                 881           11,011
                               --------            --------         --------
    Total revenues.......       207,311             193,339          400,650
Costs and expenses:
  Research and
  development............        36,613              42,136           78,749
  Less reimbursement.....        (9,172)             (3,349)         (12,521)
                               --------            --------         --------
  Net research and
  development............        27,441              38,787           66,228
  Cost of sales..........        84,319              85,205          169,524
  Selling, general and
  administrative.........        53,347              40,257           93,604
  Royalties and license
  fees...................         4,365               6,078           10,443
  Minority interest and
  equity in loss of
  affiliate..............           (35)                479              444
  Interest expense and
  other..................         7,063               1,572            8,635
                               --------            --------         --------
    Total costs and
    expenses.............       176,500             172,378          348,878
                               --------            --------         --------
Income before gain on
 issuance of subsidiary
 shares and income tax
 provision...............        30,811              20,961           51,772
Gain on issuance of
subsidiary shares........           535                 --               535
                               --------            --------         --------
Income before income tax
provision................        31,346              20,961           52,307
Income tax provision.....         3,358               6,812           10,170
                               --------            --------         --------
Net income...............      $ 27,988            $ 14,149         $ 42,137
                               ========            ========         ========
Earnings per share:
  Primary................      $   1.16            $   0.51         $   1.01
                               ========            ========         ========
  Fully diluted..........      $   1.15            $   0.51         $   1.00
                               ========            ========         ========
Weighted average number
 of common and common
 equivalent shares
 outstanding:
  Primary................        26,447              27,585           44,377
                               ========            ========         ========
  Fully diluted..........        26,572              27,585           44,502
                               ========            ========         ========


   See Notes to Unaudited Pro Forma Condensed Combined Financial Information

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                        FOR YEAR ENDED DECEMBER 31, 1995
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                   COMVERSE            BTI
                                 TWELVE MONTHS    TWELVE MONTHS
                                     ENDED            ENDED
                               DECEMBER 31, 1995 JANUARY 31, 1996   PRO FORMA
                                  HISTORICAL        HISTORICAL    COMBINED(/1/)
                               ----------------- ---------------- -------------
Revenues:
  Sales......................      $137,149          $105,267       $242,416
  Interest and other income..         8,747             1,169          9,916
                                   --------          --------       --------
    Total revenues...........       145,896           106,436        252,332
Costs and expenses:
  Research and development...        27,161            26,935         54,096
  Less reimbursement.........        (7,735)           (5,051)       (12,786)
                                   --------          --------       --------
  Net research and develop-
   ment......................        19,426            21,884         41,310
  Cost of sales..............        59,297            45,683        104,980
  Selling, general and admin-
   istrative.................        41,388            31,565         72,953
  Royalties and license fees.         2,419               902          3,321
  Minority interest and eq-
   uity in loss of affiliate.          (147)              --            (147)
  Warrants and other expenses
   associated with AT&T con-
   tract acquisition.........           --             21,000         21,000
  Interest expense and other.         4,406               187          4,593
                                   --------          --------       --------
    Total costs and expenses.       126,789           121,221        248,010
                                   --------          --------       --------
Income before income tax
provision....................        19,107           (14,785)         4,322
Income tax provision.........         2,057               105          2,162
                                   --------          --------       --------
Net income...................      $ 17,050          $(14,890)      $  2,160
                                   ========          ========       ========
Earnings per share:
  Primary....................      $   0.75          $  (0.60)      $   0.06
                                   ========          ========       ========
  Fully diluted..............      $   0.75          $  (0.60)      $   0.06
                                   ========          ========       ========
Weighted average number of
 common and common equivalent
 shares outstanding:
  Primary....................        22,602            24,859         38,760
                                   ========          ========       ========
  Fully diluted..............        22,709            24,859         38,867
                                   ========          ========       ========


   See Notes to Unaudited Pro Forma Condensed Combined Financial Information

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                        FOR YEAR ENDED DECEMBER 31, 1994
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                   COMVERSE            BTI
                                 TWELVE MONTHS    TWELVE MONTHS
                                     ENDED            ENDED
                               DECEMBER 31, 1994 JANUARY 31, 1995 PRO FORMA
                                  HISTORICAL        HISTORICAL    COMBINED(/1/)
                               ----------------- ---------------- ---------
Revenues:
  Sales......................      $ 108,150         $ 89,056     $ 197,206
  Interest and other income..          6,162            1,098         7,260
                                   ---------         --------     ---------
    Total revenues...........        114,312           90,154       204,466
Costs and expenses:
  Research and development...         18,117           21,871        39,988
  Less reimbursement.........         (5,477)          (8,162)      (13,639)
                                   ---------         --------     ---------
  Net research and
   development...............         12,640           13,709        26,349
  Cost of sales..............         47,715           31,345        79,060
  Selling, general and
   administrative............         33,681           26,217        59,898
  Royalties and license fees.          2,186              199         2,385
  Minority interest and
   equity in loss of
   affiliate.................            262              --            262
  Interest expense and other.          3,947              213         4,160
                                   ---------         --------     ---------
    Total costs and expenses.        100,431           71,683       172,114
                                   ---------         --------     ---------
Income before gain on
 issuance of subsidiary
 shares and income tax
 provision...................         13,881           18,471        32,352
Income tax provision.........          1,783            5,527         7,310
                                   ---------         --------     ---------
Net income...................      $  12,098         $ 12,944     $  25,042
                                   =========         ========     =========
Earnings per share:
  Primary....................      $    0.55         $   0.50     $    0.65
                                   =========         ========     =========
  Fully diluted..............      $    0.55         $   0.50     $    0.65
                                   =========         ========     =========
Weighted average number of
 common and common equivalent
 shares outstanding:
  Primary....................         21,868           25,751        38,606
                                   =========         ========     =========
  Fully diluted..............         21,868           25,751        38,606
                                   =========         ========     =========

   See Notes to Unaudited Pro Forma Condensed Combined Financial Information

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                 FOR NINE MONTHS ENDED SEPTEMBER 30, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                               COMVERSE      BTI NINE MONTHS
                          NINE MONTHS ENDED       ENDED
                          SEPTEMBER 30, 1997 OCTOBER 31, 1997                  PRO FORMA
                              HISTORICAL        HISTORICAL    ADJUSTMENTS    COMBINED(/1/)
                          ------------------ ---------------- -----------    -------------
Revenues:
  Sales.................       $202,681          $198,342        $(836)(/2/)   $400,187
  Interest and other
   income...............         11,973               686                        12,659
                               --------          --------        -----         --------
    Total revenues......        214,654           199,028         (836)         412,846
Costs and expenses:
  Research and
   development..........         39,121            50,133                        89,254
  Less reimbursement....        (11,344)           (4,863)                      (16,207)
                               --------          --------                      --------
  Net research and
   development..........         27,777            45,270                        73,047
  Cost of sales.........         85,953            74,973         (142)(/2/)    160,784
  Selling, general and
   administrative.......         53,756            41,255                        95,011
  Royalties and license
   fees.................          4,981             5,413                        10,394
  Minority interest and
   equity in loss of
   affiliate............            (30)             (122)                         (152)
  Interest expense and
   other................          6,997             1,792                         8,789
                               --------          --------        -----         --------
    Total costs and
     expenses...........        179,434           168,581         (142)         347,873
                               --------          --------        -----         --------
Income before income tax
 provision..............         35,220            30,447         (694)          64,973
Income tax provision....          3,525             6,682                        10,207
                               --------          --------        -----         --------
Net income..............       $ 31,695          $ 23,765        $(694)        $ 54,766
                               ========          ========        =====         ========
Earnings per share:
  Primary...............       $   1.17          $   0.84                      $   1.20
                               ========          ========                      ========
  Fully diluted.........       $   1.17          $   0.84                      $   1.20
                               ========          ========                      ========
Weighted average number
 of common and common
 equivalent shares
 outstanding:
  Primary...............         27,081            28,373                        45,523
                               ========          ========                      ========
  Fully diluted.........         27,188            28,373                        45,630
                               ========          ========                      ========

 See Notes to Unaudited Pro Forma Condensed Combined Financial Information

          UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF INCOME

                 FOR NINE MONTHS ENDED SEPTEMBER 30, 1996
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                  COMVERSE             BTI
                             NINE MONTHS ENDED  NINE MONTHS ENDED
                             SEPTEMBER 30, 1996 OCTOBER 31, 1996    PRO FORMA
                                 HISTORICAL        HISTORICAL     COMBINED(/1/)
                             ------------------ ----------------- -------------
Revenues:
  Sales.....................      $138,931          $130,024        $268,955
  Interest and other income.         6,080               470           6,550
                                  --------          --------        --------
    Total revenues..........       145,011           130,494         275,505
Costs and expenses:
  Research and development..        25,911            28,549          54,460
  Less reimbursement........        (6,339)           (3,204)         (9,543)
                                  --------          --------        --------
  Net research and
   development..............        19,572            25,345          44,917
  Cost of sales.............        59,476            58,411         117,887
  Selling, general and
   administrative...........        37,612            27,133          64,745
  Royalties and license
   fees.....................         2,948             4,478           7,426
  Minority interest and
   equity in loss of
   affiliate................          (232)              597             365
  Interest expense and
   other....................         4,289             1,004           5,293
                                  --------          --------        --------
    Total costs and
     expenses...............       123,665           116,968         240,633
                                  --------          --------        --------
Income before gain on
 issuance of subsidiary
 shares and income tax
 provision..................        21,346            13,526          34,872
Gain on issuance of
 subsidiary shares..........           535               --              535
                                  --------          --------        --------
Income before income tax
 provision..................        21,881            13,526          35,407
Income tax provision........         2,288             4,734           7,022
                                  --------          --------        --------
Net income..................      $ 19,593          $  8,792        $ 28,385
                                  ========          ========        ========
Earnings per share:
  Primary...................      $   0.84          $   0.32        $   0.69
                                  ========          ========        ========
  Fully diluted.............      $   0.82          $   0.32        $   0.68
                                  ========          ========        ========
Weighted average number of
 common and common
 equivalent shares
 outstanding:
  Primary...................        23,243            27,823          41,328
                                  ========          ========        ========
  Fully diluted.............        26,486            27,823          44,571
                                  ========          ========        ========

 See Notes to Unaudited Pro Forma Condensed Combined Financial Information

     NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

  (1) The unaudited pro forma condensed combined balance sheet combines the unaudited historical consolidated balance sheet of Comverse at September 30, 1997 with the unaudited historical consolidated balance sheet of BTI at October 31, 1997. The unaudited pro forma condensed combined statements of income combine the unaudited historical consolidated statements of income of Comverse for the nine months ended September 30, 1997 and 1996 and for the years ended December 31, 1996, 1995 and 1994 with the unaudited historical consolidated statements of income of BTI for the nine months ended October 31, 1997 and 1996 and for the fiscal years ended January 31, 1997, 1996 and 1995. Certain amounts reflected in the historical financial statement presentations of both Companies have been reclassified to conform to the unaudited pro forma condensed combined presentation.

  The unaudited pro forma condensed combined financial information excludes costs associated with the integration and consolidation of the Companies, the total amount of which is not expected to exceed $70 million.

  Comverse and BTI are in the process of reviewing their respective accounting policies and do not expect there to be any significant adjustments necessary in order to conform such policies.

  The pro forma combined primary and fully diluted earnings per share for the respective periods represented is based on the combined weighted average number of common shares and share equivalents of Comverse and BTI. The number of common shares and share equivalents of BTI is based on an Exchange Ratio of
0.65 shares of Comverse Common Stock for each issued and outstanding share of BTI Common Stock (including share equivalents).

  (2) Adjustment to eliminate sales between Comverse and BTI.

  (3) Adjustment to reflect the estimated direct costs for investment banking, legal and miscellaneous transactions costs associated with the Merger.

  (4) Adjustment to reflect the issuance of Comverse Common Stock for BTI Common Stock.

                  DIRECTORS OF COMVERSE FOLLOWING THE MERGER

 Directors

  The individuals listed under the heading "Continuing Comverse Directors" are current directors of Comverse and are standing for re-election at the Comverse Annual Meeting. Pursuant to the Merger Agreement, if the Merger is consummated, as of the Effective Time, the Comverse Board will be increased to nine directors and the individuals listed under "BTI Designees" will become directors in addition to the seven continuing directors of Comverse. If the Merger is not consummated, the seven directors elected at the Comverse Annual Meeting will be the seven directors of Comverse.

  Continuing Comverse Directors

  KOBI ALEXANDER, age 45, will remain Chairman of the Board, President and Chief Executive Officer and a director of Comverse following the Merger. Mr. Alexander has served as Chairman of the Board of Comverse since September 1986, as President and Chief Executive Officer since April 1987 and as a director of Comverse since its formation in October 1984. Mr. Alexander also served as Co-Managing Director of Comverse's wholly owned Israeli Subsidiary, Efrat Future Technology Ltd. ("Efrat") from its formation in 1982 until October 1986, and currently serves as Chairman of the Board of Directors of Efrat. From October 1984 to September 1986, Mr. Alexander served as Co-Chairman and Co-Chief Executive Officer of Comverse. Prior to the formation of Efrat, in 1980 and 1981, Mr. Alexander served as an independent financial and business consultant to a number of multinational corporations. Between 1978 and 1980, Mr. Alexander worked in the Corporate Finance Department of Shearson Loeb Rhoades (currently Smith Barney). Mr. Alexander received a B.A., magna cum laude, in Economics from the Hebrew University of Jerusalem in 1977, and an M.B.A. in Finance from New York University in 1980. He has served as the Chairman of the High-Tech Research and Development Section of the Israeli Association of Industrialists.

  CARMEL VERNIA, age 45, will remain Chief Operating Officer and a director of Comverse following the Merger. Mr. Vernia has been a director of Comverse since August 20, 1997 and has been Chief Operating Officer since January 1994. He also is a Managing Director of Efrat, where he has been employed since 1984 in various capacities, including Vice President, Manager of the Government Systems Division and Manager of the Research and Development Division. Prior to joining Efrat, he was employed by Elco Ltd, in Israel, where he headed the development of advanced perimeter intrusion detection systems. Between 1980 and 1982, Mr. Vernia was employed by Intel Corporation in Santa Clara, California, where he served as applications engineer for digital signal processing, digital telephony and data communications products. He received a B.Sc. in Electrical Engineering from the Technion, Israel Institute of Technology, in 1974 and a M.Sc. in Electrical and Computer Engineering from the University of California at Davis in 1980.

  WILLIAM F. SORIN, age 49, will remain as Corporate Secretary and a director of Comverse following the Merger. Mr. Sorin has served as a director and the Corporate Secretary of Comverse since its formation in October 1984. He is an attorney engaged in private practice and is general counsel to Comverse. Mr. Sorin received a B.A. from Trinity College in 1970 and a J.D., cum laude, from Harvard Law School in 1973.

  ZVI ALEXANDER, age 75, will remain a director of Comverse following the Merger. He has been a director of Comverse since August 1989. Mr. Alexander has been actively engaged in the energy industry for more than 30 years. He served as Chief Executive Officer of the Israeli National Oil Company and its successor from 1966 through 1976, and subsequently engaged in activities in the energy industry as a consultant and independent entrepreneur. Mr. Alexander is currently Chairman of A&T Exploration Company Ltd. Zvi Alexander is the father of Kobi Alexander and Shaula Yemini.

  JOHN H. FRIEDMAN, age 44, will remain a director of Comverse following the Merger. Mr. Friedman has been a director of Comverse since June 1994. He is the Managing Director of Easton Capital Corporation, a private investment firm founded by Mr. Friedman in 1991. From 1989 to 1991, Mr. Friedman was a Managing Director of Security Pacific Capital Investors. Prior to joining that firm, he was a Managing Director of

E.M. Warburg, Pincus & Co., Inc., where he was employed form 1981 to 1989. From 1978 to 1980, Mr. Friedman practiced law with the firm of Sullivan & Cromwell in New York City. Mr. Friedman received a B.A., magna cum laude, from Yale University and a J.D. from Yale Law School.

  SAM OOLIE, age 61, will remain a director of Comverse following the Merger. Mr. Oolie has been a director of Comverse since May 1986. He has been Chairman and Chief Executive Officer of NoFire Technologies, Inc., a manufacturer of high performance fire retardant products since August 1995. He has also been Chairman of Oolie Enterprises, an investment company, since July 1985. He also has served as a director of CFC Associates, a venture capital firm, since January 1984. He was Chairman of The Nostalgia Network, a cable television network, from April 1987 to January 1990 and was Vice Chairman and director of American Mobile Communications, Inc., a cellular telephone company, from February 1987 to July 1989. From February 1962 to July 1985, Mr. Oolie was Chairman, Chief Executive Officer and a director of Food Concepts, Inc., a provider of food services to institutions and hospitals. Mr. Oolie also serves as a director of Avesis, Inc., NoFire Technologies, Inc., and Noise Cancelation Technologies, Inc. Mr. Oolie received a B.S. from Massachusetts Institute of Technology in 1958 and an M.B.A. from Harvard Business School in 1961.

  SHAULA A. YEMINI, PH.D., age 49, will remain a director of Comverse following the Merger. She has been a director of Comverse since August 20, 1997. Dr. Yemini is President and Chief Executive Officer of System Management Arts Incorporated ("SMARTS"), a developer of automated network problem diagnosis software. Prior to the formation of SMARTS in 1993, Dr. Yemini held various research and managerial positions at International Business Machines Corporation ("IBM") since June 1982, most recently serving as Senior Manager at IBM's T. J. Watson Center, where she built and managed the Distributed Systems Software Technology Department. Prior to that, she taught computer sciences at the Courant Institute of New York University. Dr. Yemini received a B.Sc. in Mathematics and Physics in 1972, and an M.Sc. in Applied Mathematics cum laude in 1974, both from the Hebrew University in Jerusalem, and a Ph.D. in Computer Science from the University of California at Los Angeles in 1980. Dr. Yemini is the sister of Kobi Alexander and the daughter of Zvi Alexander.

  BTI Designees

  GREG C. CARR, age 38, one of BTI's two co-founders, served as President and Chief Executive Officer of BTI from April 1986 to August 1992. He has served as a director of BTI since BTI's formation in April 1986 and as Chairman of its Board since April 1992. Mr. Carr also is Chairman of Prodigy, Inc., a global Internet service provider. He holds a B.S. degree in history from Utah State University and a Masters Degree in Public Policy from Harvard University.

  FRANCIS E. GIRARD, age 59, a BTI director, was elected President and Chief Executive Officer of BTI effective May 31, 1996, and appointed as a director effective May 16, 1996. Previously, he served as Executive Vice President of World Sales since October 1994. He joined BTI in January 1989 as Senior Vice President of Sales and assumed the position of Senior Vice President and General Manager of North American Markets in January 1994. Previously, he was Vice President of Sales, Marketing and Support of NEC Information Systems, Inc., a U.S. distributor of NEC computers and peripherals, from 1985 to 1989. Mr. Girard has also served as Director of Marketing for the National Independent Sales Organization and Reseller Marketing Programs at Wang Laboratories, Inc., from 1983 to 1985, in addition to several other sales and marketing management positions. Mr. Girard holds a B.A. degree in Business from Merrimack College.

 Committees of the Comverse Board

  The Comverse Board has four standing committees. The Executive Committee (consisting of Messrs. K. Alexander, Oolie and Sorin) is empowered to exercise the full authority of the Comverse Board in circumstances when convening the full Board is not practicable. The Audit Committee (consisting of Messrs. K. Alexander, Friedman and Oolie) is responsible for reviewing audit procedures and supervising the relationship between Comverse and its independent auditors. The Remuneration Committee (consisting of Messrs. Friedman, Oolie and Dr. Yemini) is responsible for approving compensation arrangements for senior management of Comverse and administering its stock option plans. The Corporate Planning and Structure Committee (consisting of Messrs. Friedman, Oolie and Sorin) reviews and makes recommendations to the Board concerning issues of corporate structure and planning, including the formation and capitalization of subsidiaries of Comverse, the structure of acquisition transactions, the terms of any stock options and other compensation arrangements in respect of its subsidiaries, situations that might involve conflicts of interest relative to Comverse and its subsidiaries and the terms of significant transactions between Comverse and its subsidiaries. Each of the Committees of the Comverse Board following the Merger is expected to have the same responsibilities, and to be comprised of the same directors, as the Committees currently; however, pursuant to the Merger Agreement, Mr. Carr will be added to the Remuneration Committee. See "The Merger--Certain Transactions; Conflicts of Interest" and "Other Information for Comverse Annual Meeting--Proposal No. 2--Election of Directors--Committees and Meetings of Comverse Board."

 Stock Ownership of Directors and Executive Officers

  Other than Messrs. Kobi Alexander and Carr, no director or executive officer of Comverse is expected to beneficially own more than 1.0% of the outstanding shares of Comverse Common Stock after giving effect to the Merger. After giving effect to the Merger, Mr. Alexander is expected to beneficially own approximately 2.0%, and Mr. Carr is expected to beneficially own approximately 5.4% of the outstanding shares of Comverse Common Stock. After giving effect to the Merger, based on the number of currently outstanding shares of Comverse Common Stock and BTI Common Stock, the directors and executive officers of Comverse as a group (10 individuals) are expected to beneficially own approximately 8.4% of the outstanding shares of Comverse Common Stock.

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                     DESCRIPTION OF COMVERSE CAPITAL STOCK

  THE FOLLOWING SUMMARY OF THE TERMS OF THE CAPITAL STOCK OF COMVERSE DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE COMVERSE CERTIFICATE AND THE COMVERSE BY-LAWS. SEE "WHERE YOU CAN FIND MORE INFORMATION."

 Authorized Capital Stock

  The total number of authorized shares of capital stock of Comverse is 102,500,000, consisting of 100,000,000 shares of Comverse Common Stock and 2,500,000 shares of preferred stock, par value $0.01 per share ("Comverse Preferred Stock"). On the Record Date, approximately 31,693,448 shares of Comverse Common Stock were either issued and outstanding or reserved for issuance, including 2,513,661 shares of Comverse Common Stock which have been reserved for issuance in connection with Comverse's outstanding 5 3/4% Convertible Subordinate Debentures due 2006 ("Convertible Debentures"). Based on the current number of outstanding shares of BTI Common Stock, Comverse expects to issue approximately 18,088,876 shares of Comverse Common Stock to holders of BTI Common Stock in the Merger.

  Comverse currently has no plans, understandings, agreements or arrangements concerning the issuance of additional shares of Comverse Common Stock, except for the shares to be issued in connection with the Merger and shares reserved or to be reserved for issuance by Comverse, including pursuant to Comverse employee benefits plans and BTI's employee benefit plans which will be assumed in the Merger, in each case as described herein, in the Merger Agreement or in the documents incorporated by reference herein. If any plans, understandings, arrangements or agreements are made concerning the issuance of any such shares, holders of the then outstanding shares of Comverse's capital stock may or may not be given the opportunity to vote thereon, depending upon the nature of any such transaction, the law applicable thereto, the policy of the Nasdaq and the judgment of the Comverse Board regarding the submission thereof to Comverse's shareholders. The current rules of the Nasdaq, however, would require shareholder approval if the number of shares of Comverse Common Stock to be issued would equal or exceed 20% of the number of such shares of Comverse Common Stock outstanding immediately prior to such issuance.

 Comverse Common Stock

  Dividend Rights; Rights Upon Liquidation. Subject to any preferential rights of holders of Comverse Preferred Stock, holders of shares of Comverse Common Stock will be entitled to receive dividends on such stock out of assets legally available for distribution when, as and if authorized and declared by the Comverse Board and to share ratably in the assets of Comverse legally available for distribution to its stockholders in the event of its liquidation, dissolution or winding-up. Historically, Comverse has not paid dividends on its common stock. Comverse does not anticipate that it will pay any dividends on Comverse Common Stock following the Merger.

  Voting Rights. Holders of Comverse Common Stock are entitled to one vote per share on all matters voted on generally by shareholders, including the election of directors, and, except as otherwise required by law or except as provided with respect to any series of Comverse Preferred Stock, the holders of such shares will possess all voting power. Because the Comverse Certificate does not provide for cumulative voting rights, the holders of a plurality of the voting power of the then outstanding shares of capital stock entitled to be voted in the election of directors represented at a meeting will be able to elect all the directors standing for election at such meeting.

  Miscellaneous. The shares of Comverse Common Stock, when issued to holders of outstanding shares of BTI Common Stock in connection with the Merger, will be duly authorized, validly issued, fully paid and non-assessable. Holders of Comverse Common Stock have no preferences or preemptive, conversion, or exchange rights. Shares of Comverse Common Stock are not liable for further calls or assessments by Comverse and the holders of Comverse Common Stock will not be liable for any liabilities of Comverse. American Stock Transfer & Trust Company will act as transfer agent and registrar for the Comverse Common Stock.

 Comverse Preferred Stock

  The Comverse Certificate provides that Comverse Preferred Stock may be issued from time to time in one or more series, and the Comverse Board, without further approval of shareholders, will be authorized to fix the designations, rights, preferences and limitations applicable to each series of Comverse Preferred Stock. The issuance of such stock could, among other things, adversely affect the voting, dividend, and liquidation rights of the holders of Comverse Common Stock. Currently, no Comverse Preferred Stock has been issued and the Comverse Board has no current intention to issue any Comverse Preferred Stock.

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             COMPARISON OF RIGHTS OF COMVERSE AND BTI STOCKHOLDERS

  THE RIGHTS OF COMVERSE SHAREHOLDERS ARE CURRENTLY GOVERNED BY THE NYBCL AND THE COMVERSE CERTIFICATE AND COMVERSE BY-LAWS. THE RIGHTS OF BTI STOCKHOLDERS ARE CURRENTLY GOVERNED BY THE DGCL AND THE CERTIFICATE OF INCORPORATION AND BY-LAWS OF BTI (THE "BTI CERTIFICATE" AND "BTI BY-LAWS," RESPECTIVELY). IN ACCORDANCE WITH THE MERGER AGREEMENT, AT THE EFFECTIVE TIME, THE RIGHTS OF BTI STOCKHOLDERS WHO BECOME SHAREHOLDERS OF COMVERSE IN THE MERGER WILL BE GOVERNED BY THE NYBCL, THE COMVERSE CERTIFICATE AND THE COMVERSE BY-LAWS. THE RIGHTS OF A HOLDER OF COMVERSE COMMON STOCK ARE SIMILAR IN SOME RESPECTS AND DIFFERENT IN OTHER RESPECTS FROM THE RIGHTS OF A HOLDER OF BTI COMMON STOCK. CERTAIN OF THESE SIMILARITIES AND DIFFERENCES ARE SUMMARIZED BELOW. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE NYBCL, THE DGCL, THE COMVERSE CERTIFICATE, THE COMVERSE BY-LAWS, THE BTI CERTIFICATE AND THE BTI BY-LAWS. COPIES OF THE COMVERSE CERTIFICATE, THE COMVERSE BY-LAWS, THE BTI CERTIFICATE AND THE BTI BY-LAWS ARE INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS. SEE "WHERE YOU CAN FIND MORE INFORMATION."

 Authorized Capital Stock

  The total number of authorized shares of capital stock of Comverse is 102,500,000, consisting of 100,000,000 shares of Comverse Common Stock and 2,500,000 shares of Comverse Preferred Stock. The total number of authorized shares of capital stock of BTI is 60,000,000 shares of BTI Common Stock.

 Directors

   The Comverse By-Laws provide that the number of directors constituting the Comverse Board shall not be less than three nor more than eleven, as fixed from time to time by the Comverse Board, provided no decrease made in such number shall shorten the term of any incumbent director. The Comverse Board currently has seven directors and, at the Effective Time, will have nine directors. See "Directors of Comverse Following the Merger."

  The BTI By-Laws provide that the number of directors constituting the BTI Board may be determined by vote of BTI stockholders or the BTI Board, but shall not be less than one. The number of directors may be decreased by BTI stockholders or by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The BTI Board currently has seven directors.

 Amendments to Certificate of Incorporation

  Under the NYBCL and the DGCL, the affirmative vote of a majority of the outstanding shares entitled to vote is required to amend a certificate of incorporation. In addition, amendments which make changes relating to the capital stock by increasing or decreasing the par value or the aggregate number of authorized shares of a class, or otherwise adversely affecting the rights of such class, must be approved by the majority vote of each class or series of stock affected, even if such stock would not otherwise have such voting rights.

 Amendments to By-Laws

  The Comverse By-Laws can be amended or repealed, or new By-Laws can be adopted, by a majority vote of the shareholders or by a majority of the Comverse Board; provided, that the Comverse Board may not repeal By-Laws passed by the stockholders. The BTI By-Laws can be amended or repealed, or new By-Laws can be adopted, by the BTI Board or by a 66 2/3% vote of the stockholders.

 Cumulative Voting

  The Comverse Certificate and the BTI Certificate do not provide for cumulative voting for directors.

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 Removal of Directors

  The Comverse By-Laws provide that a director may be removed from office, with or without cause, by vote of the shareholders, or, with cause, by the Comverse Board. Furthermore, the NYBCL allows an action to procure a judgment removing a director for cause to be brought by the attorney-general or by holders of 10% of the outstanding shares, whether or not entitled to vote.

  The DGCL and the BTI By-Laws provide that any director may be removed from office, with or without cause, by holders of a majority of the outstanding shares entitled to vote in an election of directors.

 Filling Vacancies on the Board of Directors

  The Comverse By-Laws provide that newly created directorships resulting from an increase in the number of directors and other vacancies may be filled by a majority vote of the directors in office, although less than a quorum, or by election by the shareholders. The NYBCL provides that, unless a corporation's certificate of incorporation or a specific provision in a by-law adopted by the shareholders provides otherwise (the Comverse Certificate and Comverse By-Laws do not), only shareholders may fill vacancies occurring by reason of removal without cause.

  The DGCL and the BTI By-Laws provide that vacancies may be filled by a majority of the remaining directors, although less than a quorum, or by a sole remaining director. The BTI By-Laws also provide that (i) newly created directorships resulting from an increase in the number of directors may be filled by a majority of the directors then in office or by election by the stockholders and (ii) the stockholders shall fill vacancies occurring by reason of removal at the meeting wherein a director is removed. If the stockholders do not fill such vacancy at such meeting, the vacancy may be filled by the directors.

 Classification of Board of Directors

  The NYBCL permits a classified board with as many as four classes but prohibits fewer than three directors in any class. The DGCL permits a classified board of directors with as many as three classes but does not specify a minimum number of directors for each class. Neither Comverse nor BTI has a classified Board.

 Dividends

  Under both the NYBCL and the DGCL, a corporation may generally pay dividends out of surplus. In addition, the DGCL, unlike the NYBCL, permits a Delaware corporation under certain circumstances to pay dividends, if there is no surplus, out of its net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year.

 Holding Company Reorganization

  While no analogous provision exists under the NYBCL, Section 251 of the DGCL permits a Delaware corporation to reorganize as a holding company without stockholder approval.

 Stockholders' Meetings and Notice Provisions

  Under the NYBCL, shareholders may not call a special meeting unless there is a failure to elect a sufficient number of directors to conduct the business of the corporation or unless specifically authorized to do so by the corporation's certificate of incorporation or by-laws. The Comverse By-Laws provide that special meetings of shareholders may be called only by the Comverse Board, the chairman of the board, the president or the holders of not less than a majority of all the shares entitled to vote at the meeting.

  Under the DGCL, special meetings of stockholders may be called by the board of directors or by such person or persons as may be authorized by the corporation's certificate of incorporation or by-laws. The BTI By-Laws provide that special meetings may be called only by the BTI Board, the president or a vice president.

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

  The Comverse By-Laws provide that written notice of every meeting of shareholders, stating the purpose for which the meeting is called and the date, time and place of the meeting, must be served not less than ten nor more than 50 days before the meeting upon each shareholder entitled to vote at such meeting or who, by reason of the taking of any action proposed at the meeting, would be entitled to have his shares appraised.

  The BTI By-Laws provide that written notice, stating the date, time and place of the meeting and, in the case of a special meeting, the purpose of the meeting, must be delivered not less than ten nor more than 60 days before the meeting, by or at the direction of the president, secretary or the officer or persons calling the meeting, to each stockholder of record.

 Quorum

  The Comverse By-Laws provide that the holders of a majority of the outstanding shares entitled to vote at such meeting, whether present in person or represented by proxy, constitute a quorum. However, the NYBCL provides that in the case of a special meeting for the election of directors called by the shareholders, the shareholders attending, in person or by proxy, and entitled to vote in the election of directors, constitute a quorum solely for the purpose of electing directors. The Comverse By-Laws provide that a majority of the Comverse Board constitutes a quorum unless either the chairman of the board or the president is absent and has not waived notice of the meeting.

  The BTI By-Laws provide that the holders of 33 1/3% of the shares entitled to vote at such meeting, whether present in person or represented by proxy, constitute a quorum. The BTI By-Laws provide that a majority of the BTI Board constitutes a quorum.

 Voting by Stockholders

  Under the NYBCL, corporate action generally must be authorized by a majority of the votes cast at a meeting of shareholders by the holders of shares entitled to vote thereon. The NYBCL provides that directors are elected by a plurality of the votes cast at a meeting of shareholders by the holders of shares entitled to vote in such election. Additionally, the NYBCL requires the vote of two-thirds of all outstanding shares entitled to vote thereon for a plan of merger or consolidation adopted by the board of directors of a New York corporation, a guarantee given by a New York corporation not in furtherance of its corporate purposes, a disposition of substantially all the assets of a New York corporation if not made in the usual course of business, or a dissolution of a New York corporation. Except for the election of directors, which is by plurality, the Comverse By-Laws provide that action by shareholders can be taken by the vote of the holders of a majority of the shares represented, and entitled to vote, at a meeting of shareholders at which a quorum is present.

  Under the DGCL, corporate action generally must be authorized by a majority of the shares represented, in person or by proxy, at any meeting in which a quorum is present. Generally, the BTI Certificate and the BTI By-Laws provide that, if a quorum is present, the vote of the majority of the shares represented, and entitled to vote, at a meeting of stockholders will be the act of the stockholders. However, the BTI Certificate requires (i) a majority of all shares entitled to vote to amend Section 2 of Article VII of the BTI Certificate (relating to director liability), (ii) a 66 2/3% vote of all shares entitled to vote to amend the BTI By-Laws and (iii) a majority of all shares entitled to vote to amend Article XI of the BTI Certificate (relating to indemnification); and the BTI By-Laws require a majority of all outstanding shares entitled to vote for the election of directors for stockholders to remove directors.

  Under the NYBCL, but not the DGCL, the issuance, by a corporation to its directors, officers or employees of rights or options (other than substituted rights or options issued in connection with a business combination) to purchase from the corporation any of its shares, as an incentive to service or continued service with the corporation, or the adoption of a plan providing for such issuance, must be authorized by the vote of the holders of a majority of all outstanding shares entitled to vote thereon.

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

  The NYBCL prohibits a New York corporation from making loans to its directors without authorization by vote of the shareholders (excluding from such vote the affected director's or directors' shares). The DGCL has no comparable voting requirement but instead permits loans to, and guarantees on behalf of, officers and employees of a Delaware corporation, including those officers and employees who are also directors of the corporation, if, in the judgment of the board, such loan or guarantee may reasonably be expected to benefit the corporation.

 Stockholder Action Without a Meeting

  Under the NYBCL, any required or permitted action to be taken by shareholders may be taken without a meeting with the written consent of all outstanding shares entitled to vote thereon, unless the certificate of incorporation provides for a lesser number. The Comverse Certificate does not contain provisions with respect to shareholder action without a meeting.

  Under the DGCL, unless otherwise provided by a corporation's certificate of incorporation, any action which is to be taken by stockholders may be taken without a meeting if such action is authorized by written consents signed by stockholders having not less than the minimum number of votes necessary to take such action at a meeting at which all shares were present and voting. Subject to notice requirements and other provisions of the BTI By-Laws, the BTI Certificate and BTI By-Laws provide that any action by the stockholders may be taken by written consent in lieu of a meeting, without prior notice or vote, of the holders of a majority of the shares entitled to vote with respect to the subject matter thereof.

 Right To Examine Stockholder List

  Under the NYBCL, any person who shall have been a shareholder for at least six months preceding his demand, or any person holding, or thereunto authorized in writing by the holders of, at least five percent of any class of the outstanding shares, upon at least five days' written demand, shall have the right to examine, during usual business hours, the corporation's minutes of proceedings of its shareholders and record of shareholders. The Comverse By-Laws provide that a list of shareholders as of the record date shall be produced at any meeting upon the request thereat or prior thereto of any shareholder.

  Under the DGCL (and similarly under the BTI By-Laws), stockholders, during usual business hours, have a right, for a period of at least ten days prior to any stockholder meeting and during such meeting, to examine a list of stockholders, arranged in alphabetical order and showing the address and the number of shares held by such stockholder, for any purpose germane to such meeting. The DGCL further provides that any stockholder, following a written request, has the right to inspect the corporation's books and records, including the stockholder list, during usual business hours for a proper purpose.

 Indemnification and Limitation of Liability

  Delaware and New York have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit, with certain exceptions, corporations to adopt a provision in their certificate of incorporation eliminating the liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty of care. There are, nonetheless, certain differences between the laws of the two states respecting indemnification and limitation of liability.

  The Comverse By-Laws provide that Comverse will indemnify and advance the expenses of each person in the corporation to the full extent permitted by the NYBCL (described below). The Comverse By-Laws further provide that the indemnification and advancement of expenses granted pursuant to Article IX of the Comverse By-Laws are not exclusive of any other rights to which a director or officer seeking indemnification or advancement of expenses may be entitled, when authorized by (i) a resolution of shareholders, (ii) a resolution of directors, or (iii) an agreement providing for such indemnification, provided that no indemnification may be

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made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that he or she personally gained in fact a financial profit or other advantage to which he or she was not legally entitled.

  The Comverse Certificate provides that no director shall be personally liable to Comverse or its shareholders for damages for any breach of duty as a director, except for liability for (i) acts or omissions in bad faith or involving intentional misconduct or a knowing violation of law, (ii) personally gaining in fact a financial profit or other advantage to which such director was not legally entitled, or (iii) violating Section 719 of the NYBCL which imposes director liability for a variety of unlawful actions.

  The NYBCL authorizes a New York corporation to indemnify any person who is, or is threatened to be made, a party in any civil or criminal proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against judgments, fines, amounts paid in settlement and reasonable expenses (including attorney's fees) actually and necessarily incurred by such person as a result of such action or proceeding or any appeal therein. With respect to actions by or in the rights of the corporation, the NYBCL authorizes indemnification of such person against reasonable expenses including attorneys' fees and amounts paid in settlement. To be entitled to indemnification, a person must have acted in good faith, for a purpose which he reasonably believed to be in, or in the case of service for another organization, not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, in addition, had no reasonable cause to believe his conduct was unlawful. Court approval is required as a prerequisite to indemnification of expenses in respect of any claim as to which a person has been adjudged liable to the corporation.

  The BTI Certificate provides, in substance, that BTI, to the fullest extent of the DGCL (described below), will indemnify, and advance expenses to, former, current and prospective directors and officers and to individuals who, at the request of BTI, are serving or served as directors or officers of another entity, in connection with any threatened or pending proceeding arising out of such person's service to BTI or at BTI's request.

  The BTI Certificate provides that no director shall be liable to BTI or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, except for liability (i) for any breach of a director's duty of loyalty to BTI or its shareholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,
(iii) for acts in violation of Section 174 of the DGCL which imposes director liability for a variety of unlawful acts or (iv) for any transaction from which a director derives an improper personal benefit.

  BTI recently has entered into agreements with its officers and directors providing indemnification for actions taken prior to the Effective Time arising out of the Merger Agreement or the transactions contemplated thereby. See "The Merger--Certain Transactions; Conflicts of Interest."

  The DGCL authorizes a Delaware corporation to indemnify any person who is, or is threatened to be made, a party in any civil, criminal, administrative or investigative, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another entity, against judgments, fines, amounts paid in settlement and expenses (including attorneys' fees), actually and reasonably incurred by such person in connection with any threatened, pending or completed action, suit or proceeding. With respect to actions by or in the right of the corporation, the DGCL authorizes indemnification of such person against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action, suit or proceeding. To be entitled to indemnification, a person must have acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful with respect to actions taken by or in the right of the corporation. With respect to actions by or in the right of the corporation, court approval is required as a prerequisite to indemnification of expenses in respect of any claim as to which a person has been adjudged liable to the corporation.

 Business Combination Statutes

  Section 912 of the NYBCL prohibits any "business combination" (as therein defined) between a domestic corporation and an "interested shareholder" for five years after the date that the interested shareholder became an interested shareholder unless prior to that date the board of directors of the domestic corporation approved the business combination or the transaction that resulted in the interested shareholder becoming an interested shareholder. After five years, such a business combination is permitted only if (i) it is approved by a majority of the shares not owned by, or by an affiliate of, the interested shareholder or (ii) certain statutory fair price requirements are met. The NYBCL generally defines an "interested shareholder" as any person who beneficially owns, directly or indirectly, 20% or more of the outstanding voting shares of the corporation. Under certain circumstances, a corporation may elect not to be governed by this provision of the NYBCL; Comverse has made no such election.

  Section 203 of the DGCL prohibits any "business combination" (as therein defined) between a Delaware corporation and an "interested stockholder" for three years following the date that the interested stockholder became an interested stockholder unless (i) prior to that time the board of directors approved the business combination or the transaction that resulted in the interested stockholder becoming an interested stockholder, (ii) upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder held at least 85% of the outstanding voting stock of the corporation (not counting shares owned by officers and directors and certain shares in employee stock plans) or
(iii) on or subsequent to such time the business combination is approved by the board of directors and at least 66 2/3% of the outstanding shares of voting stock not owned by the interested stockholder. The DGCL generally defines an "interested stockholder" as any person who beneficially owns, directly or indirectly, 15% or more of the outstanding voting stock of the corporation. Under certain circumstances, a corporation may elect not to be governed by this provision of the DGCL; BTI has made no such election.

 Appraisal and Dissenters' Rights

  The NYBCL provides dissenters' rights to holders entitled to vote thereon for (i) certain mergers and consolidations, (ii) dispositions of assets requiring shareholder approval and (iii) certain amendments to the certificate of incorporation which adversely affect the rights of such shareholders. The procedures for perfecting dissenters' rights are similar under the DGCL and the NYBCL, except that the NYBCL provides a procedure for the corporation to make a written offer prior to the commencement of litigation (the "Offer") to each dissenting shareholder to pay cash for his shares at a specified, uniform price which the corporation considers to be the fair value of the shares. If the effective date of the corporate action dissented from has occurred, the Offer must be accompanied by an advance payment of 80% of the Offer price to each dissenting shareholder who has submitted his or her stock certificates. If the effective date has not yet occurred, such advance payment shall be sent forthwith upon its occurrence. If the corporation and a dissenting shareholder agree upon a price to be paid for such dissenting shareholder's shares within 30 days after the making of the Offer, payment in full must be made by the corporation within 60 days of the date on which the Offer was made or within 60 days of the effective date, whichever is later. If any dissenting shareholder fails to agree with the corporation during the aforesaid 30-day period, or if an Offer is not made within a specified period of time, only then may a proceeding for judicial appraisal be commenced.

  Under the DGCL, a stockholder of a corporation who does not vote in favor of certain merger transactions and who demands appraisal of his shares in connection therewith may, under varying circumstances, be entitled to dissenters' rights pursuant to which such stockholder may receive cash in the amount of the fair value of his shares (as determined by a Delaware court) in lieu of the consideration he would otherwise receive in the

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transaction. Unless the corporation's certificate of incorporation provides otherwise (the BTI Certificate does not), such appraisal rights are not available in certain circumstances, including without limitation (a) the sale, lease or exchange of all or substantially all of the assets of a corporation,
(b) the merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or the Nasdaq or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation which are either listed on a national securities exchange or the Nasdaq or held of record by more than 2,000 holders, plus cash in lieu of fractional shares or (c) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger because the merger agreement does not amend the existing certificate of incorporation, each share of the surviving corporation outstanding prior to the merger is an identical outstanding or treasury share after the merger, and the number of shares to be issued in the merger does not exceed 20% of the shares of the surviving corporation outstanding immediately prior to the merger and if certain other conditions are met.

  The concept of "fair value" in payment for shares upon exercise of appraisal rights is different under the DGCL and the NYBCL. Under the DGCL, "fair value" must be determined exclusive of any element of value arising from the accomplishment or expectation of the relevant transaction. The NYBCL does not exclude such element of value but mandates that the court should consider the nature of the transaction, its effect on the corporation and its shareholders, and the concepts and methods of valuation then customary in the relevant financial and securities markets.

  Holders of Comverse Common Stock or BTI Common Stock are not entitled to appraisal and dissenters' rights in connection with the Merger or, in the case of Comverse, any of the other actions to be taken at the Comverse Annual Meeting. See "The Merger--Appraisal and Dissenters' Rights."

 Interested Director Transactions

  Under both the NYBCL and the DGCL, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable solely by reason of such interest provided that one of the following conditions is met: (i) such contract or transaction is approved by the stockholders or by a majority of disinterested members of the board of directors (under the NYBCL, if a quorum of the board is not present at such time, a unanimous vote of the disinterested directors is required) or, in certain circumstances, a committee thereof, if the material facts are disclosed (under the NYBCL, in good faith) or known thereto, or (ii) the contract or transaction was fair (and, under the NYBCL, reasonable) to the corporation at the time it was approved.

 Rights Plan

  Comverse has not adopted a shareholders' rights plan.

  Each share of BTI Common Stock has a BTI Right associated with it. On May 9, 1991, BTI entered into a rights agreement with The First National Bank of Boston, as rights agent (the "BTI Rights Agreement"), declaring a dividend of one right (a "BTI Right") for each share of BTI Common Stock held as of May 31, 1991 and for each share of BTI Common Stock issued thereafter prior to the BTI Rights becoming exercisable. On April 26, 1996, BTI appointed State Street Bank and Trust Company as successor rights agent to The First National Bank of Boston. The following description of the BTI Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the terms and conditions of the BTI Rights Agreement. See "Where You Can Find More Information."

  Pursuant to the BTI Rights Agreement, under certain circumstances, each BTI Right may be exercised to purchase 0.4 shares of BTI Common Stock from BTI for a purchase price of $12.40, subject to adjustment (the "Exercise Price"). The BTI Rights are not exercisable until the earlier of (i) 10 days following a public announcement that a person or group of affiliated or associated persons (an "Acquiring Person") has acquired, or obtained the right to acquire, beneficial ownership of 20% or more of the outstanding shares of BTI Common Stock (the "Stock Acquisition Date") or (ii) 10 business days following the commencement of a tender offer or exchange offer that would result in a person or group beneficially owning 30% or more of such outstanding shares of BTI Common Stock. There are certain exceptions to the definition of "Acquiring Person", including persons or groups beneficially owning 20% or more of the outstanding shares of BTI Common Stock on May 9, 1991.

  Under certain circumstances, including if (i) BTI is the surviving corporation in a merger with an Acquiring Person and the BTI Common Stock is not changed or exchanged or (ii) a person becomes the beneficial owner of more than 25% of the then outstanding shares of BTI Common Stock except pursuant to an offer for all outstanding shares of BTI Common Stock which the independent directors determine to be fair to, and otherwise in the best interest of, BTI stockholders, each holder (other than an Acquiring Person) of a BTI Right would have the right to receive, upon exercise, that number of shares of BTI Common Stock (or, in certain circumstances, cash, property or other securities of BTI) which equals the Exercise Price of the BTI Right divided by one-half of the current market price of the BTI Common Stock at the date of the occurrence of the event. Under certain circumstances, including a merger of BTI in which BTI is not the surviving corporation unless the merger follows an offer determined to be fair to, and otherwise in the best interest of, BTI stockholders, each holder of a BTI Right would have the right to receive, upon exercise, that number of shares of common stock of the acquiring company which equals the exercisable price of the BTI Right divided by one-half of the current market price of such common stock at the date of the occurrence of the event.

  At any time until ten days following the Stock Acquisition Date, BTI may redeem the BTI Rights in whole, but not in part, at a price of $0.02 per BTI Right (payable in cash or stock). Immediately upon the action of the BTI Board ordering redemption of the BTI Rights, the BTI Rights will terminate and the only right of the holders thereof will be to receive the $0.02 redemption price. Until a BTI Right is exercised, the holder thereof, as such, will have no rights as a stockholder of BTI, including, without limitation, the right to vote or to receive dividends.

  Under the BTI Rights Agreement adopted May 9, 1991, the BTI Rights were to expire on May 31, 2001 unless such rights were earlier redeemed as described above. However, pursuant to the Merger Agreement and in accordance with the applicable provisions of the BTI Rights Agreement, BTI has amended the BTI Rights Agreement so as to provide, unless earlier redeemed, that the BTI Rights will expire upon the earlier of (i) the Effective Time or (ii) May 31, 2001. Pursuant to the Merger Agreement and in accordance with the applicable provisions of the BTI Rights Agreement, BTI also has amended the BTI Rights Agreement so as to render the BTI Rights Agreement inapplicable to the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement.

                 OTHER INFORMATION FOR COMVERSE ANNUAL MEETING

                     PROPOSAL--ELECTION OF DIRECTORS

 Nominees for Election as Comverse Directors

  At the Comverse Annual Meeting, the shareholders of Comverse will elect seven directors to hold office until the next annual meeting of shareholders of Comverse and their successors are elected and qualify. If the Merger is consummated, as of the Effective Time, the Comverse Board will be increased to nine directors. See "Directors of Comverse Following the Merger--Directors." If the Merger is not consummated, the seven directors of the Comverse Board elected at the Comverse Annual Meeting will be the directors of Comverse. Comverse has inquired of each nominee and has ascertained that each will serve if elected. If any nominee shall become unavailable prior to the election, the accompanying proxy card will be voted for the election in the nominee's stead of such other person as the Comverse Board may recommend.

  All nominees are current directors of Comverse. Set forth below is a list of the nominees for election as director. For a brief description of the background of each nominee for director, see "Directors of Comverse Following the Merger--Directors--Continuing Comverse Directors."

    . Kobi Alexander

    . Carmel Vernia

    . William F. Sorin

    . Zvi Alexander

    . John H. Friedman

    . Sam Oolie

    . Shaula A. Yemini, Ph.D.

 Committees and Meetings of the Comverse Board

  The Comverse Board has four standing committees. The Executive Committee is empowered to exercise the full authority of the Comverse Board in circumstances when convening the full Board is not practicable. The Audit Committee is responsible for reviewing audit procedures and supervising the relationship between Comverse and its independent auditors. The Remuneration Committee is responsible for approving compensation arrangements for senior management of Comverse and administering its stock option plans. The Corporate Planning and Structure Committee reviews and makes recommendations to the Board concerning issues of corporate structure and planning, including the formation and capitalization of subsidiaries of Comverse, the structure of acquisition transactions, the terms of any stock options and other compensation arrangements in respect of its subsidiaries, situations that might involve conflicts of interest relative to Comverse and its subsidiaries and the terms of significant transactions between Comverse and its subsidiaries.

  During 1996, there were four meetings of the Comverse Board, two written actions in lieu of meetings of the Remuneration Committee, two meetings of the Audit Committee and one meeting of the Corporate Planning and Structure Committee. Each member of the Comverse Board attended all the meetings of the Board and of each Committee of which he or she was a member during the year.

 Director Compensation

  Each director who is not an employee of Comverse or otherwise compensated by Comverse for services rendered in another capacity, and whose position on the Comverse Board is not attributable to any contract between Comverse and such director or any other entity with which such director is affiliated, receives compensation in the amount of $2,250 for each meeting of the Comverse Board and of certain committees of the Board attended by him during the year. Each of such eligible directors is also entitled to receive an annual stock option grant under Comverse's stock option plans entitling him or her to purchase 6,000 shares of Comverse Common Stock at a price per share equal to the fair market value of the Comverse Common Stock as reported on the Nasdaq on the date two business days after the publication of the audited year-end financial results of Comverse. Such options are subject to forfeiture to the extent of 1,200 shares per meeting in the event that the option holder, during the year of grant, fails to attend at least five meetings of the Comverse Board and any of its committees of which the option holder is a member. Each director who resides outside of the United States and is not an officer or employee of Comverse is entitled to reimbursement of expenses incurred for attendance at meetings of the Comverse Board, up to the amount of $2,000 for each meeting attended.

                            EXECUTIVE COMPENSATION

 Summary Compensation Table

  The following table presents summary information regarding the compensation paid or accrued by Comverse for services rendered during the years 1994, 1995 and 1996 by those of its executive officers whose salary and bonus compensation during 1996 exceeded $100,000 (the "named executive officers"):

                          SUMMARY COMPENSATION TABLE

                                ANNUAL COMPENSATION    LONG-TERM
                               ---------------------- COMPENSATION
NAME AND PRINCIPAL                                    STOCK OPTION     ALL OTHER
POSITION                  YEAR SALARY(/1/) BONUS(/2/) GRANTS(/3/)  COMPENSATION(/4/)
------------------        ---- ----------- ---------- ------------ -----------------
Kobi Alexander            1996  $379,944    $864,829    100,000        $235,906
Chairman of the Board,    1995
President and             1994   342,950     526,845        --          324,454
Chief Executive Officer          348,643     364,020    500,000         102,877
Carmel Vernia             1996   129,889     150,000     25,000          31,763
Chief Operating Officer   1995   130,394     100,000        --           29,921
Managing Director, Efrat  1994   121,436     100,000    200,000          30,973
Igal Nissim               1996   115,342      23,070      5,000          19,699
Chief Financial Officer   1995    98,988      15,000     10,000             --
                          1994   101,480      17,500     10,000             --

--------
(1) Includes salary and payments in lieu of earned vacation.
(2) Includes bonuses accrued for services performed in the year indicated, regardless of the year of payment.
(3) See also "--Stock Option Grants and Exercises--Options to Purchase Subsidiary Shares."
(4) Consists of miscellaneous items not exceeding $25,000 in the aggregate for any individual, premium payments and contributions under executive insurance and training plans and, in the case of Mr. Alexander, $184,800, $281,000 and $60,000 accrued in 1996, 1995 and 1994, respectively, for payments due on termination of employment pursuant to the terms of his employment agreements with Comverse.

 Stock Option Grants and Exercises

  Stock Option Grants in Last Fiscal Year. The following table sets forth information concerning options granted during 1996 to the named executive officers of Comverse under its employee stock option plans:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                     POTENTIAL REALIZABLE
                                                                     VALUE ASSUMED ANNUAL
                                                                     RATES OF STOCK PRICE
                                  INDIVIDUAL                           APPRECIATION FOR
                                    GRANTS                             OPTION TERMS(/1/)
                         -----------------------------               ---------------------
                                   PERCENT OF
                                     TOTAL
                         NUMBER OF  OPTIONS
                          SHARES   GRANTED TO EXERCISE
                          SUBJECT  EMPLOYEES   PRICE
                            TO     IN FISCAL    PER     EXPIRATION
NAME                      OPTIONS     YEAR     SHARE       DATE          5%        10%
----                     --------- ---------- -------- ------------- ---------- ----------
Kobi Alexander..........  100,000     9.2%     $23.75  July 15, 2006 $1,493,625 $3,785,138
Carmel Vernia...........   25,000     2.3%     $23.75  July 15, 2006 $  373,406 $  946,285
Igal Nissim.............    5,000     0.5%     $23.75  July 15, 2006 $   74,681 $  189,257

--------
(1) Represents the gain that would be realized if the options were held for their entire ten-year term and the value of the underlying shares increased at compounded annual rates of 5% and 10% from the fair market value at the date of option grants.

  The options have a term of ten years and become exercisable and vest in annual increments over the period of four years from the year of grant. The exercise price of the options is equal to the fair market value of the underlying shares at the date of grant.

  Stock Option Grants in Last Three Fiscal Years. The following table sets forth certain information concerning options granted during the past three fiscal years to the named executive officers of Comverse under its employee stock option plans:

                                  PERCENT OF
                                    TOTAL
                        NUMBER OF  OPTIONS
                         SHARES   GRANTED TO EXERCISE
                         SUBJECT  EMPLOYEES   PRICE
YEAR OF                    TO     IN FISCAL    PER
GRANT         NAME       OPTIONS     YEAR     SHARE    EXPIRATION DATE
-------  -------------- --------- ---------- -------- ------------------
1996:    Kobi Alexander  100,000      9.2%    $23.75    July 15, 2006
         Carmel Vernia    25,000      2.3      23.75    July 15, 2006
         Igal Nissim       5,000      0.5      23.75    July 15, 2006
1995:    Kobi Alexander      --       --         --          --
         Carmel Vernia       --       --         --          --
         Igal Nissim      10,000      1.5      13.50     May 25, 2005
1994:    Kobi Alexander  500,000     42.5      10.00  September 22, 2004
         Carmel Vernia   200,000     17.0      10.00  September 22, 2004
         Igal Nissim      10,000      0.9      10.00  September 22, 2004

  Option Exercises and Year-End Value Table. The following table sets forth, as to each named executive officer, the shares acquired on exercise of options, value realized, number of unexercised options held at December 31, 1996, currently exercisable and subject to future vesting, and the value of such options based on the closing price of the underlying shares on the Nasdaq at that date, net of the associated exercise price.

              AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND
                             FY-END OPTION VALUES

                                             NUMBER OF UNEXERCISED     VALUE OF UNEXERCISED
                          SHARES                 OPTIONS HELD          IN-THE-MONEY OPTIONS
                         ACQUIRED            AT DECEMBER 31, 1996    HELD AT DECEMBER 31, 1996
                            ON     VALUE   ------------------------- -------------------------
NAME                     EXERCISE REALIZED EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
----                     -------- -------- ----------- ------------- ----------- -------------
Kobi Alexander..........     --        --    769,250      350,000    $25,314,326  $8,359,375
Carmel Vernia...........  40,000  $859,400   218,750       31,250      6,020,710     504,297
Igal Nissim.............   2,000    45,620    12,500       22,500        322,344     513,594

  Options to Purchase Subsidiary Shares. Comverse has granted to certain key executives options to acquire shares of certain subsidiaries, other than Efrat, as a means of providing incentives directly tied to the performance of those subsidiaries for which different executives have direct responsibility. Such options have been granted to executive officers of Comverse as set forth under "--Employment Agreements." Options have been granted to other key employees which, upon exercise, would represent in the aggregate between approximately 2.4% and approximately 23.5% of the outstanding shares of the relevant subsidiaries. In general, these options have terms of up to ten years, become exercisable and vest in equal ratable annual increments over periods ranging from three to five years from the anniversary of the date of initial grant, and have exercise prices equal to the higher of the book value of the underlying shares at the date of grant or the fair market value of such shares at that date determined on the basis of an arms'-length transaction with a third party or, if no such transaction has occurred, on a reasonable basis as determined by the Comverse Board. Upon the exercise, in whole or in part, of any option, Comverse will receive an irrevocable proxy to vote the underlying shares and a right of first refusal to purchase the shares upon any proposed sale, transfer or other disposition, until such time as the shares shall have been sold in a bona fide open market transaction.

  These options (and any shares received by the holders upon exercise) provide the option holders with a potentially larger equity interest in the respective subsidiaries than in Comverse, which, under certain circumstances, could cause the option holders' interests to conflict with those of the Comverse shareholders generally.

 Employment Agreements

  Mr. Alexander serves as Chairman of the Board, President and Chief Executive Officer of Comverse under an agreement extending through June 30, 2000 at a current base annual salary of $308,300. Pursuant to the agreement, Mr. Alexander received bonus compensation of $864,829 for services rendered during 1996 and is entitled to receive bonus compensation in 1997 and succeeding years in an amount to be negotiated annually, but not less than 3% of Comverse's consolidated after-tax net income in each year. Mr. Alexander also receives various supplemental medical, insurance and other personal benefits from Comverse under the terms of his employment, including the use of an automobile leased by it.

  Upon the termination of his employment with Comverse for any reason, Mr. Alexander is entitled to receive a severance payment in an amount equal to $84,700 times the number of years (plus any partial years) of his employment by Comverse commencing with 1983, increased by 10% per annum starting in December 1997, plus continued employment-related benefits for the period of 36 months following termination. In the event that Mr. Alexander's employment is terminated by Comverse without cause, by Mr. Alexander as a result of a material breach by Comverse of its obligations under the agreement or by his resignation within the period of six months following a change in control of Comverse, Mr. Alexander is entitled to an additional severance payment equal to 299% of the average annual cash compensation (including salary and any bonus payments) received by him from Comverse during the most recent three fiscal years, plus an amount equal to the income tax liability to Mr. Alexander resulting from such payment. The agreement also requires Comverse to grant to Mr. Alexander an option to purchase 7.5% of the shares of each subsidiary of Comverse, other than Efrat, for a price equal to the greater of the fair market value or the book value of such shares at the date of option grant.

  Mr. Alexander serves as Chairman of the Board of Efrat at a current basic salary (the "Basic Salary") of $3,500 per month. Efrat has also agreed to reimburse Mr. Alexander for certain business-related expenses, to provide him with the use of an automobile owned or leased by Efrat and to pay certain amounts for his account into defined contribution insurance and training funds in Israel. In addition, if Mr. Alexander conducts business activities abroad, including in the United States, Efrat is required to bear his reasonable lodging and living expenses, which shall in any event be not less than the per diem allowance customarily provided to senior executive managers of Israeli companies, and if the period of his stay abroad is in excess of eight weeks, his Basic Salary during such period shall be increased to an amount which will support a standard of living comparable to that provided in Israel by the Basic Salary and other benefits afforded under the agreement. Efrat is also required to pay any taxes incurred by Mr. Alexander in respect of benefits provided to him under the agreement and certain professional fees incurred for the benefit of Mr. Alexander. In the event that Efrat unilaterally terminates or fundamentally breaches the agreement, it must pay, as liquidated damages, an amount equal to the Basic Salary due for the remainder of the term of the agreement plus an amount equal to the present value of all non-monetary benefits under the agreement. The present value of the non-monetary benefits under the agreement is not readily determinable but is estimated at approximately 25% of such salary.

  Mr. Vernia is employed as Managing Director of Efrat and Chief Operating Officer of Comverse under an agreement providing for a base monthly salary at a current rate of 44,296 Israeli shekels, subject to Israeli statutory cost of living adjustment (resulting in a current annual salary equal to approximately $152,000) and an annual bonus in an amount to be determined. The agreement, which has no specific term or duration, may be terminated by either party only with prior notice of at least one year. Mr. Vernia is entitled under the agreement to receive various insurance and supplemental benefits and the use of an automobile owned or leased by Efrat.

Mr. Vernia has also been granted options to purchase between 2.5% and 3.5% of the shares of certain subsidiaries of Comverse for a price equal to the greater of the fair market value or the book value of such shares at the date of option grant. Mr. Nissim receives a base monthly salary of 29,874 Israeli shekels, subject to Israeli statutory cost of living adjustment (resulting in a current annual salary equal to approximately $102,000) and incidental benefits, including the use of an automobile owned or leased by Efrat. The terms of Mr. Nissim's employment are subject to an oral agreement which has no specified term or duration.

 Remuneration and Stock Option Committee Report Concerning Executive
Compensation

  The Comverse Board believes that an essential element of Comverse's continued success will be its ability to provide compensation arrangements that enable it to attract, motivate and retain executive officers who are capable of developing and executing Comverse's short-term and long-term business plans. The Remuneration Committee has the primary responsibility for establishing compensation levels of the senior management and administering Comverse's stock option plans.

  The principal components of Comverse's executive compensation arrangements are base salary, cash bonus awards and stock options. Compensation arrangements for senior management personnel in certain instances include a performance-based component as well as discretionary bonus awards. With the exception of the employment agreements with Messrs. Alexander and Vernia described in this Joint Proxy Statement/Prospectus, no agreement, plan or arrangement is in effect between Comverse and any executive officer that is not terminable by Comverse without liability on notice of 270 days or less.

  Salary levels throughout the organization are reviewed annually, and are adjusted periodically when Comverse believes that adjustment is required, taking into account competitive factors in the industries and locations of Comverse's activities. In establishing compensation levels throughout the organization, Comverse relies to a significant extent on its direct experience in the recruitment of personnel as well as reported compensation levels of senior management of other publicly-held companies. Supplemental cash bonus awards are made periodically to reflect superior performance by individual employees, in accordance with recommendations by senior management, and in certain instances in accordance with formulas based on the profitability of Comverse or its individual business units.

  Historically, employees of Comverse have benefited from Comverse's practice of awarding stock options to personnel throughout the organization, and the resulting value associated with the increase in the market price of Comverse's shares in recent years. The Comverse Board believes that equity-based incentive arrangements, such as employee stock options, are among the most effective means available to Comverse of aligning the interests of employees with the objectives of shareholders generally, and of building their long-term commitment to the organization. Comverse emphasizes stock option awards as an essential element of the remuneration package available to its executives and employees. Stock options typically vest in increments over four years to encourage long-term commitment to Comverse by the grantees.

  Comverse has also adopted the practice of awarding to key executives options entitling them to acquire shares of certain of Comverse's subsidiaries, as a means of providing incentives directly tied to the performance of those business units for which different executives have direct responsibility. See "--Options to Purchase Subsidiary Shares." These options (and any shares received by the holders upon exercise) provide the option holders with a potentially larger equity interest in the respective subsidiaries than in Comverse, which, under certain circumstances, could cause the option holders' interests to conflict with those of Comverse's shareholders generally. However, the Remuneration Committee believes that the potential for conflict is outweighed by the benefits derived by Comverse from the use of these option arrangements as an incentive to key personnel.

  Comverse considers both available competitive data and subjective performance evaluations in determining the number of options to grant to its officers and key employees. During 1996, grants of options to purchase an aggregate of 1,086,526 shares of Comverse Common Stock were made to all employees, including options to purchase an aggregate of 130,000 shares awarded to executive officers of Comverse. Options granted to executive officers during 1996 vest in increments over periods of four years from the date of grant.

 Compensation of the Chief Executive Officer

  Mr. Kobi Alexander has served as President and Chief Executive Officer of Comverse since 1987 under agreements providing for fixed annual salary, bonus compensation and employment-related benefits. The terms of Mr. Alexander's employment agreements, as currently in effect, are described above.

  The terms of Mr. Alexander's employment, as set forth in his agreements with Comverse, have been established by direct negotiation between Mr. Alexander and the Remuneration Committee. In approving such terms, the Remuneration Committee has taken into account the growth in Comverse's business, and particularly the increase in its net income, throughout the period during which Mr. Alexander has served as Chief Executive Officer, and compensation levels of chief executive officers of other publicly-held companies.

  In this regard, the Remuneration Committee has taken note of the significant growth in Comverse's annual sales, net income, stockholders' equity and assets over the past five years, under Mr. Alexander's leadership as Chief Executive Officer, as shown in the following table (dollars in thousands except per share amounts):

                                                                      COMPOUNDED
                          1992    1993     1994     1995     1996   RATE OF GROWTH
                         ------- ------- -------- -------- -------- --------------
Sales................... $50,956 $81,388 $108,150 $137,149 $197,181      40.3%
Net income..............   5,860  13,465   12,098   17,050   27,988      47.8
Net income per share--
 fully diluted..........    0.36    0.65     0.55     0.75     1.15      33.7
Stockholders' equity....  32,576  91,608  101,613  121,766  212,058      59.7
Total assets............  55,245 174,468  192,502  221,454  390,901      63.1

                                          THE REMUNERATION AND STOCK OPTION
                                          COMMITTEE

                                              John H. Friedman, Chairman
                                              Sam Oolie

 Stock Performance Graph

  The following table compares the five-year cumulative return on a hypothetical investment in Comverse, the S&P 500 Index and the S&P High Tech Composite Index, assuming an investment of $100 on December 31, 1991 and the reinvestment of any dividends.





                                    [GRAPH]

                           TOTAL SHAREHOLDER RETURNS

                                         INDEXED RETURNS YEARS ENDING
                                -----------------------------------------------
   COMPANY/INDEX                DEC. 91 DEC. 92 DEC. 93 DEC. 94 DEC. 95 DEC. 96
   -------------                ------- ------- ------- ------- ------- -------
   Comverse....................   100   305.87  249.11  211.30  355.87  672.81
   S&P 500 Index...............   100   107.62  118.46  120.03  165.13  203.05
   S&P High Tech Composite In-
    dex........................   100   104.13  128.09  149.29  215.04  305.07

                              CERTAIN TRANSACTIONS

  Comverse paid William F. Sorin, a director of Comverse, an aggregate of approximately $254,000 for legal services rendered to Comverse during the year ended December 31, 1996.

                 BENEFICIAL OWNERSHIP OF COMVERSE COMMON STOCK

  The following table sets forth certain information concerning the beneficial ownership of shares of Comverse Common Stock on the part of the executive officers, the directors standing for re-election at the Comverse Annual Meeting and by each person known by Comverse to beneficially own more than five percent of the issued and outstanding Comverse Common Stock on November 17, 1997.

                                                     NUMBER OF        PERCENT OF
                                                       SHARES            TOTAL
                             RELATIONSHIP WITH THE  BENEFICIALLY      OUTSTANDING
      NAME               AGE      CORPORATION          OWNED          SHARES(/1/)
      ----               --- ---------------------  ------------      -----------
The Equitable Companies
 Incorporated..........   -- Shareholder             2,675,307(2)        10.6%
 1299 Avenue of the
 Americas
 New York, NY 10104
Pilgrim Baxter & Asso-
 ciates, Ltd. .........   -- Shareholder             2,463,800(3)         9.8%
 1255 Drummers Land
 Wayne, PA 19087
Nicholas Applegate.....   -- Shareholder             2,030,818(3)         8.1%
 600 West Broadway
 San Diego, CA 92101
American Century.......   -- Shareholder             1,327,700(3)         5.3%
 4500 Main Street
 Kansas City, MO 64111
Kobi Alexander.........   45 Chairman of the           888,750(4)         3.4%
                             Board, President and
                             Chief Executive
                             Officer and Director
Carmel Vernia..........   45 Chief Operating           206,250(5)(6)       *
                             Officer and Director
Igal Nissim............   42 Chief Financial            12,500(5)(7)       *
                             Officer
Zvi Alexander..........   75 Director                   25,000(8)          *
John H. Friedman.......   44 Director                   13,000(5)          *
Sam Oolie..............   61 Director                   10,000(5)          *
William F. Sorin.......   49 General Counsel,           25,000(5)(9)       *
                             Corporate Secretary
                             and Director
Shaula A. Yemini, PhD..   49 Director                   15,000(10)         *
All directors and exec-
 utive officers as a
 group (8 persons).....   --                         1,195,500(11)        4.6%

--------
*Less than 1%.

 (1) Based on 25,201,007 shares of Comverse Common Stock issued and outstanding on November 17, 1997, excluding, except as otherwise noted, shares of Comverse Common Stock issuable upon the exercise of outstanding stock options.

 (2) Based on a Schedule 13G filing by The Equitable Companies Incorporated with the Commission reflecting data as of September 30, 1997.

 (3) Based on corporate records received from the Nasdaq reflecting data as of September 1997 with filing date of June 1997.

 (4) Includes 794,250 shares issuable upon the exercise of stock options that were exercisable at or within 60 days after November 17, 1997. Does not include 375,000 shares issuable upon the exercise of stock options that were not exercisable at or within 60 days after November 17, 1997.

 (5) Consists solely of shares issuable upon the exercise of stock options that were exercisable at or within 60 days after November 17, 1997.

 (6) Does not include 95,000 shares issuable upon the exercise of stock options that were not exercisable at or within 60 days after November 17, 1997.

 (7) Does not include 17,500 shares issuable upon the exercise of stock options that were not exercisable at or within 60 days after November 17, 1997.

 (8) Includes 17,000 shares issuable upon the exercise of stock options that were exercisable at or within 60 days after November 17, 1997.

 (9) Does not include 30,000 shares issuable upon the exercise of stock options that were not exercisable at or within 60 days after November 17, 1997.

(10) Includes 11,500 shares issuable upon the exercise of stock options that were exercisable at or within 60 days after November 17, 1997.

(11) Includes 1,089,500 shares issuable upon the exercise of stock options that were exercisable at or within 60 days after November 17, 1997. Does not include 517,500 shares issuable upon the exercise of stock options that were not exercisable at or within 60 days after November 17, 1997.

      PROPOSAL--RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Comverse Board has appointed Deloitte & Touche LLP as independent auditors to examine the consolidated financial statements of Comverse for the year ending December 31, 1997 and to perform other appropriate accounting services.

  A proposal will be presented at the Comverse Annual Meeting to ratify the appointment of Deloitte & Touche LLP as Comverse's independent auditors. A representative of Deloitte & Touche LLP is expected to be present at the meeting and will be available to respond to appropriate questions and make statements if the representative so desires. If the Comverse shareholders do not ratify this appointment, the Comverse Board will reconsider its appointment.

  THE COMVERSE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS COMVERSE'S INDEPENDENT AUDITORS.

     PROPOSAL--APPROVAL OF THE 1997 STOCK INCENTIVE COMPENSATION PLAN

 General

  The Comverse Board approved the Incentive Plan on November 21, 1997 and recommended that the Incentive Plan be submitted to the shareholders for approval at the Comverse Annual Meeting. The purposes of the Incentive Plan are to attract, retain and motivate directors and key employees, to align key employees' interests with shareholders' interests through equity-based compensation and to permit the granting of awards that will constitute performance-based compensation for certain executive officers under Section 162(m) of the Code.

  A proposal will be presented at the Comverse Annual Meeting to approve the Incentive Plan. Shareholder approval is required in order for the Incentive Plan to meet the requirements of Section 162(m) of the Code, for ISOs (as hereinafter defined) to meet the requirements of Code Section 422 and for Comverse Common Stock issued under the Incentive Plan to be approved for trading on the Nasdaq.

  THE COMVERSE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE INCENTIVE PLAN.

 Summary of the Incentive Plan

  The following summary of the Incentive Plan is qualified in its entirety by reference to the Incentive Plan, a copy of which is attached as Annex IV to this Joint Proxy Statement/Prospectus. Capitalized terms not otherwise defined in this summary have the meanings given to them in the text of the Incentive Plan.

  Administration. The Incentive Plan shall be administered by the Remuneration Committee consisting of at least three directors who are intended to be "non-employee directors" as defined in Exchange Act Rule 16b-3 and "outside directors" within the meaning of Section 162(m) of the Code. The Remuneration Committee has the authority to determine the Award (as defined below) recipients, the timing of Awards and the type, size and terms of each Award. It also has the authority to construe, interpret and implement the Incentive Plan, including prescribing rules thereunder.

  Shares Available Under the Incentive Plan. Under the Incentive Plan, Comverse will issue an aggregate of not more than 2.5 million shares of Comverse Common Stock. In addition, shares of Comverse Common Stock covered by Awards that have expired, terminated or been canceled or forfeited, other than by exercise or vesting may also be issued under the Incentive Plan. As of November 25, 1997, the closing price of Comverse Common Stock as reported on the Nasdaq was $32 5/16 per share.

  Assuming that the Merger is consummated, shares reserved for issuance under the Incentive Plan will be in addition to the shares reserved for issuance pursuant to the BTI Stock Plans and the existing Comverse Stock Plans. See "Certain Provisions of the Merger Agreement--Assumption of BTI Stock Plans."

  Eligibility. Awards under the Incentive Plan may be made to any employee of Comverse or its subsidiaries whom the Remuneration Committee selects (each, a "Plan Participant"). For this reason, it is not possible to determine the benefits or amounts that will be received by any particular employee or group of employees in the future. However, the maximum number of shares of Comverse Common Stock subject to an Award that may be awarded to any eligible employee shall not exceed 1,000,000 during any calendar year (the "Individual Limit").

  Assuming that the Merger is consummated, following the Effective Time employees of BTI will be eligible to receive Awards under the Incentive Plan.

  As of July 31, 1997, Comverse estimates that there were approximately 1,650 employees of Comverse eligible to receive Awards under the Incentive Plan. If the Merger is consummated, Comverse estimates that following the Effective Time there will be approximately 2,900 employees of Comverse eligible to receive Awards.

  In addition, in each fiscal year, each member of the Comverse Board who is not an employee of Comverse or its subsidiaries, who does not receive compensation from Comverse or its subsidiaries in any capacity other than as a Comverse Board member and whose membership on the Comverse Board is not attributable to any contract between Comverse and such Comverse Board member or any other entity with which such Comverse Board member is affiliated ("Eligible Director") shall receive a Nonqualified Option (as described herein) to purchase 6,000 shares of Comverse Common Stock at an exercise price per share equal to the Fair Market Value of a share of Comverse Common Stock as of the date two business days after the publication of the audited year-end financial results of Comverse for the immediately preceding year. Eligible Directors shall forfeit Options to purchase 1,200 shares of Comverse Common Stock for each Comverse Board or committee meeting under five they attend during the year of grant.

  Awards Under the Incentive Plan. The Incentive Plan provides, in general, for grants of incentive stock options described in Code Section 422 to acquire Comverse Common Stock ("ISOs"), options to acquire Comverse Common Stock not described in Code Section 422 (the "Nonqualified Options", and, together with ISOs, "Options"), stock appreciation rights which may be connected to Options ("SARs"), restricted stock ("Restricted Stock") and deferred stock ("Deferred Stock") (each of the foregoing, an "Award"). Awards may be granted alone or in tandem, and are granted on such terms and conditions as the Remuneration Committee determines, subject to certain limitations contained in the Incentive Plan.

  Options and SARs. Unless the applicable Award provides otherwise, no Option may be transferred, pledged or otherwise conveyed by a Plan Participant. An Option shall be exercisable during such period as the Remuneration Committee determines. Options may contain restrictions on the transferability of and impose forfeiture conditions on the Comverse Common Stock acquired by the Plan Participant upon exercise.

  To exercise an Option or SAR, the Plan Participant must notify Comverse on such form and in such manner as the Remuneration Committee may prescribe. Unless the applicable Award certificate otherwise provides or the Remuneration Committee otherwise determines, any notice of exercise of an Option must be accompanied by payment in full of the purchase price for the shares being purchased. Payment of an Option's exercise price may be made in any combination of the following: (i) cash or personal check; (ii) if and to the extent authorized by the Remuneration Committee, in shares of Comverse Common Stock owned by the Plan Participant; (iii) if and to the extent authorized by the Remuneration Committee, in shares of Restricted Stock, in which case the Comverse Common Stock to which the Option relates shall be subject to the same restrictions originally imposed on the Restricted Stock exchanged therefore; and (iv) any other method authorized by the Remuneration Committee.

  Unless the applicable Award certificate provides otherwise, an SAR connected to an Option shall be exercisable at any time that the related Option may be exercised. Unrelated SARs shall become and remain exercisable under such terms as the Remuneration Committee determines, respectively. Upon exercise of an SAR, a Plan Participant will receive an amount equal to the excess of the Fair Market Value of a share of Stock on the exercise date over the Option exercise price (in the case of a Related SAR) or appreciation base (in the case of an Unrelated SAR), multiplied by the number of shares of Comverse Common Stock in respect of which the SAR is exercised. Payment to a Plan Participant upon exercise of an SAR shall be made in cash, Restricted Stock or Deferred Stock (Restricted Stock or Deferred Stock to be valued at Fair Market Value (as defined below) as of the exercise date), as the Remuneration Committee determines. The exercise of SARs connected to an Option results in the reduction of the number of shares subject to the connected Options to the extent of such exercise.

  The exercise price of Incentive Stock Options must not be less than 100% of the mean between the highest and lowest price of actual sales on the Nasdaq of a share of Comverse Common Stock ("Fair Market Value") on the grant date; provided that the exercise price of an ISO granted to an employee who owns, directly or indirectly, stock possessing more than 10% of the total combined voting power of all classes of stock of

Comverse or a subsidiary ("Ten-Percent Shareholder") shall be no less than 110% of the Fair Market Value of a share of Comverse Common Stock on the date of grant. The Remuneration Committee may provide for a lower exercise price of Nonqualified Options or appreciation base of SARs. No Option or SAR shall remain exercisable for more than 10 years after the grant date; provided that an ISO granted to a Ten-Percent Shareholder shall remain exercisable for no more than five years after the grant date.

  Deferred Stock and Restricted Stock. Deferred Stock Awards are general unsecured obligations of Comverse to deliver a specified number of shares of Comverse Common Stock at the end of a specified deferral period. Restricted Stock Awards are grants of shares of Comverse Common Stock that are subject to forfeiture upon the happening of specified events.

  The Remuneration Committee shall determine the number of shares of Comverse Common Stock subject to a Deferred Stock Award, the number of shares of Restricted Stock to be delivered to Plan Participants and the applicable restrictions and the conditions under which the deferral period ends and the applicable restrictions lapse.

  The delivery of Deferred Stock and the vesting of Restricted Stock may be conditioned upon the completion of a period of employment with Comverse, the attainment of performance goals or such other conditions as the Remuneration Committee determines. Unless an Award otherwise provides, a Plan Participant may vote and receive dividends on Restricted Stock and will be credited with dividend equivalents on Deferred Stock. Dividends credited to Plan Participants on Deferred Stock Awards will be subject to the same conditions as applicable to the Awards themselves.

  Section 162(m) Awards. In the Remuneration Committee's discretion, any Award may be designated a Section 162(m) Award. A Section 162(m) Award is an Award under which all payments are intended to constitute qualified performance-based compensation which, if received by an employee (a "Section 162(m) Covered Employee") covered by Section 162(m) of the Code ("Section 162(m)") (generally, Comverse's Chief Executive Officer and four other highest paid executive officers), would be excluded from the Section 162(m) limit on deductibility.

  Section 162(m) Awards will be earned upon the attainment of one or more objective performance goals established by the Remuneration Committee, generally not later than 90 days after the start of the period of service to which the goals relate, based upon one or more of the following business criteria applicable to the Plan Participant, a business segment or Comverse as a whole: earnings per share; Comverse Common Stock price per share; return on average equity, assets or investments; pre-tax income; net revenue; net income; book value per share; earnings available to Comverse stockholders; market share; operating income; cash flow; and costs. Section 162(m) Awards may also consist of Options and SARs granted with an exercise price or appreciation base, as the case may be, not less than the Fair Market Value of a share of Comverse Common Stock, on the grant date. The Remuneration Committee will not grant a Section 162(m) Award prior to shareholder approval of the Incentive Plan. The failure, however, of any Section 162(m) Award to meet the requirements of Section 162(m) shall not invalidate such Award provided such Award meets the otherwise applicable provisions of the Incentive Plan.

  When establishing the thresholds and targets that constitute the performance goals and the amounts (which may be denominated in shares of Comverse Common Stock or cash) payable to a Plan Participant on attainment of the goals, the Remuneration Committee may specify that the Section 162(m) Award will be earned if the applicable target is achieved for one goal, one of a number of goals or more than one goal. The Remuneration Committee may also specify that a Section 162(m) Award will be earned in full only upon the attainment of a specified performance goal or goals, or will vary based upon different levels of achievement of a goal or goals.

  After the end of each measuring period, the Remuneration Committee shall certify whether the applicable performance targets have been met for each
Section 162(m) Award (other than an Option or SAR) and determine the amount available to vest, become exercisable or be delivered or paid under each such award. In its discretion, the Remuneration Committee may reduce such amount based on factors it determines appropriate, such as the pay practices of competitors or individual, Comverse or business segment performance.

  In any calendar year, the maximum number of shares of Comverse Common Stock a Plan Participant may be awarded under an Award shall not exceed the Individual Limit.

  General. Whether an Award is denominated in whole or in part by reference to shares of Stock, the Remuneration Committee may provide that it may be paid at the election of the Remuneration Committee with the Plan Participant's consent in whole or in part in Comverse Common Stock, Restricted Stock or Deferred Stock. With respect to any dividend or distribution on shares of Stock corresponding to an Award other than an Option or SAR, the Remuneration Committee may authorize current or deferred payments (payable in cash or Stock or a combination thereof) or appropriate adjustments to the outstanding Award to reflect such dividend or distribution, including the reinvestment of dividends into additional shares of Comverse Common Stock or Stock Units. The Remuneration Committee may cancel any Award and issue a new Award in substitution therefor upon such terms as the Remuneration Committee determines.

  Change of Control. Upon the occurrence of any "change in control" of Comverse (as defined in the Incentive Plan) that is not approved by the Comverse Board, all outstanding Options and SARs shall vest and become exercisable, all Deferred Stock shall be vested and deliverable and all Restricted Stock shall vest and be nonforfeitable. In the event of any "change in control" of Comverse that is approved by the Comverse Board, the Remuneration Committee shall have the discretion to accelerate the vesting of outstanding Awards, to cash out the value of outstanding Options or to require the acquiror to assume outstanding Options.

  No Stockholder Rights. Except as an Award otherwise provides, no Plan Participant shall have any rights as a Comverse stockholder with respect to any Stock subject to the Award until the issuance of a stock certificate therefor to the Plan Participant. Nothing in the Incentive Plan or in any Award shall confer upon any person the right to continue in the employment or other service of Comverse.

  Adjustments. The Remuneration Committee may make equitable adjustment to the following for any change in the issued number of shares of Stock resulting from the subdivision or combination thereof or other capital adjustments, or the payment of a stock dividend, or other change in the Stock effected without receipt of consideration by Comverse: (i) the number of shares of Stock subject to Awards and/or that may be issued pursuant to Awards; (ii) the maximum number of Options and unrelated SARs that may be granted to any one person in any period; (iii) the maximum number of shares of Stock that may be paid pursuant to a Section 162(m) Award; and (iv) the exercise price of Options and the appreciation base price of SARs.

  Amendment; Termination. The Comverse Board may from time to time in its discretion amend or terminate the Incentive Plan; provided that no such amendment or termination shall be made without stockholders' approval to the extent such approval changes the class of eligible employees, modifies the Individual Limit or the categories of Section 162(m) performance goals described herein or is necessary to comply with any applicable tax or regulatory requirement and provided that no amendment shall impair any rights under any Award then outstanding without the Plan Participant's consent. The Incentive Plan shall remain in full force and effect until the earlier of 10 years from the date of its adoption by the Comverse Board or the date it is terminated by the Comverse Board.

 Certain Federal Income Tax Consequences

  Set forth below is a general summary of certain of the principal Federal income tax consequences to Plan Participants and Comverse of certain Awards under the Incentive Plan. The following discussion is general in nature and is not intended to be a complete analysis of all potential tax consequences to Plan Participants of Comverse of such Awards. This discussion is based on the Code as currently in effect.

  Options. The grant of a Nonqualified Option will not result in the recognition of taxable income by the Plan Participant or a deduction to Comverse. Ordinary income generally will be recognized by Plan Participants at the time the Nonqualified Option is exercised. The amount of such income generally will be equal to the excess of the fair market value of the shares on the exercise date over the exercise price. Comverse will be entitled to a deduction at the same time and in the same amount as the Plan Participant recognizes ordinary income in connection with the exercise of a Nonqualified Option (subject to the satisfaction of Section 162(m) in the case of Options subject thereto). Gain or loss upon a subsequent sale of any Stock received upon the exercise of a Nonqualified Option generally would be taxed as capital gain or loss (long-term or short-term, depending upon the holding period of the Stock sold).

  ISOs are intended to be incentive stock options under the Code. Upon the grant or exercise of an incentive stock option complying with the Code, the Plan Participant does not realize income and Comverse is not entitled to any deduction. However, the excess of the fair market value of the Stock as of the exercise date over the exercise price will constitute an adjustment to the Plan Participant's taxable income for purposes of the alternative minimum tax. If the shares of Comverse Common Stock are not disposed of within the one-year period beginning on the Option exercise date, or within the two-year period beginning on the Option grant date, any profit realized by the Plan Participant upon such disposition will be taxed as capital gain and Comverse will receive no deduction. If the shares of Comverse Common Stock are disposed of within the one-year period from the date of Option exercise or within the two-year period from the Option grant date, the excess of the fair market value of the share on the exercise date or, if less, the fair market value on the disposition date, over the exercise price will be taxable as ordinary income of the Plan Participant at the disposition date, and Comverse will be entitled to a corresponding deduction.

  If, in any year after 1993, a Section 162(m) Covered Employee's taxable compensation from Comverse (including compensation related to Options) exceeds $1,000,000, such compensation in excess of $1,000,000 may not be tax-deductible by Comverse under Section 162(m). 162(m) Covered Employees are determined at the end of Comverse's taxable year. Excluded from the calculation of taxable compensation for this purpose is compensation that is "performance-based" within the meaning of Section 162(m). Compensation realized upon the exercise of an Option granted under the Incentive Plan is intended to qualify as "performance-based" under Section 162(m) so that such compensation may be deductible without regard to the limits of Section 162(m).

  If an Option is exercised through the use of Comverse Common Stock previously owned by the employee, such exercise generally will not be considered a taxable disposition of the previously owned shares and, thus, no gain or loss will be recognized with respect to such shares upon such exercise. However, if the previously owned shares were acquired by the exercise of an ISO or other tax-qualified stock option and the holding period requirement for those shares was not satisfied at the time they were used to exercise an ISO, such use would constitute a disqualifying disposition of such previously owned shares which may result in the recognition of ordinary income (but, under proposed Treasury Regulations, not any additional capital gain) in the amount described above. If an otherwise qualifying ISO first becomes exercisable in any one year for shares having a value in excess of $100,000 (grant date value), the portion of the option in respect of such excess shares will be treated as a Nonqualified Option.

  Stock Appreciation Rights. No income will be recognized by a Plan Participant who is awarded an SAR until cash, Restricted Stock or Deferred Stock representing the amount of the appreciation are transferred to the Plan Participant pursuant to exercise of the SAR. If the settlement vesting of Stock transferred upon exercise is deferred following the date of exercise, income recognition will generally be deferred until the date of vesting. The amount of income will equal the amount of cash or fair market value of Stock delivered to the Plan Participant and will be ordinary income. Comverse will be entitled to a deduction at the same time and in the same amount. Compensation realized upon the exercise of an SAR granted under the Incentive Plan is intended to qualify as "performance based" under Section 162(m) so that compensation may be deductible without regard to the limits of Section 162(m).

  Restricted Stock and Deferred Stock. A Plan Participant who is awarded Restricted Stock or Deferred Stock will not be taxed at the time of grant unless, in the case of Restricted Stock, the Plan Participant makes a special election with the Service pursuant to Code Section 83(b), as discussed below. Upon lapse of the restrictions on transferability applicable to the Restricted Stock or upon the expiration of the deferral period applicable to Deferred Stock, the Plan Participant will recognize ordinary income on the then fair market value of the Restricted Stock or Deferred Stock and a corresponding deduction will be allowable to Comverse (subject to the satisfaction of an exclusion from Section 162(m) limit in the case of Restricted Stock or Deferred Stock held by Section 162(m) Covered Employees). In such case, the Plan Participant's basis in the Stock will be equal to the ordinary income so recognized. Upon subsequent disposition of such Stock, the Plan Participant will realize long-term or short-term capital gain or loss.

  Pursuant to Code Section 83(b), the Plan Participant may elect within 30 days of the grant of Restricted Stock to recognize ordinary income in an amount equal to the fair market value of the Restricted Stock at the time of grant (determined without regard to any restrictions which may lapse). In that case, the Plan Participant will acquire a tax basis in such Stock equal to the ordinary income recognized by the Plan Participant on the grant date. No tax will be payable upon lapse or release of the restrictions or at the time the Restricted Stock first becomes transferable, and any gain or loss upon subsequent disposition will be a capital gain or loss. In the event of a forfeiture of Restricted Stock with respect to which a Plan Participant previously made a Code Section 83(b) election, the Plan Participant will not be entitled to a loss deduction.

  Change in Control Payments. If any payments under the Incentive Plan are contingent on a change in control within the meaning of Code Section 280G (which could include, for example, the accelerated vesting of Options upon a change in control), then Comverse may be denied an income tax deduction and the Plan Participant may be subject to a 20 percent excise tax in addition to income taxes which may otherwise be imposed on such payments.

       PROPOSAL--APPROVAL OF THE 1997 EMPLOYEE STOCK PURCHASE PLAN

 General

  The Comverse Board approved the Stock Purchase Plan on November 21, 1997 and recommended that the Stock Purchase Plan be submitted to shareholders for approval at the Comverse Annual Meeting. The purpose of the Stock Purchase Plan is to encourage stock ownership by eligible employees of Comverse and certain designated subsidiaries, thereby increasing eligible employees' personal interest in Comverse's continued success and progress. The Stock Purchase Plan is intended to facilitate and encourage regular investment in Comverse Common Stock and to motivate eligible employees to contribute to the success of Comverse.

  THE COMVERSE BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE STOCK PURCHASE PLAN.

 Summary of the Stock Purchase Plan

  The following is a summary of the principal features of the Stock Purchase Plan, but such summary is qualified in its entirety by reference to the complete text of the Stock Purchase Plan attached to this Joint Proxy Statement/ Prospectus as Annex V.

  The Stock Purchase Plan is an employee stock purchase plan which is intended to comply with the provisions of Section 423 of the Code. The Stock Purchase Plan allows eligible employees who elect to participate in the Stock Purchase Plan ("Participants") to make purchases of Comverse Common Stock through payroll deductions at a price of 85% of the fair market value of Comverse Common Stock on the first day or last day of each Offering Period (as defined below), whichever is lower. Participants are limited by the Code to a maximum of $21,250 deducted from their compensation under the Stock Purchase Plan during any calendar year.

  Administration. The Stock Purchase Plan is administered by the Remuneration Committee, which is authorized to decide questions of eligibility and to make rules and regulations for the administration and interpretation of the Stock Purchase Plan, subject to final authority of the Comverse Board. All determinations of the Remuneration Committee with respect to the Stock Purchase Plan are binding. The expenses of administering the Stock Purchase Plan are borne by Comverse.

  Shares Available Under the Stock Purchase Plan. Under the Stock Purchase Plan, Comverse will issue an aggregate of not more than 250,000 shares of Comverse Common Stock. The maximum number of shares issuable under the Stock Purchase Plan will be subject to adjustment for any dividend, stock split or other relevant change in Comverse's capitalization.

  Eligibility. With certain exceptions, all full-time employees, including officers and directors, who have been employed by Comverse or an eligible subsidiary for at least three months, are eligible to participate in the Stock Purchase Plan. Assuming the Merger is consummated, following the Effective Time employees of BTI will be eligible to participate in the Stock Purchase Plan. As of July 31, 1997, approximately 1,650 employees of Comverse were eligible to participate. If the Merger is consummated, Comverse estimates that following the Effective Time there will be approximately 2,900 employees of Comverse eligible to participate. The purchase of shares under the Stock Purchase Plan is voluntary, and Comverse cannot now determine the number of shares to be purchased under the Stock Purchase Plan in the future by any person or group.

  Operation of the Stock Purchase Plan. Comverse Common Stock is purchased under the Stock Purchase Plan through semi-annual offering periods ("Offering Periods"). During each Offering Period, the maximum number of shares which may be purchased by a Participant (a "purchase option") is determined on the first day of the Offering Period under a formula whereby 85% of the market value of a share of Comverse Common Stock on the first day of the Offering Period is divided into an amount equal to 6% of that Participant's annualized base pay (as defined in the Stock Purchase Plan). A Participant may elect to have up to 10% of his or her base pay withheld from his or her pay for this purpose. The price at which the Participant may purchase shares is the lower of (i) 85% of the last sale price of the Comverse Common Stock on the Nasdaq on the first day of the Offering Period or (ii) 85% of such price on the last day of the Offering Period.

  Amendment. The Comverse Board may at any time, and from time to time, modify, terminate or amend the Stock Purchase Plan in any respect, except that if at any time the approval of the shareholders of Comverse is required as to such modification or amendment under (i) Section 423 of the Code, (ii) Rule 16b-3 of the Exchange Act or any successor provisions ("Rule 16b-3") or (iii) under any applicable listing requirement of the Nasdaq, the Comverse Board may not effect such modification or amendment without shareholder approval.

  The termination, modification or amendment of the Stock Purchase Plan shall not, without the consent of a Participant, affect his or her rights under a purchase option previously selected by the Participant. With the consent of the Participant affected, the Comverse Board may amend outstanding purchase options in a manner not inconsistent with the terms of the Stock Purchase Plan. The Comverse Board shall also have the right to amend or modify the terms and provisions of the Stock Purchase Plan and of any purchase options previously granted under the Stock Purchase Plan to the extent necessary to ensure the continued qualification of the Stock Purchase Plan under Section 423 of the Code and Rule 16b-3. The Stock Purchase Plan also contains provisions relating to the disposition of purchase options in the event of certain mergers or other significant transactions involving Comverse.

 Certain Federal Income Tax Consequences

  The Stock Purchase Plan, and the rights of Participants to make purchases thereunder, is intended to qualify as an "employee stock purchase plan" under
Section 423 of the Code. No income (other than dividends) will be taxable to a Participant until disposition of the shares purchased under the Stock Purchase Plan. Upon the disposition of the shares of Comverse Common Stock, the Participant will generally be subject to tax and the amount of the tax will depend upon the holding period.

  If the shares are disposed of more than two years from the first day of the Offering Period, or if the Participant dies (at any time, regardless of the holding period), the Participant will recognize ordinary income for the taxable year of the disposition or death measured as the lesser of (a) the excess of the fair market value of the shares at the time of such disposition over the purchase price or (b) an amount equal to 15% of the fair market value of the shares as of the beginning of the Offering Period. Comverse will not be entitled to a corresponding deduction.

  If the shares are disposed of within two years of the first day of the Offering Period (a "Disqualifying Disposition"), the Participant will recognize ordinary income for the taxable year of the disposition generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Subject to the limitation described in the next sentence, Comverse will be entitled to a tax deduction equal to the amount of ordinary income recognized as described in this paragraph. Under Section 162(m), Comverse's tax deduction for all compensation paid to specified officers in any one year after 1993 is limited to $1,000,000 unless the compensation qualifies for an exemption from this limitation. Amounts recognized as ordinary income on a Disqualifying Disposition will not be exempt.

  The Participant's tax basis in the shares will initially be his or her purchase price for those particular shares, and that tax basis will be increased at the time of disposition of the shares by the foregoing taxable amount. In the case of a taxable disposition of the shares, the difference between such adjusted tax basis and the amount realized will be capital gain or loss, either long-term or short-term, depending upon how long the shares have been held on the date of disposition.

                                 LEGAL MATTERS

  Certain legal matters with respect to the validity of the securities offered hereby and the Merger will be passed upon for Comverse by Cravath, Swaine & Moore. Certain legal matters in connection with the Merger will be passed upon for BTI by Hale and Dorr LLP.

                                    EXPERTS

  The consolidated financial statements of Comverse incorporated by reference in this Joint Proxy Statement/Prospectus from Comverse's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 have been audited by Deloitte & Touche LLP, independent auditors, as set forth in their reports thereon, which are incorporated by reference, in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

  The consolidated financial statements of BTI incorporated by reference in this Joint Proxy Statement/Prospectus from BTI's Annual Report on Form 10-K for the fiscal year ended January 31, 1997 have been audited by Coopers & Lybrand L.L.P., independent auditors, as stated in their report thereon, which are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

                         FUTURE STOCKHOLDER PROPOSALS

  Shareholder proposals intended to be presented at the 1998 Annual Meeting of Shareholders of Comverse must be received by the Corporate Secretary of Comverse not later than July 29, 1998 for inclusion in the proxy materials for such meeting.

  If the Merger is not consummated, BTI will hold a 1998 Annual Meeting of Stockholders. If such meeting is held, stockholder proposals intended to be presented at such meeting must be received at the offices of BTI not later than January 15, 1998 for inclusion in BTI's proxy materials for such meeting.

                      WHERE YOU CAN FIND MORE INFORMATION

  Comverse and BTI file annual, quarterly and special reports, proxy statements and other information with the Commission. You may read and copy any reports, statements or other information we file at the Commission's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. Our Commission filings are also available to the public from commercial document retrieval services and at the web site maintained by the Commission at "http://www.sec.gov."

  Comverse filed a Registration Statement on Form S-4 to register with the Commission the Comverse Common Stock to be issued to BTI stockholders in the Merger. This Joint Proxy Statement/Prospectus is a part of that Registration Statement and constitutes a prospectus of Comverse in addition to being a proxy statement of Comverse and BTI for their respective Annual and Special Meetings. As allowed by Commission rules, this Joint Proxy Statement/Prospectus does not contain all the information you can find in the Registration Statement or the exhibits to the Registration Statement.

  The Commission allows us to "incorporate by reference" information into this Joint Proxy Statement/Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Commission. The information incorporated by reference is deemed to be part of this Joint Proxy Statement/Prospectus, except for any information superseded by information in this Joint Proxy Statement/Prospectus. This Joint Proxy Statement/Prospectus incorporates by reference the documents set forth below that we have previously filed with the Commission. These documents contain important information about our companies and their financial performance.

  COMVERSE COMMISSION FILINGS (FILE NO. 0-
  15502)                                                        PERIOD
  ----------------------------------------    -------------------------------------------
  Annual Report on Form 10-K                  Fiscal Year ended December 31, 1996
  Amendment to the Annual Report on Form 10-K Dated April 28, 1997
  Quarterly Reports on Form 10-Q              Fiscal Quarters ended September 30, 1997,
                                               June 30, 1997 and March 31, 1997
  Current Report on Form 8-K                  Dated August 22, 1997
  Registration Statement on Form 8-A          Dated March 16, 1987
  BTI COMMISSION FILINGS (FILE NO. 0-
  17384)                                                        PERIOD
  -----------------------------------         -------------------------------------------
  Annual Report on Form 10-K                  Fiscal Year ended January 31, 1997
  Amendment to the Annual Report on Form 10-K Dated June 12, 1997
  Quarterly Reports on Form 10-Q              Fiscal Quarters ended October 31, 1997,
                                               July 31, 1997 and April 30, 1997
  Amendment to the Quarterly Report on Form
   10-Q for the quarter ended April 30, 1997  Dated July 22, 1997
  Amendment to the Quarterly Report on Form
   10-Q for the quarter ended July 31, 1997   Dated November 26, 1997
  Proxy Statement on Schedule 14A             Dated May 15, 1997
  The Description of BTI's Rights Agreement   Dated May 28, 1991
   contained in BTI's Registration Statement
   on Form 8-A
  Registration Statement on Form 8-A          Dated January 9, 1997

  We are also incorporating by reference additional documents that we file with the Commission between the date of this Joint Proxy Statement/Prospectus and the date of the Comverse Annual Meeting and the BTI Special Meetings.

  Comverse has supplied all information contained or incorporated by reference in this Joint Proxy Statement/ Prospectus relating to Comverse, and BTI has supplied all such information relating to BTI.

  If you are a stockholder, you may have previously received some of the documents incorporated by reference. You may still obtain such documents through us or the Commission. Documents incorporated by reference are available from us without charge, excluding all exhibits unless we have specifically incorporated by reference an exhibit in this Joint Proxy Statement/Prospectus. Stockholders may obtain documents incorporated by reference in this Joint Proxy Statement/Prospectus by requesting them in writing or by telephone from the appropriate party at the following addresses:

      Comverse Technology, Inc.               Boston Technology, Inc.
      170 Crossways Park Drive                100 Quannapowitt Parkway
      Woodbury, New York 11797                Wakefield, Massachusetts 01880
      Attention: Investor Relations           Attention: Investor Relations
      Phone Number: (516) 677-7200            Phone Number: (781) 246-9000

  If you would like to request documents from us, please do so by January 5, 1998 to receive them before Comverse's and BTI's respective Annual and Special Meetings.

  YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS JOINT PROXY STATEMENT/PROSPECTUS TO VOTE ON THE MERGER. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS JOINT PROXY STATEMENT/PROSPECTUS. THIS JOINT PROXY STATEMENT/PROSPECTUS IS DATED DECEMBER 1, 1997. WE HAVE TRIED TO MAKE THE JOINT PROXY STATEMENT/PROSPECTUS AS ACCURATE AS POSSIBLE, BUT WE CANNOT ASSURE THAT THIS DOCUMENT REMAINS ACCURATE AFTER SUCH DATE. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THE JOINT PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN SUCH DATE, AND NEITHER THE MAILING OF THE JOINT PROXY STATEMENT/PROSPECTUS TO STOCKHOLDERS NOR THE ISSUANCE OF COMVERSE COMMON STOCK IN THE MERGER SHALL CREATE ANY IMPLICATION TO THE CONTRARY.

  By Order of the Board of Directors of   By Order of the Board of Directors
  Comverse Technology, Inc.,              of
                                          Boston Technology, Inc.,


  William F. Sorin
  Corporate Secretary                     Carol B. Langer

                                          Corporate Secretary

                             LIST OF DEFINED TERMS


Acquiring Person............................................................  67
Acquisition Agreement.......................................................  42
Adjusted Option.............................................................  37
Award.......................................................................  79
Basic Salary................................................................  73
Boards......................................................................  17
boot........................................................................  36
broker non-votes............................................................  20
BTI.........................................................................  13
BTI Board...................................................................  17
BTI By-Laws.................................................................  61
BTI Certificate.............................................................  61
BTI Common Stock............................................................  13
BTI Employment Agreement....................................................  38
BTI Right...................................................................  67
BTI Rights Agreement........................................................  67
BTI Severance Plan..........................................................  38
BTI Special Meeting.........................................................  13
BTI Stock Option............................................................  36
BTI Stock Plans.............................................................  36
Certificate of Merger.......................................................  13
Closing Date................................................................  35
Code........................................................................  35
Commission..................................................................  20
Common Shares Trust.........................................................  34
Companies...................................................................  13
Comparable Companies........................................................  26
Comverse....................................................................  13
Comverse Annual Meeting.....................................................  13
Comverse Board..............................................................  17
Comverse By-Laws............................................................  33
Comverse Certificate........................................................  33
Comverse Common Stock.......................................................  13
Comverse Preferred Stock....................................................  60
Consulting Agreement........................................................  38
Convertible Debentures......................................................  60
D. F. King..................................................................  20
Deferred Stock..............................................................  79
DGCL........................................................................  33
Disqualifying Disposition...................................................  84
EBIT........................................................................  26
EBITDA......................................................................  26
Effective Time..............................................................  13
Efrat.......................................................................  57
Eligible Director...........................................................  79
Employment Amendment........................................................  38
EPS.........................................................................  27
ESPs........................................................................  22
Excess Shares...............................................................  34

Exchange Act................................................................  39
Exchange Agent..............................................................  34
Exchange Ratio..............................................................  13
Exercise Price..............................................................  67
Fair Market Value...........................................................  79
First Call..................................................................  27
Historical Exchange Ratio...................................................  28
HSR Act.....................................................................  37
IBES........................................................................  28
IBM.........................................................................  58
Incentive Plan..............................................................  18
Individual Limit............................................................  78
ISOs........................................................................  79
Joint Proxy Statement/Prospectus............................................  13
LTM.........................................................................  26
Lucent/Octel................................................................  32
Material Adverse Change.....................................................  41
Material Adverse Effect.....................................................  41
Merger......................................................................  13
Merger Agreement............................................................  13
Merger Consideration........................................................  13
Merrill Comparable Companies................................................  31
Merrill Lynch...............................................................  22
Merrill Lynch Opinion.......................................................  29
Morrow......................................................................  20
named executive officers....................................................  71
Nasdaq......................................................................   7
Network Systems.............................................................  21
Nonqualified Options........................................................  79
NYBCL.......................................................................  33
NYSE........................................................................   7
Offer.......................................................................  66
Offering Periods............................................................  83
Options.....................................................................  79
Out-of-Pocket Expenses......................................................  42
Participant.................................................................  83
Plan Participant............................................................  78
Precedent Transactions......................................................  27
Primary Comparable Companies................................................  26
purchase option.............................................................  84
RBOCs.......................................................................  22
Record Date.................................................................  18
Registration Statement......................................................  36
Remuneration Committee......................................................  24
Restraints..................................................................  40
Restricted Stock............................................................  79
Rule 16b-3..................................................................  84
Salomon Brothers............................................................  22
SARs........................................................................  79
Secondary Comparable Companies..............................................  26
Section 162(m)..............................................................  80
Section 162(m) Covered Employee.............................................  80
Securities Act..............................................................  39

Service.....................................................................  35
SMARTS......................................................................  58
Stock Acquisition Date......................................................  67
Stock Plans.................................................................  18
Stock Purchase Plan.........................................................  18
Stockholders' Meetings......................................................  13
Superior Proposal...........................................................  41
Takeover Proposal...........................................................  41
Ten-Percent Shareholder.....................................................  80
Termination Fee.............................................................  42
Warrants....................................................................  36

                ANNEXES TO THE JOINT PROXY STATEMENT/PROSPECTUS

 Annex I   Agreement and Plan of Merger
 Annex II  Opinion of Salomon Brothers Inc
 Annex III Opinion of Merrill Lynch, Pierce, Fenner & Smith Incorporated
 Annex IV  The 1997 Stock Incentive Compensation Plan
 Annex V   The 1997 Employee Stock Purchase Plan

                                                                         ANNEX I

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------



                          AGREEMENT AND PLAN OF MERGER

                                    BETWEEN

                           COMVERSE TECHNOLOGY, INC.

                                      AND

                            BOSTON TECHNOLOGY, INC.

                          DATED AS OF AUGUST 20, 1997



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                   ARTICLE I

                                   THE MERGER

                                                                            PAGE
                                                                            ----
 SECTION 1.01. The Merger................................................    I-1
 SECTION 1.02. Closing...................................................    I-1
 SECTION 1.03. Effective Time............................................    I-1
 SECTION 1.04. Effects of the Merger.....................................    I-1
                    Certificate of Incorporation and By-laws of Surviving
 SECTION 1.05. Corporation...............................................    I-2
 SECTION 1.06. Certain Corporate Governance Matters......................    I-2

                                   ARTICLE II

                   EFFECT OF THE MERGER ON THE CAPITAL STOCK
                        OF THE CONSTITUENT CORPORATIONS;
                            EXCHANGE OF CERTIFICATES

 SECTION 2.01.  Effect on Capital Stock..................................    I-2
 SECTION 2.02. Exchange of Certificates..................................    I-3

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

 SECTION 3.01. Representations and Warranties of BT......................    I-5
 SECTION 3.02. Representations and Warranties of CT......................   I-13

                                   ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

 SECTION 4.01. Conduct of Business.......................................   I-20
 SECTION 4.02. No Solicitation by BT.....................................   I-23
 SECTION 4.03. No Solicitation by CT.....................................   I-24

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

               Preparation of the Form S-4 and the Joint Proxy Statement;
 SECTION 5.01. Stockholders Meetings.....................................   I-26
 SECTION 5.02. Letters of BT's Accountants...............................   I-27
 SECTION 5.03. Letters of CT's Accountants...............................   I-27
 SECTION 5.04. Access to Information; Confidentiality....................   I-27
 SECTION 5.05. Best Efforts..............................................   I-27
 SECTION 5.06. Stock Options, etc........................................   I-28
 SECTION 5.07. Indemnification, Exculpation and Insurance................   I-29
 SECTION 5.08. Fees and Expenses.........................................   I-30
 SECTION 5.09. Public Announcements......................................   I-31
 SECTION 5.10. Affiliates................................................   I-31
 SECTION 5.11. Stock Exchange Listing....................................   I-31
 SECTION 5.12.  Stockholder Litigation...................................   I-31

                                                                            PAGE
                                                                            ----
 SECTION 5.13. Tax Treatment.............................................   I-32
 SECTION 5.14. Pooling of Interests......................................   I-32
 SECTION 5.15. BT Rights Agreement.......................................   I-32
 SECTION 5.16. Standstill Agreements; Confidentiality Agreements.........   I-32

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

                      Conditions to Each Party's Obligation to Effect the
 SECTION 6.01. Merger....................................................   I-32
 SECTION 6.02. Conditions to Obligations of CT...........................   I-33
 SECTION 6.03. Conditions to Obligations of BT...........................   I-33
 SECTION 6.04. Frustration of Closing Conditions.........................   I-34

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

 SECTION 7.01. Termination...............................................   I-34
 SECTION 7.02. Effect of Termination.....................................   I-34
 SECTION 7.03. Amendment.................................................   I-35
 SECTION 7.04. Extension; Waiver.........................................   I-35
 SECTION 7.05. Procedure for Termination, Amendment, Extension or Waiver.   I-35

                                  ARTICLE VIII

                               GENERAL PROVISIONS

 SECTION 8.01. Nonsurvival of Representations and Warranties.............   I-35
 SECTION 8.02. Notices...................................................   I-35
 SECTION 8.03. Definitions...............................................   I-36
 SECTION 8.04. Interpretation............................................   I-36
 SECTION 8.05. Counterparts..............................................   I-37
 SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries............   I-37
 SECTION 8.07. Governing Law.............................................   I-37
 SECTION 8.08. Assignment................................................   I-37
 SECTION 8.09. Enforcement...............................................   I-37
 SECTION 8.10. WAIVER OF JURY TRIAL......................................   I-37
 SECTION 8.11. Severability..............................................   I-37

 EXHIBIT A-- Form of BT Rights Agreement
 EXHIBIT B-- Form of BT Indemnification Agreement
 EXHIBIT C-- Form of Affiliate Letter
 EXHIBIT D-- Form of CT Tax Opinion Representation Letter
 EXHIBIT E-- Form of BT Tax Opinion Representation Letter
 EXHIBIT F-- Form of BT Stockholder Representation Letter

  AGREEMENT AND PLAN OF MERGER dated as of August 20, 1997, between COMVERSE TECHNOLOGY, INC., a New York corporation ("CT"), and BOSTON TECHNOLOGY, INC., a Delaware corporation ("BT").

  WHEREAS the respective Boards of Directors of CT and BT have approved the merger of BT with and into CT (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, $.001 par value, of BT (together with the associated Rights (as defined in Section 3.01(c)), "BT Common Stock"), other than shares owned directly or indirectly by CT or BT, will be converted into the right to receive the Merger Consideration (as defined in Section 2.01(b));

  WHEREAS the respective Boards of Directors of CT and BT have each determined that the Merger and the other transactions contemplated hereby are consistent with, and in furtherance of, their respective business strategies and goals;

  WHEREAS CT and BT desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger;

  WHEREAS, for Federal income tax purposes, it is intended that the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"); and

  WHEREAS, for financial accounting purposes, it is intended that the Merger will be accounted for as a pooling of interests transaction.

  NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                   ARTICLE I

                                  THE MERGER

  SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the New York Business Corporation Law ("NYBCL") and the Delaware General Corporation Law (the "DGCL"), BT shall be merged with and into CT at the Effective Time (as defined in Section 1.03). Following the Effective Time, CT shall be the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of BT in accordance with the NYBCL and the DGCL.

  SECTION 1.02. Closing. The closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties (the "Closing Date"), which shall be no later than the second business day after satisfaction or waiver of the conditions set forth in Article VI, unless another time or date is agreed to by the parties hereto. The Closing will be held at such location in the City of New York as is agreed to by the parties hereto.

  SECTION 1.03. Effective Time. Subject to the provisions of this Agreement, as soon as practicable on or after the Closing Date, the parties shall file a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the NYBCL and the DGCL and shall make all other filings or recordings required under the NYBCL and the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of New York and the State of Delaware, or at such subsequent date or time as CT and BT shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being hereinafter referred to as the "Effective Time").

  SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 907(i) of the NYBCL and Section 259 of the DGCL.

  SECTION 1.05. Certificate of Incorporation and By-laws of Surviving Corporation. (a) The certificate of incorporation of CT, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

  (b) The by-laws of CT, as in effect immediately prior to the Effective Time, shall become the by-laws of the Surviving Corporation and such by-laws shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

  SECTION 1.06. Certain Corporate Governance Matters. (a) Subject to Section 1.06(b), the directors and officers of CT immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

  (b) As of the Effective Time, the Board of Directors of CT will be expanded to consist of nine members, two of whom shall be the current Chairman of the Board of BT (who shall also be appointed to the Remuneration and Stock Option Committee of the CT Board of Directors) and the current President and Chief Executive Officer of BT, in each case, provided that such person has retained such position with BT for the period from the date hereof until the Effective Time. As of the Effective Time, the current President and Chief Executive Officer of BT shall be named the President and Chief Executive Officer of the CT Network Systems Division, provided that such person has remained a full-time employee of BT for the period from the date hereof until the Effective Time. It is the intention of the parties that the headquarters for the CT Network Systems Division shall be located in Wakefield, Massachusetts.

                                  ARTICLE II

  EFFECT OF THE MERGER ON THE CAPITAL STOCK OF THE CONSTITUENT CORPORATIONS;
                           EXCHANGE OF CERTIFICATES

  SECTION 2.01. Effect on Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder of any shares of BT Common Stock or shares of common stock, par value $.10 per share, of CT ("CT Common Stock"):

    (a) Cancelation of Treasury Stock and CT-Owned Stock. Each share of BT Common Stock that is owned by BT or by any subsidiary (as defined in Section 8.03) of BT, if any, and each share of BT Common Stock that is owned by CT or any subsidiary of CT, if any, shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor.

    (b) Conversion of BT Common Stock. Subject to Section 2.02(e), each issued and outstanding share of BT Common Stock (other than shares to be canceled in accordance with Section 2.01(a)) shall be converted into the right to receive 0.65 (the "Exchange Ratio") of a fully paid and nonassessable share of CT Common Stock (the "Merger Consideration"). As of the Effective Time, all such shares of BT Common Stock shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and each holder of a certificate representing any such shares of BT Common Stock shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration and any cash in lieu of fractional shares of CT Common Stock to be issued or paid in consideration therefor upon surrender of such certificate in accordance with Section 2.02, without interest. Notwithstanding the foregoing, if between the date of this Agreement and the Effective Time the outstanding shares of CT Common Stock shall have been changed into a different number of shares or a different class, by reason of the occurrence or record date of any stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange of shares or if CT pays or declares an extraordinary dividend with a record date prior to the Effective Date, the Exchange Ratio shall be appropriately adjusted to reflect such stock dividend, subdivision, reclassification, recapitalization, split, combination or exchange or extraordinary dividend.

  SECTION 2.02. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, CT shall enter into an agreement with American Stock Transfer & Trust Company, or such other bank or trust company as may be designated by CT and reasonably satisfactory to BT (the "Exchange Agent"), which shall provide that CT shall deposit with the Exchange Agent as of the Effective Time, for the benefit of the holders of shares of BT Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, certificates representing the shares of CT Common Stock (such shares of CT Common Stock, together with any dividends or distributions with respect thereto with a record date after the Effective Time, any Excess Shares (as defined in Section 2.02(e)) and any cash (including cash proceeds from the sale of the Excess Shares) payable in lieu of any fractional shares of CT Common Stock being hereinafter referred to as the "Exchange Fund") issuable pursuant to Section 2.01 in exchange for outstanding shares of BT Common Stock.

  (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time (but in any event within five business days), the Exchange Agent shall mail to each holder of record of a certificate or certificates which immediately prior to the Effective Time represented outstanding shares of BT Common Stock (the "Certificates") whose shares were converted into the right to receive the Merger Consideration pursuant to Section 2.01, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as CT and BT may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the Merger Consideration. Upon surrender of a Certificate for cancelation to the Exchange Agent, together with such letter of transmittal, duly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of CT Common Stock which such holder has the right to receive pursuant to the provisions of this
Article II, certain dividends or other distributions in accordance with
Section 2.02(c) and cash in lieu of any fractional share of CT Common Stock in accordance with Section 2.02(e), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of BT Common Stock which is not registered in the transfer records of BT, a certificate representing the proper number of shares of CT Common Stock may be issued to a person (as defined in Section 8.03) other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of shares of CT Common Stock to a person other than the registered holder of such Certificate or establish to the satisfaction of CT that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.02, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration which the holder thereof has the right to receive in respect of such Certificate pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.02(c) and cash in lieu of any fractional share of CT Common Stock in accordance with
Section 2.02(e). No interest shall be paid or will accrue on any cash payable to holders of Certificates pursuant to the provisions of this Article II.

  (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions with respect to CT Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the shares of CT Common Stock represented thereby, and, in the case of Certificates representing BT Common Stock, no cash payment in lieu of fractional shares shall be paid to any such holder pursuant to Section 2.02(e), and all such dividends, other distributions and cash in lieu of fractional shares of CT Common Stock shall be paid by CT to the Exchange Agent and shall be included in the Exchange Fund, in each case until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the certificate representing whole shares of CT Common Stock issued in exchange therefor, without interest,
(i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole shares of CT Common Stock and the amount of any cash payable in lieu of a fractional share of CT Common Stock to which such holder is entitled pursuant to Section 2.02(e) and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole shares of CT Common Stock.

  (d) No Further Ownership Rights in BT Common Stock. All shares of CT Common Stock issued upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any cash paid pursuant to this Article II) shall be deemed to have been issued (and paid) in full satisfaction of all rights pertaining to the shares of BT Common Stock theretofore represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by BT on such shares of BT Common Stock which remain unpaid at the Effective Time, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of BT Common Stock which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for any reason, they shall be canceled and exchanged as provided in this Article II, except as otherwise provided by law.

  (e) No Fractional Shares. (i) No certificates or scrip representing fractional shares of CT Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution of CT shall relate to such fractional share interests and such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of CT.

  (ii) As promptly as practicable following the Effective Time, the Exchange Agent shall determine the excess of (A) the number of whole shares of CT Common Stock delivered to the Exchange Agent by CT pursuant to Section 2.02(a) over (B) the aggregate number of whole shares of CT Common Stock to be distributed to former holders of BT Common Stock pursuant to Section 2.02(b) (such excess being herein called the "Excess Shares"). Following the Effective Time, the Exchange Agent shall, on behalf of former stockholders of BT, sell the Excess Shares at then-prevailing prices on the Nasdaq National Market System ("Nasdaq"), all in the manner provided in Section 2.02(e)(iii).

  (iii) The sale of the Excess Shares by the Exchange Agent shall be executed on Nasdaq and shall be executed in round lots to the extent practicable. The Exchange Agent shall use reasonable efforts to complete the sale of the Excess Shares as promptly following the Effective Time as, in the Exchange Agent's sole judgment, is practicable consistent with obtaining the best execution of such sales in light of prevailing market conditions. Until the net proceeds of such sale or sales have been distributed to the holders of Certificates formerly representing BT Common Stock, the Exchange Agent shall hold such proceeds in trust for such holders (the "Common Shares Trust"). The Surviving Corporation shall pay all commissions, transfer taxes and other out-of-pocket transaction costs, including the expenses and compensation of the Exchange Agent incurred in connection with such sale of the Excess Shares. The Exchange Agent shall determine the portion of the Common Shares Trust to which each former holder of BT Common Stock is entitled, if any, by multiplying the amount of the aggregate net proceeds comprising the Common Shares Trust by a fraction, the numerator of which is the amount of the fractional share interest to which such former holder of BT Common Stock is entitled (after taking into account all shares of BT Common Stock held at the Effective Time by such holder) and the denominator of which is the aggregate amount of fractional share interests to which all former holders of BT Common Stock are entitled.

  (iv) Notwithstanding the provisions of Section 2.02(e)(ii) and (iii), the Surviving Corporation may elect at its option, exercised prior to the Effective Time, in lieu of the issuance and sale of Excess Shares and the making of the payments hereinabove contemplated, to pay each former holder of BT Common Stock an amount in cash equal to the product obtained by multiplying
(A) the fractional share interest to which such former holder (after taking into account all shares of BT Common Stock held at the Effective Time by such holder) would otherwise be entitled by (B) the closing price for a share of CT Common Stock as reported on Nasdaq (as reported in The Wall Street Journal, or, if not reported thereby, any other authoritative source) on the Closing Date, and, in such case, all references herein to the cash proceeds of the sale of the Excess Shares and similar references shall be deemed to mean and refer to the payments calculated as set forth in this Section 2.02(e)(iv).

  (v) As soon as reasonably practicable after the determination of the amount of cash, if any, to be paid to holders of Certificates formerly representing BT Common Stock with respect to any fractional share interests, the Exchange Agent shall make available such amounts to such holders of Certificates formerly representing BT Common Stock subject to and in accordance with the terms of Section 2.02(c).

  (f) Termination of Exchange Fund. Any portion of the Exchange Fund which remains undistributed to the holders of the Certificates for six months after the Effective Time shall be delivered to CT, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to CT for payment of their claim for Merger Consideration, any dividends or distributions with respect to CT Common Stock and any cash in lieu of fractional shares of CT Common Stock.

  (g) No Liability. None of CT, BT or the Exchange Agent shall be liable to any person in respect of any shares of CT Common Stock, any dividends or distributions with respect thereto, any cash in lieu of fractional shares of CT Common Stock or any cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to two years after the Effective Time (or immediately prior to such earlier date on which any Merger Consideration, any dividends or distributions payable to the holder of such Certificate or any cash payable to the holder of such Certificate pursuant to this Article II, would otherwise escheat to or become the property of any Governmental Entity (as defined in Section 3.01(d))), any such Merger Consideration, dividends or distributions in respect of such Certificate or cash shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

  (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by CT, on a daily basis. Any interest and other income resulting from such investments shall be paid to CT.

  (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by the Surviving Corporation, the posting by such person of a bond in such reasonable and customary amount as the Surviving Corporation may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the Merger Consideration and, if applicable, any unpaid dividends and distributions on shares of CT Common Stock deliverable in respect thereof and any cash in lieu of fractional shares, in each case pursuant to this Agreement.

  (j) BT Stock Options, Warrants and BT Stock Purchase Plan. At the Effective Time, all then outstanding BT Stock Options and the Warrants (each as defined in Section 3.01(c)) will be assumed by CT in accordance with Section 5.06. Following the expiration of the current offering under the BT Stock Purchase Plan (as defined in Section 3.01(c)), BT shall cause no further offerings to be made thereunder and no further payroll deductions to be accepted thereunder, in each case in accordance with Section 5.06, and, as of the Effective Time, the BT Stock Purchase Plan will be terminated.

                                  ARTICLE III

                        REPRESENTATIONS AND WARRANTIES

  SECTION 3.01. Representations and Warranties of BT. Except as disclosed in the BT Filed SEC Documents (as defined in Section 3.01(g)), and except as set forth on the Disclosure Schedule delivered by BT to CT prior to the execution of this Agreement (the "BT Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, BT represents and warrants to CT as follows:

    (a) Organization, Standing and Corporate Power. Each of BT and its Significant Subsidiaries (as defined in Section 3.01(b)) is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its businesses as now being conducted. Each of BT and its Significant Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its businesses or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect (as defined in Section 8.03) on BT. BT has made available to CT prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws, as amended to the date hereof.

    (b) Subsidiaries. Section 3.01(b) of the BT Disclosure Schedule lists all the subsidiaries of BT which as of the date of this Agreement are "Significant Subsidiaries" (as defined in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission (the "SEC")). All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by BT, free and clear of all pledges, claims, liens, charges, encumbrances and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any other restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests.

    (c) Capital Structure. The authorized capital stock of BT consists of 60,000,000 shares of BT Common Stock. At the close of business on August 14, 1997, (i) 27,298,611 shares of BT Common Stock were issued and outstanding, (ii) no shares of BT Common Stock were held by BT in its treasury, (iii) 4,412,364 shares of BT Common Stock were reserved for issuance pursuant to the BT 1989 Incentive Stock Option Plan, the BT 1992 Director Stock Option Plan, the BT 1994 Stock Incentive Plan, the BT 1995 Director Stock Option Plan, the BT 1996 Stock Incentive Plan and the Nonstatutory Stock Option Agreement dated as of December 1991 between BT and Herman B. Leonard (such plans or agreements, as amended to the date hereof, collectively, the "BT Stock Plans", true and correct copies of which have been provided to CT), (iv) 287,953 shares of BT Common Stock were reserved for issuance pursuant to the BT 1995 Employee Stock Purchase Plan (the "BT Stock Purchase Plan"), and (v) 3,927,040 shares of BT Common Stock were reserved for issuance upon the exercise of BT's Common Stock Purchase Warrants issued November 22, 1995 pursuant to the Memorandum of Agreement dated November 22, 1995 between BT and AT&T Corp. (the "Warrants"). Section 3.01(c) of the BT Disclosure Schedule sets forth a complete and correct list, (I) as of August 14, 1997, of the number of shares of BT Common Stock subject to employee stock options or other rights to purchase or receive BT Common Stock granted under the BT Stock Plans (collectively, "BT Stock Options"), listing, for the 20 persons holding the largest number of BT Stock Options, the name of the recipient, the date of grant, the number of options granted, the applicable vesting periods and the exercise prices thereof and (II) as of July 31, 1997, of the aggregate number of shares of BT Common Stock subject to outstanding BT Stock Options. All outstanding shares of capital stock of BT are, and all shares which may be issued will be, when issued on the terms and conditions specified in the instruments pursuant to which they are issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except (1) as set forth in this Section 3.01(c), (2) for changes since August 14, 1997, resulting from the issuance of shares of BT Common Stock pursuant to BT Stock Options or upon exercise of any of the Warrants or (3) for the issuance of BT Rights (as defined below) or BT Common Stock in respect of BT Rights pursuant to the BT Rights Agreement (as defined below), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of BT, (B) any securities of BT convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of BT,
  (C) any warrants, calls, options or other rights to acquire from BT or any subsidiary of BT, and no obligation of BT or any subsidiary of BT to issue, any capital stock, other voting securities or securities convertible into or exchangeable or exercisable for capital stock or other voting securities of BT and (y) there are not any outstanding obligations of BT or any subsidiary of BT to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. BT is not a party to any voting agreement with respect to the voting of any such securities. As of the close of business on August 14, 1997, there are no outstanding (A) securities of BT or any subsidiary of BT convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any subsidiary of BT,
  (B) warrants, calls, options or other rights to acquire from BT or any subsidiary of BT, and no obligation of BT or any subsidiary of BT to issue, any capital stock, other voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, other voting securities or ownership interests in, any subsidiary of BT or (C) obligations of BT or any subsidiary of BT to repurchase, redeem or otherwise acquire any such outstanding securities of subsidiaries of BT or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Other than the subsidiaries of BT listed in Exhibit 21 to BT's Annual Report on Form 10-K for the fiscal year ended January 31, 1997, or in Section 3.01(c) of the BT Disclosure Schedule, BT does not own, directly or indirectly, any securities or other beneficial ownership interests in any entity. There are no material outstanding contractual obligations of BT or any subsidiary of BT to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any subsidiary of BT or any other person, other than guarantees by BT of any indebtedness of any subsidiary of BT. BT has made available to CT a complete and correct copy of the Rights Agreement (the "BT Rights Agreement"), between BT and State Street Bank and Trust Company, relating to rights ("BT Rights") to purchase BT Common Stock.

    (d) Authority; Noncontravention. BT has all requisite corporate power and authority to enter into this Agreement and, subject to the BT Stockholder Approval (as defined in Section 3.01(l)), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by BT and the consummation by BT of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of BT, subject to the BT Stockholder Approval. This Agreement has been duly executed and delivered by BT and, assuming the due authorization, execution and delivery by each of the other parties thereto, constitutes the legal, valid and binding obligation of BT, enforceable against BT in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of BT or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of BT or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to BT or any of its subsidiaries or their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to BT or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on BT or
  (y) reasonably be expected to materially impair the ability of BT to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any nongovernmental self-regulatory agency, commission or authority (a "Governmental Entity") is required by or with respect to BT or any of its subsidiaries in connection with the execution and delivery of this Agreement by BT or the consummation by BT of the transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by BT under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and filings under similar laws of certain foreign jurisdictions as may be required (the "Foreign Filings"); (2) the filing with the SEC of (A) a proxy statement relating to the BT Stockholders Meeting (as defined in Section 5.01(b)) (such proxy statement, together with the proxy statement relating to the CT Shareholders Meeting (as defined in Section 5.01(c)), in each case as amended or supplemented from time to time, the "Joint Proxy Statement"), and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (3) the filing of the Certificate of Merger with the Secretary of State of the State of New York and the State of Delaware and appropriate documents with the relevant authorities of other states in which BT is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; and (4) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not have a material adverse effect on BT.

    (e) SEC Documents; Undisclosed Liabilities. BT has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since February 1, 1996 (the "BT SEC Documents"). As of their respective dates, the BT SEC Documents complied in all material respects with the requirements of the Securities Act of 1933, as amended (the "Securities Act"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such BT SEC Documents, and none of the BT SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any BT SEC Document has been revised or superseded by a later filed BT SEC Document, none of the BT SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of BT included in the BT SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of BT and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither BT nor any of its subsidiaries has any liabilities or obligations of any nature which individually or in the aggregate would have a material adverse effect on BT.

    (f) Information Supplied. None of the information supplied or to be supplied by BT specifically for inclusion or incorporation by reference in
  (i) the registration statement on Form S-4 to be filed with the SEC by CT in connection with the issuance of CT Common Stock in the Merger (the "Form S-4") will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to BT's stockholders or at the time of the BT Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Joint Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, except that no representation or warranty is made by BT with respect to statements made or incorporated by reference therein based on information supplied by CT specifically for inclusion or incorporation by reference in the Joint Proxy Statement.

    (g) Absence of Certain Changes or Events. Except (1) as disclosed in the BT SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "BT Filed SEC Documents") or (2) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since January 31, 1997, BT and its subsidiaries have conducted their businesses only in the ordinary course, and there has not been (i) any material adverse change in BT, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of BT's capital stock, (iii) any split, combination or reclassification of any of BT's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of BT's capital stock,
  (iv) (A) any granting by BT or any of its subsidiaries to any current or former director, executive officer or other key employee of BT or its subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business consistent with past practice or as was required under any employment agreements in effect as of the date of the most recent audited financial statements included in the BT Filed SEC Documents, (B) any granting by BT or any of its subsidiaries to any such current or former director, executive officer or other key employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the BT Filed SEC Documents, or (C) any entry by BT or any of its subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or other key employee, (v) except insofar as may have been required by a change in United States generally accepted accounting principles, any change in accounting methods, principles or practices by BT materially affecting its assets, liabilities or businesses, (vi) any tax election that individually or in the aggregate would have a material adverse effect on BT or any of its tax attributes or any settlement or compromise of any material income tax liability, (vii) any waiver, settlement, assignment, release or compromise of any material claims or litigation or (viii) any revaluation in any material respect of any of BT's or its subsidiaries' assets, including writing down of inventory or writing-off of notes or accounts receivable other than in the ordinary course of business.

    (h) Compliance with Applicable Laws. BT and its subsidiaries hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of BT and its subsidiaries (the "BT Permits"), except where the failure to have any such BT Permits individually or in the aggregate would not have a material adverse effect on BT. BT and its subsidiaries are in compliance with the terms of the BT Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate would not have a material adverse effect on BT. As of the date of this Agreement, except as disclosed in the BT Filed SEC Documents, no action, demand, requirement or investigation by any Governmental Entity with respect to BT or any of its subsidiaries or any of their respective properties is pending or, to the knowledge (as defined in Section 8.03) of BT, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not (i) have a material adverse effect on BT or (ii) reasonably be expected to impair the ability of BT to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. This paragraph does not relate to environmental matters which are exclusively the subject of Section 3.01(s).

    (i) Absence of Changes in Benefit Plans; Certain Modifications. Since the date of the most recent audited financial statements included in the BT Filed SEC Documents, there has not been any adoption of, amendment of or agreement to amend in any material respect by BT or any of its subsidiaries any collective bargaining agreement or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former director, officer or employee of BT or any subsidiary that, together with BT, would be considered a single employer under Section 414(b), (c) or
  (m) of the Code (collectively, the "BT Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any BT pension plans, or any change in the manner in which contributions to any BT pension plans are made or the basis on which such contributions are determined.

    (j) ERISA Compliance. (i) With respect to the BT Benefit Plans, no event has occurred and, to the knowledge of BT, there exists no condition or set of circumstances (excluding benefits paid in the ordinary course), in connection with which BT or any of its subsidiaries could be subject to any liability that individually or in the aggregate would have a material adverse effect on BT under the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), the Code or any other applicable law.

    (ii) Each BT Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any BT Benefit Plan that individually or in the aggregate would not have a material adverse effect on BT. BT, its subsidiaries and all the BT Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate would not have a material adverse effect on BT. Each BT Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any BT Benefit Plan that is intended to be exempt from Federal income taxation under
  Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the knowledge of BT, no fact or event has occurred since that date of any determination letter from the IRS which is reasonably likely to affect adversely the qualified status of any such BT Benefit Plan or the exempt status of any such trust.

    (iii) Neither BT, any of its subsidiaries nor any entity required to be treated with BT as a single employer under Section 414 of the Code has incurred any liability under Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course). No BT Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived. To the knowledge of BT, there are not any facts or circumstances that would materially change the funded status of any BT Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan. No BT Benefit Plan is a "multiemployer plan" within the meaning of
  Section 3(37) of ERISA.

    (iv) Neither BT nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by BT or any of its subsidiaries and no collective bargaining agreement is being negotiated by BT or any of its subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against BT or any of its subsidiaries pending or, to the knowledge of BT, threatened which may interfere with the respective business activities of BT or any of its subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate would not have a material adverse effect on BT. As of the date of this Agreement, to the knowledge of BT, none of BT, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of BT or any of its subsidiaries, and there is no charge or complaint against BT or any of its subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing.

    (v) Except as set forth in the BT Employee Severance Benefit Plan, no employee of BT will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any BT Benefit Plan as a result of the transactions contemplated by this Agreement. The deduction of any amount payable pursuant to any BT Benefit Plan or employment contract in connection with the transactions contemplated by this Agreement will not be subject to disallowance under
  Section 280(G) of the Code.

    (k) Taxes. (i) Each of BT and its subsidiaries has filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on BT. BT and each of its subsidiaries has paid (or BT has paid on its behalf) all taxes (as defined in Section 3.01(k)(iv)) shown as due on such returns, and the most recent financial statements contained in the BT Filed SEC Documents reflect an adequate reserve for all taxes payable by BT and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

    (ii) No deficiencies for any taxes have been proposed, asserted or assessed against BT or any of its subsidiaries that are not adequately reserved for in the most recent financial statements contained in the BT Filed SEC Documents, except for deficiencies that individually or in the aggregate would not have a material adverse effect on BT. The Federal income tax returns of BT and each of its subsidiaries consolidated in such returns have been examined by and settled with the U.S. Internal Revenue Service for all fiscal years through January 31, 1993. The statute of limitations on assessment or collection of any Federal income taxes due from BT or any of its subsidiaries has expired for all fiscal years of BT or any of its subsidiaries through January 31, 1993.

    (iii) Neither BT nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

    (iv) As used in this Agreement, "taxes" shall include all (x) Federal, state, local or foreign income, property, sales, excise and other taxes or similar governmental charges, including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and (z) liability for the payment of any amounts as a result of being party to any tax sharing agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y).

    (l) Voting Requirements. The affirmative vote of the holders of a majority of the voting power of all outstanding shares of BT Common Stock, voting as a single class (with each share of BT Common Stock having one vote per share), at the BT Stockholders Meeting to adopt this Agreement (the "BT Stockholder Approval") is the only vote of the holders of any class or series of BT's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby.

    (m) State Takeover Statutes. The Board of Directors of BT has taken all actions so that the restrictions contained in Section 203 of the DGCL applicable to a "business combination" (as defined in such Section 203) will not apply to the execution, delivery or performance of this Agreement or consummation of the Merger or the other transactions contemplated by this Agreement. To BT's knowledge, assuming the accuracy of Section 3.02(m), no other state takeover statute or similar statute or regulation is applicable to the Merger or the other transactions contemplated by this Agreement.

    (n) Accounting Matters. Neither BT nor, to BT's knowledge, any of its affiliates (as defined in Section 8.03) has taken or agreed to take any action that would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests.

    (o) Brokers. No broker, investment banker, financial advisor or other person, other than Merrill Lynch & Co. ("Merrill Lynch"), the fees and expenses of which will be paid by BT, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of BT. BT has furnished to CT true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

    (p) Opinion of Financial Advisor. BT has received the opinion of Merrill Lynch, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair from a financial point of view to holders of shares of BT Common Stock (other than CT and its affiliates), a signed copy of which opinion has been delivered to CT.

    (q) Ownership of CT Common Stock. Except for shares owned by BT Benefit Plans, as of the date hereof, neither BT nor, to its knowledge, any of its affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of CT.

    (r) Litigation. Except as disclosed in the BT Filed SEC Documents, there is no suit, claim, action, proceeding or investigation pending or threatened in writing against BT or any subsidiary of BT before any Governmental Entity which individually or in the aggregate would have a material adverse effect on BT. Except as disclosed in the BT Filed SEC Documents, neither BT nor any subsidiary of BT is subject to any outstanding order, writ, injunction or decree which individually or in the aggregate would have a material adverse effect on BT.

    (s) Environmental Matters. Except as disclosed in the BT Filed SEC
  Documents:

      (i) each of BT and its subsidiaries (A) is in compliance with all applicable Environmental Laws (as defined below), (B) holds all Environmental Permits (as defined below) required for the operation of the businesses of BT and its subsidiaries as currently conducted and
    (C) is in compliance with such Environmental Permits, except in each case as would not individually or in the aggregate have a material adverse effect on BT;

      (ii) neither BT nor any subsidiary of BT has received any written request for information, or been notified that it is a potentially responsible party, under CERCLA (as defined below) or any similar state, local or foreign Environmental Law;

      (iii) neither BT nor any subsidiary of BT has entered into or agreed to any consent decree or order or is subject to any pending judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials (as defined below), and, to the best knowledge of BT, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto;

      (iv) to the best knowledge of BT, none of the real property owned, leased or operated by BT or any subsidiary of BT is listed or formally proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup; and

      (v) no Hazardous Material has been released by BT or, to BT's knowledge, by any other person at, or transported to or from, any real property currently or, to the best knowledge of BT, formerly owned or operated by BT or any subsidiary of BT, except as would not individually or in the aggregate have a material adverse effect on BT.

    For purposes of this Agreement:

    "CERCLA" means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended as of the date hereof.

    "Environmental Laws" means any Federal, state, local or foreign statute, law, ordinance, regulation, rule or code, any enforceable judicial or administrative interpretation thereof, including any judicial or administrative order, decree or judgment, relating to pollution or protection of the environment or natural resources, including those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of, or exposure to, Hazardous Materials, as in effect as of the date hereof.

    "Environmental Permits" means any permit, approval, identification number, license and other authorization required under applicable Environmental Law.

    "Hazardous Materials" means (a) any petroleum, petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials or polychlorinated biphenyls or (b) any chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant or contaminant or waste under any applicable Environmental Law.

    (t) BT Rights Agreement. The BT Rights Agreement has been amended (the "BT Rights Plan Amendment") as set forth on Exhibit A hereto. The BT Rights Agreement may not be further amended by BT during the term of this Agreement without the prior consent of CT in its sole discretion.

    (u) Material Contracts. Except as disclosed in the BT Filed SEC Documents, as of the date hereof, there are no contracts or agreements that are of a nature required to be filed as an exhibit under the Exchange Act and the rules and regulations promulgated thereunder. Neither BT nor any of its subsidiaries is in violation of nor in default under (nor does there exist any condition which upon the giving of notice or the passage of time or both would cause such a violation of or default under) any such material lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding to which it is a party or by which it is bound. BT is not aware of any facts or conditions with respect to any material contracts or agreements that would reasonably be expected to make BT or its subsidiaries liable for any material penalties or liquidated damages pursuant to the terms of such material contracts or agreements.

    (v) Intellectual Property. BT and its subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade secrets, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs which are material to the conduct of the business of BT and its subsidiaries taken as a whole (including any registrations or applications for registration of any of the foregoing, collectively, the "BT Intellectual Property"). Consummation of the Merger will not give rise to any termination rights or material damages or other penalties with respect to any BT Intellectual Property. Neither BT nor any such subsidiary has received any notice of infringement of or conflict with, and, to BT's knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any BT Intellectual Property that individually or in the aggregate, in either such case, would have a material adverse effect on BT. To the knowledge of BT, no person is infringing the rights of BT or any subsidiary with respect to any BT Intellectual Property that individually or in the aggregate would have a material adverse effect on BT. Neither BT nor any subsidiary has licensed, or otherwise granted, to any third party any material rights in or to any BT Intellectual Property (other than pursuant to customer agreements).

    (w) Customers. To the knowledge of BT, there are no facts, circumstances or conditions which exist that would reasonably be expected to result in the loss of any significant customer (as defined below). Section 3.01(w) of the BT Disclosure Schedule sets forth a true and complete list as of the date hereof of all the significant customers who have been delivered equipment by BT and its subsidiaries but which equipment has not yet been installed and which will not be installed within 60 days after the date hereof. For purposes of this Section 3.01(w), "significant customer" means any customer that has entered into one or more contracts, agreements, arrangements or understandings with BT or its subsidiaries, the aggregate anticipated benefits of which to BT and its subsidiaries equals or exceeds $10 million.

  SECTION 3.02. Representations and Warranties of CT. Except as disclosed in the CT Filed SEC Documents (as defined in Section 3.02(g)), and except as set forth on the Disclosure Schedule delivered by CT to BT prior to the execution of this Agreement (the "CT Disclosure Schedule") and making reference to the particular subsection of this Agreement to which exception is being taken, CT represents and warrants to BT as follows:

    (a) Organization, Standing and Corporate Power. Each of CT and its Significant Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its businesses as now being conducted. Each of CT and its Significant Subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its businesses or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate would not have a material adverse effect on CT. CT has made available to BT prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws as amended to the date hereof.

    (b) Subsidiaries. Exhibit 21 to CT's Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (the "CT Form 10-K") includes all the subsidiaries of CT which as of the date of this Agreement are Significant Subsidiaries. All the outstanding shares of capital stock of, or other equity interests in, each such Significant Subsidiary have been validly issued and are fully paid and nonassessable and are owned directly or indirectly by CT, free and clear of all Liens and free of any other restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests.

    (c) Capital Structure. The authorized capital stock of CT consists of 100,000,000 shares of CT Common Stock and 2,500,000 shares of preferred stock, par value $.01 per share, of CT ("CT Preferred Stock"). At the close of business on August 14, 1997, (i) 25,162,907 shares of CT Common Stock were issued and outstanding, (ii) no shares of CT Common Stock were held by CT in its treasury, (iii) 4,018,880 shares of CT Common Stock were reserved for issuance pursuant to the CT 1984 Incentive Stock Option Plan, the CT 1987 Stock Option Plan, the CT 1994 Stock Option Plan, the CT 1995 Stock Option Plan and the CT 1996 Stock Option Plan (such plans, collectively, the "CT Stock Plans", true and correct copies of which have been provided to BT), (iv) 2,513,661 shares of CT Common Stock were reserved for issuance upon conversion of CT's outstanding 5 3/4% Convertible Subordinated Debentures Due 2006 (the "Convertible Debentures") and (v) no shares of CT Preferred Stock have been designated or issued. Section 3.02(c) of the CT Disclosure Schedule sets forth a complete and correct list, as of August 14, 1997, of (I) the number of shares of CT Common Stock subject to employee stock options or other rights to purchase or receive CT Common Stock granted under the CT Stock Plans (collectively, "CT Stock Options"), listing, for the 20 persons holding the largest number of CT Stock Options, the name of the recipient, the date of grant, the number of options granted, the applicable vesting periods and the exercise prices thereof and
  (II) the aggregate number of shares of CT Common Stock subject to outstanding CT Stock Options. All outstanding shares of capital stock of CT are, and all shares which may be issued (including shares to be issued pursuant to the Merger or the BT Stock Options following the Merger) will be, when issued on the terms and conditions specified in the instruments pursuant to which they are issued, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights. Except (1) as set forth in this Section 3.02(c), (2) for changes since August 14, 1997, resulting from the issuance of shares of CT Common Stock pursuant to CT Stock Options or upon conversion of any of the Convertible Debentures or
  (3) for the issuance of CT capital stock in respect of any rights that may be granted to the extent CT adopts a shareholder rights agreement (any such agreement that may be adopted, the "CT Rights Agreement"), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of CT, (B) any securities of CT convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of CT, (C) any warrants, calls, options or other rights to acquire from CT, or any subsidiary of CT, and no obligation of CT or any subsidiary of CT, to issue, any capital stock, other voting securities or securities convertible into or exchangeable or exercisable for capital stock or other voting securities of CT and (y) there are not any outstanding obligations of CT or any subsidiary of CT to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. CT is not a party to any voting agreement with respect to the voting of any such securities. As of the close of business on August 14, 1997, there are no outstanding (A) securities of CT or any subsidiary of CT convertible into or exchangeable or exercisable for shares of capital stock or other voting securities or ownership interests in any subsidiary of CT, (B) warrants, calls, options or other rights to acquire from CT or any subsidiary of CT, and no obligation of CT or any subsidiary of CT to issue, any capital stock, other voting securities or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock, other voting securities or ownership interests in, any subsidiary of CT or (C) obligations of CT or any subsidiary of CT to repurchase, redeem or otherwise acquire any such outstanding securities of subsidiaries of CT or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. Other than the subsidiaries of CT listed in Exhibit 21 to the CT Form 10-K or in Section 3.02(c) of the CT Disclosure Schedule, CT does not own, directly or indirectly, any securities or other beneficial ownership interests in any entity. There are no material outstanding contractual obligations of CT or any subsidiary of CT to provide funds to, or make any investment (in the form of a loan, capital contribution or otherwise) in, any subsidiary of CT or any other person, other than guarantees by CT of any indebtedness of any subsidiary of CT.

    (d) Authority; Noncontravention. CT has all requisite corporate power and authority to enter into this Agreement and, subject to the CT Shareholder Approval (as defined in Section 3.02(l)), to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by CT and the consummation by CT of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of CT subject, in the case of this Agreement, to the CT Shareholder Approval. This Agreement has been duly executed and delivered by CT and, assuming the due authorization, execution and delivery by each of the other parties thereto, constitutes the legal, valid and binding obligation of CT, enforceable against CT in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of CT or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of CT or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise, license or similar authorization applicable to CT or any of its subsidiaries or any of their respective properties or assets or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to CT or any of its subsidiaries or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, defaults, rights, losses or Liens that individually or in the aggregate would not (x) have a material adverse effect on CT or (y) reasonably be expected to materially impair the ability of CT to perform its obligations under this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Entity is required by or with respect to CT or any of its subsidiaries in connection with the execution and delivery of this Agreement by CT or the consummation by CT of the transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by CT under the HSR Act and the Foreign Filings; (2) the filing with the SEC of (A) the Joint Proxy Statement relating to the CT Shareholders Meeting, (B) the Form S-4 and (C) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the transactions contemplated by this Agreement; (3) the filing of the Certificate of Merger with the Secretary of State of the State of New York and the State of Delaware and appropriate documents with the relevant authorities of other states in which CT is qualified to do business and such filings with Governmental Entities to satisfy the applicable requirements of state securities or "blue sky" laws; (4) such filings with and approvals of Nasdaq to permit the shares of CT Common Stock that are to be issued in the Merger to be approved for trading on Nasdaq; and (5) such consents, approvals, orders or authorizations the failure of which to be made or obtained individually or in the aggregate would not have a material adverse effect on CT.

    (e) SEC Documents; Undisclosed Liabilities. CT has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since January 1, 1996 (the "CT SEC Documents"). As of their respective dates, the CT SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such CT SEC Documents, and none of the CT SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any CT SEC Document has been revised or superseded by a later filed CT SEC Document, none of the CT SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of CT included in the CT SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with

  United States generally accepted accounting principles (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of CT and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year-end audit adjustments). Except (i) as reflected in such financial statements or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither CT nor any of its subsidiaries has any liabilities or obligations of any nature which individually or in the aggregate would have a material adverse effect on CT.

    (f) Information Supplied. None of the information supplied or to be supplied by CT specifically for inclusion or incorporation by reference in
  (i) the Form S-4 will, at the time the Form S-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Joint Proxy Statement will, at the date it is first mailed to CT's shareholders or at the time of the CT Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form S-4 and the Joint Proxy Statement will comply as to form in all material respects with the requirements of the Securities Act and the Exchange Act, respectively, and the rules and regulations thereunder, except that no representation or warranty is made by CT with respect to statements made or incorporated by reference therein based on information supplied by BT specifically for inclusion or incorporation by reference in the Form S-4 or the Joint Proxy Statement.

    (g) Absence of Certain Changes or Events. Except (1) as disclosed in the CT SEC Documents filed and publicly available prior to the date of this Agreement (as amended to the date of this Agreement, the "CT Filed SEC Documents") or (2) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, since December 31, 1996, CT and its subsidiaries have conducted their businesses only in the ordinary course, and there has not been (i) any material adverse change in CT, (ii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of CT's capital stock, (iii) any split, combination or reclassification of any of CT's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of CT's capital stock, (iv) (A) any granting by CT or any of its subsidiaries to any current or former director, executive officer or other key employee of CT or its subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in the ordinary course of business consistent with past practice or as was required under any employment agreements in effect as of the date of the most recent audited financial statements included in the CT Filed SEC Documents, (B) any granting by CT or any of its subsidiaries to any such current or former director, executive officer or other key employee of any increase in severance or termination pay, except as was required under any employment, severance or termination agreements in effect as of the date of the most recent audited financial statements included in the CT Filed SEC Documents, or (C) any entry by CT or any of its subsidiaries into, or any amendment of, any employment, deferred compensation, consulting, severance, termination or indemnification agreement with any such current or former director, executive officer or other key employee, (v) except insofar as may have been required by a change in United States generally accepted accounting principles, any change in accounting methods, principles or practices by CT materially affecting its assets, liabilities or businesses,
  (vi) any tax election that individually or in the aggregate would have a material adverse effect on CT or any of its tax attributes or any settlement or compromise of any material income tax liability, (vii) any waiver, settlement, assignment, release or compromise of any material claims or litigation or (viii) any revaluation in any material respect of any of CT's or its subsidiaries' assets, including writing down of inventory or writing-off of notes or accounts receivable other than in the ordinary course of business.

    (h) Compliance with Applicable Laws. CT and its subsidiaries hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities which are required for the operation of the businesses of CT and its subsidiaries (the "CT Permits"), except where the failure to have any such CT Permits individually or in the aggregate would not have a material adverse effect on CT. CT and its subsidiaries are in compliance with the terms of the CT Permits and all applicable statutes, laws, ordinances, rules and regulations, except where the failure so to comply individually or in the aggregate would not have a material adverse effect on CT. As of the date of this Agreement, except as disclosed in the CT Filed SEC Documents, no action, demand, requirement or investigation by any Governmental Entity with respect to CT or any of its subsidiaries or any of their respective properties is pending or, to the knowledge of CT, threatened, other than, in each case, those the outcome of which individually or in the aggregate would not (i) have a material adverse effect on CT or (ii) reasonably be expected to impair the ability of CT to perform its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement. This paragraph does not relate to environmental matters which are exclusively the subject of Section 3.02(s).

    (i) Absence of Changes in Benefit Plans. Since the date of the most recent audited financial statements included in the CT Filed SEC Documents, there has not been any adoption of, amendment of or agreement to amend in any material respect by CT or any of its subsidiaries any collective bargaining agreement or any material bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, vacation, severance, disability, death benefit, hospitalization, medical or other plan, arrangement or understanding providing benefits to any current or former director, officer or employee of CT or any subsidiary that, together with CT, would be considered a single employer under Section 414(b), (c) or (m) of the Code (collectively, the "CT Benefit Plans"), or any material change in any actuarial or other assumption used to calculate funding obligations with respect to any CT pension plans, or any change in the manner in which contributions to any CT pension plans are made or the basis on which such contributions are determined.

    (j) ERISA Compliance. (i) With respect to the CT Benefit Plans, no event has occurred and, to the knowledge of CT, there exists no condition or set of circumstances (excluding benefits paid in the ordinary course), in connection with which CT or any of its subsidiaries could be subject to any liability that individually or in the aggregate would have a material adverse effect on CT under ERISA, the Code or any other applicable law.

    (ii) Each CT Benefit Plan has been administered in accordance with its terms, except for any failures so to administer any CT Benefit Plan that individually or in the aggregate would not have a material adverse effect on CT. CT, its subsidiaries and all the CT Benefit Plans are in compliance with the applicable provisions of ERISA, the Code and all other applicable laws and the terms of all applicable collective bargaining agreements, except for any failures to be in such compliance that individually or in the aggregate would not have a material adverse effect on CT. Each CT Benefit Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS that it is so qualified and each trust established in connection with any CT Benefit Plan that is intended to be exempt from Federal income taxation under
  Section 501(a) of the Code has received a determination letter from the IRS that such trust is so exempt. To the knowledge of CT, no fact or event has occurred since that date of any determination letter from the IRS which is reasonably likely to affect adversely the qualified status of any such CT Benefit Plan or the exempt status of any such trust.

    (iii) Neither CT, any of its subsidiaries nor any entity required to be treated with CT as a single employer under Section 414 of the Code has incurred any liability under Title IV of ERISA (other than liability for premiums to the Pension Benefit Guaranty Corporation arising in the ordinary course). No CT Benefit Plan has incurred an "accumulated funding deficiency" (within the meaning of Section 302 of ERISA or Section 412 of the Code) whether or not waived. To the knowledge of CT, there are not any facts or circumstances that would materially change the funded status of any CT Benefit Plan that is a "defined benefit" plan (as defined in Section 3(35) of ERISA) since the date of the most recent actuarial report for such plan. No CT Benefit Plan is a "multiemployer plan" within the meaning of
  Section 3(37) of ERISA.

    (iv) Neither CT nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by CT or any of its subsidiaries and no collective bargaining agreement is being negotiated by CT or any of its subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against CT or any of its subsidiaries pending or, to the knowledge of CT, threatened which may interfere with the respective business activities of CT or any of its subsidiaries, except where such dispute, strike or work stoppage individually or in the aggregate would not have a material adverse effect on CT. As of the date of this Agreement, to the knowledge of CT, none of CT, any of its subsidiaries or any of their respective representatives or employees has committed any unfair labor practice in connection with the operation of the respective businesses of CT or any of its subsidiaries, and there is no charge or complaint against CT or any of its subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing.

    (v) No employee of CT will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any CT Benefit Plan as a result of the transactions contemplated by this Agreement. The deduction of any amount payable pursuant to any CT Benefit Plan will not be subject to disallowance under Section 280(G) of the Code.

    (k) Taxes. (i) Each of CT and its subsidiaries has filed all material tax returns and reports required to be filed by it and all such returns and reports are complete and correct in all material respects, or requests for extensions to file such returns or reports have been timely filed, granted and have not expired, except to the extent that such failures to file, to be complete or correct or to have extensions granted that remain in effect individually or in the aggregate would not have a material adverse effect on CT. CT and each of its subsidiaries has paid (or CT has paid on its behalf) all taxes shown as due on such returns, and the most recent financial statements contained in the CT Filed SEC Documents reflect an adequate reserve for all taxes payable by CT and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

    (ii) No deficiencies for any taxes have been proposed, asserted or assessed against CT or any of its subsidiaries that are not adequately reserved for in the most recent financial statements contained in the CT Filed SEC Documents, except for deficiencies that individually or in the aggregate would not have a material adverse effect on CT.

    (iii) Neither CT nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

    (l) Voting Requirements. The affirmative vote of the holders of two-thirds of the voting power of all outstanding shares of CT Common Stock, voting as a single class (with each share of CT Common Stock having one vote per share), at the CT Shareholders Meeting to adopt this Agreement (the "CT Shareholder Approval") is the only vote of the holders of any class or series of CT's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby.

    (m) State Takeover Statutes. The Board of Directors of CT has taken all actions so that the restrictions contained in Section 912 of the NYBCL applicable to a "business combination" (as defined in such Section 912) will not apply to the execution, delivery or performance of this Agreement or consummation of the Merger or the other transactions contemplated by this Agreement. To CT's knowledge, assuming the accuracy of Section 3.01(m), no other state takeover statute or similar statute or regulation is applicable to the Merger or the other transactions contemplated by this Agreement.

    (n) Accounting Matters. Neither CT nor, to CT's knowledge, any of its affiliates has taken or agreed to take any action that would prevent the business combination to be effected by the Merger to be accounted for as a pooling of interests.

    (o) Brokers. No broker, investment banker, financial advisor or other person, other than Salomon Brothers Inc ("Salomon Brothers"), the fees and expenses of which will be paid by CT, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of CT. CT has furnished to BT true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable.

    (p) Opinion of Financial Advisor. CT has received the opinion of Salomon Brothers, dated the date of this Agreement, to the effect that, as of such date, the Exchange Ratio is fair, from a financial point of view, to CT, a signed copy of which opinion has been delivered to BT.

    (q) Ownership of BT Common Stock. Except for shares owned by CT Benefit Plans, as of the date hereof, neither CT nor, to its knowledge, any of its affiliates, (i) beneficially owns (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, or (ii) is party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, shares of capital stock of BT.

    (r) Litigation. Except as disclosed in the CT Filed SEC Documents, there is no suit, claim, action, proceeding or investigation pending or threatened in writing against CT or any subsidiary of CT before any Governmental Entity which individually or in the aggregate would have a material adverse effect on CT. Except as disclosed in the CT Filed SEC Documents, neither CT nor any subsidiary of CT is subject to any outstanding order, writ, injunction or decree which individually or in the aggregate would have a material adverse effect on CT.

    (s) Environmental Matters. Except as disclosed in the CT Filed SEC
  Documents:

      (i) each of CT and its subsidiaries (A) is in compliance with all applicable Environmental Laws, (B) holds all Environmental Permits required for the operation of the businesses of CT and its subsidiaries as currently conducted and (C) is in compliance with such Environmental Permits, except in each case as would not individually or in the aggregate have a material adverse effect on CT;

      (ii) neither CT nor any subsidiary of CT has received any written request for information, or been notified that it is a potentially responsible party, under CERCLA or any similar state, local or foreign Environmental Law;


      (iii) neither CT nor any subsidiary of CT has entered into or agreed to any consent decree or order or is subject to any pending judgment, decree or judicial order relating to compliance with Environmental Laws, Environmental Permits or the investigation, sampling, monitoring, treatment, remediation, removal or cleanup of Hazardous Materials, and, to the best knowledge of CT, no investigation, litigation or other proceeding is pending or threatened in writing with respect thereto;

      (iv) to the best knowledge of CT, none of the real property owned, leased or operated by CT or any subsidiary of CT is listed or formally proposed for listing on the "National Priorities List" under CERCLA, as updated through the date hereof, or any similar state or foreign list of sites requiring investigation or cleanup; and

      (v) no Hazardous Material has been released by CT or, to CT's knowledge, by any other person at, or transported to or from, any real property currently or, to the best knowledge of CT, formerly owned or operated by CT or any subsidiary of CT, except as would not individually or in the aggregate have a material adverse effect on CT.

    (t) Material Contracts. Except as disclosed in the CT Filed SEC Documents, as of the date hereof, there are no contracts or agreements that are of a nature required to be filed as an exhibit under the Exchange Act and the rules and regulations promulgated thereunder. Neither CT nor any of its subsidiaries is in violation of nor in default under (nor does there exist any condition which upon the giving of notice or the passage of time or both would cause such a violation of or default under) any such material lease, permit, concession, franchise, license or any other material contract, agreement, arrangement or understanding to which it is a party or by which it is bound. CT is not aware of any facts or conditions with respect to any material contracts or agreements that would reasonably be expected to make CT or its subsidiaries liable for any material penalties or liquidated damages pursuant to the terms of such material contracts or agreements.

    (u) Intellectual Property. CT and its subsidiaries own, or are validly licensed or otherwise have the right to use, all patents, patent rights, trademarks, trademark rights, trade secrets, trade names, trade name rights, service marks, service mark rights, copyrights and other proprietary intellectual property rights and computer programs which are material to the conduct of the business of CT and its subsidiaries taken as a whole (including any registrations or applications for registration of any of the foregoing, collectively, the "CT Intellectual Property"). Consummation of the Merger will not give rise to any termination rights or material damages or other penalties with respect to any CT Intellectual Property. Neither CT nor any such subsidiary has received any notice of infringement of or conflict with, and, to CT's knowledge, there are no infringements of or conflicts with, the rights of others with respect to the use of any CT Intellectual Property that individually or in the aggregate, in either such case, would have a material adverse effect on CT. To the knowledge of CT, no person is infringing the rights of CT or any subsidiary with respect to any CT Intellectual Property that individually or in the aggregate would have a material adverse effect on CT. Neither CT nor any subsidiary has licensed, or otherwise granted, to any third party any material rights in or to any CT Intellectual Property (other than pursuant to customer agreements).

    (v) Customers. To the knowledge of CT, there are no facts, circumstances or conditions which exist that would reasonably be expected to result in the loss of any significant customer (as defined below). Section 3.02(v) of the CT Disclosure Schedule sets forth a true and complete list as of the date hereof of all the significant customers who have been delivered equipment by CT and its subsidiaries but which equipment has not yet been installed and which will not be installed within 60 days after the date hereof. For purposes of this Section 3.02(v), "significant customer" means any customer that has entered into one or more contracts, agreements, arrangements or understandings with CT or its subsidiaries, the aggregate anticipated benefits of which to CT and its subsidiaries equals or exceeds $10 million.

                                  ARTICLE IV

                   COVENANTS RELATING TO CONDUCT OF BUSINESS

  SECTION 4.01. Conduct of Business. (a) Conduct of Business by BT. Except as set forth in Section 4.01(a) of the BT Disclosure Schedule, as otherwise expressly contemplated by this Agreement or as consented to by CT, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, BT shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable material laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and use reasonable efforts to preserve their relationships with those persons having business dealings and their goodwill and ongoing businesses. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, BT shall not, and shall not permit any of its subsidiaries to:

    (i) other than dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned subsidiary of BT to its parent, or by a subsidiary that is partially owned by BT or any of its subsidiaries, provided that BT or any such subsidiary receives or is to receive its proportionate share thereof, (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of BT or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

    (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, other voting securities or convertible securities (other than the issuance of BT Common Stock (x) upon the exercise of BT Stock Options outstanding as of the date hereof in accordance with their present terms, (y) upon the exercise of the Warrants in accordance with their present terms or (z) in accordance with the BT Rights Agreement);

    (iii) except as contemplated hereby, amend its certificate of incorporation, by-laws or other comparable organizational documents;

    (iv) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitization), other than in the ordinary course of business consistent with past practice;

    (v) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof, except for purchases of inventory, supplies and other similar items in the ordinary course of business consistent with past practice;

    (vi) (y) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of BT or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for borrowings incurred in the ordinary course of business consistent with past practice and not in excess of $25 million at any one time outstanding, or (z) make any loans, advances or capital contributions to, or investments in, any other person, other than to BT or any direct or indirect subsidiary of BT or to officers and employees of BT or any of its subsidiaries for travel, business or relocation expenses in the ordinary course of business;

    (vii) make or agree to make any capital expenditure or capital expenditures in excess of $7 million in the aggregate in any 90-day period after the date hereof;

    (viii) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of BT included in the BT Filed SEC Documents, incurred since the date of such financial statements in the ordinary course of business consistent with past practice or which do not individually or in the aggregate have a material adverse effect on BT;

    (ix) except in the ordinary course of business or except as would not individually or in the aggregate have a material adverse effect on BT, modify, amend or terminate any material contract or agreement to which BT or any subsidiary of BT is a party or waive, release or assign any material rights or claims thereunder; or

    (x) authorize, or commit or agree to take, any of the foregoing actions (except for the execution of indemnification agreements contemplated by Section 5.07(2)).

  (b) Conduct of Business by CT. Except as set forth in Section 4.01(b) of the CT Disclosure Schedule, as otherwise expressly contemplated by this Agreement or as consented to by BT, such consent not to be unreasonably withheld or delayed, during the period from the date of this Agreement to the Effective Time, CT shall, and shall cause its subsidiaries to, carry on their respective businesses in the ordinary course consistent with past practice and in compliance in all material respects with all applicable material laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and use reasonable efforts to preserve their relationships with those persons having business dealings and their goodwill and ongoing businesses. Without limiting the generality of the foregoing (but subject to the above exceptions), during the period from the date of this Agreement to the Effective Time, CT shall not, and shall not permit any of its subsidiaries to:

    (i) other than dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned subsidiary of CT to its parent, or by a subsidiary that is partially owned by CT or any of its subsidiaries, provided that CT or any such subsidiary receives or is to receive its proportionate share thereof, (x) declare, set aside or pay any dividends on, or make any other distributions in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or (z) purchase, redeem or otherwise acquire any shares of capital stock of CT or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities;

    (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien any shares of its capital stock, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, other voting securities or convertible securities (other than the issuance of CT Common Stock (x) upon the exercise of CT Stock Options outstanding as of the date hereof in accordance with their present terms, (y) upon the conversion of the Convertible Debentures in accordance with their present terms or (z) in accordance with the CT Rights Agreement, if any);

    (iii) except as contemplated hereby, amend its certificate of incorporation, by-laws or other comparable organizational documents;

    (iv) (A) sell, lease, license, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitization), other than in the ordinary course of business consistent with past practice, or (B) acquire or agree to acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, limited liability company, partnership, joint venture, association or other business organization or division thereof, except for purchases of inventory, supplies and other similar items in the ordinary course of business consistent with past practice, in either case only to the extent such transaction referred to in clause (A) or (B) above would (x) be within the business operations of the CT Network Systems Division or (y) (1) be in excess of $70 million per transaction (or series of related transactions) or $100 million in the aggregate or (2) materially delay the consummation of the Merger;

    (v) (y) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of CT or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business consistent with past practice and not in excess of $25 million at any one time outstanding, or (z) make any loans, advances or capital contributions to, or investments in, any other person, other than to CT or any direct or indirect subsidiary of CT or to officers and employees of CT or any of its subsidiaries for travel, business or relocation expenses in the ordinary course of business;

    (vi) pay, discharge, settle or satisfy any material claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of liabilities reflected or reserved against in, or contemplated by, the most recent consolidated financial statements (or the notes thereto) of CT included in the CT Filed SEC Documents, incurred since the date of such financial statements in the ordinary course of business consistent with past practice or which do not individually or in the aggregate have a material adverse effect on CT;

    (vii) except in the ordinary course of business or except as would not individually or in the aggregate have a material adverse effect on CT, modify, amend or terminate any material contract or agreement to which CT or any subsidiary of CT is a party or waive, release or assign any material rights or claims thereunder; or

    (viii) authorize, or commit or agree to take, any of the foregoing actions.

  (c) Other Actions. Except as required by law, BT and CT shall not, and shall not permit any of their respective subsidiaries to, voluntarily take any action that would, or that could reasonably be expected to, result in (i) any of the representations and warranties of such party set forth in this Agreement that are qualified as to materiality becoming untrue at the Effective Time, (ii) any of such representations and warranties that are not so qualified becoming untrue in any material respect at the Effective Time or
(iii) any of the conditions to the Merger set forth in Article VI not being satisfied.

  (d) Advice of Changes. BT and CT shall promptly advise the other orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it to comply in any material respect with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) any change or event having, or which, insofar as can reasonably be foreseen, would have, individually or in the aggregate a material adverse effect on such party or on the truth of their respective representations and warranties or the ability of the conditions set forth in
Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement.

  SECTION 4.02. No Solicitation by BT. (a) BT shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any BT Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any BT Takeover Proposal; provided, however, that if, at any time prior to the date of the BT Stockholders Meeting (the "BT Applicable Period"), the Board of Directors of BT determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to BT's stockholders under applicable law, BT may, in response to a BT Superior Proposal (as defined in Section 4.02(b)) which was not solicited by it or which did not otherwise result from a breach of this Section 4.02(a), and subject to providing prior written notice of its decision to take such action to CT (the "BT Notice") and compliance with Section 4.02(c), (x) furnish information with respect to BT and its subsidiaries to any person making a BT Superior Proposal pursuant to a customary confidentiality agreement (as determined by BT after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such BT Superior Proposal. For purposes of this Agreement, "BT Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of BT and its subsidiaries, taken as a whole, or 15% or more of any class of equity securities of BT or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of BT or any of its subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving BT or any of its subsidiaries, other than the transactions contemplated by this Agreement.

  (b) Except as expressly permitted by this Section 4.02, neither the Board of Directors of BT nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to CT, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any BT Takeover Proposal, or (iii) cause BT to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "BT Acquisition Agreement") related to any BT Takeover Proposal. Notwithstanding the foregoing, in the event that during the BT Applicable Period the Board of Directors of BT determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to BT's stockholders under applicable law, the Board of Directors of BT may (subject to this and the following sentences) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause BT to enter into any BT Acquisition Agreement with respect to any BT Superior Proposal), but only at a time that is during the BT Applicable Period and is after the later of (x) the third business day following CT's receipt of written notice advising CT that the Board of Directors of BT is prepared to accept a BT Superior Proposal, specifying the material terms and conditions of such BT Superior Proposal and identifying the person making such BT Superior Proposal and (y) in the event of any amendment to the price or any material term of a BT Superior Proposal, one business day following CT's receipt of written notice containing the material terms of such amendment, including any change in price (it being understood that each further amendment to the price or any material terms of the BT Superior Proposal shall require an additional one business day period prior to which BT can take such action). For purposes of this Agreement, a "BT Superior Proposal" means any proposal made by a third party (i) to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of BT Common Stock then outstanding or all or substantially all the assets of BT,
(ii) that is otherwise on terms which the Board of Directors of BT determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to BT's stockholders than the Merger, (iii) for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of BT, is reasonably capable of being obtained by such third party and (iv) for which, in the good faith judgment of the Board of Directors of BT, no regulatory approvals are required, including antitrust approvals, that could not reasonably be expected to be obtained.

  (c) In addition to the obligations of BT set forth in paragraphs (a) and (b) of this Section 4.02, BT shall immediately advise CT orally and in writing of any request for information or of any BT Takeover Proposal, the material terms and conditions of such request or BT Takeover Proposal and the identity of the person making such request or BT Takeover Proposal. BT will keep CT reasonably informed of the status and details (including amendments or proposed amendments) of any such request or BT Takeover Proposal.

  (d) Nothing contained in this Section 4.02 shall prohibit BT from taking and disclosing to its stockholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to BT's stockholders if, in the good faith judgment of the Board of Directors of BT, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that neither BT nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a BT Takeover Proposal.

  SECTION 4.03. No Solicitation by CT. (a) CT shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes any CT Takeover Proposal (as defined below) or (ii) participate in any discussions or negotiations regarding any CT Takeover Proposal; provided, however, that if, at any time prior to the date of the CT Shareholders Meeting (the "CT Applicable Period"), the Board of Directors of CT determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to CT's shareholders under applicable law, CT may, in response to a CT Superior Proposal (as defined in Section 4.03(b)) which was not solicited by it or which did not otherwise result from a breach of this Section 4.03(a), and subject to providing prior written notice of its decision to take such action to BT (the "CT Notice") and compliance with Section 4.03(c), (x) furnish information with respect to CT and its subsidiaries to any person making a CT Superior

Proposal pursuant to a customary confidentiality agreement (as determined by CT after consultation with its outside counsel) and (y) participate in discussions or negotiations regarding such CT Superior Proposal. For purposes of this Agreement, "CT Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of a business that constitutes 15% or more of the net revenues, net income or the assets of CT and its subsidiaries, taken as a whole, or 15% or more of any class of equity securities of CT or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 15% or more of any class of equity securities of CT or any of its subsidiaries, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving CT or any of its subsidiaries, other than the transactions contemplated by this Agreement.

  (b) Except as expressly permitted by this Section 4.03, neither the Board of Directors of CT nor any committee thereof shall (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to BT, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend, any CT Takeover Proposal, or (iii) cause CT to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "CT Acquisition Agreement") related to any CT Takeover Proposal. Notwithstanding the foregoing, in the event that during the CT Applicable Period the Board of Directors of CT determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to comply with its fiduciary duties to CT's shareholders under applicable law, the Board of Directors of CT may (subject to this and the following sentences) terminate this Agreement (and concurrently with or after such termination, if it so chooses, cause CT to enter into any CT Acquisition Agreement with respect to any CT Superior Proposal), but only at a time that is during the CT Applicable Period and is after the later of (x) the third business day following BT's receipt of written notice advising BT that the Board of Directors of CT is prepared to accept a CT Superior Proposal, specifying the material terms and conditions of such CT Superior Proposal and identifying the person making such CT Superior Proposal and (y) in the event of any amendment to the price or any material term of a CT Superior Proposal, one business day following CT's receipt of written notice containing the material terms of such amendment, including any change in price (it being understood that each further amendment to the price or any material terms of the CT Superior Proposal shall require an additional one business day period prior to which CT can take such action). For purposes of this Agreement, a "CT Superior Proposal" means any proposal made by a third party (i) to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 50% of the combined voting power of the shares of CT Common Stock then outstanding or all or substantially all the assets of CT,
(ii) that is otherwise on terms which the Board of Directors of CT determines in its good faith judgment (based on the advice of a financial advisor of nationally recognized reputation) to be more favorable to CT's shareholders than the Merger, (iii) for which financing, to the extent required, is then committed or which, in the good faith judgment of the Board of Directors of CT, is reasonably capable of being obtained by such third party and (iv) for which, in the good faith judgment of the Board of Directors of CT, no regulatory approvals are required, including antitrust approvals, that could not reasonably be expected to be obtained.

  (c) In addition to the obligations of CT set forth in paragraphs (a) and (b) of this Section 4.03, CT shall immediately advise BT orally and in writing of any request for information or of any CT Takeover Proposal, the material terms and conditions of such request or CT Takeover Proposal and the identity of the person making such request or CT Takeover Proposal. CT will keep BT reasonably informed of the status and details (including amendments or proposed amendments) of any such request or CT Takeover Proposal.

  (d) Nothing contained in this Section 4.03 shall prohibit CT from taking and disclosing to its shareholders a position contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to CT's shareholders if, in the good faith judgment of the Board of Directors of CT, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that neither CT nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a CT Takeover Proposal.

                                   ARTICLE V

                             ADDITIONAL AGREEMENTS

  SECTION 5.01. Preparation of the Form S-4 and the Joint Proxy Statement; Stockholders Meetings. (a) As soon as practicable following the date of this Agreement, BT and CT shall prepare and file with the SEC the Joint Proxy Statement and CT shall prepare and file with the SEC the Form S-4, in which the Joint Proxy Statement will be included as a prospectus. Each of BT and CT shall use best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. BT will use all best efforts to cause the Joint Proxy Statement to be mailed to BT's stockholders, and CT will use all best efforts to cause the Joint Proxy Statement to be mailed to CT's shareholders, in each case as promptly as practicable after the Form S-4 is declared effective under the Securities Act. CT shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of CT Common Stock in the Merger and BT shall furnish all information concerning BT and the holders of BT Common Stock as may be reasonably requested in connection with any such action. No filing of, or amendment or supplement to, the Form S-4 or the Joint Proxy Statement will be made by CT without providing BT the opportunity to review and comment thereon. CT will advise BT, promptly after it receives notice thereof, of the time when the Form S-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the CT Common Stock issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Joint Proxy Statement or the Form S-4 or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to BT or CT, or any of their respective affiliates, officers or directors, should be discovered by BT or CT which should be set forth in an amendment or supplement to the Form S-4 or the Joint Proxy Statement, so that either of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of BT and CT.

  (b) BT shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its stockholders (the "BT Stockholders Meeting") for the purpose of obtaining the BT Stockholder Approval and shall, through its Board of Directors, recommend to its stockholders the approval and adoption of this Agreement, the Merger and the other transactions contemplated hereby. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to
Section 4.02(b), BT agrees that its obligations pursuant to the first sentence of this Section 5.01(b) shall not be affected by the commencement, public proposal, public disclosure or communication to BT of any BT Takeover Proposal.

  (c) CT shall, as soon as practicable following the date of this Agreement, duly call, give notice of, convene and hold a meeting of its shareholders (the "CT Shareholders Meeting") for the purpose of obtaining the CT Shareholder Approval and shall, through its Board of Directors, recommend to its shareholders the approval of the issuance of CT Common Stock pursuant to the Merger. Without limiting the generality of the foregoing but subject to its rights to terminate this Agreement pursuant to Section 4.03(b), CT agrees that its obligations pursuant to the first sentence of this Section 5.01(c) shall not be affected by the commencement, public proposal, public disclosure or commencement to CT of any CT Takeover Proposal.

  (d) CT and BT will use best efforts to hold the BT Stockholders Meeting and the CT Shareholders Meeting on the same date and as soon as practicable after the date hereof. Each of BT and CT has hired or will hire a proxy solicitation firm to assist it in obtaining the BT Stockholder Approval and the CT Shareholder Approval, respectively.

  SECTION 5.02. Letters of BT's Accountants. (a) BT shall use best efforts to cause to be delivered to CT two letters from Coopers & Lybrand L.L.P., BT's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to CT, in form and substance reasonably satisfactory to CT and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

  (b) BT shall use best efforts to cause to be delivered to CT a letter from Coopers & Lybrand L.L.P., BT's independent accountants, addressed to CT and BT, dated as of the Closing Date, stating that the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

  SECTION 5.03. Letters of CT's Accountants. (a) CT shall use best efforts to cause to be delivered to BT two letters from Deloitte & Touche LLP, CT's independent accountants, one dated a date within two business days before the date on which the Form S-4 shall become effective and one dated a date within two business days before the Closing Date, each addressed to BT, in form and substance reasonably satisfactory to BT and customary in scope and substance for comfort letters delivered by independent public accountants in connection with registration statements similar to the Form S-4.

  (b) CT shall use best efforts to cause to be delivered to BT a letter from Deloitte & Touche LLP, CT's independent accountants, addressed to BT and CT, dated as of the Closing Date, stating that the Merger will qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

  SECTION 5.04. Access to Information; Confidentiality. Subject to the Confidentiality Agreement dated June 3, 1997, between CT and BT (the "Confidentiality Agreement"), each of BT and CT shall, and shall cause each of its respective subsidiaries to, afford to the other party and to the officers, employees, accountants, counsel, financial advisors and other representatives of such other party, reasonable access during normal business hours during the period prior to the Effective Time to all their respective properties, books, contracts, commitments, personnel and records and, during such period, each of BT and CT shall, and shall cause each of its respective subsidiaries to, furnish promptly to the other party (a) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and (b) all other information concerning its businesses, properties and personnel as such other party may reasonably request. No review pursuant to this Section 5.04 shall have an effect for the purpose of determining the accuracy of any representation or warranty given by either party hereto to the other party hereto. Each of BT and CT will hold, and will cause its respective officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

  SECTION 5.05. Best Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement, including (i) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity, (ii) the obtaining of all necessary consents, approvals or waivers from third parties, (iii) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the consummation of the transactions contemplated by this Agreement, including seeking to have any stay or temporary restraining order entered by any court or other

Governmental Entity vacated or reversed, (iv) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and
(v) the responding to any request for additional information or documentation under 12 C.F.R. (S)803.20. Nothing set forth in this Section 5.05(a) shall require BT or CT to agree to anything prohibiting or limiting the ownership or operation by BT or CT and their respective subsidiaries of any material portion of the businesses or assets of BT and CT and their respective subsidiaries taken as a whole, or compelling BT or CT and their respective subsidiaries to dispose of or hold separate any material portion of the businesses or assets of BT or CT taken as a whole.

  (b) In connection with and without limiting the foregoing, BT and CT shall
(i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement or any of the other transactions contemplated by this Agreement and
(ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement or any other transaction contemplated by this Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement.

  SECTION 5.06. Stock Options, etc. (a) As soon as practicable following the date of this Agreement, the Board of Directors of BT (or, if appropriate, any committee administering the BT Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

    (i) adjust the terms of all outstanding BT Stock Options granted under BT Stock Plans and the Warrants, in each case whether vested or unvested, as necessary to provide that, at the Effective Time, each BT Stock Option and each Warrant outstanding immediately prior to the Effective Time shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under such BT Stock Option or such Warrant the same number of shares of CT Common Stock as the holder of such BT Stock Option or such Warrant would have been entitled to receive pursuant to the Merger had such holder exercised such BT Stock Option or such Warrant in full immediately prior to the Effective Time (rounding down to the nearest whole share), at a price per share of CT Common Stock equal to (A) the aggregate exercise price for the shares of BT Common Stock otherwise purchasable pursuant to such BT Stock Option or such Warrant divided by (B) the aggregate number of shares of CT Common Stock deemed purchasable pursuant to such BT Stock Option (each, as so adjusted, an "Adjusted Option") or such Warrant; provided that such exercise price shall be rounded up to the nearest whole cent; and

    (ii) make such other changes to the BT Stock Plans as BT and CT may agree are appropriate to give effect to the Merger.

  (b) The adjustments provided herein with respect to any BT Stock Options which are "incentive stock options" as defined in Section 422 of the Code shall be and are intended to be effected in a manner which is consistent with
Section 424(a) of the Code.

  (c) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, CT shall assume the BT Stock Plans and the Warrants, with the result that all obligations of BT under the BT Stock Plans and the Warrants, including with respect to BT Stock Options outstanding at the Effective Time under each BT Stock Plan, shall be obligations of CT following the Effective Time. CT shall take all corporate action necessary to reserve for issuance a sufficient number of shares of CT Common Stock for delivery under the Adjusted Options and the Warrants.

  (d) No later than the Effective Time, CT shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of shares of CT Common Stock equal to the number of shares subject to the Adjusted Options. Such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) at least for so long as any Adjusted Options may remain outstanding.

  (e) As soon as practicable after the Effective Time, CT shall deliver to the holders of BT Stock Options and Warrants and to participants in the BT Stock Purchase Plan appropriate notices setting forth such holders' rights pursuant to the respective BT Stock Plans, the Warrants and the BT Stock Purchase Plan and the agreements, if any, evidencing the grants of such BT Stock Options or Warrants, and that, in the case of such BT Stock Options and Warrants, such BT Stock Options and Warrants and agreements shall be assumed by CT and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.06 after giving effect to the Merger).

  (f) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by delivering a properly executed notice of exercise to CT, together with the consideration therefor and the Federal withholding tax information, if any, required in accordance with the related BT Stock Plan.

  (g) At the Effective Time, by virtue of the Merger and without the need of any further corporate action, the Surviving Corporation shall assume the BT Severance Plan in accordance with Section 6 thereof, with the result that all obligations of BT under the BT Severance Plan shall be obligations of the Surviving Corporation following the Effective Time.

  (h) The Board of Directors of BT (or, if appropriate, any committee administering the BT Stock Purchase Plan) shall adopt such resolutions or take such other actions as may be required to, following the expiration of the current offering under the BT Stock Purchase Plan, cause no further offerings to be made thereunder and no further payroll deductions to be accepted thereunder. At the Effective Time, by virtue of the Merger and without the need of any further corporate action but subject to Section 2.02(j), the BT Stock Purchase Plan will be terminated. All employees of BT shall be eligible to participate in any broad-based employee stock purchase plan of CT in effect at any time within three years following the Merger, on the same terms as employees of CT.

  (i) CT shall administer each Adjusted Option and each BT Stock Plan in a manner that (i) complies with Rule 16b-3 under the Exchange Act, with respect to Adjusted Options held by any person who will be subject to the reporting requirements under Section 16(a) of the Exchange Act with respect to the Surviving Corporation after the Merger and (ii) ensures that Adjusted Options that are intended to qualify as "incentive stock options" as defined in
Section 422 of the Code will continue to qualify as such following the Merger.

  (j) After the Effective Time, former executive officers of BT who become officers or employees of the Surviving Corporation shall be treated as senior managerial personnel of CT in determining their eligibility to receive CT Stock Options under the CT Stock Plans.

  (k) After the Effective Time, former employees of BT and its subsidiaries shall receive credit (solely for eligibility, vesting and similar purposes) under all current and future CT Benefit Plans for all service with BT and its subsidiaries prior to the Effective Time.

  SECTION 5.07. Indemnification, Exculpation and Insurance. (a) CT agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of BT and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) shall survive the Merger and shall continue in full force and effect in accordance with their terms. As soon as practicable following the date hereof, BT shall enter into indemnification agreements substantially in the form of Exhibit B hereto with each officer and director of BT, and as of the Effective Time, CT shall assume the obligations under each such indemnification agreement. In addition, from and after the Effective Time, directors and officers of BT who become directors or officers of CT will be entitled to the same indemnity and exculpation rights and protections, and directors and officers liability insurance, as are afforded to other directors and officers of CT.

  (b) In the event that CT or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision will be made so that the successors and assigns of CT assume the obligations set forth in this
Section 5.07.

  (c) For five years after the Effective Time, CT shall maintain in effect BT's current directors' and officers' liability insurance covering acts or omissions occurring prior to the Effective Time with respect to those persons who are currently covered by BT's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof; provided, that in satisfying its obligation under this Section 5.07(c) CT shall not be obligated to pay premiums in excess of 150% of the amount per annum BT paid in its last full fiscal year (which 150% premium BT represents to be $617,500), but shall in such case be obligated to provide such coverage as may be obtained for such 150% premium.

  (d) The provisions of this Section 5.07 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives, (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise and (iii) may not be amended or repealed without the written consent of any affected indemnified party.

  SECTION 5.08. Fees and Expenses. (a) Except as provided in this Section 5.08, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of CT and BT shall bear and pay one-half of the costs and expenses (other than attorney's fees) incurred in connection with
(i) the filing, printing and mailing of the Form S-4 and the Joint Proxy Statement (including SEC filing fees) and (ii) the filings of the premerger notification and report forms under the HSR Act (including filing fees). CT shall file any return with respect to, and shall pay, any state or local taxes (including any penalties or interest with respect thereto), if any, which are attributable to the transfer of the beneficial ownership of BT's real property (collectively, the "Real Estate Transfer Taxes") as a result of the Merger. Upon the reasonable request of CT, BT shall cooperate with CT in the filing of such returns including, in the case of BT, supplying in a timely manner a complete list of all real property interests held by BT and any information with respect to such property that is reasonably necessary to complete such returns. The fair market value of any real property of BT subject to the Real Estate Transfer Taxes shall be as agreed to between CT and BT.

  (b) In the event that (i) a BT Takeover Proposal has been made directly to the stockholders of BT generally or shall have otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make a BT Takeover Proposal and thereafter this Agreement is terminated by either CT or BT pursuant to Section 7.01(b)(i) or Section 7.01(b)(ii) or (ii) this Agreement is terminated by BT pursuant to Section 7.01(f), then BT shall promptly, but in no event later than two days after the date of such termination, pay CT a fee equal to the sum of $50 million (the "Termination Fee") and the CT Out-of-Pocket Expenses, payable by wire transfer of same day funds; provided, however, that no Termination Fee or CT Out-of-Pocket Expenses shall be payable to CT pursuant to clause (i) of this paragraph (b) unless and until within 12 months of such termination BT or any of its subsidiaries enters into any BT Acquisition Agreement or consummates any BT Takeover Proposal (for the purposes of the foregoing proviso the terms "BT Acquisition Agreement" and "BT Takeover Proposal" shall have the meanings assigned to such terms in Section 4.02 except that the references to 15% in the definition of "BT Takeover Proposal" in Section 4.02(a) shall be deemed to be references to 35% and "BT Takeover Proposal" shall only be deemed to refer to a transaction involving BT, or with respect to assets (including the shares of any subsidiary), BT and its subsidiaries, taken as a whole, and not any of its subsidiaries alone), in which event the Termination Fee and CT Out-of-Pocket Expenses shall be payable upon the first to occur of such events. "CT Out-of-Pocket Expenses" means the lesser of (A) all documented out-of-pocket expenses and fees incurred by CT (including fees and expenses payable to all legal, accounting, financial, public relations and other professional advisers) arising out of, in connection with or related to this Agreement and the transactions contemplated hereby and (B) $5 million. BT acknowledges that the agreements contained in this Section 5.08(b) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, CT would not enter into this Agreement; accordingly, if BT fails promptly to pay the amount due pursuant to this Section 5.08(b), and, in order to obtain such payment, CT commences a suit which results in a judgment against BT for the fee set forth in this Section 5.08(b), BT shall pay to CT its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

  (c) In the event that (i) a CT Takeover Proposal has been made directly to the shareholders of CT generally or shall have otherwise become publicly known or any person shall have publicly announced an intention (whether or not conditional) to make a CT Takeover Proposal and thereafter this Agreement is terminated by either CT or BT pursuant to Section 7.01(b)(i) or Section 7.01(b)(iii) or (ii) this Agreement is terminated by CT pursuant to Section 7.01(d), then CT shall promptly, but in no event later than two days after the date of such termination, pay BT a fee equal to the sum of the Termination Fee and the BT Out-of-Pocket Expenses, payable by wire transfer of same day funds; provided, however, that no Termination Fee or BT Out-of-Pocket Expenses shall be payable to BT pursuant to clause (i) of this paragraph (c) unless and until within 12 months of such termination CT or any of its subsidiaries enters into any CT Acquisition Agreement or consummates any CT Takeover Proposal (for the purposes of the foregoing proviso the terms "CT Acquisition Agreement" and "CT Takeover Proposal" shall have the meanings assigned to such terms in Section
4.03 except that the references to 15% in the definition of "CT Takeover Proposal" in Section 4.03(a) shall be deemed to be references to 35% and "CT Takeover Proposal" shall only be deemed to refer to a transaction involving CT, or with respect to assets (including the shares of any subsidiary), CT and its subsidiaries, taken as a whole, and not any of its subsidiaries alone), in which event the Termination Fee and BT Out-of-Pocket Expenses shall be payable upon the first to occur of such events. "BT Out-of-Pocket Expenses" means the lesser of (A) all documented out-of-pocket expenses and fees incurred by BT (including fees and expenses payable to all legal, accounting, financial, public relations and other professional advisers) arising out of, in connection with or related to this Agreement and the transactions contemplated hereby and (B) $5 million. CT acknowledges that the agreements contained in this Section 5.08(c) are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, BT would not enter into this Agreement; accordingly, if CT fails promptly to pay the amount due pursuant to this Section 5.08(c), and, in order to obtain such payment, BT commences a suit which results in a judgment against CT for the fee set forth in this Section 5.08(c), CT shall pay to BT its costs and expenses (including attorneys' fees and expenses) in connection with such suit, together with interest on the amount of the fee at the prime rate of Citibank N.A. in effect on the date such payment was required to be made.

  SECTION 5.09. Public Announcements. CT, on the one hand, and BT, on the other hand, will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, court process or by obligations pursuant to any listing agreement with any national securities exchange or quotation system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement shall be in the form heretofore agreed to by the parties.

  SECTION 5.10. Affiliates. As soon as practicable after the date hereof, BT shall deliver to CT a letter identifying all persons who are, at the time this Agreement is submitted for adoption by the stockholders of BT, "affiliates" of BT for purposes of Rule 145 under the Securities Act or for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations. BT shall use best efforts to cause each such person to deliver to CT as of the Closing Date, a written agreement substantially in the form attached as Exhibit C. CT shall use best efforts to cause all persons who are "affiliates" of CT for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations to comply with the fourth paragraph of Exhibit C.

  SECTION 5.11. Stock Exchange Listing. CT shall use best efforts to cause the shares of CT Common Stock to be issued in the Merger to be approved for trading on Nasdaq, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

  SECTION 5.12. Stockholder Litigation. Each of BT and CT shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against BT or CT, as applicable, and its directors relating to the transactions contemplated by this Agreement.

  SECTION 5.13. Tax Treatment. Each of CT and BT shall use best efforts to cause the Merger to qualify as a reorganization under the provisions of
Section 368 of the Code and to obtain the opinions of counsel referred to in Sections 6.02(c) and 6.03(c).

  SECTION 5.14. Pooling of Interests. Each of BT and CT shall use best efforts to cause the transactions contemplated by this Agreement, including the Merger, to be accounted for as a pooling of interests under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, and such accounting treatment to be accepted by each of BT's and CT's independent certified public accountants, and by the SEC, respectively, and each of BT and CT agrees that it shall voluntarily take no action that would cause such accounting treatment not to be obtained.

  SECTION 5.15. BT Rights Agreement. The Board of Directors of BT shall take all further action (in addition to that referred to in Section 3.01(t)) reasonably requested in writing by CT in order to render the BT Rights inapplicable to the Merger and the other transactions contemplated by this Agreement to the extent provided herein and in the BT Rights Plan Amendment. Except as provided above with respect to the Merger and the other transactions contemplated by this Agreement, during the term of this Agreement the Board of Directors of BT shall not, without the consent of CT (a) amend the BT Rights Agreement or (b) take any action with respect to, or make any determination under, the BT Rights Agreement, including a redemption of the BT Rights or any action to facilitate a BT Takeover Proposal.

  SECTION 5.16. Standstill Agreements; Confidentiality Agreements. During the period from the date of this Agreement through the Effective Time, neither BT nor CT shall terminate, amend, modify or waive any provision of any confidentiality or standstill agreement to which it or any of its respective subsidiaries is a party other than confidentiality agreements entered into in the ordinary course of business in connection with customer, licensing or other technology transfer arrangements. During such period, BT or CT, as the case may be, shall enforce, to the fullest extent permitted under applicable law, the provisions of any such agreement, including by obtaining injunctions to prevent any breaches of such agreements and to enforce specifically the terms and provisions thereof in any court of the United States of America or of any state having jurisdiction.

                                  ARTICLE VI

                             CONDITIONS PRECEDENT

  SECTION 6.01. Conditions to Each Party's Obligation to Effect the
Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

    (a) Stockholder Approvals. Each of the BT Stockholder Approval and the CT Shareholder Approval shall have been obtained.

    (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired.

    (c) No Injunctions or Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect (i) preventing the consummation of the Merger, (ii) prohibiting or limiting the ownership or operation by BT or CT and their respective subsidiaries of any material portion of the businesses or assets of BT or CT and their respective subsidiaries taken as a whole, or compelling BT or CT and their respective subsidiaries to dispose of or hold separate any material portion of the businesses or assets of BT or CT and their respective subsidiaries taken as a whole, as a result of the Merger or any of the other transactions contemplated by this Agreement or
  (iii) which otherwise is reasonably likely to have a material adverse effect on BT or CT, as applicable; provided, however, that each of the parties shall have used its best efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

    (d) Form S-4. The Form S-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

    (e) Nasdaq Listing. The shares of CT Common Stock issuable to BT's stockholders pursuant to this Agreement shall have been approved for trading on Nasdaq, subject to official notice of issuance.

    (f) Pooling Letters. CT and BT shall have received letters from each of Deloitte & Touche LLP and Coopers & Lybrand L.L.P., dated as of the Closing Date, in each case addressed to CT and BT, stating in substance that they know of no reason why the Merger will not qualify as a pooling of interests transaction under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations.

  SECTION 6.02. Conditions to Obligations of CT. The obligation of CT to effect the Merger is further subject to satisfaction or waiver of the following conditions:

    (a) Representations and Warranties. The representations and warranties of BT set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of BT set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such date).

    (b) Performance of Obligations of BT. BT shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

    (c) Tax Opinions. CT shall have received from Cravath, Swaine & Moore, counsel to CT, on the Closing Date, an opinion dated as of such date and stating that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that CT and BT will each be a party to that reorganization within the meaning of
  Section 368(b) of the Code. In rendering such opinion, counsel for CT shall be entitled to rely upon representations of officers of CT and BT and stockholders of BT substantially in the form of Exhibits D, E and F.

    (d) No Material Adverse Change. At any time after the date of this Agreement, there shall not have occurred any material adverse change relating to BT.

  SECTION 6.03. Conditions to Obligations of BT. The obligation of BT to effect the Merger is further subject to satisfaction or waiver of the following conditions:

    (a) Representations and Warranties. The representations and warranties of CT set forth in this Agreement that are qualified as to materiality shall be true and correct, and the representations and warranties of CT set forth in this Agreement that are not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement and as of the Closing Date as though made on and as of the Closing Date, except to the extent such representations and warranties expressly relate to an earlier date (in which case as of such date).

    (b) Performance of Obligations of CT. CT shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date.

    (c) Tax Opinions. BT shall have received from Hale and Dorr LLP, counsel to BT, on the Closing Date, an opinion dated as of such date and stating that the Merger will be treated for Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code and that CT and BT will each be a party to that reorganization within the meaning of
  Section 368(b) of the Code. In rendering such opinion, counsel for BT shall be entitled to rely upon representations of officers of CT and BT and stockholders of BT substantially in the form of Exhibits D, E and F.

    (d) No Material Adverse Change. At any time after the date of this Agreement, there shall not have occurred any material adverse change relating to CT.

  SECTION 6.04. Frustration of Closing Conditions. Neither CT nor BT may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use best efforts to consummate the Merger and the other transactions contemplated by this Agreement, as required by and subject to
Section 5.05.

                                  ARTICLE VII

                       TERMINATION, AMENDMENT AND WAIVER

  SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time (by written notice by the terminating party to the other party), whether before or after the BT Stockholder Approval or the CT Shareholder Approval have been obtained:

    (a) by mutual written consent of CT and BT;

    (b) by either CT or BT:

      (i) if the Merger shall not have been consummated by February 28, 1998; provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this Agreement results in the failure of the Merger to be consummated by such time;

      (ii) if the BT Stockholder Approval shall not have been obtained at a BT Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof;

      (iii) if the CT Shareholder Approval shall not have been obtained at a CT Shareholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

      (iv) if any Restraint having any of the effects set forth in Section 6.01(c) shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(b)(iv) shall have used best efforts to prevent the entry of and to remove such Restraint;

    (c) by CT, if BT shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
  (A) would give rise to the failure of a condition set forth in Section 6.02(a) or (b), and (B) is incapable of being cured by BT or is not cured within 30 days of notice of such breach or failure;

    (d) by CT in accordance with Section 4.03(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (d) to be deemed effective, CT shall have complied with all provisions contained in
  Section 4.03, including the notice provisions therein, and with applicable requirements, including the payment of the Termination Fee and BT Out-of-Pocket Expenses, of Section 5.08;

    (e) by BT, if CT shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform
  (A) would give rise to the failure of a condition set forth in Section 6.03(a) or (b), and (B) is incapable of being cured by CT or is not cured within 30 days of notice of such breach or failure; or

    (f) by BT in accordance with Section 4.02(b); provided that, in order for the termination of this Agreement pursuant to this paragraph (f) to be deemed effective, BT shall have complied with all provisions of Section 4.02, including the notice provisions therein, and with applicable requirements, including the payment of the Termination Fee and CT Out-of-Pocket Expenses, of Section 5.08.

  SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either BT or CT as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of CT or BT, other than the provisions of Section 3.01(o), Section 3.02(o), the last sentence of Section 5.04, Section 5.08, this Section 7.02 and Article VIII, which provisions will survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

  SECTION 7.03. Amendment. This Agreement may be amended by the parties at any time before or after the BT Stockholder Approval or the CT Shareholder Approval have been obtained; provided, however, that after any such approval has been obtained, there shall not be made any amendment that by law requires further approval by the stockholders of BT or CT without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

  SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso of Section 7.03, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

  SECTION 7.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to
Section 7.04 shall, in order to be effective, require, in the case of CT or BT, action by its Board of Directors or, with respect to any amendment to this Agreement, the duly authorized committee of its Board of Directors to the extent permitted by law.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

  SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

  SECTION 8.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

  (a)if to CT, to

    Comverse Technology, Inc.
    170 Crossways Park Drive
    Woodbury, NY 11797

    Telecopy No.: (516) 677-7323

    Attention: Mr. Kobi Alexander

    with a copy to:

    Cravath, Swaine & Moore
    Worldwide Plaza
    825 Eighth Avenue
    New York, NY 10019
    Telecopy No.: (212) 474-3700

    Attention: Allen Finkelson; and

  (b)if to BT, to

    Boston Technology, Inc.
    100 Quannapowitt Parkway
    Wakefield, MA 01880

    Telecopy No.: (617) 245-6757

    Attention: Mr. Francis E. Girard

    with a copy to:

    Hale and Dorr LLP
    60 State Street
    Boston, MA 02109

    Telecopy No.: (617) 526-5000

    Attention: John A. Burgess

  SECTION 8.03. Definitions. For purposes of this Agreement:

    (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

    (b) "material adverse change" or "material adverse effect" means, when used in connection with BT or CT, any change, effect, event, occurrence or state of facts that is, or would reasonably be expected to be, materially adverse to the business, financial condition or results of operations of such party and its subsidiaries taken as a whole other than any change, effect, event or occurrence relating to (i) the economy or securities markets in general, (ii) any outbreak or escalation of hostilities in the Middle East, (iii) this Agreement or the transactions contemplated hereby or the announcement thereof (including any impact on employees, vendors or customers resulting therefrom) or (iv) the telecommunications systems and equipment industry in general, and not specifically relating to BT or CT or their respective subsidiaries, and the terms "material" and "materially" have correlative meanings;

    (c) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity;

    (d) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person; and

    (e) "knowledge" of any person which is not an individual means the knowledge of such person's executive officers after reasonable inquiry.

  SECTION 8.04. Interpretation. When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

  SECTION 8.05. Counterparts. This Agreement and any amendment or waiver hereto may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

  SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein) and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II, Section 5.06 and Section 5.07, are not intended to confer upon any person other than the parties any rights or remedies.

  SECTION 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

  SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by either of the parties hereto without the prior written consent of the other party. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

  SECTION 8.09. Enforcement. The parties agree that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court.

  SECTION 8.10. WAIVER OF JURY TRIAL. EACH OF BT AND CT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

  SECTION 8.11. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

  IN WITNESS WHEREOF, CT and BT have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.

                                          Comverse Technology, Inc.,

                                          by /s/ Kobi Alexander
                                          -------------------------------
                                            Name:Kobi Alexander
                                            Title:
                                                 President, Chief Executive
                                                 Officer
                                                 and Chairman of the Board of
                                                 Directors

                                          Boston Technology, Inc.

                                          by /s/ Francis E. Girard
                                          -------------------------------
                                            Name:Francis E. Girard
                                            Title:
                                                 President and Chief
                                                 Executive Officer

                                                                      EXHIBIT A
                                                        TO THE MERGER AGREEMENT

                      AMENDMENT NO. 2 TO RIGHTS AGREEMENT

      This AMENDMENT NO. 2 TO RIGHTS AGREEMENT (the "Amendment") is entered into as of the 20th day of August, 1997 between Boston Technology, Inc., a Delaware corporation (the "Company"), and State Street Bank & Trust Company, a national banking association (the "Rights Agent"). Capitalized terms not otherwise defined herein shall have the meanings given them in the Rights Agreement by and between the parties hereto.

                                   RECITALS

  WHEREAS, the Board of Directors has determined that it is in the best interests of the Company to amend the Rights Agreement as set forth herein prior to and in connection with the execution of that certain Agreement and Plan of Merger dated as of August 20, 1997, as the same may be amended from time to time (the "Merger Agreement"), between Comverse Technology, Inc., a New York corporation ("Comverse"), and the Company (pursuant to which Merger Agreement, among other things, the Company shall merge with and into Comverse (the "Merger")).

  WHEREAS, the Company has requested that the Rights Agreement be amended in accordance with Section 26 of the Rights Agreement, as set forth herein, and the Rights Agent is willing to amend the Rights Agreement as set forth herein.

                                   AGREEMENT

  NOW, THEREFORE, the parties, intending to be legally bound, hereby agree as follows:

  1. Section 7(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

    "(a) Subject to Section 7(e) hereof, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c), Section 11(a)(iii) and Section 23(a) hereof) in whole or in part at any time after the Distribution Date upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the office of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of Units (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) the Final Expiration Date, (ii) the time at which the Rights are redeemed as provided in Section 23 hereof, or (iii) immediately prior to the Effective Time, as defined in the Agreement and Plan of Merger dated as of August 20, 1997, as the same may be amended from time to time, between Comverse Technology, Inc., a New York corporation ("Comverse"), and the Company (the "Merger Agreement"), pursuant to which Merger Agreement, among other things, the Company shall merge with and into Comverse (the "Merger") (the earlier of (i), (ii) and (iii) being herein referred to as the "Expiration Date")."

  2. Section 34 of the Rights Agreement is hereby added as follows:

    "Section 34. Comverse Transaction. Notwithstanding any provision of this Rights Agreement to the contrary, no Distribution Date, Stock Acquisition Date or Triggering Event shall be deemed to have occurred, neither Comverse nor any Affiliate or Associate of Comverse shall be deemed to have become an

  Acquiring Person and no holder of Rights shall be entitled to exercise such Rights under or be entitled to any rights pursuant to Section 7(a), 11(a) or 13(a) of this Rights Agreement by reason of (x) the approval, execution, delivery or effectiveness of the Merger Agreement or (y) the consummation of the transactions contemplated under the Merger Agreement in accordance with the terms thereof, (including, without limitation, the consummation of the Merger)."

  3. Except as amended hereby, the Rights Agreement shall remain unchanged and shall remain in full force and effect.

  4. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

  IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized representatives as of the date first above written.

                                          BOSTON TECHNOLOGY, INC.

                                          by __________________________________
                                            Name:
                                            Title:

                                          STATE STREET BANK & TRUST COMPANY

                                          by __________________________________
                                            Name:
                                            Title:

                                                                      EXHIBIT B
                                                        TO THE MERGER AGREEMENT

                       FORM OF INDEMNIFICATION AGREEMENT

      INDEMNIFICATION AGREEMENT (the "Agreement") entered into as of the
    day of     , 1997, by and between Boston Technology, Inc., a Delaware corporation with a place of business at 100 Quannapowitt Parkway, Wakefield, MA 01880 (the "Company"), and [insert name] (the "Indemnitee"), a director or officer of the Company residing at [insert address].

  WHEREAS it is essential to the Company to retain and attract as directors and officers the most capable persons available;

  WHEREAS it is now and has always been the express policy of the Company to indemnify its directors and officers to the maximum possible extent permitted by law;

  WHEREAS the Company has agreed to be acquired by Comverse Technology, Inc., a New York corporation pursuant to the terms of the Agreement and Plan of Merger between the Company and CT dated as of August 20, 1997 (the "Merger Agreement");

  WHEREAS, under the Merger Agreement, all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time (all terms not defined herein shall have the same meaning as in the Merger Agreement) now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective certificates of incorporation or by-laws (or comparable organizational documents) shall survive the Merger and shall continue in full force and effect in accordance with their terms and, as of the Effective Time, CT shall assume the obligations of the Company under this Agreement;

  WHEREAS the Indemnitee does not regard the protection available under the Company's Certificate of Incorporation and insurance as necessarily adequate in the present circumstances, and may not be willing to continue to serve as a director or officer of the Company without adequate protection; and

  WHEREAS the Company desires the Indemnitee to continue to serve as a director or officer of the Company.

  NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

  1. Agreement to Serve. The Indemnitee agrees to continue to serve as a director or officer of the Company for so long as he or she is duly elected or appointed or until such time as he or she resigns or is removed in accordance with the Company's by-laws.

  2. Right to Indemnification. The Company shall indemnify, defend and hold harmless the Indemnitee against all losses, claims, damages, costs, expenses, liabilities or judgments or amounts that are paid in settlement of (with the approval of the Company, which approval shall not be unreasonably withheld or delayed) or in connection with any claim, action, suit, proceeding or investigation based in whole or in part on or arising in whole or in part out of the fact that the Indemnitee is or was a director, officer or employee of the Company or any of its subsidiaries, whether pertaining to any matter existing or occurring at or prior to the Effective Time and whether asserted or claimed prior to, or at or after, the Effective Time (the "Indemnified Liabilities") including, without limitation, all losses, claims, damages, costs, expenses, liabilities or judgments based in whole or in part on, or, arising in whole or in part out of, or pertaining to the Merger Agreement or the transactions contemplated thereby, in each case to the maximum possible extent a corporation is permitted under Delaware law to indemnify its directors, officers and employees, as the case may be.

  3. Advance of Expenses. The Company will pay or reimburse the expenses of the Indemnitee in advance of the final disposition of any such claim, action, suit, proceeding or investigation to the maximum possible extent permitted by law upon receipt of any undertaking contemplated by Section 145(e) of the Delaware General Corporation Law.

  4. Retention of Counsel. In the event any such claim, action, suit, proceeding or investigation is brought against the Indemnitee (whether arising before or after the Effective Time), (i) the Indemnitee may retain counsel satisfactory to him or her and the Company, (ii) the Company shall pay all reasonable fees and expenses of such counsel for the Indemnitee promptly as statements therefor are received, and (iii) the Company will use all reasonable efforts to assist in the vigorous defense of any such matter, provided that the Company shall not be liable for any settlement of any claim effected without its written consent, which consent shall not be unreasonably withheld or delayed. The Indemnitee (and all other directors and officers of the Company seeking indemnification with respect to the same matter) as a group may retain only one law firm to represent them with respect to such matter unless there is, under applicable standards of professional conduct, a conflict on any significant issue between the positions of the Indemnitee and one or more other directors and officers of the Company.

  5. Notice of Claim. In order to claim indemnification under this Agreement, the Indemnitee shall, upon learning of any such claim, action, suit, proceeding or investigation, promptly notify the Company (but the failure so to notify the Company shall not relieve it from any liability which it may have under this Agreement except to the extent such failure prejudices the Company), and shall deliver to the Company the undertaking contemplated by
Section 145(e) of the Delaware General Corporation Law.

  6. Remedies. The right to indemnification or advancement of expenses as provided by this Agreement shall be enforceable by the Indemnitee in any court of competent jurisdiction if the Company denies such request, in whole or in part, or if no disposition thereof is made. Unless otherwise required by law, the burden of proving that indemnification is not appropriate shall be on the Company. The Indemnitee's expenses reasonably incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, shall also be indemnified by the Company.

  7. Indemnification Hereunder Not Exclusive. The indemnification and advancement of expenses provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may be entitled under the Certification of Incorporation or by-laws of the Company, the Delaware General Corporation Law, any other law (common or statutory), or otherwise, both as to action in his or her official capacity and as to action in another capacity while holding office for the Company.

  8. No Special Rights. Nothing herein shall confer upon Indemnitee any right to continue to serve as an officer or director of the Company for any particular period of time or at any particular rate of compensation.

  9. Savings Clause. If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Company shall nevertheless indemnify Indemnitee as to expenses, judgments, fines, penalties and amounts paid in settlement to the maximum possible extent permitted by any applicable portion of this Agreement that shall not have been invalidated and to the maximum possible extent permitted by applicable law.

  10. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

  11. Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns and shall inure to the benefit of the estate, heirs, executors, administrators and personal representatives of the Indemnitee.

  12. Headings. The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

  13. Modification and Waiver. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof nor shall any such waiver constitute a continuing waiver.

  14. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been given (i) when delivered by hand or (ii) if mailed by certified or registered mail with postage prepaid, on the third day after the date on which it is so mailed, to the addresses set forth above or to such other address as may have been furnished to the Indemnitee by the Company or to the Company by Indemnitee, as the case may be.

  15. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                          BOSTON TECHNOLOGY, INC.,

                                          by __________________________________
                                            Name:
                                            Title:

                                          [INDEMNITEE],

                                          by __________________________________
                                            Name:
                                            Title:

                                                                      EXHIBIT C
                                                        TO THE MERGER AGREEMENT

                           FORM OF AFFILIATE LETTER

Dear Sirs:

  The undersigned, a holder of shares of common stock, $.001 par value ("BT Common Stock"), of Boston Technology, Inc., a Delaware corporation ("BT"), is entitled to receive, in connection with the merger (the "Merger") of BT with and into Comverse Technology, Inc., a New York corporation ("CT"), common stock, par value $.10 per share ("CT Common Stock"), of CT. The undersigned acknowledges that the undersigned may be deemed an "affiliate" of BT within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933, as amended (the "Securities Act"), by the Securities and Exchange Commission (the "SEC") and may be deemed an "affiliate" of BT for purposes of qualifying the Merger for pooling of interests accounting treatment under Opinion 16 of the Accounting Principles Board and applicable SEC rules and regulations, although nothing contained herein should be construed as an admission of either such fact.

  If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the CT Common Stock received by the undersigned in exchange for any shares of BT Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that CT will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of CT Common Stock by the undersigned.

  The undersigned hereby represents to and covenants with CT that the undersigned will not sell, assign or transfer any of the CT Common Stock received by the undersigned in exchange for shares of BT Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of the general counsel of CT or other counsel reasonably satisfactory to CT or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act; provided, however, that in any such case, such sale, assignment or transfer shall only be permitted if, in the opinion of counsel of CT, such transaction would not have, directly or indirectly, any adverse consequences for CT with respect to the treatment of the Merger for tax purposes.

  The undersigned hereby further represents to and covenants with CT that the undersigned has not, within the preceding 30 days, sold, transferred or otherwise disposed of any shares of BT Common Stock held by the undersigned and that the undersigned will not sell, transfer or otherwise dispose of any CT Common Stock received by the undersigned in connection with the Merger until after such time as results covering at least 30 days of post-Merger combined operations of BT and CT have been published by CT, in the form of a quarterly earnings report, an effective registration statement filed with the SEC, a report to the SEC on Form 10-K, 10-Q or 8-K, or any other public filing or announcement which includes such combined results of operations, except as would not otherwise reasonably be expected to adversely affect the qualification of the Merger as a pooling of interests transaction.

  In the event of a sale or other disposition by the undersigned of CT Common Stock pursuant to Rule 145, the undersigned will supply CT with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto and the opinion of counsel or no-action letter referred to above. The undersigned understands that CT may instruct its transfer agent to withhold the transfer of any shares of CT Common Stock disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, CT shall cause the transfer agent to effectuate the transfer of the shares of CT Common Stock sold as indicated in such letter.

  CT covenants that it will take all such actions as may be reasonably available to it to permit the sale or other disposition of CT Common Stock by the undersigned under Rule 145 in accordance with the terms thereof and shall issue a press release covering the results of at least 30 days of post-Merger combined operations as promptly as possible after the expiration of such period.

  The undersigned acknowledges and agrees that the legends set forth below will be placed on certificates representing CT Common Stock received by the undersigned in connection with the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to CT from independent counsel reasonably satisfactory to CT to the effect that such legends are no longer required for purposes of the Securities Act.

  There will be placed on the certificates for CT Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

    "The shares represented by this certificate were issued pursuant to a business combination which is being accounted for as a pooling of interests, in a transaction to which Rule 145 promulgated under the Securities Act of 1933 applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act of 1933. The shares may not be sold, pledged or otherwise transferred (i) until such time as CT shall have published financial results covering at least 30 days of combined operations after the Effective Time and (ii) except in accordance with an exemption from the registration requirements of the Securities Act of 1933."

  The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of CT Common Stock and (ii) the receipt by CT of this letter is an inducement to CT's obligations to consummate the Merger.

                                          Very truly yours,

Dated:

                                                                        ANNEX I
                                                                   TO EXHIBIT C

[Name]                                                                   [Date]

  On          , the undersigned sold the securities of Comverse Technology,
Inc. ("CT"), described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of Boston Technology, Inc., a Delaware corporation, with and into CT.

  Based upon the most recent report or statement filed by CT with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act").

  The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.

                                          Very truly yours,


           [Space to be provided for description of the Securities.]

                                                                      EXHIBIT D
                                                        TO THE MERGER AGREEMENT

                            FORM OF CT TAX OPINION
                             REPRESENTATION LETTER

                                                                         , 1997

Hale and Dorr LLP
60 State Street
Boston, MA 02109

Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7475

Ladies and Gentlemen:

  On behalf of Comverse Technology, Inc. ("CT") and in connection with the opinions to be delivered by your firms pursuant to Sections 6.02(c) and 6.03(c) of the Agreement and Plan of Merger (the "Merger Agreement") dated as of August 20, 1997, between CT and Boston Technology, Inc. ("BT"),(/1/) the undersigned hereby certifies that, to the extent the facts relate to CT to his knowledge and after due diligence, and to the extent otherwise without knowledge to the contrary, the following facts are now true and will continue to be true as of the Effective Time:

    1. The consideration received by each BT stockholder pursuant to the Merger Agreement is the result of arm's-length negotiations between the parties to the Merger Agreement.

    2. CT has no plan or intention to reacquire any of the CT stock issued in the Merger.

    3. CT has no plan or intention to sell or otherwise dispose of any of the assets of BT acquired by CT in the Merger, except for dispositions made in the ordinary course of business; provided, however, that notwithstanding the foregoing CT may transfer assets of BT acquired by CT in the Merger in a manner that is consistent with Section 368(a)(2)(C) of the Code.

    4. There is no intercorporate indebtedness existing between CT and BT that was issued, acquired, or will be settled at a discount.

    5. Neither CT nor any subsidiary of CT owns, or has owned during the past five years, any shares of BT; provided that for purposes of this representation shares held by any pension fund that is under independent management are not treated as being owned by CT or any of its subsidiaries.

    6. Following the Merger, CT will continue the historic business of BT or use a significant portion of the historic business assets of BT in a business.

    7. CT is not an investment company as defined in section
  368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code.

    8. The payment of cash in lieu of fractional shares of CT stock is solely for the purpose of avoiding the expense and inconvenience to CT of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to BT stockholders instead of issuing fractional shares of CT stock will not exceed one percent of the total consideration that will be issued in the Merger to BT stockholders in exchange for their shares of BT stock. The fractional share interests of each BT stockholder will be aggregated, and no BT stockholder will receive cash in an amount equal to or greater than the value of one full share of CT stock.

--------
(/1/) For purposes of this certificate, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement.

    9. Subject to Section 5.09 of the Merger Agreement, CT, BT and the shareholders of BT will pay its expenses, if any, incurred in connection with the Merger.

    10. None of the compensation received by any stockholder-employees of BT will be separate consideration for, or allocable to, any of their shares of BT stock; none of the shares of CT stock received by any stockholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

    11. The facts relating to the Merger of BT with and into CT pursuant to the Merger Agreement, as described in the Merger Agreement, the documents described in Section 5.01 of the Merger Agreement and the joint proxy statement/prospectus prepared by CT and BT, are, insofar as such facts pertain to CT, true, correct and complete in all material respects.

    12. CT will not take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Sections 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

    13. The Merger Agreement and the documents described in Sections 5.01 and
  8.06 of the Merger Agreement represent the entire understanding of BT and CT with respect to the Merger.

    14. CT is not, and at the Effective Time will not be, under the jurisdiction of a court in a Title 11 or similar case within the meaning of
  Section 368(a)(3)(A).

    15. Except with respect to payments of cash to BT shareholders perfecting dissenters' rights or in lieu of fractional shares of CT stock, one hundred percent (100%) of the BT stock outstanding immediately prior to the Merger will be exchanged solely for CT stock. Thus, except as set forth in the preceding sentence, CT intends that no consideration be paid or received (directly or indirectly, actually or constructively) for BT stock other than CT stock.

    16. The total fair market value of all consideration other than CT stock received by BT shareholders in the Merger (including, without limitation, cash paid to BT shareholders perfecting dissenters' rights or in lieu of fractional shares of CT stock) will be less than fifty percent (50%) of the aggregate fair market value of the BT stock outstanding immediately prior to the Merger.

  I have read the drafts of your opinion letters attached to this letter and understand that Cravath, Swaine & Moore, as counsel for CT, and Hale and Dorr, as counsel for BT, will rely on this certificate in rendering their respective opinions concerning certain of the Federal income tax consequences of the Merger and hereby commit to inform them if, for any reason, any of the foregoing representations ceases to be true prior to the Effective Time. I understand that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                          COMVERSE TECHNOLOGY, INC.,

                                          by
                                            -----------------------------------
                                            Name:
                                            Title:

                                                                      EXHIBIT E
                                                        TO THE MERGER AGREEMENT

                            FORM OF BT TAX OPINION
                             REPRESENTATION LETTER

                                                                         , 1997

Hale and Dorr LLP
60 State Street
Boston, MA 02109

Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7475

Ladies and Gentlemen:

  On behalf of Boston Technology, Inc. ("BT") and in connection with the opinions to be delivered by your firms pursuant to Sections 6.02(c) and 6.03(c) of the Agreement and Plan of Merger (the "Merger Agreement") dated as of August 20, 1997, between Comverse Technology, Inc. ("CT") and BT,/1/ For purposes of this certificate, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement. the undersigned hereby certifies that, to the extent the facts relate to BT to his knowledge and after due diligence, and to the extent otherwise without knowledge to the contrary, the following facts are now true and will continue to be true as of the Effective Time:

    1. The consideration received by each BT stockholder pursuant to the Merger Agreement is the result of arm's-length negotiations between the parties to the Merger Agreement.

    2. There is no plan or intention by the stockholders of BT who own 5 percent or more of BT stock, and to the best of the knowledge of the management of BT, there is no plan or intention on the part of the remaining stockholders of BT to sell, exchange, or otherwise dispose of, reduce the risk of loss (by short sale or otherwise) of the holding of, enter into any contract or other arrangement with respect to the sale, exchange or other disposition of (each of the foregoing, a "disposition"), any interest in the shares of CT Common Stock received in the Merger in exchange for such BT stock that would reduce the ownership of CT Common Stock by former holders of BT stock to a number of shares having a value, as of immediately prior to the Merger, of less than 50% of the value of all of the outstanding shares of BT stock as of the Closing Date. For purposes of this representation, any "disposition" (as defined above) of CT Common Stock will be treated as a reduction in ownership thereof. In addition, for purposes of this representation, shares of BT stock exchanged for cash or other property, surrendered by dissenters or exchanged for cash in lieu of fractional shares of CT stock will be treated as outstanding BT stock on the date of the Merger. Moreover, shares of BT stock and shares of CT stock held by BT stockholders and otherwise sold, redeemed, or disposed of prior or subsequent to the Merger will be considered in making this representation. Except as set forth on Annex I to this letter, to the knowledge of the management of BT there are no stockholders who own 5 percent or more of the BT stock on the date hereof. For purposes of this representation we have assumed that each person listed on Annex I as a 5% or greater stockholder of BT has a plan or intention to sell for cash all the CT stock that it will receive in the Merger unless we have received from such person a letter substantially in the form of Exhibit D to the Merger Agreement with respect to such CT Stock.

--------
/1/ For purposes of this certificate, capitalized terms used and not otherwise defined herein shall have the meaning ascribed thereto in the Merger Agreement.

    3. Following the Merger, CT will continue the historic business of BT or use a significant portion of the historic business assets of BT in a business.

    4. Subject to Section 5.09 of the Merger Agreement, CT, BT and its stockholders will pay their respective expenses, if any, incurred in connection with the Merger.

    5. There is no intercorporate indebtedness existing between CT and BT that was issued, acquired, or will be settled at a discount.

    6. BT is not an investment company as defined in section
  368(a)(2)(F)(iii) and (iv) of the Internal Revenue Code.

    7. On the date of the Merger, the fair market value of the assets of BT will exceed the sum of its liabilities, plus the amount of liabilities, if any, to which the assets are subject.

    8. BT is not under the jurisdiction of a court in a Title 11 or similar case within the meaning of section 368(a)(3)(A) of the Internal Revenue Code.

    9. The payment of cash in lieu of fractional shares of CT stock is solely for the purpose of avoiding the expense and inconvenience to CT of issuing fractional shares and does not represent separately bargained for consideration. The total cash consideration that will be paid in the Merger to BT stockholders instead of issuing fractional shares of CT stock will not exceed one percent of the total consideration that will be issued in the Merger to BT stockholders in exchange for their shares of BT stock. The fractional share interests of each BT stockholder will be aggregated, and no BT stockholder will receive cash in an amount equal to or greater than the value of one full share of CT stock.

    10. None of the compensation received by any stockholder-employees of BT will be separate consideration for, or allocable to, any of their shares of BT stock; none of the shares of CT stock received by any stockholder-employees will be separate consideration for, or allocable to, any employment agreement; and the compensation paid to any stockholder-employees will be for services actually rendered and will be commensurate with amounts paid to third parties bargaining at arm's length for similar services.

    11. The facts relating to the Merger of Sub with and into BT pursuant to the Merger Agreement, as described in the Merger Agreement, the documents described in Section 5.01 of the Merger Agreement and the joint proxy statement/prospectus prepared by CT and BT, are, insofar as such facts pertain to BT, true, correct and complete in all material respects.

    12. BT will not take, and BT is not aware of any plan or intention of BT stockholders to take, any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Sections 368(a) of the Code, unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

    13. The Merger Agreement and the documents described in Sections 5.01 and
  8.06 of the Merger Agreement represent the entire understanding of BT and CT with respect to the Merger.

    14. Other than in the ordinary course of business pursuant to its obligations under the Merger Agreement, BT has made no transfer of any of its assets (including any distribution of assets with respect to, or in redemption of, stock) in contemplation of the Merger (or any other corporate acquisition) or during the period ending at the Effective Time and beginning with the commencement of negotiations (whether formal or informal) with CT regarding the Merger (the "Pre-Merger Period").

    15. CT has no plan or intention to reacquire any of its stock issued pursuant to the Merger.

    16. During the past five (5) years, and at present, none of the outstanding shares of BT stock, including the right to acquire or vote any such shares have, directly or indirectly, been owned by CT or CT's affiliates.

    17. Other than shares of BT stock or options to acquire BT stock issued as compensation to present or former service providers (including, without limitation, employees and directors) of BT in the ordinary course of business, if any, no issuances of BT stock or rights to acquire BT stock have occurred or will occur during the Pre-Merger Period other than pursuant to options, warrants, or agreements outstanding prior to the Pre-Merger Period.

    18. The total fair market value of all consideration other than CT stock received by BT shareholders in the Merger (including, without limitation, cash paid to BT shareholders perfecting dissenters' rights or in lieu of fractional shares of CT stock) will be less than fifty percent (50%) of the aggregate fair market value of the BT stock outstanding immediately prior to the Merger.

  I have read the drafts of your opinion letters attached to this letter and understand that Cravath, Swaine & Moore, as counsel for CT, and Hale and Dorr, as counsel for BT, will rely on this certificate in rendering their respective opinions concerning certain of the Federal income tax consequences of the Merger and hereby commit to inform them if, for any reason, any of the foregoing representations ceases to be true prior to the Effective Time. I understand that your opinions will not address any tax consequences of the Merger or any action taken in connection therewith except as expressly set forth in such opinions.

                                          BOSTON TECHNOLOGY, INC.,

                                          by __________________________________
                                            Name:
                                            Title:

                                    ANNEX I

                                      PERCENT
                         BENEFICIALLY   OF
      BENEFICIAL OWNER   OWNED SHARES  CLASS
      ----------------   ------------ -------


                                                                      EXHIBIT F
                                                        TO THE MERGER AGREEMENT

                 FORM OF BT STOCKHOLDER REPRESENTATION LETTER

                       [LETTERHEAD OF [BT STOCKHOLDER]]

                                                                         , 1997

Hale and Dorr LLP
60 State Street
Boston, MA 02109

Cravath, Swaine & Moore
Worldwide Plaza
825 Eighth Avenue
New York, NY 10019-7475

Ladies and Gentlemen:

  In connection with the opinion to be delivered by you pursuant to the Agreement and Plan of Merger (the "Merger Agreement") dated as of August 20, 1997, between Comverse Technology, Inc., a New York corporation ("CT") and Boston Technology, Inc., a Delaware corporation ("BT"), the undersigned certifies (to the best of its knowledge and belief, where indicated), after due inquiry and investigation, as follows (any capitalized term used but not defined herein shall have the meaning given to such term in the Merger Agreement):

    1. The undersigned has no present plan or intention to sell, exchange or otherwise dispose of, reduce the risk of loss (by short sale or otherwise) of the holding of, enter into any contract or other arrangement with respect to, the sale, exchange or other disposition of (each of the foregoing, a "disposition"), any interest in the shares of CT Common Stock received in the merger contemplated by the Merger Agreement (the "Merger"). For purposes of this representation, any "disposition" (as defined above) of CT Common Stock will be treated as a reduction in ownership thereof.

    2. The undersigned will not take any position on any Federal, state or local income or franchise tax return, or take any other tax reporting position, that is inconsistent with the treatment of the Merger as a reorganization within the meaning of Sections 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), unless otherwise required by a "determination" (as defined in Section 1313(a)(1) of the Code) or by applicable state or local income or franchise tax law.

    3. The undersigned shall immediately notify the Chief Financial Officer of BT in writing via facsimile, of any change, on or prior to the Effective Time, of the plans or intentions of the undersigned as set forth above.

                                          [BT STOCKHOLDER],


                                          By___________________________________
                                            Name:
                                            Title:

                                                                       ANNEX II

                     [LETTERHEAD OF SALOMON BROTHERS INC]

August 20, 1997

Board of Directors
Comverse Technology, Inc.
170 Crossway Park Drive
Woodbury, New York 11797

Members of the Board:

  You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to the holders of common stock, $.10 par value, of Comverse Technology, Inc. (the "Company") (the "Company Common Stock") of the Exchange Ratio (as defined below) pursuant to the Agreement and Plan of Merger, dated as of August 20, 1997 (the "Agreement"), between Boston Technology, Inc. ("BT") and the Company. The Agreement provides for, among other things, the merger (the "Merger") of BT with and into the Company, pursuant to which each issued and outstanding share of the common stock, $.001 par value, of BT (together with the associated Rights (as defined in the Agreement)) (the "BT Common Stock") will be converted, subject to certain exceptions specified in the Agreement, into the right to receive 0.65 shares (the "Exchange Ratio") of Company Common Stock.

  We have assumed that the Merger will qualify as a tax-free reorganization under the Internal Revenue Code of 1986, as amended, and be accounted for as a pooling-of-interests in accordance with generally accepted accounting principles.

  As you are aware, Salomon Brothers Inc has acted as financial advisor to the Company in connection with the Merger and will receive a fee for our services, a portion of which is payable upon execution of the Agreement and the remainder of which is contingent upon consummation of the Merger.
Additionally, the Company has agreed to indemnify us for certain liabilities arising out of our engagement.

  In connection with rendering our opinion, we have reviewed and analyzed, among other things, the following: (i) the Agreement; (ii) certain publicly available information concerning BT; (iii) certain other internal information, primarily financial in nature, concerning the business, operations and prospects of BT furnished to us by BT for purposes of our analysis; (iv) certain publicly available information concerning the trading of, and the trading market for, the BT Common Stock; (v) certain publicly available information concerning the Company; (vi) certain other internal information, primarily financial in nature, concerning the business, operations and prospects of the Company furnished to us by the Company for purposes of our analysis; (vii) certain publicly available information concerning the trading of, and the trading market for, the Company Common Stock; (viii) certain publicly available information with respect to certain other companies that we believe to be comparable to BT or the Company and the trading markets for certain of such other companies' securities; and (ix) certain publicly available information concerning the nature and terms of certain other transactions that we consider relevant to our inquiry. We have also considered such other information, financial studies, analyses, investigations and financial, economic and market criteria that we deemed relevant. We have also met with certain officers and employees of BT and the Company and with the independent accountants of BT to discuss the foregoing as well as other matters we believe relevant to our inquiry.

  In our review and analysis and in arriving at our opinion, we have assumed and relied upon the accuracy and completeness of all of the financial and other information provided to us by BT and the Company or publicly available and have neither attempted independently to verify nor assumed responsibility for verifying any of such information. We have also assumed and relied upon the fact that the financial statements of BT and the Company comply with applicable accounting requirements and the published rules and regulations of the Securities and

Exchange Commission, have been prepared in accordance with United States generally accepted accounting principles and fairly present the consolidated financial position of BT and the Company and their respective consolidated subsidiaries as of the dates thereof. We have not conducted a physical inspection of any of the properties or facilities of BT or the Company, nor have we made or obtained or assumed any responsibility for making or obtaining any independent evaluations or appraisals of any of such properties or facilities. With respect to the prospects of BT and the Company, we have assumed that they are consistent with the best currently available estimates and judgments of the managements of BT and the Company, respectively, and we express no view with respect to such prospects.

  In conducting our analysis and arriving at our opinion as expressed herein, we have considered such financial and other factors as we have deemed appropriate under the circumstances including, among others, the following:
(i) the historical and current financial position and results of operations of BT and the Company; (ii) the business prospects of BT and the Company; (iii) the historical and current market for the BT Common Stock, for the Company Common Stock and for the equity securities of certain other companies that we believe to be comparable to BT or the Company; and (iv) the nature and terms of certain other transactions that we believe to be relevant. We have also taken into account our assessment of general economic, market and financial conditions and our knowledge of BT's and the Company's industry as well as our experience in connection with similar transactions and securities valuation generally. Our opinion necessarily is based upon conditions as they exist and can be evaluated on the date hereof and we assume no responsibility to update or revise our opinion based upon circumstances or events occurring after the date hereof. Our opinion is, in any event, limited to the fairness, from a financial point of view, of the Exchange Ratio and does not address the Company's underlying business decision to effect the Merger or constitute a recommendation to any holder of Company Common Stock as to how such holder should vote with respect to the Merger.

  Based upon and subject to the foregoing, as investment bankers we are of the opinion that, as of the date hereof, the Exchange Ratio is fair, from a financial point of view, to the holders of the Company Common Stock.

                                          Very truly yours,

                                                /s/ Salomon Brothers Inc
                                          _____________________________________
                                                  SALOMON BROTHERS INC

                                                                      ANNEX III

      [LETTERHEAD OF MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED]

                                                                August 20, 1997

Board of Directors
Boston Technology, Inc.
100 Quannapowitt Parkway
Boston, MA 01880

Attention: Members of the Board of Directors

Gentlemen:

  Boston Technology, Inc. ("BT") and Comverse Technology, Inc. ("CT") propose to enter into an agreement and plan of merger (the "Agreement"), pursuant to which BT will be merged with and into CT in a transaction (the "Merger") in which each outstanding share of BT's common stock, par value of $0.001 per share ("BT Common Stock"), will be converted into the right to receive 0.65 (the "Exchange Ratio") of a share of CT common stock, par value of $0.01 per share ("CT Common Stock"). There are no caps or collars on the Exchange Ratio. Capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement.

  You have asked us whether, in our opinion, the Exchange Ratio pursuant to the terms of the Agreement is fair from a financial point of view to the holders of shares of BT Common Stock.

  In arriving at the opinion set forth below, we have among other things:

   (1) Reviewed certain publicly available business and financial information relating to BT and CT that we have deemed to be relevant;

   (2) Reviewed Certain information relating to the business, earnings, cash flow, assets, liabilities and prospects of BT and CT furnished to us by BT and CT, respectively;

   (3) Conducted discussions with members of senior management of BT and CT concerning the matters described in clauses 1 and 2 above, as well as their respective businesses before and after giving effect to the Merger;

   (4) Reviewed the market prices and valuation multiples for BT Common Stock an CT Common Stock and compared them with those of certain publicly traded companies that we deemed to be relevant;

   (5) Reviewed the results of operations of BT and CT and compared them with those of certain publicly traded companies that we deemed to be relevant;

   (6) Compared the proposed financial terms of the Merger with the financial terms of certain other transactions that we deemed to be relevant;

   (7) Participated in certain discussions and negotiations among representatives of BT and CT and their financial and legal advisors;

   (8) Reviewed the potential pro forma impact of the Merger;

   (9) Reviewed drafts, dated August 13, 15 and 19, 1997, of the Agreement;

  (10) Reviewed such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

                                     III-1

  In preparing our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us, discussed with or reviewed by or for us, or publicly available, and we have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of BT or CT. In addition, we have not assumed any obligation to conduct any physical inspection of the properties or facilities of BT or CT. We have relied upon the assessment by the managements of CT and BT of their ability to retain key employees of both BT and CT. We have also relied upon, without independent verification, the assessment by the managements of BT and CT of the strategic and other benefits expected to result from the merger. We have also relied upon, without independent verification, the assessment by the managements of both BT and CT of BT's and CT's technologies and products, the timing and risks associated with the integration of BT and CT, and the validity of, and risks associated with BT's and CT's existing future products and technologies. With respect to any estimates furnished to or discussed with us by BT or CT, we have assumed that they have been reasonably prepared and reflect the best currently available estimates and judgement of BT's or CT's management. In addition, we have assumed that the Merger will be accounted for as a pooling-of-interests under generally accepted accounting principles and that it will qualify as a tax-free organization for U.S. federal income tax purposes. We have assumed that the Merger will be consummated on the terms set forth in the Agreement without waiver or amendment of any of the terms or conditions thereof.

  Our opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of the date hereof. In rendering this opinion, we are not expressing any opinion as to the price at which the shares of BT Common Stock will actually trade at any time.

  We are acting as financial advisor to BT in connection with the Merger and will receive a fee from BT for our services. In addition, BT has agreed to indemnify us for certain liabilities arising out of our engagement. In the past, Merrill Lynch has provided financial advisory and financing services to BT and may continue to do so and has received, and may receive, fees for the rendering of such services. In addition, in the ordinary course of our business, we may actively trade the securities of both BT and CT for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

  Our opinion is rendered to, and it is understood that this letter is for the information of, the board of directors of BT and, except for inclusion of this letter in its entirety in a prospectus/proxy statement of BT or CT relating to the issuance of CT Common Stock in the Merger, may not be used or quoted without our prior written consent. Our opinion does not address the merits of the underlying decision by BT to engage in the Merger and does not constitute a recommendation to any shareholder as to how such shareholder should vote on the proposed Merger.

  We are not expressing any opinion herein as to the prices at which the CT Common Stock will trade following the announcement or consummation of the Merger.

  On the basis of and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the holders of BT Common Stock.

                                          Very truly yours,

                                           /s/ Merrill Lynch, Pierce, Fenner &
                                                   Smith Incorporated
                                          _____________________________________
                                             MERRILL LYNCH, PIERCE, FENNER &
                                                   SMITH INCORPORATED

                                     III-2

                                                                        ANNEX IV

                           COMVERSE TECHNOLOGY, INC.

                     1997 STOCK INCENTIVE COMPENSATION PLAN

                                            Date Adopted: November 21, 1997

                           COMVERSE TECHNOLOGY, INC.

                    1997 STOCK INCENTIVE COMPENSATION PLAN

1. Purpose of the Plan

  The purpose of the Plan is to assist the Company, its Subsidiaries and Affiliates in attracting and retaining valued directors and employees by offering them a greater stake in the Company's success and a closer identity with it, and to encourage ownership of the Company's stock by such employees.

2. Definitions

  2.1 "Affiliate" means any entity other than the Subsidiaries in which the Company has a substantial direct or indirect equity interest, as determined by the Board.

  2.2 "Award" means an award of Deferred Stock, Restricted Stock, Options or SARs under the Plan.

  2.3 "Board" means the Board of Directors of the Company.

  2.4 "Change in Control" means (i) the Board (or, if approval of the Board is not required as a matter of law, the shareholders of the Company) shall approve (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (b) any sale, lease, exchange or other transfer (on one transaction or a series of related transactions) of all, or substantially all, the assets of the Company or (c) the adoption of any plan or proposal for the liquidation or dissolution of the Company; (ii) any person (as such term is defined in Section 13(d) of the 1934
Act), corporation or other entity other than the Company shall make a tender offer or exchange offer to acquire any Common Stock (or securities convertible into Common Stock) for cash, securities or any other consideration, provided that (a) at least a portion of such securities sought pursuant to the offer in question is acquired and (b) after consummation of such offer, the person, corporation or other entity in question is the "beneficial owner" (as such term is defined in Rule 13d-3 under the 1934 Act), directly or indirectly, of 20% or more of the outstanding shares of Common Stock (calculated as provided in paragraph (d) of such Rule 13d-3 in the case of rights to acquire Common Stock); (iii) during any period of two consecutive years, individuals who at the beginning of such period constituted the entire Board ceased for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (iv) the occurrence of any other event the Committee determines shall constitute a "Change in Control" hereunder.

  2.5 "Code" means the Internal Revenue Code of 1986, as amended.

  2.6 "Common Stock" means the common stock of the Company, par value $.10 per share, or such other class or kind of shares or other securities resulting from the application of Section 10.

  2.7 "Company" means Comverse Technology, Inc, a New York corporation or any successor corporation.

  2.8 "Committee" means the committee designated by the Board to administer the Plan under Section 4. The Committee shall have at least three members, each of whom shall be a member of the Board, a Non-Employee Director and an Outside Director.

  2.9 "Deferred Stock" means an Award made under Section 6 of the Plan to receive Common Stock at the end of a specified Deferral Period.

  2.10 "Deferral Period" means the period during which the receipt of a Deferred Stock Award under Section 6 of the Plan will be deferred.

  2.11 "Director" means each member of the Board who is not an Employee, who does not receive compensation from the Company or any Subsidiary in any capacity other than as a Director and whose membership on the Board is not attributable to any contract between the Company and such Director or any other entity with which such Director is affiliated.

  2.12 "Employee" means an officer or other key employee of the Company, a Subsidiary or an Affiliate including a director who is such an employee.

  2.13 "Fair Market Value" means, on any given date, the mean between the highest and lowest prices of actual sales of shares of Common Stock on the principal national securities exchange on which the Common Stock is listed on such date or, if Common Stock was not traded on such date, on the last preceding day on which the Common Stock was traded.

  2.14 "Holder" means an individual to whom an Award is made.

  2.15 "Hostile Change in Control" means any Change in Control described in
Section 2.4(ii) that is not approved or recommended by the Board.

  2.16 "Incentive Stock Option" means an Option intended to meet the requirements of an incentive stock option as defined in Section 422 of the Code and designated as an Incentive Stock Option.

  2.17 "1934 Act" means the Securities Exchange Act of 1934, as amended.

  2.18 "Non-Employee Director" means a person defined in Rule 16b-3(b)(3) promulgated by the Securities and Exchange Commission under the 1934 Act, or any successor definition adopted by the Securities and Exchange Commission.

  2.19 "Non-Qualified Option" means an Option not intended to be an Incentive Stock Option, and designated as a Non-Qualified Option.

  2.20 "Option" means any stock option granted from time to time under Section 8 of the Plan.

  2.21 "Outside Director" means a member of the Board who is an "outside director" within the meaning of Section 162(m) of the Code and the regulations promulgated thereunder.

  2.22 "Plan" means the Comverse Technology, Inc. 1997 Stock Incentive Compensation Plan herein set forth, as amended from time to time.

  2.23 "Restricted Stock" means Common Stock awarded by the Committee under
Section 7 of the Plan.

  2.24 "Restriction Period" means the period during which Restricted Stock awarded under Section 7 of the Plan is subject to forfeiture.

  2.25 "Retirement" means retirement from the active employment of the Company, a Subsidiary or an Affiliate pursuant to the relevant provisions of the applicable pension plan of such entity or as otherwise determined by the Committee.

  2.26 "SAR" means a stock appreciation right awarded by the Committee under
Section 9 of the Plan.

  2.27 "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company (or any subsequent parent of the Company) if each of the corporations other than the last corporation in the unbroken chain owns stock possession 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

  2.28 "Ten Percent Shareholder" means a person who on any given date owns, either directly or indirectly (taking into account the attribution rules contained in Section 424(d) of the Code), stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or a Subsidiary.

3. Eligibility

  3.1 Any Employee is eligible to receive an Award.

  3.2 Each Director shall receive in each fiscal year of the Company Options to purchase 6,000 shares of Common Stock having an exercise price per share equal to the Fair Market Value as of the date two business days after the publication of the audited year-end financial statements of the Company for the immediately preceding fiscal year. Such Options shall be forfeited to the extent of 1,200 shares per meeting in the event that such Director, during the year of grant, fails to attend, in the aggregate, at least five meetings of the Board and any committees of the Board of which such Director is a member; provided, however, that during the continuation of any of the Company's previously-adopted Stock Option Plans, options granted thereunder to Directors shall be deemed to be granted under the Plan for the purposes of this Section 3.2.

4. Administration and Implementation of Plan

  4.1 The Plan shall be administered by the Committee, which shall have full power to interpret and administer the Plan and full authority to act in selecting the Employees to whom Awards will be granted, in determining the type and amount of Awards to be granted to each such Employee, the terms and conditions of Awards granted under the Plan and the terms of agreements which will be entered into with Holders.

  4.2 The Committee's powers shall include, but not be limited to, the power to determine whether, to what extent and under what circumstances an Option may be exchanged for cash, Common Stock, Restricted Stock, Deferred Stock or some combination thereof; to determine whether, to what extent and under what circumstances an Award is made and operates in tandem with other Awards made hereunder; to determine whether, to what extent and under what circumstances Common Stock or cash payable with respect to an Award shall be deferred, either automatically or at the election of the Holder (including the power to add deemed earnings to any such deferral); and to grant Awards (other than Incentive Stock Options) that are transferable by the Holder.

  4.3 The Committee shall have the power to adopt regulations for carrying out the Plan and to make changes in such regulations as it shall, from time to time, deem advisable. Any interpretation by the Committee of the terms and provisions of the Plan and the administration thereof, and all action taken by the Committee, shall be final and binding on Holders.

  4.4 The Committee may condition the grant of any Award or the lapse of any Deferral or Restriction Period (or any combination thereof) upon the Holder's achievement of a Performance Goal that is established by the Committee before the grant of the Award. For this purpose, a "Performance Goal" shall mean a goal that must be met by the end of a period specified by the Committee (but that is substantially uncertain to be met before the grant of the Award) based upon: (i) the price of Common Stock, (ii) the market share of the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iii) sales by the Company, its Subsidiaries or Affiliates (or any business unit thereof), (iv) earnings per share of Common Stock, (v) return on shareholder equity of the Company, (vi) costs of the Company, its Subsidiaries or Affiliates (or any business unit thereof) or (vii) any other performance goal that would satisfy the applicable requirements of Section 162(m) of the Code. The Committee shall have discretion to determine the specific targets with respect to each of these categories of Performance Goals. Before granting an Award or permitting the lapse of any Deferral or Restriction Period subject to this Section, the Committee shall certify that an individual has satisfied the applicable Performance Goal.

5. Shares of Stock Subject to the Plan

  5.1 Subject to adjustment as provided in Section 10, the total number of shares of Common Stock available for Awards under the Plan shall be 2,500,000 shares.

  5.2 The maximum number of shares of Common Stock subject to an Award that may be awarded to any Employee shall not exceed 1,000,000 during any calendar year (the "Individual Limit"). Subject to Section 5.3 and Section 10, any shares of Common Stock subject to an Award that is canceled or repriced by the Committee shall count against the Individual Limit. Notwithstanding the foregoing, the Individual Limit may be adjusted to reflect the effect on shares of Common Stock of any transaction or event described in Section 10.

  5.3 Any shares issued by the Company through the assumption or substitution of outstanding grants from an acquired company shall not (i) reduce the shares available for Awards under the Plan, or (ii) be counted against the Individual Limit. Any shares issued hereunder may consist, in whole or in part, of authorized and unissued shares or treasury shares. If any shares subject to any Award granted hereunder are forfeited or such Award otherwise terminates without the issuance of such shares or the payment of other consideration in lieu of such shares, the shares subject to such Award, to the extent of any such forfeiture or termination, shall again be available for Awards under the Plan.

6. Deferred Stock

  An Award of Deferred Stock is an agreement by the Company to deliver to the recipient a specified number of shares of Common Stock at the end of a specified deferral period or periods. Such an Award shall be subject to the following terms and conditions.

  6.1 Deferred Stock Awards shall be evidenced by Deferred Stock agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

  6.2 Upon determination of the number of shares of Deferred Stock to be awarded to a Holder, the Committee shall direct that the same be credited to the Holder's account on the books of the Company but that issuance and delivery of the same shall be deferred until the date or dates provided in
Section 6.5 hereof. Prior to issuance and delivery hereunder the Holder shall have no rights as a stockholder with respect to any shares of Deferred Stock credited to the Holder's account.

  6.3 Amounts equal to any dividends declared during the Deferral Period with respect to the number of shares covered by a Deferred Stock Award will be paid to the Holder currently, or deferred and deemed to be reinvested in additional Deferred Stock, or otherwise reinvested on such terms as are determined at the time of the Award by the Committee, in its sole discretion, and specified in the Deferred Stock agreement.

  6.4 The Committee may condition the grant of an Award of Deferred Stock or the expiration of the Deferral Period upon the Employee's achievement of one or more Performance Goal(s) specified in the Deferred Stock agreement. If the Employee fails to achieve the specified Performance Goal(s), either the Committee shall not grant the Deferred Stock Award to the Employee or the Holder shall forfeit the Award and no Common Stock shall be transferred to him pursuant to the Deferred Stock Award. Unless otherwise determined by the Committee at the time of an Award, dividends paid during the Deferral Period on Deferred Stock subject to a Performance Goal shall be reinvested in additional Deferred Stock and the lapse of the Deferral Period for such Deferred Stock shall be subject to the Performance Goal(s) previously established by the Committee.

  6.5 The Deferred Stock agreement shall specify the duration of the Deferral Period taking into account termination of employment on account of death, disability, Retirement or other cause. The Deferral Period may consist of one or more installments. At the end of the Deferral Period or any installment thereof the shares of Deferred Stock applicable to such installment credited to the account of a Holder shall be issued and delivered to the Holder (or, where appropriate, the Holder's legal representative) in accordance with the terms of the Deferred Stock agreement. The Committee may, in its sole discretion, accelerate the delivery of all or any part of a Deferred Stock Award or waive the deferral limitations for all or any part of a Deferred Stock Award.

7. Restricted Stock

  An Award of Restricted Stock is a grant by the Company of a specified number of shares of Common Stock to the Employee, which shares are subject to forfeiture upon the happening of specified events. Such an Award shall be subject to the following terms and conditions:

  7.1 Restricted Stock shall be evidenced by Restricted Stock agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the Committee shall deem advisable.

  7.2 Upon determination of the number of shares of Restricted Stock to be granted to the Holder, the Committee shall direct that a certificate or certificates representing the number of shares of Common Stock be issued to the Holder with the Holder designated as the registered owner. The certificate(s) representing such shares shall be legended as to sale, transfer, assignment, pledge or other encumbrances during the Restriction Period and deposited by the Holder, together with a stock power endorsed in blank, with the Company, to be held in escrow during the Restriction Period.

  7.3 Unless otherwise determined by the Committee at the time of an Award, during the Restriction Period the Holder shall have the right to receive dividends from and to vote the shares of Restricted Stock.

  7.4 The Committee may condition the grant of an Award of Restricted Stock or the expiration of the Restriction Period upon the Employee's achievement of one or more Performance Goal(s) specified in the Restricted Stock Agreement. If the Employee fails to achieve the specified Performance Goal(s), either the Committee shall not grant the Restricted Stock to the Employee or the Holder shall forfeit the Award of Restricted Stock and the Common Stock shall be forfeited to the Company.

  7.5 The Restricted Stock agreement shall specify the duration of the Restriction Period and the performance, employment or other conditions (including termination of employment on account of death, disability, Retirement or other cause) under which the Restricted Stock may be forfeited to the Company. At the end of the Restriction Period the restrictions imposed hereunder shall lapse with respect to the number of shares of Restricted Stock as determined by the Committee, and the legend shall be removed and such number of shares delivered to the Holder (or, where appropriate, the Holder's legal representative). The Committee may, in its sole discretion, modify or accelerate the vesting and delivery of shares of Restricted Stock.

8. Options

  Options give an Employee or Director the right to purchase a specified number of shares of Common Stock, Deferred Stock or Restricted Stock (as selected by the Committee) from the Company for a specified time period at a fixed price. Options granted to Employees may be either Incentive Stock Options or Non-Qualified Stock Options. Option granted to Directors pursuant to Section 3.2 shall be Non-Qualified Stock Options. The grant of Options shall be subject to the following terms and conditions:

  8.1 Options shall be evidenced by Option agreements. Such agreements shall conform to the requirements of the Plan, and may contain such other provisions as the Committee shall deem advisable.

  8.2 Subject to Section 3.2, the price per share at which Common Stock may be purchased upon exercise of an Option shall be determined by the Committee, but, in the case of grants of Incentive Stock Options, shall be not less than the Fair Market Value of a share of Common Stock on the date of grant. In the case of any Incentive Stock Option granted to a Ten Percent Shareholder, the option price per share shall not be less than 110% of the Fair Market Value of a share of Common Stock on the date of grant. The option price per share for Non-Qualified Options may be less than the Fair Market Value of a share of Common Stock on the date of grant.

  8.3 The Option agreements shall specify when an Option may be exercised and the terms and conditions applicable thereto. The term of an Option shall in no event be greater than ten years (five years in the case of an Incentive Stock Option granted to a Ten Percent Shareholder).

  8.4 Each provision of the Plan and each Option agreement relating to an Incentive Stock Option shall be construed so that each Incentive Stock Option shall be an incentive stock option as defined in Section 422 of the Code, and any provisions of the Option agreement thereof that cannot be so construed shall be disregarded. Incentive Stock Options may not be granted to employees of Affiliates.

  8.5 No Incentive Stock Option shall be transferable otherwise than by will or the laws of descent and distribution and, during the lifetime of the Holder, shall be exercisable only by the Holder. Upon the death of a Holder, the person to whom the rights have passed by will or by the laws of descent and distribution may exercise an Incentive Stock Option only in accordance with this Section 8.

  8.6 Except as provided in an Option Agreement, the option price of the shares of Common Stock upon the exercise of an Option shall be paid in full at the time of the exercise in cash, in Shares of Common Stock valued at Fair Market Value on the date of exercise or a combination of cash and such shares of Common Stock. With the consent of the Committee, payment upon the exercise of a Non-Qualified Option may be made in whole or in part by Restricted Stock (based on the fair market value of the Restricted Stock on the date the Option is exercised, as determined by the Committee). In such case the Common Stock to which the Option relates shall be subject to the same forfeiture restrictions originally imposed on the Restricted Stock exchanged therefor. The Committee may provide in the applicable Option agreement for other methods for exercising options including by delivery of a note by the Holder in the amount of the exercise price.

  8.7 With the Holder's consent, the Committee may amend any outstanding Option to deliver shares of Deferred Stock or Restricted Stock instead of Common Stock.

  8.8 If a Holder's employment by the Company, a Subsidiary or Affiliate terminates by reason of death, any Option granted to such Holder may thereafter be exercised (to the extent such Option was exercisable at the time of death or on such accelerated basis as the Committee may determine at or after grant) by, where appropriate, the Holder's transferee or by the Holder's legal representative, until the earlier of the date specified in the applicable Option Agreement or one year after the Holder's death.

  8.9 If a Holder's employment by the Company, a Subsidiary or Affiliate terminates by reason of disability (as determined by the Committee) or Retirement, any unexercised Option granted to the Holder shall become immediately exercisable and may thereafter be exercised by the Holder (or, where appropriate, the Holder's transferee or legal representative) until the earlier of the date specified in the applicable Option Agreement or 90 days after such termination of employment.

  8.10 If a Holder's employment by the Company, Subsidiary or Affiliate terminates for any reason other than death, disability or Retirement, all unexercised Options awarded to the Holder shall terminate on the earlier of the date specified in the applicable Option Agreement or 90 days after such termination of employment.

  8.11 The Committee or the Board may in their discretion extend the period during which an Option held by an Employee may be exercised to such period, not to exceed three years following the termination of an Employee's employment or service with the Company or any of the Subsidiaries, as the committee or the Board may determine to be appropriate in any particular instance.

9. Stock Appreciation Rights

  SARs are rights to receive a payment in cash, Common Stock, Restricted Stock or Deferred Stock (as selected by the Committee) equal to the increase in the Fair Market Value of a specified number of shares of Common Stock from the date of grant of the SAR to the date of exercise. The grant of SARs shall be subject to the following terms and conditions:

  9.1 SARs shall be evidenced by SAR agreements. Such agreements shall conform to the requirements of the Plan and may contain such other provisions as the committee shall deem advisable. A SAR may be granted in tandem with all or a portion of a related Option under the Plan ("Tandem SAR"), or may be granted separately ("Freestanding SAR"). A Tandem SAR may be granted either at the time of the grant of the Option or at any time thereafter during the term of the Option and shall be exercisable only to the extent that the related Option is exercisable. In no event shall any SAR be exercisable within the first six months of its grant.

  9.2 The base price of a Tandem SAR shall be the option price under the related Option. The base price of a Freestanding SAR shall be not less than 100% of the Fair Market Value of the Common Stock, as determined by the Committee, on the date of grant of the Freestanding SAR.

  9.3 A SAR shall entitle the recipient to receive a payment equal to the excess of the Fair Market Value of the shares of Common Stock covered by the SAR on the date of exercise over the base price of the SAR. Such payment may be in cash, in shares of Common Stock, in shares of Deferred Stock, in shares of Restricted Stock or any combination, as the Committee shall determine. Upon exercise of a Tandem SAR as to some or all of the shares of Common Stock covered by the grant, the related Option shall be canceled automatically to the extent of the number of shares of Common Stock covered by such exercise, and such shares shall no longer be available for purchase under the Option pursuant to Section 8. Conversely, if the related Option is exercised as to some or all of the shares of Common Stock covered by the Award, the related Tandem SAR, if any, shall be canceled automatically to the extent of the number of shares of Common Stock covered by the Option exercise.

  9.4 SARs shall be subject to the same terms and conditions applicable to Options as stated in Sections 8.3, 8.5, 8.7, 8.8, 8.9 and 8.10.

10. Adjustments Upon Changes in Capitalization

  In the event of a reorganization, recapitalization, stock split, spin-off, split-off, split-up, stock dividend, issuance of stock rights, combination of shares, merger, consolidation or any other change in the corporate structure of the Company affecting Common Stock, or any distribution to stockholders other than a cash dividend, the Board shall make appropriate adjustment in the number and kind of shares authorized by the Plan and any adjustments to outstanding Awards as it determines appropriate. No fractional shares of Common Stock shall be issued pursuant to such an adjustment. The Committee may determine to pay the Fair Market Value of any fractional shares resulting from adjustments pursuant to this Section in cash to the Holder.

11. Adjustments Upon a Change in Control

  Except as otherwise provided in an applicable agreement, upon the occurrence of a Change in Control (other than a Hostile Change of Control), the Committee may elect to provide that all outstanding Options and Stock Appreciation Rights shall immediately vest and become exercisable, each Deferral Period and Restriction Period shall immediately lapse or all shares of Deferred Stock subject to outstanding Awards shall be issued and delivered to the Holder. In the event of a Hostile Change in Control, each of the foregoing actions shall occur automatically upon the occurrence of such Hostile Change in Control. At any time before a Change in Control, the Committee may, without the consent of any Holder of an Option, (i) require the entity effecting the Change in Control or a parent or subsidiary of such entity to assume each outstanding Option or substitute an equivalent option therefor or (ii) terminate and cancel all outstanding Options upon the Change in Control and pay the Holder of each such Option cash equal to the product of (x) the difference between the Fair Market Value of Common Stock on the date of the Change in Control and the exercise price of such Option and (y) the number of shares of Common Stock subject to such Option. For the purposes of this Section, an Option shall be considered assumed if, following the merger, the option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the merger, the consideration (whether stock, cash, or other securities or property) received in the merger by holders of Common Stock for each share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger was not solely common stock of the successor corporation or its parent, the Committee may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each share of Common Stock subject to the Option, to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger.

12. Effective Date, Termination and Amendment

  The Plan shall become effective on November 21, 1997, subject to shareholder approval. The Plan shall remain in full force and effect until the earlier of 10 years from the date of its adoption by the Board, or the date it is terminated by the Board. The Board shall have the power to amend, suspend or terminate the Plan at any time, provided that no such amendment shall be made without stockholder approval which shall:

  12.1 Increase (except as provided in Section 10) the total number of shares available for issuance pursuant to the Plan;

  12.2 Change the class of individuals eligible to be Holders;

  12.3 Modify the Individual Limit (except as provided Section 10) or the categories of Performance Goals previously disclosed to shareholders;

  12.4 Change the provisions of this Section 12; or

  12.5 Make any other change for which shareholder approval is required under
Section 16(b) or any successor provision of the 1934 Act.

  Termination of the Plan pursuant to this Section 12 shall not affect Awards outstanding under the Plan at the time of termination.

13. Transferability

  Except as provided below, Awards may not be pledged, assigned or transferred for any reason during the Holder's lifetime, and any attempt to do so shall be void and the relevant Award shall be forfeited. The Committee may grant Awards (except Incentive Stock Options) that are transferable by the Holder during his lifetime, but such Awards shall be transferable only to the extent specifically provided in the agreement entered into with the Holder. The transferee of the Holder shall, in all cases, be subject to the provisions of the agreement between the Company and the Holder.

14. General Provisions

  14.1 Nothing contained in the Plan, or any Award granted pursuant to the Plan, shall confer upon any Employee any right with respect to continued employment by the Company, a Subsidiary or Affiliate, nor interfere in any way with the right of the Company, a Subsidiary or Affiliate to terminate the employment of any Employee at any time.

  14.2 For purposes of this Plan, transfer of employment between the Company and its Subsidiaries and Affiliates shall not be deemed termination of employment.

  14.3 In connection with the transfer of shares of Common Stock as a result of the exercise or vesting of an Award or upon any other event that would subject the Holder to taxation, the Company shall have the right to require the Holder to pay an amount in cash or to retain or sell without notice, or to demand surrender of, shares of Common Stock in value sufficient to cover any tax, including any Federal, state or local income tax, required by any governmental entity to be withheld or otherwise deducted and paid with respect to such transfer ("Withholding Tax"), and to make payment (or to reimburse itself for payment made) to the appropriate taxing authority of an amount in cash equal to the amount of such Withholding Tax, remitting any balance to the employee. For purposes of this Section 14.3, the value of shares of Common Stock so retained or surrendered shall be the Fair Market Value on the date that the amount of the Withholding Tax is to be determined (the "Tax Date"), and the value of shares of Common Stock so sold shall be the actual net sale price per share (after deduction of commissions) received by the Company.

  Notwithstanding the foregoing, the Holder shall be entitled to satisfy the obligation to pay any Withholding Tax, in whole or in part, by providing the Company with funds sufficient to enable the Company to pay such Withholding Tax or by requiring the Company to retain or to accept upon delivery thereof shares of Common Stock (other than unvested Restricted Stock) sufficient in value (determined in accordance with the last sentence of the preceding paragraph) to cover the amount of such Withholding Tax. Each election by a Holder to have shares retained or to deliver shares for this purpose shall be subject to the following restrictions: (i) the election must be in writing and made on or prior to the Tax Date; and (ii) the election shall be subject to the disapproval of the Committee.

  14.4 With respect to Holders subject to Section 16 of the Exchange Act, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee.

  14.5 Without amending the Plan, Awards may be granted to Employees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purpose of the Plan.

  14.6 To the extent that Federal laws (such as the 1934 Act, the Code or the Employee Retirement Income Security Act of 1974) do not otherwise control, the Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of New York and construed accordingly.

  14.7 The Committee may amend any outstanding Awards to the extent it deems appropriate. Such amendment may be made by the Committee without the consent of the Holder, except in the case of amendments adverse to the Holder, in which case the Holder's consent is required for any such amendment. Notwithstanding the foregoing, the Committee may exercise its authority under
Section 11 without the consent of Holders.

                                                                        ANNEX V

                           COMVERSE TECHNOLOGY, INC.

                       1997 EMPLOYEE STOCK PURCHASE PLAN

1. Purposes.

  The 1997 Employee Stock Purchase Plan of Comverse Technology, Inc. (the "Plan") is intended to provide a method whereby employees of Comverse Technology, Inc. and its subsidiary and predecessor corporations, if any (hereinafter collectively referred to, unless the context otherwise requires, the "Company"), will have an opportunity to acquire a proprietary interest in the Company through the purchase of shares of Common Stock of the Company. It is the intention of the Company to have the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirements of Section 423 of the Code.

2. Definitions.

  (a) "Base Pay" means regular straight-time earnings (as the same may be adjusted from time to time) but excluding payments for overtime, shift differentials, incentive compensation, sales commissions, bonuses and other special payments.

  (b) "Common Stock" means the common stock of the Company, par value $.10 per share, or such other class or kind of shares or other securities resulting from the application of Section .

  (c) "Employee" means any person who is customarily employed for 20 or more hours per week and more than five months in a calendar year by the Company or by a Subsidiary Corporation.

  (d) "Offering Commencement Date" means the applicable date on which an Offering under the Plan commences pursuant to Paragraph 4.

  (e) "Offering Termination Date" means the applicable date on which an Offering under the Plan terminates pursuant to Paragraph 4.

  (f) "Subsidiary Corporation" means any present or future corporation which
(i) is a "subsidiary corporation" as that term is defined in Section 424(f) of the Code and (ii) is designated as a participant in the Plan by the Board of Directors or Committee described in Paragraph 13.

3. Eligibility.

  (a) Any Employee who shall have completed three months of employment and shall be employed by the Company on the applicable Offering Commencement Date shall be eligible to participate in the Plan.

  (b) Any provision of the Plan to the contrary notwithstanding, no Employee shall be granted an option to participate in the Plan:

    (i) if, immediately after the grant, such Employee would own stock, and/or hold outstanding options to purchase stock, possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary Corporation (for purposes of this Paragraph the rules of Section 424(d) of the Code shall apply in determining stock ownership of any employee); or

    (ii) which permits his or her rights to purchase stock under all employee stock purchase plans maintained by the Company and its subsidiaries to accrue at a rate which exceeds $25,000 of the fair market value of the stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Dates.

  The Plan will be implemented by semiannual offerings (referred to herein collectively as "Offerings" and individually as an "Offering") of a maximum aggregate of 250,000 shares (subject to adjustment as provided in Paragraph 12(a) and 17) of Common Stock, subject to Paragraph 12, 17 and 22 below, as follows:

    (i) Offering I shall commence on each March 1 and terminate on each August 31.

    (ii) Offering II shall commence on each September 1 and terminate on each final day of February.

  Participation in any one Offering under the Plan shall neither limit, nor require, participation in any other Offering.

5. Participation.

  All Employees will become participants in an Offering on the applicable Offering Commencement Date. Payroll deductions, if any, for a participant shall commence on the applicable Offering Commencement Date of the Offering and shall end on the Offering Termination Date of such Offering, unless sooner terminated pursuant to Paragraph 10.

6. Payroll Deductions.

  (a) Participants may elect to have amounts withheld from their base pay by completing an authorization for a payroll deduction ("Authorization") on the form provided by the Company and filing it with the Company's Payroll department. At the time a participant files his or her Authorization for a payroll deduction, the participant shall elect to have deductions made from his or her pay on each payday during the time he or she is a participant in an Offering at the rate of 0, 1, 2, 3, 4, 5, 6, 7, 8, 9 or 10% of his or her annualized base pay. If a participant has not filed an Authorization for a previous Offering or for the applicable Offering at least seven (7) days prior to the applicable Offering Commencement Date, he or she shall be deemed to have filed an Authorization electing to withhold 0% of his or her annualized base pay.

  (b) All payroll deductions made for the participant shall be credited to his or her account maintained by the Company under the Plan. A participant may not make any separate cash payment into such account.

  (c) Except as provided in Paragraph 8(b) or 10, a participant may only make changes to the rate of deduction from his or her annualized base pay, on not more than one occasion during an Offering, by completing a new Authorization on the form provided by the Company and filing it with the Company's Director of Treasury Operations as provided herein. Such new Authorization shall be effective upon the commencement of the first pay period subsequent to its filing. A participant may change his or her Authorization only once during any Offering.

7. Granting of Option.

  (a) For each of the Offerings, a participating Employee shall be deemed to have been granted an option (the "Option"), on the applicable Offering Commencement Date, to purchase a maximum number of shares of Common Stock equal to an amount determined as follows: 85% of the market value of a share of the Company's Common Stock on the applicable Offering Commencement Date shall be divided into an amount equal to 6% of the Employee's annualized Base Pay as of such Offering Commencement Date. For all purposes of the Plan, the market value of the Company's Common Stock shall be determined as provided in subparagraph (b) below.

  An Employee's "annualized Base Pay" for any Offering shall be determined as follows: (i) for any Employee who was employed by the Company for an entire twelve-month period ending on the day prior to the Offering Commencement Date, the Employee's total Base Pay for such twelve-month period; (ii) for any

Employee not employed for the entire twelve-month period, the sum of the Base Pay earned in each of the full calendar months prior to the Offering Commencement Date during which the Employee was employed by the Company, divided by the number of full calendar months for which the Employee was employed, multiplied by twelve.

  (b) The purchase price of a share of Common Stock purchased with payroll deductions made during each Offering (the "Option Exercise Price") shall be the lower of:

    (i) 85% of the last sale price of the Common Stock on the Nasdaq Stock Market (or on such other national securities exchange on which the Common Stock is then traded) as reported in The Wall Street Journal, on the applicable Offering Commencement Date (or on the next regular business date on which shares of Common Stock shall be traded if no shares of Common Stock shall have been traded on such Offering Commencement Date); or

    (ii) 85% of the last sale price of Common Stock on the Nasdaq Stock Market (or on such other national securities exchange on which the Common Stock is then traded) as reported in The Wall Street Journal, on the applicable Offering Termination Date (or on the next regular business date on which shares of Common Stock shall be traded if no shares of Common Stock shall have been traded on such Offering Termination Date).

8. Exercise of Options.

  With respect to each Offering during the term of the Plan:

  (a) Unless a participant gives written notice of withdrawal to the Company as provided in Paragraphs 8(b) and 10, his or her Option will be deemed to have been exercised automatically on the Offering Termination Date applicable to such Offering, for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions (without interest) in his or her account maintained by the Company under the Plan at that time will purchase at the applicable Option Exercise Price (but not in excess of the number of shares for which Options have been granted to the Employee pursuant to Paragraph 7(a)), and any excess in his or her account at that time will be returned to him or her, with interest as determined by the Committee prior to each Offering Commencement Date, based on the assumption that such excess comprises funds most recently deducted from the participant's pay; provided that any excess returned on account of fractional shares will not be credited with any interest.

  (b) By written notice to the Director of Treasury Operations of the Company at any time prior to the Offering Termination Date applicable to any such Offering, a participant may elect to withdraw all, but not less than all, of the accumulated payroll deductions in his or her account at such time, with interest as determined by the Committee prior to each Offering Commencement Date.

  (c) Fractional shares will not be issued under the Plan and any accumulated payroll deductions which would have been used to purchase fractional shares shall be returned to an employee without interest promptly following the termination of an Offering.

9. Delivery.

  As promptly as practicable after the Offering Termination Date of each Offering, the Company will deliver to each participant, as appropriate, the certificate or certificates representing the shares of Common Stock purchased upon the exercise of such participant's Option.

10. Withdrawal.

  (a) As indicated in Paragraph 8(b), a participant may withdraw payroll deductions credited to his or her account with the Company under any Offering at any time prior to the applicable Offering Termination Date by giving written notice of withdrawal to the Director of Treasury Operations. All of the participant's payroll deductions credited to his or her account will be paid to the participant promptly after receipt of such notice of withdrawal and no further payroll deductions will be made from his or her pay during such Offering. The Company may, at its option, treat any attempt by an employee to borrow on the security of accumulated payroll deductions as an election, under Paragraph 8(b), to withdraw such deductions.

  (b) A participant's withdrawal from any Offering will not have any effect upon his or her eligibility to participate in any succeeding Offering or in any similar Plan which may hereafter be adopted by the Company.

  (c) Upon termination of the participant's employment for any reason, including retirement but excluding death or disability, while in the employ of the Company, the payroll deductions credited to his or her account will be returned to the participant, with interest as determined by the Committee prior to each Offering Commencement Date, or, in the case of his or her death subsequent to the termination of employment, to the person or persons entitled thereto under Paragraph 14.

  (d) Upon termination of the participant's employment because of disability or death, the participant or his or her beneficiary (as defined in Paragraph
14) shall have the right to elect, by written notice given to the Company's Director of Treasury Operations prior to the expiration of the period of 30 days commencing with the date of the disability or death of the participant, either

    (i) to withdraw all of the payroll deductions credited to the participant's account under the Plan; or

    (ii) to exercise the participant's Option on the Offering Termination Date next following the date of the participant's disability or death for the purchase of the number of full shares of Common Stock which the accumulated payroll deductions in the participant's account at the date of the participant's disability or death will purchase at the applicable Option Exercise Price, and any excess in such account will be returned to the participant or said beneficiary.

  If no such written notice of election is received by the Director of Treasury Operations, the participant or beneficiary shall automatically be deemed to have elected to withdraw the payroll deductions credited to the participant's account at the date of the participant's disability or death and the same will be paid promptly to the participant or said beneficiary with interest as determined by the Committee prior to each Offering Commencement Date.

11. Interest.

  No interest will be paid or allowed on any money paid into the Plan or credited to the account of any participant employee except under withdrawal as provided under Paragraphs 8(b) and 10 or upon the return of payroll deductions as provided under Paragraphs 8(a) and 12(a). In the event of the return of excess payroll deductions under Paragraphs 8(a) and 12(a), interest thereon, if any, shall be computed assuming that such excess comprises funds most recently deducted from the participant's pay.

12. Stock.

  (a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 250,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Paragraph 17. If the total number of shares for which Options are exercised in accordance with Paragraph 8 exceeds 250,000, the Company shall make a pro rata allocation of the shares available for delivery and distribution in as nearly a uniform manner as shall be practicable and as it shall determine to be equitable, and the balance of payroll deductions credited to the account of each participant under the Plan shall be returned to him or her as promptly as possible, with interest on such balance at the rate determined by the Committee prior to each Offering Commencement Date, based on the assumption that such excess comprises funds most recently deducted from the participant's pay.

  (b) The participant will have no interest in Common Stock covered by his or her Option until such Option has been exercised.

  (c) Common Stock to be delivered to a participant under the Plan will be issued in the name of the participant, or, if the participant so directs, by written notice to the Company prior to the Offering Termination Date applicable thereto, in the names of the participant and one such other person may be designated by the participant, as joint tenants with rights of survivorship, to the extent permitted by applicable law.

13. Administration.

  The Plan shall be administered by the committee appointed by the Board of Directors of the Company to administer the Plan (the committee so designated by the Board of Directors shall hereinafter be referred to as the "Committee"). The officer of the Company charged with day-to-day administration of the Plan shall, for matters involving the Plan, be an ex-officio member of the Committee. The interpretation and construction of any provision of the Plan and the adoption of rules and regulations for administering the Plan shall be made by the Committee, subject, however, at all times to the final approval of the Board of Directors of the Company. Such rules may include, without limitation, restrictions on the frequency of changes in withholding rates. Determinations made by the Committee and approved by the Board of Directors of the Company with respect to any matter or provision contained in the Plan shall be final, conclusive and binding upon the Company and upon all participants, their heirs or legal representatives. Any rule or regulation adopted by the Committee shall remain in full force and effect unless and until altered, amended or repealed by the Committee or the Board of Directors of the Company.

14. Designation of Beneficiary.

  A participant may file a written designation of a beneficiary who is to receive any shares of Common Stock and/or cash in the event of the death of the participant prior to the delivery of such shares or cash to the participant. Such designation of beneficiary may be changed by the participant at any time by written notice to the Company's payroll department. Within 30 days after the participant's death, the beneficiary may, as provided in Paragraph 10(d), elect to exercise the participant's Option when it becomes exercisable on the Offering Termination Date of the then current Offering. Upon the death of a participant and upon receipt by the Company of proof of identity and existence at the participant's death, (of a beneficiary validly designated by the participant under the Plan) and upon and notice of election of the validly designated beneficiary to exercise the participant's Option, the Company shall deliver such stock and/or cash to such beneficiary. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such stock and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company) the Company, in its discretion, may deliver such stock and/or cash to the spouse or to any one or more dependents of the participant as the Company may determine. No beneficiary shall prior to the death of the participant by whom he or she has been designated acquire any interest in the stock or cash credited to the participant's account maintained by the Company under the Plan.

15. Transferability.

  Neither payroll deductions credited to a participant's account nor any rights with regard to the exercise of an Option or to receive stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way by the participant otherwise than by will or the laws of descent and distribution. Any such attempted assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds in accordance with Paragraph 8(b).

16. Use of Funds.

  All payroll deductions received or held by the Company under this Plan may be used by the Company for any corporate purpose and the Company shall not be obligated to segregate such payroll deductions.

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

17. Effects of Changes of Common Stock.

  In the event of any changes of outstanding shares of the Common Stock by reason of stock dividends, subdivisions, combinations and exchanges of shares, recapitalizations, mergers in which the Company is the surviving corporation, consolidations, and the like, the aggregate number of and class of shares available under the Plan and Option Exercise Price per share shall be appropriately adjusted by the Board of Directors of the Company, whose determination shall be conclusive. Any such adjustments may provide for the elimination of any fractional shares which would otherwise become subject to any Options.

18. Amendment or Termination.

  (a) The Board of Directors of the Company may at any time, and from time to time, modify, terminate or amend the Plan in any respect, except that if at any time the approval of the stockholders of the Company is required as to such modification or amendment under (i) Section 423 of the Code, or (ii) under Rule 16b-3 of the Securities Exchange Act of 1934, as amended, or any successor provisions ("Rule 16b-3"), or (iii) under any applicable listing requirements, the Board of Directors may not effect such modification or amendment without such approval.

  (b) The termination or any modification or amendment of the Plan shall not, without the consent of a participant, affect his or her rights under an Option previously granted to him or her. With the consent of the participant affected, the Board of Directors may amend outstanding Options in a manner not inconsistent with the Plan. The Board of Directors shall have the right to amend or modify the terms and provisions of the Plan and of any Options previously granted under the Plan to the extent necessary to ensure the continued qualification of the Plan under Section 423 of the Code and Rule 16b-3.

19. Notices.

  All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received by the Company's Director of Treasury Operations.

20. Merger or Consolidation.

  If the Company shall at any time merge into or consolidate with another corporation and the Company is the surviving entity, the holder of each Option then outstanding will thereafter be entitled to receive at the next Offering Termination Date upon the automatic exercise of such Option under Paragraph 8(a) (unless previously withdrawn pursuant to Paragraph 10) for each share as to which such Option shall be exercised the securities or property which a holder of one share of the Common Stock was entitled to upon and at the time of such merger or consolidation, and the Board of Directors of the Company shall take such steps in connection with such merger or consolidation as the Board of Directors shall deem necessary to assure that the provisions of Paragraph 17 shall thereafter be applicable, as nearly as reasonably practicable, to such securities or property. In the event of a merger or consolidation in which the Company is not the surviving entity, or of a sale of all or substantially all of the assets of the Company, the Plan shall terminate, and all payroll deductions credited to participants' accounts shall be returned to them, with interest as determined by the Committee prior to each Offering Commencement Date; provided, however, that the Board of Directors may, in the event of such merger, consolidation or sale, accelerate the Offering Termination Date of the Offering then in effect and permit participants to purchase shares under the Plan at such accelerated Offering Termination Date.

21. Approval of Stockholders.

  The Plan has been adopted by the Board of Directors of the Company, but all grants of Options shall be conditional upon the ratification and approval of the Plan by the stockholders of the Company within twelve months after the adoption of the Plan by the Board of Directors.

22. Registration and Qualification of the Plan Under Applicable Securities
Laws.

  Notwithstanding anything to the contrary herein, no Option shall be granted under the Plan until such time as the Company has qualified or registered the shares which are subject to the Options under all applicable state and federal securities laws to the extent required by such laws. In the event the shares shall not have been so qualified and registered prior to the date an Offering is scheduled to commence, the Offering Commencement Date shall be the date upon which the registration of the shares and other qualification shall have become effective.

                    Adopted by the Board of Directors on November 21, 1997

                                      V-7